                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-71033

Prospectus Supplement to Prospectus dated March 26, 2004.


                                  $826,459,000
                                  (Approximate)

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                         GOLDMAN SACHS MORTGAGE COMPANY
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         COMMERZBANK AG, NEW YORK BRANCH
                                 AS LOAN SELLERS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1

     The Commercial Mortgage Pass-Through Certificates, Series 2004-C1 will include 7 classes of certificates that we are offering pursuant to this prospectus supplement. The Series 2004-C1 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 67 fixed rate mortgage loans with original terms to maturity of not more than 85 months, secured by first liens on various types of commercial and multifamily properties.

                                                                                     EXPECTED
                        INITIAL CERTIFICATE     PASS-THROUGH                         RATINGS            RATED FINAL
                        PRINCIPAL AMOUNT(1)         RATE         DESCRIPTION     (MOODY'S/FITCH)     DISTRIBUTION DATE
                       ---------------------   --------------   -------------   -----------------   ------------------
Class A-1 ..........        $410,640,000            3.659%      Fixed                Aaa/AAA         October 10, 2028
Class A-2 ..........        $190,490,000            4.319%      Fixed                Aaa/AAA         October 10, 2028
Class A-1A .........        $168,447,000            3.701%      Fixed                Aaa/AAA         October 10, 2028
Class B ............        $ 20,076,000            4.458%      Fixed(2)             Aa2/AA          October 10, 2028
Class C ............        $  7,808,000            4.515%      Fixed(2)             Aa3/AA-         October 10, 2028
Class D ............        $ 16,730,000            4.596%      Fixed(2)              A2/A           October 10, 2028
Class E ............        $ 12,268,000            4.685%      Fixed(2)              A3/A-          October 10, 2028

---------
(Footnotes to table on page S-6)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORPORATION II WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, GOLDMAN, SACHS & CO., GREENWICH CAPITAL MARKETS, INC., BANC OF AMERICA SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. GOLDMAN, SACHS & CO. IS ACTING AS SOLE BOOKRUNNER AND AS LEAD MANAGER FOR THIS OFFERING. GREENWICH CAPITAL MARKETS, INC., BANC OF AMERICA SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about April 15, 2004. We expect to receive from this offering approximately $828,735,108, plus accrued interest from April 1, 2004, before deducting expenses payable by us.


                              GOLDMAN, SACHS & CO.

      RBS GREENWICH CAPITAL                    BANC OF AMERICA SECURITIES LLC
       MERRILL LYNCH & CO.                          WACHOVIA SECURITIES

April 6, 2004

                      GS MORTGAGE SECURITIES CORPORATION II

       -------------------------------------------------------------------

          Commercial Mortgage Pass-Through Certificates, Series 2004-C1


     [MAP OF THE UNITED STATES CONTAINING THE FOLLOWING INFORMATION OMITTED]


   CALIFORNIA                   NEVADA                     IDAHO
   9 properties                 3 properties               1 property
   10.2% of total               2.4% of total              1.0% of total


   MINNESOTA                    WISCONSIN                  ILLINOIS
   7 properties                 4 properties               3 properties
   4.8% of total                2.3% of total              7.6% of total


   MICHIGAN                     PENNSYLVANIA               OHIO
   3 properties                 1 property                 4 properties
   4.3% of total                0.5% of total              5.3% of total


   NEW YORK                     MARYLAND                   VIRGINIA
   31 properties                1 property                 3 properties
   11.3% of total               1.8% of total              7.1% of total


   NORTH CAROLINA               SOUTH CAROLINA             GEORGIA
   7 properties                 1 property                 1 property
   6.5% of total                0.4% of total              0.6% of total


   FLORIDA                      ALABAMA                    MISSISSIPPI
   6 properties                 1 property                 1 property
   7.5% of total                1.0% of total              0.4% of total


   TEXAS                        COLORADO                   ARIZONA
   12 properties                2 properties               4 properties
   13.2% of total               3.1% of total              8.8% of total



------------------------------------------------------------------

                                [LEGEND OMITTED]

[ ]    (Less than or equal to) 1.00% of initial pool balance

[  ]   1.01% - 5.00% of initial pool balance

[   ]  5.01% - 10.00% of initial pool balance

[    ] (Greater than or equal to) 10.01% of initial pool balance

------------------------------------------------------------------



                         DISTRIBUTION OF PROPERTY TYPES

                               [PIE CHART OMITTED]

                      Anchored Retail                 36.7%
                      Office                          30.8%
                      Multifamily                     18.9%
                      Industrial                       9.5%
                      Hotel                            3.6%
                      Self-Storage                     0.5%

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C1 certificates and the trust in abbreviated form:

       Certificate Summary, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-C1 certificates:

       Summary of Prospectus Supplement, commencing on page S-7 which gives a brief introduction to the key features of the Series 2004-C1 certificates and a description of the underlying mortgage loans; and

       Risk Factors, commencing on page S-23 of this prospectus supplement, which describes risks that apply to the Series 2004-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" commencing on page S-137 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 81 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                          FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

    o economic conditions and industry competition,

    o political and/or social conditions, and

    o the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                TABLE OF CONTENTS

                                                        PAGE
                                                       -----
SUMMARY OF PROSPECTUS
   SUPPLEMENT ......................................   S-7
RISK FACTORS .......................................   S-23
      Special Yield Considerations .................   S-23
      Risks Relating to Enforceability of
        Prepayment Premiums or
        Defeasance Periods .........................   S-23
      Commercial and Multifamily Lending Is
        Dependent Upon Net Operating
        Income .....................................   S-24
      Limitations of Appraisals ....................   S-25
      Tenant Concentration Entails Risk ............   S-25
      Mortgaged Properties Leased to
        Multiple Tenants Also Have Risks ...........   S-26
      Mortgaged Properties Leased to
        Borrowers or Borrower Affiliated
        Entities Also Have Risks ...................   S-26
      Tenant Bankruptcy Entails Risks ..............   S-26
      Certain Additional Risks Relating to
        Tenants ....................................   S-27
      Terrorist Attacks and Military Conflicts
        May Adversely Affect Your
        Investment .................................   S-28
      Risks Relating to Loan Concentrations            S-28
      Risks Relating to Enforceability of
        Cross-Collateralization ....................   S-30
      The Borrower's Form of Entity May
        Cause Special Risks ........................   S-31
      Tenancies in Common May Hinder
        Recovery ...................................   S-32
      Condominium Ownership May Limit
        Use and Improvements. ......................   S-32
      Retail Properties Have Special Risks .........   S-33
      Office Properties Have Special Risks .........   S-34
      Multifamily Properties Have Special
        Risks ......................................   S-34
      Industrial Properties Have Special
        Risks ......................................   S-35
      Hotel Properties Have Special Risks ..........   S-36
      Risks Relating to Affiliation with a Hotel
        Management Company .........................   S-37
      Lack of Skillful Property Management
        Entail Risks ...............................   S-37
      Risks Relating to Prepayments and
        Repurchases ................................   S-37
      Mortgage Loans Are Nonrecourse and
        Are Not Insured or Guaranteed ..............   S-39
      Risks of Different Timing of Mortgage
        Loan Amortization ..........................   S-39

                                                        PAGE
                                                       -----
      Bankruptcy Proceedings Entail Certain
        Risks ......................................   S-39
      Geographic Concentration .....................   S-40
      Environmental Risks ..........................   S-41
      Costs of Compliance with Applicable
        Laws and Regulations .......................   S-42
      No Reunderwriting of the Mortgage
        Loans ......................................   S-43
      Litigation and Other Matters Affecting
        the Mortgaged Properties or
        Borrowers ..................................   S-43
      Other Financings .............................   S-43
      Risks Relating to Borrower Default ...........   S-45
      Risks Relating to Interest on Advances
        and Special Servicing Compensation             S-45
      Balloon Payments .............................   S-46
      Ground Leases and Other Leasehold
        Interests ..................................   S-46
      Risks Associated with One Action
        Rules ......................................   S-47
      Tax Considerations Relating to
        Foreclosure ................................   S-47
      Some Mortgaged Properties May Not
        Be Readily Convertible to Alternative
        Uses .......................................   S-48
      Zoning Compliance and Use
        Restrictions ...............................   S-48
      Risks of Inspections Relating to
        Properties .................................   S-49
      Property Insurance ...........................   S-49
      Risks Associated with Blanket
        Insurance Policies .........................   S-51
      Potential Conflicts of Interest ..............   S-51
      You Will Not Have any Control Over
        the Servicing of the Non-Serviced
        Loans ......................................   S-52
      Conflicts of Interest May Occur as a
        Result of the Rights of Third Parties
        to Terminate the Special Servicer of
        the Non-Serviced Loans .....................   S-52
      Special Servicer May Be Directed to
        Take Actions ...............................   S-52
      Your Lack of Control Over Trust Fund
        Can Create Risks ...........................   S-53
      Loan Sellers May Not Be Able to Make
        a Required Repurchase or
        Substitution of a Defective Mortgage
        Loan .......................................   S-53

                                                      PAGE
                                                     ------
      Subordination of Subordinate Offered
        Certificates ............................... S-53
      Risks of Limited Liquidity and Market
        Value ...................................... S-53
      Book-Entry Registration ...................... S-54
      Other Risks .................................. S-54
DESCRIPTION OF THE MORTGAGE
   POOL ............................................ S-55
      General ...................................... S-55
      Certain Characteristics of the Mortgage
        Loans ...................................... S-56
      The Non-Serviced Loans ....................... S-60
      Representations and Warranties;
        Repurchases and Substitutions .............. S-66
      Repurchase or Substitution of
        Cross-Collateralized Mortgage
        Loans ...................................... S-67
      The Loan Sellers and Originators ............. S-67
      Underwriting Guidelines ...................... S-68
      Additional Information ....................... S-70
DESCRIPTION OF THE OFFERED
   CERTIFICATES .................................... S-71
      General ...................................... S-71
      Distributions ................................ S-72
      Subordination ................................ S-84
      Appraisal Reductions ......................... S-85
      Delivery, Form and Denomination .............. S-86
      Book-Entry Registration ...................... S-87
      Definitive Certificates ...................... S-88
YIELD, PREPAYMENT AND MATURITY
   CONSIDERATIONS .................................. S-89
      Yield ........................................ S-89
      Weighted Average Life of the Offered
        Certificates ............................... S-91
      Price/Yield Tables ........................... S-95
      Effect of Loan Groups ........................ S-100
THE POOLING AGREEMENT .............................. S-100
      General ...................................... S-100
      Servicing of the Non-Serviced Loans .......... S-100
      Assignment of the Mortgage Loans ............. S-103
      Servicing of the Mortgage Loans .............. S-103
      Advances ..................................... S-106
      Accounts ..................................... S-109
      Withdrawals from the Collection
        Account .................................... S-110

                                                      PAGE
                                                     ------
      Enforcement of "Due-on-Sale" and
        "Due-on-Encumbrance" Clauses ............... S-111
      Inspections .................................. S-111
      Evidence as to Compliance .................... S-112
      Certain Matters Regarding the
        Depositor, the Master Servicer and
        the Special Servicer ....................... S-112
      Events of Default ............................ S-114
      Rights Upon Event of Default ................. S-115
      Amendment .................................... S-116
      Realization Upon Mortgage Loans .............. S-117
      The Controlling Class Representative ......... S-121
      Limitation on Liability of Controlling
        Class Representative ....................... S-122
      Optional Termination; Optional
        Mortgage Loan Purchase ..................... S-123
      The Trustee .................................. S-124
      The Master Servicer; Master Servicer
        Servicing Compensation and
        Payment of Expenses ........................ S-125
      The Special Servicer; Special Servicer
        Servicing Compensation and
        Payment of Expenses ........................ S-126
      Reports to Certificateholders; Available
        Information ................................ S-128
USE OF PROCEEDS .................................... S-130
FEDERAL INCOME TAX
   CONSEQUENCES .................................... S-130
STATE TAX CONSIDERATIONS ........................... S-131
ERISA CONSIDERATIONS ............................... S-132
LEGAL INVESTMENT ................................... S-134
PLAN OF DISTRIBUTION ............................... S-134
LEGAL MATTERS ...................................... S-135
RATINGS ............................................ S-135
INDEX OF SIGNIFICANT DEFINITIONS ................... S-137
ANNEX A--MORTGAGE POOL
   INFORMATION ..................................... A-1
ANNEX B--SIGNIFICANT LOAN
   SUMMARIES ....................................... B-1
ANNEX C--CERTAIN CHARACTERISTICS
   OF THE MORTGAGE LOANS ........................... C-1
ANNEX D--REPRESENTATIONS AND
   WARRANTIES ...................................... D-1
ANNEX E--STRUCTURAL AND
   COLLATERAL TERM SHEET ........................... E-1

                              CERTIFICATE SUMMARY

                                 INITIAL
                               CERTIFICATE                                            PASS-
               RATINGS         PRINCIPAL OR        APPROXIMATE         PASS-       THROUGH RATE     WEIGHTED
               MOODY'S           NOTIONAL             CREDIT       THROUGH RATE   AS OF CLOSING   AVG. LIFE(4)    PRINCIPAL
   CLASS        /FITCH          AMOUNT(1)           SUPPORT(3)      DESCRIPTION        DATE          (YRS.)       WINDOW(4)
----------- ------------- --------------------- ----------------- -------------- --------------- -------------- ------------
Offered Certificates
    A-1(5)     Aaa/AAA    $410,640,000                13.750%         Fixed            3.659%    4.27           05/04-04/09
    A-2(5)     Aaa/AAA    $190,490,000                13.750%         Fixed            4.319%    6.46           04/09-11/10
   A-1A(5)     Aaa/AAA    $168,447,000                13.750%         Fixed            3.701%    4.62           05/04-04/09
      B         Aa2/AA    $ 20,076,000                11.500%        Fixed(2)          4.458%    6.65           11/10-12/10
      C         Aa3/AA-   $  7,808,000                10.625%        Fixed(2)          4.515%    6.68           12/10-01/11
      D          A2/A     $ 16,730,000                 8.750%        Fixed(2)          4.596%    6.74           01/11-01/11
      E          A3/A-    $ 12,268,000                 7.375%        Fixed(2)          4.685%    6.74           01/11-01/11
Non-Offered Certificates
      X        Aaa/AAA    $892,264,316(6)              N/A           WAC/IO(7)         1.040%
      F        Baa1/BBB+  $ 13,384,000                 5.875%        Fixed(2)          4.358%
      G        Baa2/BBB   $  7,808,000                 5.000%        Fixed(2)          4.455%
      H        Baa3/BBB-  $  7,807,000                 4.125%        Fixed(2)          4.845%
      J         Ba1/BB+   $  5,577,000                 3.500%        Fixed(2)          4.561%
      K         Ba2/BB    $  3,346,000                 3.125%        Fixed(2)          4.561%
      L         Ba3/BB-   $  3,346,000                 2.750%        Fixed(2)          4.561%
      M          B1/B+    $  4,461,000                 2.250%        Fixed(2)          4.561%
      N          B2/B     $  3,346,000                 1.875%        Fixed(2)          4.561%
      O          B3/B-    $  3,346,000                 1.500%        Fixed(2)          4.561%
      P          N/A      $ 13,384,316                 0.000%        Fixed(2)          4.561%

----------
(1)  Approximate, subject to a variance of plus or minus 10%.

(2) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs is less than the rate specified for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for that distribution date, then the pass-through rate for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(3) The credit support percentages set forth for the Class A-1, Class A-2 and Class A-1A Certificates are represented in the aggregate.

(4) Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5) For purposes of making distributions on the Class A-1, Class A-2, and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 44 mortgage loans, representing approximately 81.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans other than the mortgaged loan secured by multifamily properties. Loan group 2 will consist of 23 mortgage loans, representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans that are secured by multifamily properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest and principal on that distribution date to the Class A-1, Class A-2, Class A-1A and Class X certificates, interest and principal distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. Interest and principal distributions with respect to each loan group will be additionally distributed to Class A-1, Class A-2 and Class A-1A as described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

(6) The Class X certificates collectively consist of the Class X-1 and Class X-2 certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates in the aggregate at their respective pass-through rates based upon their notional amounts. The notional amount of the Class X certificates in the aggregate will be initially $892,264,316, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates.

(7) The pass-through rate on the Class X certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                PARTIES AND DATES

Depositor.....................   GS Mortgage Securities Corporation II, a
                                 Delaware corporation. The depositor's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See
                                 "The Seller" in the prospectus. All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Loan Sellers..................   The mortgage loans will be sold to the
                                 depositor by:

                                  o Goldman Sachs Mortgage Company, a New York
                                    limited partnership (78.6%);

                                  o Prudential Mortgage Capital Funding, LLC, a
                                    Delaware limited liability company (13.4%);

                                  o Greenwich Capital Financial Products, Inc.,
                                    a Delaware corporation (4.9%); and

                                  o Commerzbank AG, New York Branch (3.1%)
                                    (representing its portion of the mortgage loan jointly originated with Archon Financial, L.P. as described under "--Originators" below and jointly held with Goldman Sachs Mortgage Company).

                                 Goldman Sachs Mortgage Company is an affiliate of the depositor and one of the underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the underwriters. See "Description of the Mortgage Pool--The Loan Sellers and Originators" in this prospectus supplement.

Originators...................   The mortgage loans were originated by:

                                  o Archon Financial, L.P., a Delaware limited
                                    partnership (73.6%);

                                  o Prudential Mortgage Capital Company, LLC, a
                                    Delaware limited liability company or a
                                    wholly-owned subsidiary of Prudential
                                    Mortgage Capital Company, LLC (13.4%);

                                  o With respect to 1 mortgage loan only,
                                    Archon Financial, L.P. and Commerzbank AG,
                                    New York Branch, on a joint basis (6.3%);

                                  o With respect to 1 mortgage loan only,
                                    Greenwich Capital Financial Products, Inc., a Delaware corporation (4.9%); and

                                  o With respect to 1 mortgage loan only,
                                    Washington Mutual Bank, FA (1.8%).

Master Servicer...............   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is an affiliate of one of the underwriters. The master servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loans) either directly or through a subservicer. See "The Pooling
                                 Agreement--Servicing of the Mortgage Loans" and "--The Master Servicer; Master Servicer
                                 Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Special Servicer..............   Allied Capital Corporation, a Maryland
                                 corporation (other than with respect to the non-serviced mortgage loans). See "The Pooling
                                 Agreement--The Special Servicer; Special
                                 Servicer Servicing Compensation and Payment of
                                 Expenses" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. See "The Pooling Agreement--The
                                 Trustee" in this prospectus supplement.

Cut-Off Date..................   April 1, 2004.

Closing Date..................   On or about April 15, 2004.

Distribution Date.............   The trustee will make distributions on the
                                 certificates, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, on the next business day, beginning in May 2004, to the holders of record at the end of the previous month.

Determination Date............   The fourth business day prior to the related
                                 distribution date.

Collection Period.............   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 67 fixed
                                 rate mortgage loans secured by first liens on 105 commercial and multifamily properties located in 21 states. See "Risk
                                 Factors--Commercial and Multifamily Lending is
                                 Dependent Upon Net Operating Income" in this prospectus supplement.

                                 The Water Tower Place loan (identified as Loan No. 1 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $56,039,776 and representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is comprised of two of six mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other four mortgage loans, the Water Tower Place pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Water Tower Place loan and have an aggregate outstanding principal balance as of the cut-off date of $130,428,859.

                                 The DDR Portfolio loan (identified as Loan No. 4 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $48,915,252 and representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other two mortgage loans, the DDR Portfolio pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the DDR Portfolio loan and have an aggregate outstanding principal balance as of the cut-off date of $97,830,503.

                                 The 237 Park Avenue loan (identified as Loan
                                 No. 5 on Annex C to this prospectus
                                 supplement), with a principal balance as of the cut-off date of $44,000,000 and representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other three mortgage loans, the 237 Park Avenue pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the 237 Park Avenue loan and have an aggregate outstanding principal balance as of the cut-off date of $254,000,000.

                                 Each of the Water Tower Place loan, the DDR
                                 Portfolio loan and the 237 Park Avenue loan, which are included in the trust and each referred to in this prospectus supplement as a non-serviced loan, and its related pari passu companion loans, which are not included in the trust, are being serviced in accordance with pooling and servicing agreements separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standards provided for in the related separate pooling and servicing agreement as follows:

                                  o the Water Tower Place loan and the related
                                    pari passu companion loans are serviced
                                    under the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank, National Association, as trustee and ABN AMRO BANK N.V. as fiscal agent;

                                  o the DDR Portfolio loan and the related pari
                                    passu companion loans are serviced under the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer and Wells Fargo Bank, N. A., as trustee; and

                                  o the 237 Park Avenue loan and the related
                                    pari passu companion loans are serviced
                                    under the pooling and servicing agreement related to the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2003-C2, Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

                                 For more information regarding the
                                 non-serviced loans, see "Description of the Mortgage Pool--The Non-Serviced Loans" in this prospectus supplement.

                                 Monthly payments of principal and/or interest on each mortgage loan are due on the first day of each month with no more than 5 days grace in each case. Some of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of such mortgage loan. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions in each mortgage loan.

                                 General characteristics of the mortgage loans as of the cut-off date:

                                                 ALL MORTGAGE               LOAN                  LOAN
                                                     LOANS                GROUP 1                GROUP 2
                                             --------------------   -------------------   --------------------
Initial Pool Balance(1) ..................   $892,264,316           $723,816,656          $168,447,660
Number of Mortgage Loans .................            67                     44                    23
Number of Mortgaged Properties ...........           105                     82                    23
Average Cut-off Date Mortgage Loan
 Balance .................................   $13,317,378            $16,450,379           $ 7,323,811
Weighted Average Mortgage Rate ...........         5.019%                 5.064%                4.826%
Range of Mortgage Rates ..................   4.200% -- 6.060%       4.200 -- 6.060%       4.210% -- 5.550%
Weighted Average Cut-off Date
 Loan-to-Value Ratio(2) ..................         67.64%                 65.59%                76.43%
Weighted Average Cut-off Date
 Remaining Term to Maturity (months)......            63                     65                    56
Weighted Average Cut-off Date
 DSCR(2) .................................          2.05x                  2.09x                 1.87x
Balloon Mortgage Loans(3) ................          30.3%                 37.0%                   1.8%
Interest-Only Mortgage Loans .............          64.3%                 56.5%                  98.2%
Partial Interest-Only Mortgage Loans .....           5.3%                  6.6%                   0.0%

----------------
(1)  Subject to a permitted variance of plus or minus 10%.

(2) The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loans. Additional adjustments for cross-collateralized mortgage loan groups and the mortgage loans with earnout provisions are described on Annex A of this prospectus supplement. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio.

(3) Excludes the mortgage loans that pay interest-only until maturity or for a partial interest-only period.

                                 Sixty-three (63) mortgage loans, representing approximately 96.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. The remaining 4 mortgage loans, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of twelve 30-day months, assuming a 360-day year.

                                 The terms of each of the mortgage loans
                                 restrict the ability of the borrower to prepay the mortgage loan. All of the mortgage loans (except 13 mortgage loans), representing approximately 82.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. The remaining 13 mortgage loans, representing 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" and Annex C in this prospectus supplement.

                                 Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates with respect to any Mortgage Loan, except with respect to three (3) mortgage loans (identified as Loan Nos. 4, 15 and 23 on Annex C to this prospectus supplement), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date for each of which a separate loan REMIC has been established.

                                 All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date. For 63 of the mortgage loans, representing approximately 89.6% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to the stated maturity date. For 3 of the mortgage loans, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date. For 1 of the mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the stated maturity date.

                                 The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Prospectus Supplement" are calculated as described under "Description of the Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as applicable, in each case, as of the cut-off date. For mortgage loans secured by more than one mortgaged property, the information regarding the principal balance of those mortgage loans and the percentages representing the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans, the mortgage loans in group 1 or the mortgage loans in loan group 2, as applicable, in each case as of the cut-off date, is, when presented on a property level, based on allocated loan amounts as stated in Annex A.

                                 All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the Water Tower Place loan, the DDR Portfolio loan and the 237 Park Avenue loan is the aggregate principal balance of the mortgage loan and the related pari passu companion loans. See "Description of the Mortgage Pool--The Non-Serviced Loans" in this prospectus supplement.

                                 THE SECURITIES

The Certificates..............   We are offering the following seven classes
                                 of Commercial Mortgage Pass-Through
                                 Certificates from the Series 2004-C1:

                                  o Class A-1

                                  o Class A-2

                                  o Class A-1A

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                 Series 2004-C1 will consist of a total of 21 classes, the following 14 of which are not being offered through this prospectus supplement and the prospectus:
                                 Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR.

Certificate Principal
 Amounts.......................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                                  o  Class A-1 ..........   $410,640,000
                                  o  Class A-2 ..........   $190,490,000
                                  o  Class A-1A .........   $168,447,000
                                  o  Class B ............   $ 20,076,000
                                  o  Class C ............   $  7,808,000
                                  o  Class D ............   $ 16,730,000
                                  o  Class E ............   $ 12,268,000

                                 See "Description of the Offered
                                 Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES

  A. Offered Certificates.....   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class.


                                  o  Class A-1 ..........     3.659%
                                  o  Class A-2 ..........     4.319%
                                  o  Class A-1A .........     3.701%
                                  o  Class B ............     4.458%(1)
                                  o  Class C ............     4.515%(1)
                                  o  Class D ............     4.596%(1)
                                  o  Class E ............     4.685%(1)

                                 (1)  Subject to a maximum pass-through rate
                                      equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).


  B. Interest Rate Calculation
     Convention...............   Interests on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis.
                                 For purposes of calculating the pass-through rates on the Class X certificates and any other class of certificates that has a pass-through rate limited by the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                 In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month, adjusted for any withheld amounts as described under "The Pooling Agreement--Accounts" in this prospectus supplement.

                                 See "Description of the Offered Certificates-- Distributions--Payment Priorities" in this prospectus supplement.

DISTRIBUTIONS

  A. Amount and Order of
     Distributions............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First: Class A and Class X: To interest on
                                 Class A (which includes Class A-1, Class A-2 and Class A-1A) and Class X, concurrently, (i) to Class A-1 and Class A-2, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) to Class A-1A from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) to Class X from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                 Second: Class A-1, Class A-2 and Class A-1A certificates: To the extent of funds allocated to principal, (i) to principal on the Class A-1 and Class A-2 certificates, in sequential order until reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates until reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-2 certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 1. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third: Class A-1, Class A-2 and Class A-1A certificates: To reimburse Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes without regard to loan groups, together with interest.

                                 Fourth: Class B certificates: To Class B certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth: Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth: Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh: Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth: Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Offered Certificates--Distributions--
                                 Payment Priorities" in this prospectus
                                 supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 44 mortgage loans, representing approximately 81.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of 23 mortgage loans, representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 1 will include all mortgage loans other than mortgage loans secured by multifamily properties. Loan group 2 will include 100% of the mortgage loans secured by multifamily properties. Annex C to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" in this prospectus supplement.

  B. Interest and Principal
     Entitlements.............   A description of each class's interest
                                 entitlement can be found in "Description of the Offered Certificates--
                                 Distributions--Method, Timing and Amount" and
                                 "--Payment Priorities" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered
                                 Certificates--Distributions--
                                 Method, Timing and Amount" and "--Payment
                                 Priorities" in this prospectus supplement.

  C. Prepayment Premiums......   The manner in which any prepayment premiums
                                 and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                 Certificates--Distributions--Prepayment
                                 Premiums" in this prospectus supplement.

ADVANCES

  A. Principal and Interest
     Advances ...............    The master servicer is required to advance
                                 delinquent monthly mortgage loan payments with respect to each mortgage loan (other than as described below under "--Advances on the Non-Serviced Loans" with respect to the non-serviced loan secured by the 237 Park
                                 Avenue property), if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate).
                                 The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make such advance. See "The
                                 Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection
     Advances.................   The master servicer also is required to make
                                 advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than non-serviced mortgage loans. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. See "The Pooling
                                 Agreement--Advances" in this prospectus
                                 supplement.

  C. Interest on Advances.....   The master servicer and the trustee, as
                                 applicable, will be entitled to interest as described in this prospectus supplement on these advances. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                 See "Description of the Offered Certificates-- Distributions--Realized Losses" and "The Pooling Agreement--Advances" in this prospectus supplement.

  D. Advances on the Non-Serviced
     Loans....................   The master servicer under the related pooling
                                 and servicing agreement that controls servicing for each of the non-serviced loans is required to make property protection advances with respect to the mortgaged property related to the applicable non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan. If that master servicer is required to but fails to make a required property protection advance, then the trustee under the related pooling and servicing agreement that controls servicing for each of the non-serviced loans will be required to make that property protection advance. The master servicer will be required to make P&I advances with respect to each non-serviced loan, other than the 237 Park Avenue loan, but not the related pari passu companion loan(s). With respect to the 237 Park Avenue loan, the master servicer under the related pooling and servicing agreement that controls servicing for this non-serviced loan is required to make P&I advances with respect to the 237 Park Avenue loan and each related companion loan. See "The
                                 Pooling Agreement--Servicing of the
                                 Non-Serviced Loans" in this prospectus
                                 supplement.

Subordination.................   The amount available for distribution will be
                                 applied in the order described in
                                 "--Distributions--Amount and Order of
                                 Distributions" above.

                                 The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series 2004-C1 certificates that are not being offered by this prospectus supplement). (However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.)

                                              [GRAPHIC OMITTED]

                                       Class A-1, Class A-2, Class A-1A,
                                                    Class X*
                                                       |
                                                    Class B
                                                       |
                                                    Class C
                                                       |
                                                    Class D
                                                       |
                                                    Class E
                                                       |
                                                  Non-Offered
                                                 Certificates**

                                 ----------------
                                 * Interest only.

                                 ** Other than the Class X certificates.

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE OFFERED CERTIFICATES.

                                 See "Description of the Offered Certificates-- Subordination" in this prospectus supplement.

                                 Principal losses on the mortgage loans
                                 allocated to a class of certificates will reduce the related certificate principal amount of such class.

                                 In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's and trustee's right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest or late charges paid by the related borrower), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

Information Available to
 Certificateholders...........   Please see "The Pooling Agreement--Reports to
                                 Certificateholders; Available Information" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination..........   On any distribution date on which the
                                 aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                 If the aggregate principal balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                 OTHER INVESTMENT CONSIDERATIONS

Federal Income
 Tax Consequences..............  Elections will be made to treat parts of the trust as two separate REMICs (the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The offered certificates will represent ownership of "regular interests" in the

                                 Upper-Tier REMIC. In addition, a separate
                                 REMIC election (the "Loan REMIC") will be made with respect to each of three early defeasance mortgage loans. The principal balance of each early defeasance mortgage loan will represent a "regular interest" in its related REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o Each class of offered certificates will
                                    constitute REMIC "regular interests."

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    your certificates in accordance with the accrual method of accounting.

                                  o It is anticipated that the offered
                                    certificates will be issued at a premium.

                                 For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield Considerations..........   You should carefully consider the matters
                                 described under "Risk Factors-- Special Yield
                                 Considerations" and "--Risks Relating to
                                 Prepayments and Repurchases" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings.......................   On the closing date, the offered certificates
                                 must have the minimum ratings from Moody's
                                 Investors Service, Inc. and Fitch, Inc. set forth below:

                                                          MOODY'S     FITCH
                                                         ---------   ------
                                 Class A-1 ...........      Aaa        AAA
                                 Class A-2 ...........      Aaa        AAA
                                 Class A-1A ..........      Aaa        AAA
                                 Class B .............      Aa2        AA
                                 Class C .............      Aa3        AA-
                                 Class D .............       A2         A
                                 Class E .............       A3         A-

                                 A rating agency may downgrade, qualify or withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                 The security ratings do not address the
                                 frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement, "Risk Factors" in this prospectus supplement and in the prospectus, and "Description of the Certificates" and "Yield Considerations" in the prospectus.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

    o the purchase price for the certificates;

    o the rate and timing of principal payments on the mortgage loans (or in the case of the Class A Certificates, the mortgage loans in the related loan group);

    o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

    o the allocation of principal payments to pay down classes of certificates; and

    o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in such certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans (or in the case of the Class A Certificates, the mortgage loans in the related loan group) will affect distributions on the certificates and their timing. See "--Risks Relating to Borrower Default" below.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS OR DEFEASANCE PERIODS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    changes or continued weakness in specific industry segments;

     o    the public perception of safety for customers and clients;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases (including that in certain cases, 100% of the tenant leases may expire during the term of the loan);

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan, and in some cases updates were performed in anticipation of this transaction. See Annex C to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income. In the event of a default by the owner-occupier or the tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental, also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Eighteen (18) of the mortgaged properties securing mortgage loans, representing in the aggregate approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is secured by a mortgaged property leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. If the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant Bankruptcy Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     With respect to the mortgage loan identified as Loan No. 10 on Annex C to this prospectus supplement, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one tenant, Drug Emporium, has filed for bankruptcy. Drug Emporium has not assumed or rejected the lease, but the space is currently unoccupied. The related borrower posted a $2,400,000 letter of credit to be held as additional security for the mortgage loan until such time as either (i) the lease is reaffirmed and Drug Emporium is in occupancy and paying rent or (ii) a replacement tenant for the Drug Emporium space is in occupancy and paying rent pursuant to a fully executed lease having terms comparable to those of the Drug Emporium lease. Additionally, certain other tenants at other mortgaged properties are also currently in bankruptcy.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

     With respect to the mortgage loan identified as Loan No. 5 on Annex C, representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, J. Walter Thompson, has asserted a claim against the borrower for using improper methodology in computing the tenant's share of real estate tax escalations. The lease does not permit the tenant to offset against rent in connection with a claim, and the tenant has agreed in writing that it will not offset against rent in connection with this dispute pending resolution. We cannot assure you, however, that the tenant will not in the future attempt to offset against rent in breach of this agreement, which, if done, might have an impact on the cash flow of the subject property. However, in the event the tenant breaches the lease, the related loan documents provide for an automatic "cash trap" whereby excess cash in the amount of any tenant offset will be retained by the lender as cash collateral for the mortgage loan.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property Insurance" below.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

     It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS

                                                                    AGGREGATE
                                                                  CUT-OFF DATE     % OF INITIAL
                                                                     BALANCE       POOL BALANCE
                                                                 --------------   -------------
Largest Single Mortgage Loan .................................   $ 56,039,776           6.3%
Largest 5 Mortgage Loans .....................................   $253,705,027          28.4%
Largest 10 Mortgage Loans ....................................   $400,122,727          44.8%
Largest Group of Cross-Collateralized Mortgage Loans .........   $ 23,300,000           2.6%
Largest Related-Borrower Concentration(1) ....................   $ 59,500,000           6.7%
Next Largest Related-Borrower Concentration(1) ...............   $ 50,291,029           5.6%

----------
(1)  Excluding single mortgage loans.

                                  LOAN GROUP 1

                                                          AGGREGATE
                                                        CUT-OFF DATE   % OF INITIAL LOAN
                                                           BALANCE      GROUP 1 BALANCE
                                                       -------------- ------------------
Largest Loan .........................................  $ 56,039,776          7.7%
Largest 5 Loans ......................................  $253,705,027         35.1%
Largest 10 Loans .....................................  $400,122,727         55.3%
Largest Group of Crossed Loans .......................  $ 23,300,000          3.2%
Largest Related-Borrower Concentrations ..............  $ 59,500,000          8.2%
Next Largest Related Borrower Concentrations .........  $ 50,291,029          6.9%

                                  LOAN GROUP 2

                                                          AGGREGATE
                                                        CUT-OFF DATE   % OF INITIAL LOAN
                                                           BALANCE      GROUP 2 BALANCE
                                                       -------------- ------------------
Largest Loan .........................................  $ 23,000,000          13.7%
Largest 5 Loans ......................................  $ 72,125,000          42.8%
Largest 10 Loans .....................................  $112,360,000          66.7%
Largest Group of Crossed Loans .......................  $  9,185,000           5.5%
Largest Related-Borrower Concentrations ..............  $ 28,875,000          17.1%
Next Largest Related Borrower Concentrations .........  $ 16,870,000          10.0%

     Each of the other mortgage loans represents no more than 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 4.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     Each of the other groups of cross-collateralized mortgage loans represents no more than 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other groups of cross-collateralized mortgage loans in loan group 1 represents no more than 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. No other group of cross-collateralized mortgage loans is in loan group 2.

     Each of the other groups of mortgage loans with related borrowers represents no more than 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans with related borrowers in loan group 1 represents no more than 5.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans with related borrowers in loan group 2 represents no more than 8.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     Three (3) groups of mortgage loans, comprised of 3, 2 and 2 mortgage loans, representing approximately 2.6%, 2.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted.

     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

     The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             POOL OF MORTGAGE LOANS

                          NUMBER OF       AGGREGATE
                          MORTGAGED     CUT-OFF DATE     % OF INITIAL
    PROPERTY TYPE        PROPERTIES        BALANCE       POOL BALANCE
---------------------   ------------   --------------   -------------
Retail ..............         30       $327,213,512          36.7%
Office ..............         13        274,751,241          30.8
Multifamily .........         23        168,447,660          18.9
Industrial ..........         37         84,932,995           9.5
                              --       ------------          ----
Total ...............        103       $855,345,408          95.9%
                             ===       ============          ====

                                  LOAN GROUP 1

                              NUMBER OF       AGGREGATE
                              MORTGAGED     CUT-OFF DATE     % OF INITIAL LOAN
      PROPERTY TYPE          PROPERTIES        BALANCE        GROUP 1 BALANCE
-------------------------   ------------   --------------   ------------------
Anchored Retail .........   30             $327,213,512             45.2%
Office ..................   13              274,751,241             38.0
Industrial ..............   37               84,932,995             11.7
                            --             ------------             ----
Total ...................   80             $686,897,748             94.9%
                            ==             ============             ====

     One hundred percent (100%) of the mortgage loans in loan group 2 are secured by multifamily properties.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex C to this prospectus supplement, 3 groups comprised of 3, 2 and 2 mortgage loans, representing approximately 2.6%, 2.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents.

     Additionally, certain of the mortgage loans are secured by multiple properties. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

     (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted; and

     (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower:

     (ii)  recover payments made under that mortgage loan; or

     (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the accompanying prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain mortgage loans have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common exercises its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. Each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. With respect to 1 mortgage loan identified as Loan No. 5 on Annex C to this prospectus supplement, representing, approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to convert the borrower's interest in the mortgaged property to a condominium form of ownership. See "Annex B-Significant Loan Summaries--237 Park Avenue Loan" in this prospectus supplement. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 21 of the mortgage loans representing approximately 36.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. All of the mortgage loans secured by retail properties, representing approximately 36.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, are considered by the applicable loan seller to be "anchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space. For significant "dark" tenants, see Annex C to this prospectus supplement. Certain of the retail mortgaged properties, including the mortgage loans identified as Loan Nos. 2 and 10 on Annex C to this prospectus supplement (representing approximately 6.1% and 2.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 13 of the mortgage loans representing approximately 30.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenant;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 23 of the mortgage loans representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. All of the mortgaged properties that are multifamily properties are in loan group 2. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility; and

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 8 of the mortgage loans representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o    property becoming functionally obsolete;

     o    unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     A hotel property secures 1 of the mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the presence or construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hotel properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor license for the mortgaged property is currently held by Hyatt Corporation, an unaffiliated manager, and expires on April 30, 2004. However, an application for renewal and inclusion of Dearborn Tenant Corp., the operative lessee, and Dearborn Hotel Partners, LP, the borrower, has been submitted. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a significant delay. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A HOTEL MANAGEMENT COMPANY

     The hotel property that secures the mortgage loan identified as Loan No.7 on Annex C to this prospectus supplement (the Hyatt Regency Dearborn loan), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is affiliated with a hotel management company through a management agreement. The performance of a hotel property affiliated with a hotel management company depends in part on:

     o the continued existence and financial strength of the hotel management company;

     o    the public perception of the hotel chain service mark; and

     o    the duration of the management agreement.

     Any provision in a management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is a specified period (ranging from approximately 2 to 12 months) from the stated maturity date. See "Description of the Mortgage Pool" in this prospectus supplement. In addition, certain of the mortgage loans may not require the payment of a yield maintenance premium or prepayment charge in connection with a prepayment as a result of a casualty or condemnation. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Additionally, certain of the mortgage loans have holdbacks that may, if the related borrower does not satisfy certain conditions specified in the related loan documents, be used to prepay the related mortgage loan. For more detail on these holdbacks, see Annex A to this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

     The yield on the offered certificates that bear interest at a rate based on, or limited by, the weighted average net mortgage rate of the mortgage loans could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" and "The Pooling Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers. See the tables entitled "Distribution of Remaining Term to Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:
(1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

GEOGRAPHIC CONCENTRATION

     This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC CONCENTRATION--ALL MORTGAGED PROPERTIES

                                NUMBER OF        AGGREGATE CUT-OFF DATE   % OF INITIAL
          STATE           MORTGAGED PROPERTIES           BALANCE          POOL BALANCE
------------------------ ---------------------- ------------------------ -------------
Texas ..................           12                 $117,955,017            13.2%
New York ...............           31                 $100,691,029            11.3%
California .............            9                 $ 91,237,824            10.2%
Arizona ................            4                 $ 78,350,000             8.8%
Illinois ...............            3                 $ 67,883,684             7.6%
Florida ................            6                 $ 66,757,712             7.5%
Virginia ...............            3                 $ 63,000,000             7.1%
North Carolina .........            7                 $ 57,669,999             6.5%
Ohio ...................            4                 $ 46,930,247             5.3%

                      GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1

                                                       AGGREGATE
                                                       PRINCIPAL         % OF
                                                       BALANCE OF       INITIAL
                                  NUMBER OF             MORTGAGE        GROUP 1
          STATE             MORTGAGED PROPERTIES         LOANS          BALANCE
------------------------   ----------------------   ---------------   ----------
New York ...............             31             $100,691,029          13.9%
California .............              8             $ 84,487,824          11.7%
Arizona ................              4             $ 78,350,000          10.8%
Illinois ...............              3             $ 67,883,684           9.4%
Virginia ...............              3             $ 63,000,000           8.7%
Texas ..................              2             $ 56,569,356           7.8%
Ohio ...................              4             $ 46,930,247           6.5%
North Carolina .........              5             $ 43,869,999           6.1%
Minnesota ..............              7             $ 42,545,000           5.9%
Michigan ...............              3             $ 38,076,339           5.3%

                      GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2

                                                       AGGREGATE
                                                       PRINCIPAL        % OF
                                                      BALANCE OF       INITIAL
                                  NUMBER OF            MORTGAGE        GROUP 2
          STATE             MORTGAGED PROPERTIES         LOANS         BALANCE
------------------------   ----------------------   --------------   ----------
Texas ..................             10             $61,385,660          36.4%
Florida ................              3             $54,125,000          32.1%
Wisconsin ..............              4             $20,312,000          12.1%
North Carolina .........              2             $13,800,000           8.2%

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

     o economic conditions in regions where the borrowers and the mortgaged properties are located;

     o conditions in the real estate market where the mortgaged properties are located;

     o    changes in local governmental rules and fiscal policies; and

     o acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

     For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other states.

ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 16 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o in which the adverse conditions were remediated or abated before the closing date;

     o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third-party insurer;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

     o    involving radon; or

     o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

     It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Law Considerations" and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     With respect to 2 mortgage loans, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, five members of the Rechler family, who are also indirect equityholders of the borrowers under these mortgage loans, were on the board of directors of Reckson Associates Realty Corp. ("RARC") at the time the sale of the properties that secure these mortgage loans to the respective borrowers was approved by the board of directors of RARC, following the recommendation of all six independent directors of RARC. At least nine lawsuits have been filed purportedly on behalf of RARC in various jurisdictions alleging that the directors of RARC (including both the Rechler family members and the independent directors) breached their respective fiduciary duties by approving the sale. Although neither borrower under these mortgage loans is named a defendant in these lawsuits, a judgment that adversely affects the indirect equityholders and that is not covered by directors and officers insurance or subject to indemnification by RARC could adversely affect their respective mortgaged properties.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the applicable loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans (which represent approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

     Although the pari passu companion loans related to the non serviced-loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the pari passu companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and the non-serviced loan upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged properties;

     o    the borrower's equity in the related mortgaged properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    prevailing general and regional economic conditions.

     All of the mortgage loans, representing 100% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes 2 mortgage loans, representing approximately 4.9% and 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 36 or 12 months, respectively, of their respective terms and 51 mortgage loans, representing approximately 64.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     A leasehold interest under a ground lease secures 1 of the mortgage loans, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or
(ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the related Loan REMICs or the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the related Loan REMICs or the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprotable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 13.2%, 10.2% and 7.5% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the controlling certificateholder) or that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling Agreement--General" in this prospectus supplement.

     In addition, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2004-C1 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2004-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-C1 non-offered certificates or the related companion loans.

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOANS

     Each of the Water Tower Place loan, the DDR Portfolio loan and the 237 Park Avenue loan are secured by a mortgaged property that also secures one or more pari passu companion loans that are not assets of the trust and are serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates. See "The Pooling Agreement--Servicing of the Non-Serviced Loans" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO TERMINATE THE SPECIAL SERVICER OF THE NON-SERVICED LOANS

     Holders of certain pari passu companion loans and other parties also have the right under certain circumstances to remove the special servicer under a pooling and servicing agreement that controls the servicing of the non-serviced loans and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Non-Serviced Loans" in this prospectus supplement.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See "The Pooling Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.

     With respect to certain mortgage loans with pari passu companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the non-serviced loans may be exercisable by the holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Non-Serviced Loans" in this prospectus supplement.

     In addition, the special servicer may be removed without cause by the controlling class representative as described in this prospectus supplement other than with respect to a non-serviced loan. With respect to the non-serviced loan known as 237 Park Avenue, the related directing holder may only terminate the existing special servicer for cause. With respect to each of the non-serviced loans known as DDR Portfolio and Water Tower Place, the special servicer may be removed as special servicer for those loans and the related companion loans at any time, with or without cause, but only with the consent of the majority holders of the controlling classes of each trust that holds those non-serviced loans or any related companion loan (or if not securitized, the holder of the related note) and the controlling class of this trust. The applicable majority holders of those controlling classes or holders will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization that holds the non-serviced loans or any related companion loans. If the controlling classes or holders are not able to agree on a successor special servicer, the third party operating advisor shall select one of the proposed successor special servicers. See "Description of the Mortgage Pool--The Non-Serviced Loans" in this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot provide assurances that the loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and Annex D to this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class A-1A, certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Offered Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the trust created pursuant to the Pooling Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of April 1, 2004 (the "Cut-Off Date"), after deducting payments of principal due on such date, of approximately $892,264,316 (with respect to each Mortgage Loan, the "Cut-Off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a retail, office, multifamily, industrial, hotel or self-storage property (each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of 44 mortgage loans, representing approximately 81.1% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 23 mortgage loans (representing 100% of the aggregate principal balance of the mortgage loans secured by multifamily properties), representing approximately 18.9% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex C to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) no defaults, delinquencies or prepayments on any Mortgage Loan on or prior to the Cut-Off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, as applicable.

     All information presented in this prospectus supplement with respect to a Mortgage Loan with a Pari Passu Companion Loan is calculated without regard to the related Pari Passu Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Non-Serviced Loans is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Notes.

     Of the Mortgage Loans to be included in the Trust Fund:

     o Fifty-three (53) Mortgage Loans (the "Archon Loans"), representing approximately 73.6% of the Initial Pool Balance, were originated by Archon Financial, L.P. ("Archon");

     o Eleven (11) Mortgage Loans (the "Prudential Loans"), representing approximately 13.4% of the Initial Pool Balance, were originated by Prudential Mortgage Capital Company, LLC ("PMCC") or a wholly-owned subsidiary of PMCC; Prudential Mortgage Capital Funding, LLC ("PMCF") is a wholly-owned subsidiary of PMCC; and

     o One (1) Mortgage Loan (the "Water Tower Place Loan"), representing approximately 6.3% of the Initial Pool Balance, was originated jointly by Archon and Commerzbank AG, New York Branch ("Commerzbank");

     o One (1) Mortgage Loan (the "Greenwich Loan"), representing approximately 4.9% of the Initial Pool Balance, was originated by Greenwich Capital Financial Products, Inc. ("GCFP"); and

     o One (1) Mortgage Loan (the "WAMU Loan"), representing approximately 1.8% of the Initial Pool Balance, was originated by Washington Mutual Bank, FA (or its predecessor by merger) ("WAMU").

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The Archon Loans and the WAMU Loan were originated for sale to Goldman Sachs Mortgage Company ("GSMC"). GSMC acquired the Archon Loans and the WAMU Loan. GS Mortgage Securities Corporation II (the "Depositor") will acquire the Mortgage Loans from GSMC, PMCF, GCFP and Commerzbank (collectively, the "Loan Sellers") on or about April 15, 2004 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                         ALL MORTGAGE          LOAN              LOAN
                                                            LOANS            GROUP 1           GROUP 2
                                                      ----------------- ----------------- -----------------
Initial Cut-Off Date Balance(1) .....................    $892,264,316      $723,816,656      $168,447,660
Number of Mortgage Loans ............................              67                44                23
Number of Mortgaged Properties ......................             105                82                23
Average Cut-Off Date Mortgage Loan Balance ..........     $13,317,378       $16,450,379       $ 7,323,811
Weighted Average Mortgage Rate ......................          5.019%            5.064%            4.826%
                                                            4.200% to         4.200% to         4.210% to
Range of Mortgage Rates .............................          6.060%            6.060%            5.550%
Weighted Average Cut-Off Date Remaining Term to
 Maturity (months) ..................................       63 months         65 months         56 months
Range of Cut-Off Date Remaining Terms to Maturity        47 months to      47 months to      48 months to
 (months) ...........................................       84 months         84 months         60 months
Weighted Average Cut-Off Date DSCR(2) ...............           2.05x             2.09x             1.87x
Range of Cut-Off Date DSCRs(2) ......................  1.38x to 3.44x    1.38x to 3.44x    1.44x to 2.25x
Weighted Average Cut-Off Date LTV(3) ................          67.64%            65.59%            76.43%
                                                            46.43% to         46.43% to         50.01% to
Range of Cut-Off Date LTVs(3) .......................          82.77%            79.15%            82.77%
Weighted Average LTV at Maturity(4) .................          65.38%            62.77%            76.56%
Balloon Mortgage Loans ..............................         100.00%              100%              100%
Defeasance Loans ....................................          82.40%             80.5%             90.4%

----------
(1)  Subject to a permitted variance of plus or minus 10%.

(2) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for each of the Non-Serviced Loans is the aggregate annual debt service of the Non-Serviced Loan and the related Pari Passu Companion Loan. Additional adjustments for cross-collateralized mortgage loan groups and the Mortgage Loans with earnout provisions are described on Annex A to this prospectus supplement.

(3) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the Non-Serviced Loans is the aggregate principal balance of the Non-Serviced Loan and the related Pari Passu Companion Loan. Additional adjustments for cross-collateralized mortgage loan groups and the Mortgage Loans with earnout provisions are described on Annex A to this prospectus supplement.

(4) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal with the additional adjustments for cross-collateralized mortgage loan groups and the Mortgage Loans with earnout provisions described on Annex A to this prospectus supplement. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity equal to or greater than its original appraised value.

     Where a Mortgage Loan is secured by multiple properties, statistical information in this prospectus supplement relating to geographical locations and property types of the Mortgaged Properties is based on the principal balance allocated to such property (each, an "Allocated Loan Amount"). The Allocated Loan Amount, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, wherever information is presented in this prospectus supplement with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate.

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                                 MEZZANINE DEBT
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                       AGGREGATE          % OF         INITIAL PRINCIPAL
                LOAN                                 CUT-OFF DATE     INITIAL POOL         AMOUNT OF
  LOAN NO.     GROUP     MORTGAGED PROPERTY NAME        BALANCE          BALANCE        MEZZANINE DEBT
-----------   -------   -------------------------   --------------   --------------   ------------------
2 .........   1         Foothills Mall              $54,750,000            6.1%           $ 6,450,000
5 .........   1         237 Park Avenue             $44,000,000            4.9%           $30,000,000

     In the case of each of the mortgage loans with mezzanine debt, the holder of the mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan.

     As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to its respective Mortgage Loans:

     o With respect to 1 Mortgage Loan, identified as Loan No. 28 on Annex C to this prospectus supplement, representing approximately 1.1% of the Initial Pool Balance, the borrower may incur mezzanine debt that does not (1) create a combined LTV of more than 80%, (2) exceed, on a combined basis, 80% of the purchase price and related costs, or (3) result in a combined DSCR of less than 1.2x.

     Furthermore, the respective Mortgaged Properties that secure the Water Tower Place Loan, the DDR Portfolio Loan and the 237 Park Avenue Loan, representing 6.3%, 5.5% and 4.9%, respectively, of the Initial Pool Balance, also secure the related Pari Passu Companion Loans on a pari passu basis. See "--The Non-Serviced Loans" below.

     Certain risks relating to additional debt are described in "Risk Factors--Other Financings" in this prospectus supplement.

     DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur on the first day of each month. No Mortgage Loans have a grace period in excess of 5 days. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. Sixty-three (63) Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 4 Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, accrues interest on the basis of twelve 30-day months, assuming a 360-day year. Two (2) of the Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination. Fifty-one (51) of the Mortgage Loans, representing approximately 64.3% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. Approximately 30.3% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property without the consent of the mortgagee. Certain of the Mortgage Loans provide that if such consent is required, it may not be unreasonably withheld so long as:

       (i) no event of default has occurred,

       (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

       (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

       (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and

       (v) the assumption fee has been received (which assumption fee will be paid to the Special Servicer, as described in this prospectus supplement and as provided in the Pooling Agreement, and will not be paid to the Certificateholders). Certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee. Certain of the Mortgage Loans also permit transfers for estate planning purposes and transfers of interests in the borrower, so long as no change of control results. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property, subject to the approval of the Controlling Class Representative. See "Certain Legal Aspects of the Mortgage Loans-- Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Additionally, certain of the Mortgage Loans may permit the transfer of interests subject to a specified percentage limit, generally 50% or less, and the current direct or indirect owners retaining control. See "Significant Loan Summaries" on Annex B to this prospectus supplement for more information with respect to the transfer provisions for certain of the Mortgage Loans.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but 13 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 17.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). Except with respect to three (3) Mortgage Loans (identified as Loan Nos. 4, 15 and 23 on Annex C to this prospectus supplement), representing approximately 9.7% of the Initial Pool Balance, as to which a separate loan REMIC has been established for each of those Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United States of America or, in certain cases, other U.S. government obligations providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     Three (3) of the Defeasance Loans, representing approximately 11.1% of the Initial Pool Balance and identified on Annex C to this prospectus supplement as Loan Nos. 4, 8 and 9, which are secured by more than one Mortgaged Property, require that prior to the release of a related Mortgaged Property (i) 125% of the Allocated Loan Amount for such Mortgaged Property be defeased subject to the satisfaction of certain debt service coverage ratio tests and loan-to-value ratio tests. With respect to 1 Mortgage Loan (Loan No. 19) that is part of a cross collateralized group consisting of the Mortgage Loans identified as Loan Nos. 19 and 18, on Annex C to this prospectus supplement, which represent approximately 0.4% and 1.7%, respectively, of the Initial Pool Balance, the borrower may defease the Mortgaged Property securing the Mortgage Loan upon payment of the allocated loan amount and the cross collateralization provisions will be released.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Master Servicer will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     PARTIAL RELEASES; RELEASE OF CROSS-COLLATERALIZATION. With respect to 1 Mortgage Loan (the "Foothills Mall Loan"), representing approximately 6.1% of the Initial Pool Balance and identified on

Annex C to this prospectus supplement as Loan No. 2, the borrower may obtain a release of the lien on any of 3 specified pad sites, and in the case of 2 of these pad sites paying a release price of $600,000 each, which will be held in escrow as additional security for the Mortgage Loan subject to the fulfillment of certain conditions specified in the related Mortgage Loan documents.

     In addition, certain Mortgage Loans provide for the release of outparcels which were given no value in the underwriting process.

     With respect to one Mortgage Loan identified as Loan No. 5 on Annex C to this prospectus supplement (the "237 Park Avenue Mortgage Loan"), representing approximately 4.9% of the Initial Pool Balance, the borrower may obtain a release of the air rights above the subject property, along with various easements for construction, support and access, from the lien of the mortgage in connection with the future development of a residential tower above the subject property, subject to the satisfaction of certain conditions, including, among other things: (i) no event of default, (ii) conveyance of the air rights property to a third-party entity (iii) lender's approval of the plans for the construction, design and sales of the air rights property, (iv) the creation of a separate legally subdivided parcel and a separate tax parcel for the air rights property, and (v) confirmation from the rating agencies that the release will not result in a downgrade or withdrawal of the ratings for the certificates. See "Annex B-Significant Loan Summaries-237 Park Avenue" in this prospectus supplement.

     See "Risk Factors--Risks Relating to Enforceability of Prepayment Premiums or Defeasance Periods" in this prospectus supplement.

     Additionally, with respect to the Mortgage Loan identified as Loan No. 19 on Annex C to this prospectus supplement, which is cross-collateralized and cross-defaulted with the Mortgage Loan identified as Loan No. 18 on Annex C to this prospectus supplement, which in the aggregate represents 2.2% of the Initial Pool Balance, the cross-collateralization provisions may be released upon a defeasance, as described above, or if the related Mortgaged Property is transferred pursuant to a permitted assumption.

     ESCROWS. Fifty-two (52) of the Mortgage Loans, representing approximately 78.2% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     Forty-five (45) of the Mortgage Loans, representing approximately 60.6% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     Thirty-seven (37) of the Mortgage Loans, representing approximately 47.4% of the Initial Pool Balance, provide for monthly escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     Twenty-one (21) of the Mortgage Loans, representing approximately 52.6% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-Off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex C to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

THE NON-SERVICED LOANS

     GENERAL. Three (3) of the Mortgage Loans (identified as Loan Nos. 1, 4 and 5 on Annex C to this prospectus supplement) (the "Non-Serviced Loans"), with a principal balance as of the cut-off date of $56,039,776, $48,915,252 and $44,000,000, respectively, and representing approximately 6.3%, 5.5% and 4.9%, respectively of the Initial Pool Balance, are each comprised of two or more mortgage loans that are part of a split loan structure (each, collectively a "Whole Loan"), each of which is secured by the same mortgage instrument on the related mortgaged property. The mortgage loans which are part of the split loan structure but are not included in the trust (each a "Pari Passu Companion Loan"), are pari passu in right of payment with the related Mortgage Loan. In each case, the Mortgage Loan and its related Pari Passu Companion Loans have the same interest rate, maturity date and amortization term.

     Each of the Non-Serviced Loans and its related Pari Passu Companion Loans are being serviced in accordance with pooling and servicing agreements separate from the pooling and servicing agreement under which your certificates are issued as described below (each a "Pari Passu PSA"), by the master servicer and special servicer that are parties to the other related pooling and servicing agreement, and according to the servicing standards provided for in the related separate pooling and servicing agreement.

     THE WATER TOWER PLACE WHOLE LOAN. The Mortgage Loan identified as Loan No. 1 on Annex C to this prospectus supplement (the "Water Tower Place Loan"), which is comprised of two pari passu loans that have an outstanding principal balance as of the Cut-Off Date of $56,039,776, representing approximately 6.3% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with four Pari Passu Companion Loans (the "Water Tower Place Pari Passu Companion Loans") that are not included in the trust and that have an aggregate original principal balance of $131,500,000. Two (2) of the Water Tower Place Pari Passu Companion Loans are owned by the trust fund (the "GMACCM C3 Trust") established pursuant to the pooling and servicing agreement (the "GMACCM C3 PSA") related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C3 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GMACCM C3 Special Servicer"), and LaSalle Bank, National Association, as trustee (the "GMACCM C3 Trustee") and ABN AMRO Bank N.V. as fiscal agent. The Water Tower Place Pari Passu Companion Loans are not an asset of the trust.

     The Water Tower Place Pari Passu Companion Loans and the Water Tower Place Loan will be serviced pursuant to the GMACCM C3 PSA, and, therefore, the GMACCM C3 Master Servicer will remit collections on the Water Tower Place Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the Water Tower Place Whole Loan. The Master Servicer will be required to make P&I Advances in respect of the Water Tower Place Loan, unless the Master Servicer determines that such an Advance would not be recoverable from collections on the Water Tower Place Loan. The Master Servicer will not be required to make a P&I Advance if the GMACCM C3 Master Servicer determines that an Advance with respect to any Water Tower Place Pari Passu Companion Loans would be nonrecoverable.

     An intercreditor agreement (the "Water Tower Place Intercreditor Agreement") governs the respective rights and powers of the noteholders of the Water Tower Place Whole Loan. The Water Tower Place Intercreditor Agreement provides, in general, that:

     o the Water Tower Place Loan and the Water Tower Place Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the GMACCM 2003-C3 PSA will govern the servicing and administration of the Water Tower Place Loan and the Water Tower Place Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the Water Tower Place Loan and the Water Tower Place Pari Passu Companion Loans will be effected in accordance with the GMACCM C3 PSA. However, any such decisions to be approved by the majority certificateholders of the controlling class under the GMACCM C3 PSA must also have the approval of the Controlling Class Representative and majority holder of the controlling class of any other trust into which a Water Tower Pari Passu Companion Loan is deposited (or, if not securitized, the holder of a Water Tower Place Pari Passu Companion Loan). In the event the controlling classes or holders are unable to agree, a third party operating advisor will make the final determination with respect to such actions. Additionally, notwithstanding any consent provisions in the GMACCM C3 PSA, the controlling classes and holders will have the right to approve the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the Water Tower Place Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term of the Water Tower Place Whole Loan;

     o any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the Water Tower Place Whole Loan;

     o any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the Water Tower Place Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     o any acceptance of substitute or additional collateral for the Water Tower Place Whole Loan (other than defeasance collateral as required by the terms of the Water Tower Place Whole Loan);

     o any releases of earn-out reserve funds or related letters of credit with respect to the Mortgaged Property;

     o any waiver of a due-on-sale" or due-on-encumbrance" clause in the Water Tower Place Whole Loan;

     o any determination by the GMACCM C3 Master Servicer or GMACCM C3 Special Servicer not to maintain or cause the borrower to maintain for the Mortgaged Property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Water Tower Place Whole Loan; and

     o any change in the property manager for the Mortgaged Property or REO property;

provided that, no advice, direction or objection from or by any controlling class, holder or the operating advisor may require or cause the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the GMACCM C3 PSA.

     All payments, proceeds and other recoveries on or in respect of the Water Tower Place Loan and/or the Water Tower Place Pari Passu Companion Loans will be applied to the Water Tower Place Loan and the Water Tower Place Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the Water Tower Place Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited unless written confirmation is received from each rating agency rating any certificates issued by any trust holding a portion of the Water Tower Place Whole Loan that the transfer would not cause the downgrade, withdrawal or qualification of the then-current ratings of the related classes of certificates. In addition, under the GMACCM C3 PSA, if the Water Tower Place Pari Passu Companion Loans deposited into the trust created under the

GMACCM PSA are subject to a fair value purchase option, then the holder of that option will be entitled to purchase the Water Tower Place Whole Loan and will be required to purchase (and the trust will be required to sell) the Water Tower Place Loan from the trust in connection with the exercise of that option. See also "The Pooling Agreement--Servicing of the Non-Serviced Loans" in this prospectus supplement.

     THE DDR PORTFOLIO WHOLE LOAN. The Mortgage Loan identified as Loan No. 4 on Annex C to this prospectus supplement (the "DDR Portfolio Loan"), which has an outstanding principal balance as of the Cut-Off Date of $48,915,252, representing approximately 5.5% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with two Pari Passu Companion Loans (the "DDR Portfolio Pari Passu Companion Loans") that are not included in the trust and that have an aggregate original principal balance of $100,000,000. One (1) of the DDR Portfolio Pari Passu Companion Loans is owned by the trust fund (the "GMACCM C2 Trust") established pursuant to the pooling and servicing agreement (the "GMACCM C2 PSA") related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C2 Master Servicer") and special servicer (the "GMACCM C2 Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "GMACCM C2 Trustee"). The DDR Portfolio Pari Passu Companion Loans are not an asset of the trust.

     The DDR Portfolio Pari Passu Companion Loans and the DDR Portfolio Loan will be serviced pursuant to the GMACCM C2 PSA, and, therefore, the GMACCM C2 Master Servicer will remit collections on the DDR Portfolio Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the DDR Portfolio Whole Loan. The Master Servicer will be required to make P&I Advances in respect of the DDR Portfolio Loan, unless the Master Servicer determines that such an Advance would not be recoverable from collections on the DDR Portfolio Loan. The Master Servicer will not be required to make a P&I Advance if the GMACCM C2 Master Servicer determines that an Advance with respect to any DDR Portfolio Pari Passu Companion Loans would be nonrecoverable.

     An intercreditor agreement (the "DDR Portfolio Intercreditor Agreement") governs the respective rights and powers of the noteholders of the DDR Portfolio Whole Loan. The DDR Portfolio Intercreditor Agreement provides, in general, that:

     o the DDR Portfolio Loan and the DDR Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the GMACCM 2003-C2 PSA will govern the servicing and administration of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Companion Loans will be effected in accordance with the GMACCM C2 PSA. However, any such decisions to be approved by the majority certificateholders of the controlling class under the GMACCM C2 PSA must also have the approval of the Controlling Class Representative and the majority holder of the controlling class of any other trust into which a DDR Portfolio Pari Passu Companion Loan is deposited (or, if not securitized, the holder of a DDR Portfolio Pari Passu Companion Loan). In the event the controlling classes or holders are unable to agree, a third party operating advisor will make the final determination with respect to such actions. Additionally, notwithstanding any consent provisions in the GMACCM C2 PSA, the controlling classes and holders will have the right to approve the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the DDR Portfolio Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term of the DDR Portfolio Whole Loan;

     o any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the DDR Portfolio Whole Loan;

     o any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the DDR Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     o any acceptance of substitute or additional collateral for the DDR Portfolio Whole Loan (other than defeasance collateral as required by the terms of the DDR Portfolio Whole Loan);

     o any releases of earn-out reserve funds or related letters of credit with respect to the Mortgaged Property;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the DDR Portfolio Whole Loan;

     o any determination by the GMACCM C2 Master Servicer or GMACCM C2 Special Servicer not to maintain or cause the borrower to maintain for the Mortgaged Property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the DDR Portfolio Whole Loan; and

     o any change in the property manager for the Mortgaged Property or REO property;

provided that, no advice, direction or objection from or by any controlling class, holder or the operating advisor may require or cause the GMACCM C2 Master Servicer or the GMACCM C2 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the GMACCM C2 PSA.

     All payments, proceeds and other recoveries on or in respect of the DDR Portfolio Loan and/or the DDR Portfolio Pari Passu Companion Loans will be applied to the DDR Portfolio Loan and the DDR Portfolio Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the DDR Portfolio Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited unless written confirmation is received from each rating agency rating any certificates issued by any trust holding a portion of the DDR Portfolio Whole Loan that the transfer would not cause the downgrade, withdrawal or qualification of the then-current ratings of the related classes of certificates. In addition, under the GMACCM C2 PSA, if the DDR Portfolio Pari Passu Companion Loans deposited into the trust created under the GMACCM PSA are subject to a fair value purchase option, then the holder of that option will be entitled to purchase the DDR Portfolio Whole Loan and will be required to purchase (and the trust will be required to sell) the DDR Portfolio Loan from the trust in connection with the exercise of that option. See also "The Pooling Agreement--Servicing of the Non-Serviced Loans" in this prospectus supplement.

     THE 237 PARK AVENUE WHOLE LOAN. The Mortgage Loan identified as Loan No. 5 on Annex C to this prospectus supplement (the "237 Park Avenue Loan"), which has an outstanding principal balance as of the Cut-Off Date of $44,000,000, representing approximately 4.9% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with three Pari Passu Companion Loans (the "237 Park Avenue Pari Passu Companion Loans") that are not included in the trust and that have an aggregate original principal balance of $254,000,000. One (1) of the 237 Park Avenue Pari Passu Companion Loans is owned by the trust fund (the "GCCFC C2 Trust") established pursuant to the pooling and servicing agreement (the "GCCFC C2 PSA") related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates,

Series 2003-C2, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "GCCFC C2 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GCCFC C2 Special Servicer"), LaSalle Bank National Association, as trustee (the "GCCFC C2 Trustee") and ABN AMRO Bank N.V., as fiscal agent. The 237 Park Avenue Pari Passu Companion Loans are not an asset of the trust.

     The 237 Park Avenue Pari Passu Companion Loans and the 237 Park Avenue Loan will be serviced pursuant to the GCCFC C2 PSA, and, therefore, the GCCFC C2 Master Servicer will remit collections on the 237 Park Avenue Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the 237 Park Avenue Whole Loan. The GCCFC C2 Master Servicer will be required to make P&I Advances in respect of the 237 Park Avenue Loan, unless the Master Servicer determines that such an Advance would not be recoverable from collections on the 237 Park Avenue Loan.

     A co-lender agreement (the "237 Park Avenue Co-Lender Agreement") governs the respective rights and powers of the noteholders of the 237 Park Avenue Whole Loan. The 237 Park Avenue Co-Lender Agreement provides, in general, that:

     o the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the GCCFC 2003 C2 PSA will govern the servicing and administration of the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans will be effected in accordance with the GCCFC C2 PSA. However, certain decisions are to be approved by the holder or holders of a majority interest in the 237 Park Avenue Whole Loan (which may consist of two or more holders acting together as a majority). The holder of the majority interest in the 237 Park Avenue Whole Loan is, with respect to the 237 Park Avenue Loan, the majority Certificateholder of the Controlling Class, with respect to the 237 Park Avenue Pari Passu Companion Loan which is included in the GCCFC C2 Trust, the holder of certificates representing a majority interest in the controlling class of certificates issued pursuant to the GCCFC C2 PSA and, with respect to the 237 Park Avenue Pari Passu Companion Loans that are not included in a securitization, the holder of that companion loan or if the companion loan becomes an asset in a securitization, the controlling class of certificates issues pursuant to the securitization. Additionally, notwithstanding any consent provisions in the GCCFC C2 PSA, the majority interest in the 237 Park Avenue Whole Loan will have the right to approve the following:

     o any foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the 237 Park Avenue Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the 237 Park Avenue Whole Loan;

     o any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the 237 Park Avenue Whole Loan;

     o any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the 237 Park Avenue Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 237 Park Avenue Loan);

     o any acceptance of substitute or additional collateral for the 237 Park Avenue Whole Loan (other than in accordance with the terms of the 237 Park Avenue Whole Loan);

     o any waiver of a due-on-sale" or due-on-encumbrance" clause in the 237 Park Avenue Whole Loan; and

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the 237 Park Avenue Whole Loan;

provided that, no advice, direction or objection from or by the holder of a majority interest in the 237 Park Avenue Whole Loan may require or cause the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the GCCFC C2 PSA.

     All payments, proceeds and other recoveries on or in respect of the 237 Park Avenue Loan and/or the 237 Park Avenue Pari Passu Companion Loans will be applied to the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the 237 Park Avenue Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited. See also "The Pooling Agreement--Servicing of the Non-Serviced Loans" in this prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Pursuant to the related Mortgage Loan purchase agreement, each Loan Seller will make certain representations and warranties concerning the Mortgage Loans (or portion of the Mortgage Loans) it sells to the Depositor. If there is a Material Breach or Material Document Defect, the applicable Loan Seller will be required, not later than ninety (90) days from receipt of notice of the Material Breach or Material Document Defect to (i) cure the Material Document Defect or Material Breach, (ii) repurchase the affected Mortgage Loan or (iii) during the first two years after the Closing Date, substitute a replacement Mortgage Loan for such affected Mortgage Loan and pay any substitution shortfall amount. Any Material Breach or Material Document Defect with respect to a Mortgage Loan that is cross-collateralized with other Mortgage Loans may require the repurchase of or substitution for such other Mortgage Loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below. If the breach or defect relates to the Water Tower Place Loan, GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Water Tower Place Loan sold by them (50% in the case of GSMC and 50% in the case of Commerzbank). Therefore, it is possible that under certain circumstances only one of the two Loan Sellers will repurchase or otherwise comply with the foregoing obligations. If any Material Breach or Material Document Defect is capable of being cured, but not within such ninety (90) day period, and does not relate to treatment of the Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the applicable Loan Seller will have an additional period, as set forth in the Pooling Agreement, to cure the Material Breach or Material Document Defect. The sole remedy available to the Trustee or the Certificateholders is the obligation of the applicable Loan Seller to cure, substitute or repurchase any Mortgage Loan in the event of a Material Document Defect or Material Breach. Each Loan Seller will make certain representations and warranties with respect to the Mortgage Loans it sells to the Depositor, including but not limited to the representations and warranties set forth in Annex D to this prospectus supplement subject to certain exceptions specified in the related Mortgage Loan purchase agreement.

     A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the trust in the related Mortgaged Property or of any Certificateholder, except that with respect to Mortgage Loans sold to the Depositor by PMCF, a "Material Breach" is a breach of a representation or warranty that either (i) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, or (ii) both
(A) the breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Corrected Mortgage Loan.

     A "Material Document Defect" is a document defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the trust in the related Mortgaged Property or of any Certificateholder, except that with respect to Mortgage Loans sold to the Depositor by PMCF, a "Material Document Defect" is a document defect that either (i) materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, or (ii) both (A) the document defect materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Corrected Mortgage Loan.

     Instead of repurchasing a Mortgage Loan, a Loan Seller is permitted, subject to approval by the Controlling Class Representative, for two years following the Closing Date, to substitute a new replacement Mortgage Loan for the affected Mortgage Loan. To qualify as a replacement Mortgage Loan, the replacement Mortgage Loan must have financial terms substantially similar to the deleted Mortgage Loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted Mortgage Loan;

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o    be a fixed-rate mortgage loan;

     o have a remaining term to stated maturity of not greater than, and not more than two years less than, the deleted mortgage loan;

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code; and

     o    become a part of the same Loan Group as the deleted Mortgage Loan.

     In addition, the Loan Seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Mortgage Loan as provided above with respect to a Material Breach or a Material Document Defect and such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a "Crossed Loan"), such Material Breach or a Material Document Defect will be deemed to affect all such Crossed Loans. In such event, the applicable Loan Seller will be required to (1) repurchase or substitute for all related Crossed Loans which are, or are deemed to be, affected by such Material Breach or a Material Document Defect or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected Mortgage Loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Loan Seller may (in its discretion) repurchase or substitute for only the affected Mortgage Loan if (i) the debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Loan Seller causes the related Mortgage Loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.

THE LOAN SELLERS AND ORIGINATORS

     The Loan Sellers are Goldman Sachs Mortgage Company, Prudential Mortgage Capital Funding, LLC, Greenwich Capital Financial Products, Inc. and Commerzbank AG, New York Branch. Goldman

Sachs Mortgage Company is an affiliate of the Depositor and one of the Underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the Underwriters.

     The information set forth in this prospectus supplement concerning the Loan Sellers and their underwriting standards has been provided by the Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

     GOLDMAN SACHS MORTGAGE COMPANY. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans (except for the WAMU Loan) sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     ARCHON FINANCIAL, L.P. Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers, and Goldman, Sachs & Co., one of the underwriters. The Water Tower Place Whole Loan was jointly originated by Archon and Commerzbank AG, and Archon sold its portion to GSMC. One Mortgage Loan was originated by Washington Mutual Bank, FA. The mortgage loans originated by Archon and Washington Mutual Bank, FA were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039. Its telephone number is (972) 501-3900.

     PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC/PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The mortgage loans for which PMCF is the applicable loan seller were originated by PMCC (or a wholly-owned subsidiary of PMCC).

     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. Greenwich Capital Financial Products, Inc., a Delaware corporation, is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters. Greenwich Capital Financial Products, Inc. engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of Greenwich Capital Financial Products, Inc. are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     COMMERZBANK AG, NEW YORK BRANCH. Commerzbank AG is the New York branch of Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German private-sector bank which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The Water Tower Place Whole Loan was jointly originated by Commerzbank AG and Archon. The principal offices of Commerzbank AG are located at 2 World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is
(212) 266-7200.

UNDERWRITING GUIDELINES

     GENERAL. Each Originator has established guidelines outlining certain procedures with respect to underwriting mortgage loans originated by or on behalf of the Loan Sellers, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified.

     PROPERTY ANALYSIS. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

     CASH FLOW ANALYSIS. Each Originator typically reviews operating statements provided by the borrower and make adjustments in order to determine the debt service coverage ratio. See "--Certain Characteristics of the Mortgage Loans" above.

     APPRAISAL AND LOAN-TO-VALUE RATIO. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

     EVALUATION OF BORROWER. Prior to loan origination, each Originator typically considers, with respect to the borrower and certain other individuals and/or entities as determined by the related Originator, if any, their credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     ENVIRONMENTAL REPORT. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     PHYSICAL CONDITION REPORT. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     TITLE INSURANCE POLICY. The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns,
(d) written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     PROPERTY INSURANCE. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

     ESCROW REQUIREMENTS. In connection with the origination of a mortgage loan, each Originator may require the borrowers to fund one or more of the following escrows: taxes and insurance, and replacement reserves; although in many circumstances the collection of such reserves may be conditioned upon the occurrence of an event such as an event of default under the mortgage loan or the failure to meet a cash flow or debt service coverage ratio test.

     UNDERWRITING OF THE MORTGAGE LOANS. In underwriting a mortgage loan, in connection with the origination or acquisition of such loan, each Originator generally reviews income information provided by the borrower and typically consider operating history of the property, industry data regarding the local real estate market and the appraiser's analysis. In some cases, net operating income with respect to the related property (generally provided by the borrower) may be adjusted by, among other things, adjustments in the calculation of the components of net cash flow. In certain cases, the applicable Originator or the borrower may have engaged independent accountants to review or perform certain procedures to verify such information, however, neither the Loan Sellers nor the Depositor makes any representation as to the accuracy of such information.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 21 classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates and the Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 Certificates and Class X-2 Certificates (together, the "Class X Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class R Certificates and the Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class R Certificates, the "Residual Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO Property") or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Mortgage Loan under a Pari Passu PSA; (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"); (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans; (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 10%):

                                        INITIAL CERTIFICATE PRINCIPAL
                    CLASS                 AMOUNT OR NOTIONAL AMOUNT
        ----------------------------   ------------------------------
          Class A-1 ................            $410,640,000
          Class A-2 ................            $190,490,000
          Class A-1A ...............            $168,447,000
          Class X ..................            $892,264,316
          Class B ..................            $ 20,076,000
          Class C ..................            $  7,808,000
          Class D ..................            $ 16,730,000
          Class E ..................            $ 12,268,000
          Class F ..................            $ 13,384,000
          Class G ..................            $  7,808,000
          Class H ..................            $  7,807,000
          Class J ..................            $  5,577,000
          Class K ..................            $  3,346,000
          Class L ..................            $  3,346,000
          Class M ..................            $  4,461,000
          Class N ..................            $  3,346,000
          Class O ..................            $  3,346,000
          Class P ..................            $ 13,384,316

     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class.

     The Class X Certificates will not have a Certificate Principal Amount. Class X will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will, for purposes of distributions on each Distribution Date, equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if such day is not a day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in May 2004 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (such date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Collection Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the applicable Pari Passu PSA and/or Intercreditor Agreement), exclusive of (without duplication):

       (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

       (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

       (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

       (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

       (5) all yield maintenance charges and prepayment premiums;

       (6) all amounts deposited in the Collection Account in error; and

       (7) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

     (z) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in May 2004, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of the Mortgage Loan (or relevant portion of the Mortgage Loan) as of the date of purchase, (ii) all accrued and unpaid interest on the Mortgage Loan (or relevant portion of the Mortgage Loan) at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period during which the repurchase occurs, (iii) all related Property Advances (to the extent not reimbursed by or on behalf of the related borrower) plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to the Mortgage Loan (or relevant portion of the Mortgage Loan) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement. If the applicable Loan Seller repurchases a Mortgage Loan after more than 180 days following its receipt of notice of a breach giving rise to the repurchase obligation, the applicable Loan Seller will be required to pay a 1% liquidation fee.

     "Determination Date" with respect to any Distribution Date is the fourth business day prior to the related Distribution Date.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

       The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.659%.

       The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.319%.

       The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 3.701%.

       The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.458%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 4.515%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 4.596%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 4.685%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 4.358%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 4.455%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 4.845%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.561%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Withheld Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-Off Date Balance and, on each Distribution Date, will be reduced by the portion of the Unadjusted Principal Distribution Amount for that date that is attributable to that Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency

Legislation; Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

     The "Unadjusted Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

       (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date):

       (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan (the amounts in clauses (i) and (ii), the "Scheduled Principal Distribution Amount"):

       (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

       (iv) the Principal Shortfall, if any, for such Distribution Date.

     The "Principal Distribution Amount" for any Distribution Date will be equal to:

       (a) the Unadjusted Principal Distribution Amount, less

       (b) the sum, without duplication, of the amount of any reimbursements of:

          (i) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

          (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a Realized Loss to reduce the Certificate Principal Amount of any Class of Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Principal Amount of either the Class A-2 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed

Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).


     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 2 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1 and Class A-2 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1 and Class A-2 Certificates on the preceding Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the

Certificate Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date.

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Mortgage Loan under a Pari Passu PSA.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

       First, in respect of interest, concurrently, (i) to the Class A-1 and Class A-2 Certificates, pro rata, from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) to the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) to the Class X-1 and Class X-2 Certificates, pro rata, from the Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Funds (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Funds will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Interest Distribution Amount in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

       Second, to the Class A-1, Class A-2 and Class A-1A Certificates, in reduction of the Certificate Principal Amount thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero and (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A and Class A-1 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-2 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

       Third, to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Fifth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Sixth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Eighth, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Ninth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Eleventh, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution
   Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Twelfth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Fourteenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Fifteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Seventeenth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Eighteenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Twentieth, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Twenty-first, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Twenty-third, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Twenty-fourth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Twenty-sixth, to the Class J Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Twenty-seventh, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Twenty-ninth, to the Class K Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Thirtieth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Thirty-second, to the Class L Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Thirty-third, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Thirty-fifth, to the Class M Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Thirty-sixth, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Thirty-eighth, to the Class N Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Thirty-ninth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Forty-first, to the Class O Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Forty-second, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

       Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

       Forty-fourth, to the Class P Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

       Forty-fifth, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

       Forty-sixth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2 and Class A-1A Certificates) is reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2 and Class A-1A Certificates without regard to the priorities set forth above.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class in respect of the applicable Loan Group on such Distribution Date, and whose denominator is the total amount distributed with respect to the applicable Loan Group as principal to the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent Realized Losses have been allocated to Classes of Certificates that include the Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are the excess of:

     o proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over

     o the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2 and Class A-1A Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Regular Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Excess Prepayment Interest Shortfall") will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class R and Class LR Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan) for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-1A and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-1A and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata until their Certificate Principal Amounts have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Principal Amounts have been reduced to zero, then to the Class A-2 Certificates until their Certificate Principal Amounts have been reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Principal Amounts have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Principal Amounts have been reduced to zero and then, if any of the Class A-1 or Class A-2 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Principal Amounts have been reduced to zero and then to the Class A-2 Certificates until their Certificate Principal Amounts have been reduced to zero. Allocation to the Class A-1, Class A-2 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the the Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2 and Class A-1A Certificates by the Sequential Pay Certificates other than the Class A Certificates.

     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to

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the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the
Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates and, finally, to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a servicing transfer event,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments or the balloon payment on the Mortgage Loan (or 150 days following a default on a balloon payment, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative); provided that the borrower continues to make a Monthly Payment and such event constitutes a servicing transfer event,

     o the date which is 60 days after a receiver is appointed and continues in that capacity for a Mortgaged Property securing the Mortgage Loan,

     o the 60th day following the bankruptcy or similar proceeding of the borrower, and

     o the date on which a Mortgaged Property securing the Mortgage Loan becomes an REO Property.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 30 days of an Appraisal Reduction Event with respect to a Mortgage Loan, or longer period if the Special Servicer is diligently and in good faith proceeding to obtain the appraisal, the Special Servicer is required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates. See "The Pooling Agreement--Advances" in this prospectus supplement.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan.

     Any Mortgage Loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a "Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The

Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates ("Certificate Owners"). Except as otherwise provided under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of

Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default (and, with respect to the Class A-1, Class A-2, and Class A-1A Certificates, on the Mortgage Loans in the related Loan Group). While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance or a Workout Delayed Reimbursement Amount on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR Certificates) in reverse alphabetical order.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1 and Class A-2 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2.

     Principal prepayment on the mortgage loans would also affect the yield on the Class B, Class C, Class D and Class E Certificates because those classes have a fixed Pass-Through Rate subject to the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     The timing of changes in the rate of prepayment on the Mortgage Loans (or the Mortgage Loans in a particular Loan Group with respect to any class of Class A Certificates) may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be October 10, 2028, the first Distribution Date after the 210th month following the latest stated maturity date of any Mortgage Loan.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Principal Amount thereof is reduced to zero and second, in respect of the Class A-2 Certificates until the Certificate Principal Amount thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates.

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex C to this prospectus supplement, and are based on the following additional assumptions ("Modeling Assumptions"):
(i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies,
(iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust Fund described in this prospectus supplement, (vi) no Mortgage Loan is required to be purchased from the Trust Fund, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex C with respect to each Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered Certificates,
(ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in May 2004, (x) the Certificates will be issued on April 15, 2004, (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term and (xii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 in this prospectus supplement (including any applicable footnotes).

     The weighted average life of any Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--
Payment Priorities" in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                               PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------------------
DISTRIBUTION DATE                   0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
--------------------------------- ---------- ---------- ---------- ---------- ---------
Closing Date ....................     100%       100%       100%       100%       100%
April 10, 2005 ..................      99%        99%        99%        99%        99%
April 10, 2006 ..................      98%        98%        98%        98%        98%
April 10, 2007 ..................      97%        97%        96%        96%        93%
April 10, 2008 ..................      71%        71%        70%        68%        49%
April 10, 2009 and thereafter ...       0%         0%         0%         0%         0%
Weighted Average Life (in years)     4.27       4.25       4.23       4.20       3.99
First Principal Payment Date .... May 2004   May 2004   May 2004   May 2004   May 2004
Last Principal Payment Date ..... Apr 2009   Apr 2009   Apr 2009   Apr 2009   Apr 2009

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Closing Date .............................       100%         100%         100%         100%         100%
April 10, 2005 ...........................       100%         100%         100%         100%         100%
April 10, 2006 ...........................       100%         100%         100%         100%         100%
April 10, 2007 ...........................       100%         100%         100%         100%         100%
April 10, 2008 ...........................       100%         100%         100%         100%         100%
April 10, 2009 ...........................       100%         100%         100%         100%         100%
April 10, 2010 ...........................        98%          98%          98%          98%          97%
April 10, 2011 and thereafter ............         0%           0%           0%           0%           0%
Weighted Average Life (in years) .........      6.46         6.44         6.41         6.37         6.15
First Principal Payment Date .............   Apr 2009     Apr 2009     Apr 2009     Apr 2009     Apr 2009
Last Principal Payment Date ..............   Nov 2010     Nov 2010     Nov 2010     Nov 2010     Aug 2010

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
               THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                               PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------------------
DISTRIBUTION DATE                   0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
--------------------------------- ---------- ---------- ---------- ---------- ---------
Closing Date ....................     100%       100%       100%       100%       100%
April 10, 2005 ..................     100%       100%       100%       100%       100%
April 10, 2006 ..................     100%       100%       100%       100%       100%
April 10, 2007 ..................     100%       100%       100%       100%       100%
April 10, 2008 ..................      91%        91%        90%        89%        78%
April 10, 2009 and thereafter ...       0%         0%         0%         0%         0%
Weighted Average Life (in years)     4.62       4.61       4.59       4.57       4.37
First Principal Payment Date .... May 2004   May 2004   May 2004   May 2004   May 2004
Last Principal Payment Date ..... Apr 2009   Apr 2009   Apr 2009   Apr 2009   Jan 2009

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Closing Date .............................       100%         100%         100%         100%         100%
April 10, 2005 ...........................       100%         100%         100%         100%         100%
April 10, 2006 ...........................       100%         100%         100%         100%         100%
April 10, 2007 ...........................       100%         100%         100%         100%         100%
April 10, 2008 ...........................       100%         100%         100%         100%         100%
April 10, 2009 ...........................       100%         100%         100%         100%         100%
April 10, 2010 ...........................       100%         100%         100%         100%         100%
April 10, 2011 and thereafter ............         0%           0%           0%           0%           0%
Weighted Average Life (in years) .........      6.65         6.63         6.60         6.57         6.40
First Principal Payment Date .............   Nov 2010     Nov 2010     Nov 2010     Nov 2010     Aug 2010
Last Principal Payment Date ..............   Dec 2010     Dec 2010     Dec 2010     Nov 2010     Sep 2010

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Closing Date .............................       100%         100%         100%         100%         100%
April 10, 2005 ...........................       100%         100%         100%         100%         100%
April 10, 2006 ...........................       100%         100%         100%         100%         100%
April 10, 2007 ...........................       100%         100%         100%         100%         100%
April 10, 2008 ...........................       100%         100%         100%         100%         100%
April 10, 2009 ...........................       100%         100%         100%         100%         100%
April 10, 2010 ...........................       100%         100%         100%         100%         100%
April 10, 2011 and thereafter ............         0%           0%           0%           0%           0%
Weighted Average Life (in years) .........      6.68         6.65         6.65         6.62         6.44
First Principal Payment Date .............   Dec 2010     Dec 2010     Dec 2010     Nov 2010     Sep 2010
Last Principal Payment Date ..............   Jan 2011     Dec 2010     Dec 2010     Dec 2010     Oct 2010

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Closing Date .............................       100%         100%         100%         100%         100%
April 10, 2005 ...........................       100%         100%         100%         100%         100%
April 10, 2006 ...........................       100%         100%         100%         100%         100%
April 10, 2007 ...........................       100%         100%         100%         100%         100%
April 10, 2008 ...........................       100%         100%         100%         100%         100%
April 10, 2009 ...........................       100%         100%         100%         100%         100%
April 10, 2010 ...........................       100%         100%         100%         100%         100%
April 10, 2011 and thereafter ............         0%           0%           0%           0%           0%
Weighted Average Life (in years) .........      6.74         6.72         6.69         6.65         6.49
First Principal Payment Date .............   Jan 2011     Dec 2010     Dec 2010     Dec 2010     Oct 2010
Last Principal Payment Date ..............   Jan 2011     Jan 2011     Jan 2011     Dec 2010     Oct 2010

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
            0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                              PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
------------------------------------------   ----------   ----------   ----------   ----------   ---------
Closing Date .............................       100%         100%         100%         100%         100%
April 10, 2005 ...........................       100%         100%         100%         100%         100%
April 10, 2006 ...........................       100%         100%         100%         100%         100%
April 10, 2007 ...........................       100%         100%         100%         100%         100%
April 10, 2008 ...........................       100%         100%         100%         100%         100%
April 10, 2009 ...........................       100%         100%         100%         100%         100%
April 10, 2010 ...........................       100%         100%         100%         100%         100%
April 10, 2011 and thereafter ............         0%           0%           0%           0%           0%
Weighted Average Life (in years) .........      6.74         6.74         6.74         6.72         6.49
First Principal Payment Date .............   Jan 2011     Jan 2011     Jan 2011     Dec 2010     Oct 2010
Last Principal Payment Date ..............   Jan 2011     Jan 2011     Jan 2011     Jan 2011     Oct 2010

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates" in this prospectus supplement) and the period during which principal payments would be received with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including April 1, 2004 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                             --OTHERWISE AT INDICATED CPR
                              -----------------------------------------------------------
    ASSUMED PRICE (32NDS)        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----------------------------- ----------- ----------- ----------- ----------- -----------
99-30 .......................   3.680%      3.679%      3.679%      3.679%      3.679%
100-00 ......................   3.663%      3.663%      3.663%      3.663%      3.662%
100-02 ......................   3.647%      3.647%      3.647%      3.647%      3.645%
100-04 ......................   3.631%      3.631%      3.631%      3.630%      3.628%
100-06 ......................   3.615%      3.615%      3.615%      3.614%      3.611%
100-08 ......................   3.599%      3.599%      3.598%      3.598%      3.594%
100-10 ......................   3.583%      3.583%      3.582%      3.581%      3.576%
100-12 ......................   3.567%      3.567%      3.566%      3.565%      3.559%
100-14 ......................   3.551%      3.550%      3.550%      3.549%      3.542%
100-16 ......................   3.535%      3.534%      3.534%      3.533%      3.525%
100-18 ......................   3.519%      3.518%      3.518%      3.516%      3.508%
Weighted Average Life (yrs.)    4.27        4.25        4.23        4.20        3.99
First Principal Payment Date  May 2004    May 2004    May 2004    May 2004    May 2004
Last Principal Payment Date . Apr 2009    Apr 2009    Apr 2009    Apr 2009    Apr 2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                            --OTHERWISE AT INDICATED CPR
                                         -------------------------------------------------------------------
         ASSUMED PRICE (32NDS)              0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------   -----------   -----------   -----------   -----------   -----------
100-06 ...............................     4.305%        4.305%        4.304%        4.304%        4.302%
100-08 ...............................     4.293%        4.293%        4.293%        4.293%        4.291%
100-10 ...............................     4.282%        4.282%        4.282%        4.281%        4.279%
100-12 ...............................     4.271%        4.271%        4.270%        4.270%        4.267%
100-14 ...............................     4.260%        4.259%        4.259%        4.259%        4.255%
100-16 ...............................     4.248%        4.248%        4.248%        4.247%        4.244%
100-18 ...............................     4.237%        4.237%        4.236%        4.236%        4.232%
100-20 ...............................     4.226%        4.226%        4.225%        4.224%        4.220%
100-22 ...............................     4.215%        4.214%        4.214%        4.213%        4.208%
100-24 ...............................     4.204%        4.203%        4.203%        4.202%        4.197%
100-26 ...............................     4.192%        4.192%        4.191%        4.190%        4.185%
Weighted Average Life (yrs.) .........     6.46          6.44          6.41          6.37          6.15
First Principal Payment Date .........   Apr 2009      Apr 2009      Apr 2009      Apr 2009      Apr 2009
Last Principal Payment Date ..........   Nov 2010      Nov 2010      Nov 2010      Nov 2010      Aug 2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                             --OTHERWISE AT INDICATED CPR
                              -----------------------------------------------------------
ASSUMED PRICE (32NDS)            0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----------------------------- ----------- ----------- ----------- ----------- -----------
99-22 .......................   3.782%      3.783%      3.783%      3.783%      3.785%
99-24 .......................   3.767%      3.767%      3.768%      3.768%      3.769%
99-26 .......................   3.752%      3.752%      3.753%      3.753%      3.754%
99-28 .......................   3.737%      3.737%      3.737%      3.737%      3.738%
99-30 .......................   3.722%      3.722%      3.722%      3.722%      3.722%
100-00 ......................   3.707%      3.707%      3.707%      3.707%      3.706%
100-02 ......................   3.693%      3.692%      3.692%      3.692%      3.691%
100-04 ......................   3.678%      3.677%      3.677%      3.677%      3.675%
100-06 ......................   3.663%      3.662%      3.662%      3.662%      3.659%
100-08 ......................   3.648%      3.648%      3.647%      3.647%      3.643%
100-10 ......................   3.633%      3.633%      3.632%      3.632%      3.628%
Weighted Average Life (yrs.)    4.62        4.61        4.59        4.57        4.37
First Principal Payment Date  May 2004    May 2004    May 2004    May 2004    May 2004
Last Principal Payment Date . Apr 2009    Apr 2009    Apr 2009    Apr 2009    Jan 2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                            --OTHERWISE AT INDICATED CPR
                                         -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------   -----------   -----------   -----------   -----------   -----------
100-06 ...............................     4.447%        4.447%        4.446%        4.446%        4.445%
100-08 ...............................     4.436%        4.435%        4.435%        4.435%        4.434%
100-10 ...............................     4.425%        4.424%        4.424%        4.424%        4.422%
100-12 ...............................     4.414%        4.413%        4.413%        4.413%        4.411%
100-14 ...............................     4.403%        4.402%        4.402%        4.402%        4.399%
100-16 ...............................     4.392%        4.391%        4.391%        4.390%        4.388%
100-18 ...............................     4.381%        4.380%        4.380%        4.379%        4.377%
100-20 ...............................     4.370%        4.369%        4.369%        4.368%        4.365%
100-22 ...............................     4.359%        4.358%        4.358%        4.357%        4.354%
100-24 ...............................     4.348%        4.347%        4.347%        4.346%        4.343%
100-26 ...............................     4.337%        4.336%        4.336%        4.335%        4.331%
Weighted Average Life (yrs.) .........     6.65          6.63          6.60          6.57          6.40
First Principal Payment Date .........   Nov 2010      Nov 2010      Nov 2010      Nov 2010      Aug 2010
Last Principal Payment Date ..........   Dec 2010      Dec 2010      Dec 2010      Nov 2010      Sep 2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                            --OTHERWISE AT INDICATED CPR
                                         -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------   -----------   -----------   -----------   -----------   -----------
100-06 ...............................     4.505%        4.504%        4.504%        4.504%        4.503%
100-08 ...............................     4.494%        4.493%        4.493%        4.493%        4.492%
100-10 ...............................     4.483%        4.482%        4.482%        4.482%        4.480%
100-12 ...............................     4.472%        4.471%        4.471%        4.471%        4.469%
100-14 ...............................     4.461%        4.460%        4.460%        4.460%        4.457%
100-16 ...............................     4.450%        4.449%        4.449%        4.449%        4.446%
100-18 ...............................     4.439%        4.438%        4.438%        4.438%        4.435%
100-20 ...............................     4.428%        4.427%        4.427%        4.427%        4.423%
100-22 ...............................     4.417%        4.416%        4.416%        4.416%        4.412%
100-24 ...............................     4.406%        4.405%        4.405%        4.404%        4.401%
100-26 ...............................     4.395%        4.394%        4.394%        4.393%        4.390%
Weighted Average Life (yrs.) .........     6.68          6.65          6.65          6.62          6.44
First Principal Payment Date .........   Dec 2010      Dec 2010      Dec 2010      Nov 2010      Sep 2010
Last Principal Payment Date ..........   Jan 2011      Dec 2010      Dec 2010      Dec 2010      Oct 2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                            --OTHERWISE AT INDICATED CPR
                                         -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------   -----------   -----------   -----------   -----------   -----------
100-06 ...............................     4.587%        4.587%        4.587%        4.586%        4.585%
100-08 ...............................     4.576%        4.576%        4.576%        4.575%        4.574%
100-10 ...............................     4.565%        4.565%        4.565%        4.564%        4.563%
100-12 ...............................     4.554%        4.554%        4.554%        4.553%        4.551%
100-14 ...............................     4.543%        4.543%        4.543%        4.542%        4.540%
100-16 ...............................     4.532%        4.532%        4.532%        4.531%        4.529%
100-18 ...............................     4.521%        4.521%        4.521%        4.520%        4.517%
100-20 ...............................     4.510%        4.510%        4.510%        4.509%        4.506%
100-22 ...............................     4.499%        4.499%        4.499%        4.498%        4.495%
100-24 ...............................     4.489%        4.488%        4.488%        4.487%        4.484%
100-26 ...............................     4.478%        4.477%        4.477%        4.476%        4.472%
Weighted Average Life (yrs.) .........     6.74          6.72          6.69          6.65          6.49
First Principal Payment Date .........   Jan 2011      Dec 2010      Dec 2010      Dec 2010      Oct 2010
Last Principal Payment Date ..........   Jan 2011      Jan 2011      Jan 2011      Dec 2010      Oct 2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                            --OTHERWISE AT INDICATED CPR
                                         -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------   -----------   -----------   -----------   -----------   -----------
100-06 ...............................     4.677%        4.677%        4.677%        4.677%        4.675%
100-08 ...............................     4.666%        4.666%        4.666%        4.666%        4.664%
100-10 ...............................     4.655%        4.655%        4.655%        4.655%        4.653%
100-12 ...............................     4.644%        4.644%        4.644%        4.644%        4.641%
100-14 ...............................     4.633%        4.633%        4.633%        4.633%        4.630%
100-16 ...............................     4.622%        4.622%        4.622%        4.622%        4.619%
100-18 ...............................     4.611%        4.611%        4.611%        4.611%        4.607%
100-20 ...............................     4.600%        4.600%        4.600%        4.600%        4.596%
100-22 ...............................     4.589%        4.589%        4.589%        4.589%        4.585%
100-24 ...............................     4.578%        4.578%        4.578%        4.578%        4.573%
100-26 ...............................     4.567%        4.567%        4.567%        4.567%        4.562%
Weighted Average Life (yrs.) .........     6.74          6.74          6.74          6.72          6.49
First Principal Payment Date .........   Jan 2011      Jan 2011      Jan 2011      Dec 2010      Oct 2010
Last Principal Payment Date ..........   Jan 2011      Jan 2011      Jan 2011      Jan 2011      Oct 2010

     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

EFFECT OF LOAN GROUPS

     Generally, the Class A-1 and Class A-2 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Amount of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero. Accordingly, holders of the Class A-1 and Class A-2 Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1 and holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
1. Investors should take this into account when reviewing this "Yield, Prepayment and Maturity Considerations" section.

                              THE POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of April 1, 2004 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     The servicing of the Mortgage Loans (other than any Non-Serviced Loan) and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced
Loan) and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced
Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE NON-SERVICED LOANS

     THE WATER TOWER PLACE LOAN. The Water Tower Place Whole Loan and any related REO Property are being serviced under the GMACCM C3 PSA and therefore the GMACCM C3 Master Servicer will make recoverable servicing advances (and if it fails to make such advances, the GMACCM C3 Trustee will be required to make such recoverable servicing advances) and remit collections on the Water Tower Place Loan to or on behalf of the trust, but will not make P&I Advances. The Master Servicer will be required to make P&I Advances on the Water Tower Place Loan, unless it has determined that such advances would not be recoverable from collections on the Water Tower Place Loan. If the Master Servicer is an S&P approved servicer and a Moody's approved Master Servicer, the GMACCM C3 Master Servicer may also rely on a determination by the Master Servicer that a P&I Advance with respect to the Water Tower Place Loan is nonrecoverable. Any determination made by the GMACCM C3 Master Servicer or GMACCM C3 Special Servicer, as applicable, that an advance on the Water Tower Place Whole Loan is nonrecoverable shall be conclusive and binding on the Master Servicer and the Trustee. The GMACCM C3 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM C3 PSA are generally similar but not identical to the servicing arrangements under the Pooling Agreement. In that regard:

     o The GMACCM C3 Master Servicer and GMACCM C3 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the Water Tower Place Whole Loan.

     o The GMACCM C3 Trustee will be the mortgagee of record for the Water Tower Place Whole Loan.

     o The Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement will have no obligation or authority to supervise the GMACCM C3 Master Servicer, the GMACCM C3 Special Servicer or the GMACCM C3 Trustee or to make servicing advances with respect to the Water Tower Place Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee and the Certificateholders with respect to the Water Tower Place Loan is dependent on their receipt of the corresponding information from the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer, as applicable.

     o The obligation of the Master Servicer to remit collections (but not P&I Advances) to the Trustee with respect to the Water Tower Place Loan is dependent on its receipt of the corresponding amounts from the applicable party under the GMACCM C3 PSA.

     o The controlling classes of the certificates issued by the GMACCM C3 Trust, the controlling class of any trust holding the other Pari Passu Companion Loans (or if not securitized, the holder of the related note) and the Controlling Class Representative will be able to withhold their approval to proposed actions to be taken by the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer with respect to the Water Tower Place Loan and the related companion loan. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes or holders.

     o The GMACCM C3 Special Servicer may be removed as special servicer for the Water Tower Place Loan and the related companion loans at any time, with or without cause, but only with the consent of the majority holder of the controlling class of the GMACCM C3 Trust, the controlling class of any trust holding any other Water Tower Place Pari Passu Companion Loan (or if not securitized, the holder of the related note) and the Controlling Class Representative who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization. If the controlling classes or holders are not able to agree on a successor special servicer, the third party operating advisor shall select one of the proposed successor special servicers.

     THE DDR PORTFOLIO LOAN. The DDR Portfolio Whole Loan and any related REO Property are being serviced under the GMACCM C2 PSA and therefore the GMACCM C2 Master Servicer will make recoverable servicing advances (and if it fails to make such advances, the GMACCM C2 Trustee will be required to make such recoverable servicing advances) and remit collections on the DDR Portfolio Loan to or on behalf of the trust, but will not make P&I Advances. The Master Servicer will be required to make P&I Advances on the DDR Portfolio Loan, unless it has determined that such advances would not be recoverable from collections on the DDR Portfolio Loan. If the Master Servicer is an S&P approved servicer and a Moody's approved Master Servicer, the GMACCM C2 Master Servicer may also rely on a determination by the Master Servicer that a P&I Advance with respect to the DDR Portfolio Loan is nonrecoverable. Any determination made by the GMACCM C2 Master Servicer or GMACCM C2 Special Servicer, as applicable, that an advance on the DDR Portfolio Whole Loan is nonrecoverable shall be conclusive and binding on the Master Servicer and the Trustee. The GMACCM C2 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM C2 PSA are generally similar but not identical to the servicing arrangements under the Pooling Agreement. In that regard:

     o The GMACCM C2 Master Servicer and GMACCM C2 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the DDR Portfolio Whole Loan.

     o The GMACCM C2 Trustee will be the mortgagee of record for the DDR Portfolio Whole Loan.

     o The Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement will have no obligation or authority to supervise the GMACCM C2 Master Servicer, the GMACCM C2 Special Servicer or the GMACCM C2 Trustee or to make servicing advances with respect to the DDR Portfolio Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee and the Certificateholders with respect to the DDR Portfolio Loan is dependent on their receipt of the corresponding information from the GMACCM C2 Master Servicer or the GMACCM C2 Special Servicer, as applicable.

     o The obligation of the Master Servicer to remit collections (but not P&I Advances) to the Trustee with respect to the DDR Portfolio Loan is dependent on its receipt of the corresponding amounts from the applicable party under the GMACCM C2 PSA.

     o The controlling classes of the certificates issued by the GMACCM C2 Trust, the controlling class of any trust holding the other Pari Passu Companion Loans (or if not securitized, the holder of the related note) and the Controlling Class Representative will be able to withhold their approval to proposed actions to be taken by the GMACCM C2 Master Servicer or the GMACCM C2 Special Servicer with respect to the DDR Portfolio Loan and the related companion loan. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes or holders.

     o The GMACCM C2 Special Servicer may be removed as special servicer for the DDR Portfolio Loan and the related companion loans at any time, with or without cause, but only with the consent of each of the majority holder of the controlling class of the GMACCM C2 Trust, the controlling class of any trust holding any other DDR Portfolio Pari Passu Companion Loans (or if not securitized, the holder of the related note) and the Controlling Class Representative who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization. If the controlling classes or holders are not able to agree on a successor special servicer, the third party operating advisor shall select one of the proposed successor special servicers.

     THE 237 PARK AVENUE LOAN. The 237 Park Avenue Whole Loan and any related REO Property are being serviced under the GCCFC C2 PSA and therefore the GCCFC C2 Master Servicer will make recoverable servicing advances (and if it fails to make such advances, the GCCFC C2 Trustee will be required to make such recoverable servicing advances) and remit collections on the 237 Park Avenue Loan to or on behalf of the trust. The GCCFC C2 Master Servicer will be required to make P&I Advances on the 237 Park Avenue Loan, unless it has determined that such advances would not be recoverable from collections on the 237 Park Avenue Loan. The GCCFC C2 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GCCFC C2 PSA are generally similar but not identical to the servicing arrangements under the Pooling Agreement. In that regard:

     o The GCCFC C2 Master Servicer and GCCFC C2 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the 237 Park Avenue Whole Loan.

     o The GCCFC C2 Trustee will be the mortgagee of record for the 237 Park Avenue Whole Loan.

     o The Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement will have no obligation or authority to supervise the GCCFC C2 Master Servicer, the GCCFC C2 Special Servicer or the GCCFC C2 Trustee or to make servicing advances with respect to the 237 Park Avenue Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee and the Certificateholders with respect to the 237 Park Avenue Loan is dependent on their receipt of the corresponding information from the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer, as applicable.

     o The obligation of the Master Servicer to remit collections and P&I Advances made by the GCCFC C2 Master Servicer to the Trustee with respect to the 237 Park Avenue Loan is dependent on its receipt of the corresponding amounts from the applicable party under the GCCFC C2 PSA.

     o The holder of a majority interest in the 237 Park Avenue Whole Loan or if no one holder holds a majority, two or more holders acting together as a majority will be able to withhold their approval to proposed actions to be taken by the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer with respect to the 237 Park Avenue Loan and the related companion loans. For the purposes of this paragraph, with respect to the 237 Park Avenue Pari Passu Companion Loan which is included in the GCCFC C2 Trust, the holder is the holder of certificates representing a majority interest in the controlling class of the certificates issued pursuant to the GCCFC C2 PSA and, with respect to the other 237 Park Avenue Pari Passu Companion Loans that are not included in a securitization, the holder is the holder of such mortgage loan or, if such mortgage loan becomes an asset in a securitization, the controlling class of such certificates issued pursuant to that securitization.

     The GCCFC C2 Special Servicer may only be removed as special servicer for the 237 Park Avenue Whole Loan for cause.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than any Non-Serviced Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. Prudential Asset Resources, Inc. is expected to be the initial sub-servicer with respect to the Mortgage Loans sold to the Depositor by PMCF and GMAC Commercial Mortgage Corporation is expected to be the initial sub-servicer with respect to a majority of the other Mortgage Loans. The Master Servicer will be responsible for paying the servicing fees of any subservicer out of the Servicing Fee for each subserviced mortgage loan. Except in certain limited circumstances set forth in the Pooling Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.

     With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Pari Passu Companion Loans are being serviced and administered in accordance with the related Pari Passu PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-serviced Loan and the related Pari Passu Companion Loans will be effected in accordance with the related Pari Passu PSA and intercreditor agreements). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the related Pari Passu PSA.

     The Master Servicer will be required to service and administer the Mortgage Loans (other than any Non-Serviced Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer services and administers similar mortgage loans for other third-party portfolios giving due consideration to customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own loans, and (2) the same care, skill, prudence and diligence with which the Master Servicer services and administers similar commercial and multifamily mortgage loans owned by the Master Servicer, but without regard to:

     o any relationship that the Master Servicer, or any of its affiliates may have with the related borrower or any affiliate of the borrower, any Mortgage Loan Seller or any other party to the Pooling Agreement;

     o the ownership of any Certificate or mezzanine loan by the Master Servicer or any of its affiliates;

     o the Master Servicer's right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction

     o the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer; and

     o any debt that the Master Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the Mortgage Loans (other than any Non-Serviced Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loan documents and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers similar commercial and multifamily mortgage loans owned by the Special Servicer, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any of its affiliates, any Loan Seller or any other party to the Pooling Agreement;

          (B) the ownership of any Certificate or mezzanine loan by the Special Servicer or any of its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as "Special Servicer Servicing Standards".

     "Servicing Standards" means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any Mortgage Loan (other than a Non-Serviced Loan) (each, a "Specially Serviced Mortgage Loan") for which:

     (1) any balloon payment has not been made, and the Post Default Balloon Period has expired;

     (2) any Monthly Payment or other payment required under the mortgage note or the mortgage(s),other than a balloon payment, is more than 60 days late;

     (3) the Master Servicer (or the Special Servicer with the consent of the Controlling Class Representative) has determined in accordance with the Servicing Standards that a default in the making of a Monthly Payment or balloon payment or any other material payment required under the related Mortgage Loan is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days subject to any Post Default Balloon Period;

     (4)  a default under the Mortgage Loan, other than as described in clause
          (1) or (2) above, that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, exists for the applicable grace period under the terms of the Mortgage Loan or, if no grace period is specified, 60 days, in each case as determined by the Master Servicer or, with the consent of the Controlling Class Representative, the Special Servicer;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings for the related Mortgaged Property or Properties.

     "Post Default Balloon Period" means with respect to any Mortgage Loan which requires a balloon payment, the period 30 days after the default in the balloon payment (a "Balloon Default") if the Controlling Class Representative consents to such 30 day period, provided that the Post Default Balloon Period may be extended up to an additional 60 days (up to a total of 90 days after the Balloon Default) with the consent of the Controlling Class Representative if
(a) the borrower continues to make its Monthly Payment and within the initial 30 days after the Balloon Default delivers a statement that it is diligently pursuing refinancing, (b) no other servicing transfer event has occurred with respect to the Mortgage Loan and (c) within 90 days after the Balloon Default the borrower delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative and provided further, with the consent of the Controlling Class Representative once an acceptable binding financing commitment has been received within such 90 day period, the Post Default Balloon Period may be extended for a period not to exceed 120 days after the Balloon Default.

     With respect to any Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan.

     A Specially Serviced Mortgage Loan will become a "Corrected Mortgage Loan" if each special servicing event that applies to that Mortgage Loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely Monthly Payments under the terms of the Mortgage Loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Special Servicer will be required to prepare a report (an "Asset Status Report") for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Controlling Class Representative, the Master Servicer, the Loan Sellers, the Trustee and the Rating Agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Controlling Class Representative may object to any Asset Status Report within ten business days of receipt. However, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Controlling Class Representative disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Controlling Class Representative fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders. In the event that the Controlling Class Representative and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer.

     Each Pari Passu PSA provides for servicing transfer events that are similar but not identical to those set forth above. Upon the occurrence of a servicing transfer event under the related Pari Passu PSA, servicing of the both the related Non-Serviced Loan and its Pari Passu Companion Loan will be transferred to the related special servicer.

ADVANCES

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly

Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) on a Mortgage Loan (including the Non-Serviced Loans, other than the 237 Park Avenue Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan other than a Non-Serviced Loan, to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

     To the extent the Master Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability described below, will be required to make such required Advance pursuant to the terms of the Pooling Agreement. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The Master Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     Neither of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee, in its good faith business judgement, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standards, or the Trustee, in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent
(i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, if, in each instance, the Special Servicer determines in accordance with the Servicing Standards that making the payment is in the best interest of the Certificateholders.

     The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for up to 12 months. In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount"); first, only out of principal collections in the Collection Account and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) that such amounts, along with any other Workout-Delayed Reimbursement Amount and any Non-Recoverable Advance, will not ultimately be recoverable from late collections of principal or any other recovery on or in respect of the pool of Mortgage Loans and REO Properties allocable to principal, or (b) that such amount would not ultimately be recoverable from collections on the related Mortgage Loan, from general collections in the Collection Account, taking into account factors such as all other outstanding Advances in making this determination. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Non-Recoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the

Mortgage Loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

     Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion thereof in any Collection Period will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance (together with interest on that Non-Recoverable Advance). An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). None of the Master Servicer or the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standards or any duty under the Pooling Agreement.

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account" and, collectively, the "Distribution Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the "Interest Reserve Account"), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month (a "Withheld Loan"), an amount equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the

Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will also be required to establish and maintain an account (the "Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     Other accounts to be established pursuant to the Pooling Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

     Amounts on deposit in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation Proceeds received in the related Collection Period, if any, and (C) to the Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts"; (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances (the Master Servicer's or the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"); (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Interest Accrual Period;
(iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received on the Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on any Loan REMICs, the Upper-Tier

REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Pari Passu PSA pursuant to the related Intercreditor Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans generally contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will not be required to enforce such due-on-sale clauses and will not be required to (i) accelerate payments on the related Mortgage Loans or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate) or would otherwise be in the best interests of Certificateholders, than would enforcement of such clause. If the Special Servicer determines that granting such consent would be likely to result in a greater recovery, or would otherwise be in the best interests of Certificateholders, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans which (1) has an outstanding principal balance which is equal to or more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) is one of the ten largest mortgage loans (by outstanding principal balance), the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans contain provisions in the nature of "due-on-encumbrance" clauses, which by their terms (a) provide that the Mortgage Loans will, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and will not be required to (i) accelerate payments on the related Mortgage Loans or (ii) withhold its consent to such lien or encumbrance if (x) the Special Servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) for any Mortgage Loan which (1) has an outstanding principal balance which is equal to or more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans, (2) is one of the ten largest mortgage loans (by outstanding principal balance), or (3) an LTV greater than 85% or a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan), the Special Servicer receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a

Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standards, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of less than $2,000,000 in each case commencing in 2005; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement will require that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee annually on specified date, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee annually on specified date, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any of the Loan REMICs, the Upper-Tier or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling Agreement, or
(ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling Agreement or by reason of reckless disregard of obligations or duties under the Pooling Agreement. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling Agreement or by reason of reckless disregard of obligations and duties under the Pooling Agreement, in each case by the person being indemnified or (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the holders of Certificates under the Pooling Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     The Pooling Agreement will provide that each master servicer, special servicer, depositor and trustee under any Pari Passu PSA, and any of their respective directors, officers, employees or agents (each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the applicable Pari Passu PSA or the Pooling Agreement (but excluding any such losses allocable to the related Pari Passu Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Pari Passu PSA.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into any REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

          (g) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any ratings then assigned by Fitch to any Class of Certificates and the notice is not withdrawn, terminated or rescinded within 60 days following the Trustee's receipt of the notice.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer. If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may and, at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate the Special Servicer, and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement.

     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) or the Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer or the Special Servicer, as the case may be, was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

     The Pooling Agreement may be amended without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the Trust Fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller.

     In addition, in the event that one but not both of the two promissory notes evidencing the Water Tower Place Loan are repurchased by a Loan Seller, the Pooling Agreement may be amended, without consent of any Certificateholder, to add or modify provisions relating to Pari Passu Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     The Pooling Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party to the Pooling Agreement will be required to consent to any amendment to the Pooling Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause any of the Loan REMICs, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the Trust Fund to fail to qualify as a grantor trust.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For purposes of determining Voting Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 30 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property. However, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or any of the Loan REMICs, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling Agreement.

     Generally, none of the Loan REMICs, the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the related Loan REMIC or the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special Servicer will be permitted to cause any Loan REMIC or the Lower-Tier REMIC, as applicable, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, and with respect to clause (b) below, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) the Master Servicer determines that such P&I Advances will not be nonrecoverable. With respect to such conclusions, the Master Servicer may (but is not required to) conclusively rely (absent manifest error) on the Special Servicer's computations and analysis. Notwithstanding the foregoing, a determination by the Master Servicer or the Special Servicer that a P&I Advance is nonrecoverable will be binding on the other servicer.

     To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses) incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the

Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     SALE OF DEFAULTED MORTGAGE LOANS. The Pooling Agreement grants to the majority Certificateholder of the Controlling Class an option to purchase from the Trust Fund any defaulted Mortgage Loan (other than the Water Tower Place Loan and the DDR Portfolio Loan) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments).

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special Servicer is required to recalculate the fair value of such defaulted Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). In making such verification, the Trustee, in accordance with the Pooling Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) become a rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

     Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

     The Pari Passu PSA under which each Non-Serviced Loan is serviced has substantially similar provisions in respect of a purchase option after a monetary default. Other than with respect to the 237 Park Avenue Pari Passu Companion Loans, under the related Pari Passu PSA if the holder of this type of purchase option chooses to exercise the option with respect to a Pari Passu Companion Loan, it must purchase all related Pari Passu Companion Loans and the Non-Serviced Loan. With respect to the 237 Park Avenue Pari Passu Companion Loans, under the GCCFC C2 PSA, if the holder of this type of purchase option chooses to exercise its option, such holder may only purchase the 237 Park Avenue Pari Passu Companion Loan that is included in the GCCFC C2 Trust.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Loan) if (a) it determines, in accordance with the Servicing Standards, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any

Specially Serviced Mortgage Loan; provided that the Master Servicer may extend the maturity date of any Mortgage Loan for 2 successive one year periods with the consent of the Controlling Class Representative, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or
(vi) accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or 10 years with the consent of the Controlling Class Representative if the Special Servicer gives due consideration to the remaining term of the ground lease). Under certain circumstances, the Master Servicer will be permitted, with the consent of the Controlling Class Representative, to extend the maturity date of Mortgage Loans.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than a Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and
(b) would be in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period, the Controlling Class Representative will be deemed to have approved such action):

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

     o any modification or waiver of any term of the related loan documents of a Mortgage Loan that relates to the maturity date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);

     o any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund as described above under "--Optional Termination; Optional Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     o any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any release of any performance or "earn-out" reserves, escrows or letters of credit;

     o any management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve; and

     o any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     These consent rights are subject, to the extent applicable, to the procedures relating to Asset Status Reports described above under "--Servicing of the Mortgage Loans." In addition, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable; provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standards, or the REMIC Provisions.

     The Controlling Class Representative has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Principal Amount at least equal to 25% of the initial Certificate Principal Amount of that Class. For purposes of determining identity of the Controlling Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

     With respect to each Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the related Pari Passu PSA are governed by the terms of that Pari Passu PSA and the related Intercreditor Agreement. See "Description of the Mortgage Pool--The Non Serviced Loans" and "The Pooling Agreement--Servicing of the Non-Serviced Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

     o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o    may act solely in the interests of the holders of the Controlling
          Class,

     o does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related REO loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage Loans remaining in the Trust Fund at any time the aggregate Certificate Principal Amounts of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo" or the "Trustee") is acting as Trustee pursuant to the Pooling Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo's offices in Minneapolis. Wells Fargo otherwise also conducts its trustee and securities administration services at its office in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Certificateholders and other interested parties should direct their inquiries to the Wells Fargo CMBS Customer Service help desk. The telephone number is
(301) 815-6600.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Rating Agencies. However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee and, if such trustee is not rated at least "AA--" by each Rating Agency (or such other rating as the Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and a short term rating of "F-1" from Fitch and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates. Evidence of this ratings condition as to Fitch must be in writing.

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated in the same manner as interest is calculated on the related Mortgage Loan. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

     The Trustee (except for the information under the first paragraph of "--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Wachovia Bank, National Association will initially act as the master servicer (in such capacity, the "Master Servicer"). Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation and is an affiliate of one of the Underwriters. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. As of December 31, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 10,015 commercial and multifamily loans, totaling approximately $88.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness of the information. Wachovia Bank, National Association (except for the information in the preceding paragraph under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans, and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan. With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not need to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of application fees and defeasance fees, (2) 100% of certain non-material modification, waiver, consent fees, provided the consent of the Special Servicer is not required for such matters,

(3) 50% of all assumption, extension, modification, waiver, consent and earnout fees, in each case with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, and (4) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses incurred at any time with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.


     Although the Master Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Allied Capital Corporation, a Maryland corporation ("Allied Capital") will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The following information has been provided by the Special Servicer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness of the information.

     The principal executive offices of Allied Capital are located at 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006 and its telephone number is
(202) 331-1112. Allied Capital and certain of its subsidiaries are involved in the real estate investment, finance and management business. As of December 31, 2003, Allied Capital's CMBS portfolio included an original count of 5,944 assets as underlying collateral in most states across the country with an original face value of $38.6 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $5.29 billion of commercial real estate assets representing 822 loans within 6 securitization transactions, for which Allied Capital acts as special servicer.


     Allied Capital and its subsidiaries own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The Pooling Agreement provides that the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the

Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all fees with respect to assumptions, extensions and modifications, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all assumption, extension, modification, waiver, consent and earnout fees received with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses incurred at any time with respect to the related Mortgage Loan.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

     In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each Certificateholder, the following reports prepared by the Master Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling Agreement (which forms are subject to change) and including substantially the following information:

     (1) a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2) a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

     (3) a CMSA historical loan modification and corrected mortgage loan report;

     (4)  a CMSA historical liquidation report;

     (5)  a CMSA REO status report;

     (6)  a CMSA servicer watch list; and

     (7)  a CMSA loan level reserve and LOC report.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

     o    a CMSA comparative financial status report; and

     o    a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2004, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the Special Servicer or the Master Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

     Certificate Owners who have certified to the Trustee their beneficial ownership of any Offered Certificate may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry Registration" in this prospectus supplement.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and CMSA loan periodic update file format, available each month to any interested party via the Trustee's internet website. The Trustee will also make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement. The Rating Agencies and the parties to the Pooling Agreement will not be required to provide that certification.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o    the Pooling Agreement and any amendments;

     o all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

     o all officers' certificates and accountants' reports delivered to the Trustee since the Closing Date;

     o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a mortgage loan entered into by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners regarding the performance and servicing of the mortgage loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). In addition, each of 3 Mortgage Loans, proceeds of those Mortgage Loans and any related property (including a beneficial interest in real property in the case of the DDR Portfolio Mortgage Loan) that secured the related Mortgage Loans that was acquired by foreclosure or deed in lieu of foreclosure will constitute the assets of a separate REMIC (each, a "Loan REMIC"). Each Loan REMIC has issued a class of "regular interests" (the "Loan REMIC Regular Interest") and a class of "residual interests" (the "Loan REMIC Residual Interest"). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of each Mortgage Loan held in a Loan REMIC) and the related Loan REMIC Regular Interests, proceeds of those Mortgage Loans, and any property (including a beneficial interest in real property in the case of the Water Tower Place Loan and the 237 Park Avenue
Loan) that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and each Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class A-2, Class A-1A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

     On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling Agreement and each Pari Passu PSA and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC, the Upper-Tier REMIC and each Loan REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole classes of "residual interests" in each of the Lower-Tier REMIC and each Loan REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of each Loan REMIC Residual Interest will be treated as a grantor trust for federal income tax purposes under subpart E,
Part I of subchapter J of the Code.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes, but rather that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered Certificates--Distributions--Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     See "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus supplement, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued an individual exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), as amended (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determination concerning the legal investment or financial institutional regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

     The Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. ("GCMI"), Banc of America Securities LLC ("BOA"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFSI") and Wachovia Capital Markets, LLC ("WCM" and, collectively with Goldman, Sachs & Co., GCMI, BOA and MLPFSI, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                       GREENWICH                       MERRILL LYNCH,      WACHOVIA
                         GOLDMAN,       CAPITAL                       PIERCE, FENNER &     CAPITAL
                          SACHS         MARKETS,    BANC OF AMERICA         SMITH          MARKETS,
        CLASS             & CO.           INC.       SECURITIES LLC     INCORPORATED         LLC
-------------------- --------------- ------------- ----------------- ------------------ -------------
Class A-1 ..........  $406,640,000    $1,000,000       $1,000,000        $1,000,000      $1,000,000
Class A-2 ..........  $190,490,000    $        0       $        0        $        0      $        0
Class A-1A .........  $168,447,000    $        0       $        0        $        0      $        0
Class B ............  $ 20,076,000    $        0       $        0        $        0      $        0
Class C ............  $  7,808,000    $        0       $        0        $        0      $        0
Class D ............  $ 16,730,000    $        0       $        0        $        0      $        0
Class E ............  $ 12,268,000    $        0       $        0        $        0      $        0

     The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $828,735,108.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling Agreement --Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     Goldman, Sachs & Co. is an affiliate of the Depositor and GSMC, a Loan Seller. GCMI is an affiliate of Greenwich Capital Financial Products, Inc., a Loan Seller.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"), respectively:

                                                    RATINGS
                            CLASS                MOODY'S/FITCH
                -----------------------------   --------------
                  Class A-1 .................      Aaa/AAA
                  Class A-2 .................      Aaa/AAA
                  Class A-1A ................      Aaa/AAA
                  Class B ...................      Aa2/AA
                  Class C ...................      Aa3/AA-
                  Class D ...................       A2/A
                  Class E ...................       A3/A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                              PAGE
                                            ------
237 Park Avenue Co-Lender
Agreement ...............................     S-65
237 Park Avenue Loan ....................     S-64
237 Park Avenue Mortgage Loan ...........     S-60
237 Park Avenue Pari Passu
Companion Loans .........................     S-64
Actual/360 Basis ........................     S-58
Administrative Fee Rate .................     S-75
Advance Rate ............................    S-107
Advances ................................    S-107
Allied Capital ..........................    S-126
Allocated Loan Amount ...................     S-57
ALTA ....................................     S-69
Appraisal Reduction .....................     S-85
Appraisal Reduction Event ...............     S-85
Archon ..................................     S-55
Archon Loans ............................     S-55
Asset Status Report .....................    S-106
Available Funds .........................     S-72
Balloon Default .........................    S-105
Balloon Mortgage Loan ...................     S-58
Base Interest Fraction ..................     S-82
BOA .....................................    S-134
CBE .....................................     S-95
Certificate Owners ......................     S-87
Certificate Principal Amount ............     S-72
Certificate Registrar ...................     S-87
Certificateholder .......................     S-86
Certificates ............................     S-71
Class ...................................     S-71
Class X Certificates ....................     S-71
Class A Certificates ....................     S-71
Clearstream .............................     S-86
Closing Date ............................     S-56
CMSA ....................................    S-128
Code ....................................    S-131
Collection Account ......................    S-109
Collection Period .......................     S-73
Commerzbank .............................     S-55
Commerzbank AG ..........................     S-68
Commission ..............................    S-125
Compensating Interest Payment ...........     S-83
Controlling Class .......................    S-122
Controlling Class Certificateholder .....    S-122
Controlling Class Representative ........    S-122
Corrected Mortgage Loan .................    S-106
CPR .....................................     S-91
Cross Over Date .........................     S-81
Crossed Loan ............................     S-67

                                              PAGE
                                            ------
Cut-Off Date ............................     S-55
Cut-Off Date Balance ....................     S-55
DDR Portfolio Intercreditor
Agreement ...............................     S-63
DDR Portfolio Loan ......................     S-63
DDR Portfolio Pari Passu Companion
Loans ...................................     S-63
Defeasance Deposit ......................     S-59
Defeasance Loans ........................     S-59
Defeasance Lock-Out Period ..............     S-59
Defeasance Option .......................     S-59
Definitive Certificate ..................     S-86
Depositor ...............................     S-56
Depositories ............................     S-87
Determination Date ......................     S-73
Distribution Account ....................    S-109
Distribution Date .......................     S-72
DSCR ....................................     S-56
DTC .....................................     S-86
Due Date ................................     S-58
ERISA ...................................    S-132
ERISA Plan ..............................    S-132
Euroclear ...............................     S-86
Events of Default .......................    S-114
Excess Liquidation Proceeds .............     S-82
Excess Prepayment Interest Shortfall.....     S-83
Excluded Plan ...........................    S-133
Exemption ...............................    S-132
Fitch ...................................    S-135
Foothills Mall Loan .....................     S-59
Form 8-K ................................     S-70
Gain-On-Sale Reserve Account ............    S-110
GCCFC C2 Master Servicer ................     S-65
GCCFC C2 PSA ............................     S-64
GCCFC C2 Special Servicer ...............     S-65
GCCFC C2 Trust ..........................     S-64
GCCFC C2 Trustee ........................     S-65
GCFP ....................................     S-55
GCMI ....................................    S-134
GMACCM C2 Master Servicer ...............     S-63
GMACCM C2 PSA ...........................     S-63
GMACCM C2 Special Servicer ..............     S-63
GMACCM C2 Trust .........................     S-63
GMACCM C2 Trustee .......................     S-63
GMACCM C3 Master Servicer ...............     S-61
GMACCM C3 PSA ...........................     S-61
GMACCM C3 Special Servicer ..............     S-61
GMACCM C3 Trust .........................     S-61
GMACCM C3 Trustee .......................     S-61

                                             PAGE
                                           ------
Greenwich Loan .........................     S-55
Group 1 Principal Distribution
Amount .................................     S-76
Group 1 Principal Shortfall ............     S-77
Group 2 Principal Distribution
Amount .................................     S-77
Group 2 Principal Shortfall ............     S-77
GSMC ...................................     S-56
Indirect Participants ..................     S-87
Initial Loan Group 1 Balance ...........     S-55
Initial Loan Group 2 Balance ...........     S-55
Initial Pool Balance ...................     S-55
Interest Accrual Amount ................     S-74
Interest Accrual Period ................     S-74
Interest Distribution Amount ...........     S-74
Interest Reserve Account ...............    S-109
Interest Shortfall .....................     S-74
IRS ....................................    S-118
Liquidation Fee ........................    S-127
Liquidation Fee Rate ...................    S-127
Loan Group 1 ...........................     S-55
Loan Group 2 ...........................     S-55
Loan Groups ............................     S-55
                                            S-21,
Loan REMIC .............................    S-130
Loan REMIC Regular Interest ............    S-130
Loan REMIC Residual Interest ...........    S-130
Loan Sellers ...........................     S-56
Loan-to-Value Ratio ....................     S-56
Lower-Tier Distribution Account ........    S-109
Lower-Tier Regular Interests ...........    S-130
                                            S-20,
Lower-Tier REMIC .......................    S-130
LTV ....................................     S-56
LTV at Maturity ........................     S-56
Master Servicer ........................    S-125
Master Servicer Remittance Date ........    S-106
Master Servicer Servicing Standards.....    S-104
Material Breach ........................     S-66
Material Document Defect ...............     S-67
MLPFSI .................................    S-134
Modeling Assumptions ...................     S-91
Monthly Payment ........................     S-73
Moody's ................................    S-135
Mortgage ...............................     S-55
Mortgage Loans .........................     S-55
Mortgage Note ..........................     S-55
Mortgage Pool ..........................     S-55
Mortgage Rate ..........................     S-75
Mortgaged Property .....................     S-55
Net Mortgage Rate ......................     S-75

                                             PAGE
                                           ------
Non-Recoverable Advance ................    S-107
Non-Serviced Loans .....................     S-60
Notional Amount ........................     S-72
Offered Certificates ...................     S-71
OID ....................................    S-131
Originators ............................     S-56
Pari Passu Companion Loan ..............     S-61
Pari Passu Indemnified Party ...........    S-113
Pari Passu PSA .........................     S-61
Participants ...........................     S-86
Pass-Through Rate ......................     S-74
PCR ....................................     S-69
Percentage Interest ....................     S-72
P&I Advance ............................    S-106
Plan ...................................    S-132
PMCC ...................................     S-55
PMCF ...................................     S-55
Pooling Agreement ......................    S-100
Post Default Balloon Period ............    S-105
Prepayment Assumption ..................    S-131
Prepayment Interest Excess. ............     S-83
Prepayment Interest Shortfall. .........     S-83
Prime Rate .............................    S-107
Principal Distribution Amount ..........     S-76
Principal Shortfall ....................     S-77
Property Advances ......................    S-107
Prudential Loans .......................     S-55
RARC ...................................     S-43
Rated Final Distribution Date ..........     S-91
Rating Agencies ........................    S-135
Realized Loss ..........................     S-83
Record Date ............................     S-72
                                            S-75,
Regular Certificates ...................    S-130
Release Date ...........................     S-59
REMIC ..................................    S-130
REMIC Provisions .......................    S-130
REO Account ............................     S-71
REO Mortgage Loan ......................     S-78
REO Property ...........................     S-71
Repurchase Price .......................     S-73
Residual Certificates ..................     S-71
Restricted Group .......................    S-132
Rules ..................................     S-88
Scheduled Principal Distribution
Amount .................................     S-76
Sequential Pay Certificates ............     S-71
Servicing Fee ..........................    S-125
Servicing Fee Rate .....................    S-125
Servicing Standards ....................    S-104
Similar Law ............................    S-132

                                                   PAGE
                                            -----------
SMMEA ...................................         S-134
S&P .....................................         S-132
Special Servicer ........................         S-126
Special Servicer Servicing Standards.....         S-104
Special Servicing Fee ...................         S-126
Special Servicing Fee Rate ..............         S-126
Specially Serviced Mortgage Loan ........         S-105
Stated Principal Balance ................          S-75
Trust Fund ..............................          S-55
Trustee .................................         S-124
Trustee Fee .............................         S-124
Trustee Fee Rate ........................         S-124
Unadjusted Principal Distribution
Amount ..................................          S-76
Underwriters ............................         S-134
Unscheduled Payments ....................          S-78
Updated Appraisal .......................         S-117
Upper-Tier Distribution Account .........         S-109
                                                  S-20,
Upper-Tier REMIC ........................         S-130

                                                   PAGE
                                            -----------
Voting Rights ...........................         S-117
WAC Rate ................................          S-75
WAMU ....................................          S-55
WAMU Loan ...............................          S-55
Water Tower Place Intercreditor
Agreement ...............................          S-61
Water Tower Place Loan ..................    S-55, S-61
Water Tower Place Pari Passu
Companion Loans .........................          S-61
WCM .....................................         S-134
Wells Fargo .............................         S-124
Whole Loan ..............................          S-61
Withheld Amounts ........................         S-109
Withheld Loan ...........................         S-109
Workout Fee .............................         S-127
Workout Fee Rate ........................         S-127
Workout-Delayed Reimbursement
Amount ..................................         S-108

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. Where a Mortgage Loan is secured by multiple properties, statistical information in this Annex A, Annex B and Annex C relating to geographical locations and property types of the mortgaged properties is based on the loan amount allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, wherever information is presented in this Annex A, Annex B and Annex C with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate. The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

     (1) "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (2) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on May 1, 2004 on the related Mortgage Loan.

     (3) "Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans identified in this "Annex C" by control numbers 2, 35, and 45, the cut-off date LTV ratio is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in this "Annex C" by control numbers 11, 12, 13, 18, 19, 31 and 32, the cut-off date LTV ratio is shown on an aggregate basis for each crossed group of mortgage loans. With respect to the Water Tower Place Loan, the cut-off date LTV ratio reflects aggregate indebtedness evidenced by the Water Tower Place Whole Loan. With respect to the DDR Portfolio Loan, the cut-off date LTV ratio reflects aggregate indebtedness evidenced by the DDR Portfolio Whole Loan. With respect to the 237 Park Avenue Loan, the cut-off date LTV ratio reflects aggregate indebtedness evidenced by the 237 Park Avenue Whole Loan.

     (4) "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date.

     (5) "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans identified in this "Annex C" by control numbers 2, 35, and 45, the underwritten DSCR is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in this "Annex C" by control numbers 11, 12, 13, 18, 19, 31 and 32, the underwritten DSCR is shown on an aggregate basis for each crossed group of mortgage loans. With respect to the Water Tower Place Loan, the underwritten DSCR reflects aggregate indebtedness evidenced by the Water Tower Place Whole Loan. With respect to the DDR Portfolio Loan, the underwritten DSCR reflects aggregate indebtedness evidenced by the DDR Portfolio Whole Loan. With respect to the 237 Park Avenue Loan, the underwritten DSCR reflects aggregate indebtedness evidenced by the 237 Park Avenue Whole Loan.

     (6) "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     (7) "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     (8) "Largest Tenant % of Total Net Square Feet" means the net rentable square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.

     (9) "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is calculated in the same manner as the Cut-Off Date LTV Ratio, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans identified in this "Annex C" by control numbers 2, 35, and 45, the maturity date LTV is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in this "Annex C" by control numbers 11, 12, 13, 18, 19, 31 and 32, the maturity date LTV is shown on an aggregate basis for each crossed group of mortgage loans. With respect to the Water Tower Place Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the Water Tower Place Whole Loan. With respect to the DDR Portfolio Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the DDR Portfolio Whole Loan. With respect to the 237 Park Avenue Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the 237 Park Avenue Whole Loan.

     (10) "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

     (11) "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (included spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (12) "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (13) "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     (14) "Appraised Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 13 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Appraised Date."

     (15) "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-Off Date.

     (16) "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate letter.

     (17) "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

     (18) "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

     (19) "In-Place, Hard (A/B)." Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

                       CERTAIN OTHER LOAN CHARACTERISTICS

                                 AGGREGATE POOL
                            DISTRIBUTION BY LOAN TYPE

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE        AVERAGE
                                   MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
LOAN TYPE                           LOANS        BALANCE        BALANCE         BALANCE
-------------------------------- ----------- -------------- --------------- --------------
Interest Only                         51      $574,127,000         64.3%     $11,257,392
Amortizing                            14       270,637,316         30.3      $19,331,237
Interest Only, Then Amortizing         2        47,500,000          5.3      $23,750,000
                                      --      ------------     --------
Total/Wtd. Avg.                       67      $892,264,316        100.0%     $13,317,378
                                      ==      ============     ========

                                    WEIGHTED                        WEIGHTED
                                  AVERAGE DEBT                       AVERAGE        WEIGHTED
                                     SERVICE        WEIGHTED        REMAINING       AVERAGE
                                    COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
LOAN TYPE                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------- -------------- --------------- ---------------- -------------
Interest Only                          2.19x          4.856%           59.6           71.27%
Amortizing                             1.82x          5.242%           67.3           60.35%
Interest Only, Then Amortizing         1.54x          5.724%           78.7           65.22%
Total/Wtd. Avg.                        2.05x          5.019%           62.9           67.64%

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
BALANCES ($)                         LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- --------------
 1,200,000 --  2,999,999                6      $ 14,937,625          1.7%     $ 2,489,604
 3,000,000 --  4,999,999                9        35,870,908          4.0      $ 3,985,656
 5,000,000 --  6,999,999               12        72,944,356          8.2      $ 6,078,696
 7,000,000 --  9,999,999               16       133,908,316         15.0      $ 8,369,270
10,000,000 -- 14,999,999                5        68,955,383          7.7      $13,791,077
15,000,000 -- 17,999,999                5        78,325,000          8.8      $15,665,000
18,000,000 -- 29,999,999                7       161,117,700         18.1      $23,016,814
30,000,000 -- 56,039,776                7       326,205,027         36.6      $46,600,718
                                       --      ------------     --------
Total/Wtd. Avg.                        67      $892,264,316        100.0%     $13,317,378
                                       ==      ============     ========
Min:    $1,200,000
Max:  $56,039,776
Average:  $13,317,378

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
BALANCES ($)                           RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
 1,200,000 --  2,999,999                1.78x          5.271%           59.8           66.86%
 3,000,000 --  4,999,999                2.10x          5.063%           70.3           67.30%
 5,000,000 --  6,999,999                2.18x          4.872%           62.8           70.55%
 7,000,000 --  9,999,999                2.03x          4.993%           61.8           71.81%
10,000,000 -- 14,999,999                2.27x          4.708%           62.4           68.66%
15,000,000 -- 17,999,999                2.12x          4.832%           57.5           71.63%
18,000,000 -- 29,999,999                1.94x          5.163%           62.2           68.26%
30,000,000 -- 56,039,776                2.01x          5.087%           64.5           63.86%
Total/Wtd. Avg.                         2.05x          5.019%           62.9           67.64%
Min:    $1,200,000
Max:  $56,039,776
Average:  $13,317,378

                                 AGGREGATE POOL
                 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF DEBT SERVICE COVERAGE     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RATIOS (X)                          LOANS        BALANCE        BALANCE         BALANCE
-------------------------------- ----------- -------------- --------------- --------------
1.38 -- 1.59                           9      $101,638,731         11.4%     $11,293,192
1.60 -- 1.69                           4        72,772,529          8.2      $18,193,132
1.70 -- 1.79                           6        90,643,085         10.2      $15,107,181
1.80 -- 1.99                          16       206,024,720         23.1      $12,876,545
2.00 -- 2.19                          15       173,925,000         19.5      $11,595,000
2.20 -- 2.49                           7       132,040,252         14.8      $18,862,893
2.50 -- 2.99                           6        84,495,000          9.5      $14,082,500
3.00 -- 3.39                           1         7,425,000          0.8      $ 7,425,000
3.40 -- 3.44                           3        23,300,000          2.6      $ 7,766,667
                                      --      ------------     --------
Total/Wtd. Avg.                       67      $892,264,316        100.0%     $13,317,378
                                      ==      ============     ========
     Min:   1.38x
     Max:   3.44x
  Weighted Average:  2.05x

                                    WEIGHTED                        WEIGHTED
                                  AVERAGE DEBT                       AVERAGE        WEIGHTED
                                     SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF DEBT SERVICE COVERAGE      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RATIOS (X)                            RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------- -------------- --------------- ---------------- -------------
1.38 -- 1.59                           1.51x          5.662%           73.0           68.70%
1.60 -- 1.69                           1.64x          5.569%           68.6           58.85%
1.70 -- 1.79                           1.75x          5.229%           63.6           72.83%
1.80 -- 1.99                           1.93x          5.029%           64.3           68.21%
2.00 -- 2.19                           2.10x          4.875%           61.2           72.52%
2.20 -- 2.49                           2.26x          4.648%           49.4           66.72%
2.50 -- 2.99                           2.71x          4.640%           61.1           64.21%
3.00 -- 3.39                           3.01x          4.880%           81.0           55.00%
3.40 -- 3.44                           3.44x          4.200%           76.0           50.41%
Total/Wtd. Avg.                        2.05x          5.019%           62.9           67.64%
     Min:   1.38x
     Max:   3.44x
  Weighted Average:  2.05x

                                AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE        AVERAGE
                                         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES (%)      LOANS        BALANCE        BALANCE         BALANCE
-------------------------------------- ----------- -------------- --------------- --------------
4.200 -- 4.500                              13      $176,840,252         19.8%     $13,603,096
4.501 -- 5.000                              25       282,721,776         31.7      $11,308,871
5.001 -- 5.500                              18       259,610,402         29.1      $14,422,800
5.501 -- 6.060                              11       173,091,887         19.4      $15,735,626
                                            --      ------------     --------
Total/Wtd. Avg.                             67      $892,264,316        100.0%     $13,317,378
                                            ==      ============     ========
     Min:   4.200%
     Max:   6.060%
  Weighted Average:   5.019%



                                          WEIGHTED                        WEIGHTED
                                        AVERAGE DEBT                       AVERAGE        WEIGHTED
                                           SERVICE        WEIGHTED        REMAINING       AVERAGE
                                          COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES (%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------------- -------------- --------------- ---------------- -------------
4.200 -- 4.500                               2.46x          4.359%           54.7           65.90%
4.501 -- 5.000                               2.16x          4.828%           62.7           68.00%
5.001 -- 5.500                               1.92x          5.221%           60.1           72.63%
5.501 -- 6.060                               1.61x          5.704%           75.9           61.32%
Total/Wtd. Avg.                              2.05x          5.019%           62.9           67.64%
     Min:   4.200%
     Max:   6.060%
  Weighted Average:   5.019%

                                 AGGREGATE POOL
               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF                    MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT--OFF DATE
DATE LOAN--TO--VALUE RATIOS (%)      LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- ---------------
46.43 -- 54.99                          9      $ 86,985,660          9.7%      $ 9,665,073
55.00 -- 59.99                          5       133,580,027         15.0       $26,716,005
60.00 -- 64.99                          4        96,791,029         10.8       $24,197,757
65.00 -- 69.99                          7       128,238,785         14.4       $18,319,826
70.00 -- 74.99                         19       189,693,083         21.3       $ 9,983,846
75.00 -- 79.99                         21       240,875,732         27.0       $11,470,273
80.00 -- 82.77                          2        16,100,000          1.8       $ 8,050,000
                                       --      ------------     --------
Total/Wtd. Avg.                        67      $892,264,316        100.0%      $13,317,378
                                       ==      ============     ========
     Min:   46.43%
     Max:   82.77%
  Weighted Average:   67.64%

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
DATE LOAN--TO--VALUE RATIOS (%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
46.43 -- 54.99                          2.48x          5.053%           71.0           49.76%
55.00 -- 59.99                          2.22x          4.708%           63.2           57.20%
60.00 -- 64.99                          1.69x          5.606%           73.0           63.17%
65.00 -- 69.99                          1.92x          5.457%           74.0           66.87%
70.00 -- 74.99                          2.19x          4.795%           56.6           73.06%
75.00 -- 79.99                          1.91x          4.900%           55.2           76.90%
80.00 -- 82.77                          1.80x          4.840%           56.9           81.34%
Total/Wtd. Avg.                         2.05x          5.019%           62.9           67.64%
     Min:   46.43%
     Max:   82.77%
  Weighted Average:   67.64%

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF REMAINING TERMS TO MATURITY     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
(MOS)                                     LOANS        BALANCE        BALANCE         BALANCE
-------------------------------------- ----------- -------------- --------------- --------------
47 -- 55                                    24      $345,322,252         38.7%     $14,388,427
56 -- 60                                    21       221,081,062         24.8      $10,527,670
70 -- 80                                    11       223,247,628         25.0      $20,295,239
81 -- 84                                    11       102,613,375         11.5      $ 9,328,489
                                            --      ------------     --------
Total/Wtd. Avg.                             67      $892,264,316        100.0%     $13,317,378
                                            ==      ============     ========
     Min:   47 months
     Max:   84 months
  Weighted Average:   63 months

                                          WEIGHTED                        WEIGHTED
                                        AVERAGE DEBT                       AVERAGE        WEIGHTED
                                           SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF REMAINING TERMS TO MATURITY      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
(MOS)                                       RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------------- -------------- --------------- ---------------- -------------
47 -- 55                                     2.18x          4.736%           50.6           71.56%
56 -- 60                                     1.83x          5.069%           58.0           69.84%
70 -- 80                                     2.04x          5.292%           78.2           61.33%
81 -- 84                                     2.08x          5.273%           81.6           63.43%
Total/Wtd. Avg.                              2.05x          5.019%           62.9           67.64%
     Min:   47 months
     Max:   84 months
  Weighted Average:   63 months

                                 AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                               PERCENTAGE OF
                                    NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF REMAINING AMORTIZATION      MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
TERMS (MOS)                           LOANS        BALANCE        BALANCE         BALANCE
---------------------------------- ----------- -------------- --------------- --------------
Interest Only                           51      $574,127,000         64.3%     $11,257,392
288 -- 300                               4        88,426,125          9.9      $22,106,531
325 -- 359                              10       182,211,191         20.4      $18,221,119
360 -- 360                               2        47,500,000          5.3      $23,750,000
                                        --      ------------     --------
Total/Wtd. Avg.                         67      $892,264,316        100.0%     $13,317,378
                                        ==      ============     ========
    Min:   288 months(1)
    Max:   360 months(1)
Weighted Average:   338 months(1)

                                      WEIGHTED                        WEIGHTED
                                    AVERAGE DEBT                       AVERAGE        WEIGHTED
                                       SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF REMAINING AMORTIZATION       COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
TERMS (MOS)                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
---------------------------------- -------------- --------------- ---------------- -------------
Interest Only                            2.19x          4.856%           59.6           71.27%
288 -- 300                               1.93x          4.959%           54.4           54.98%
325 -- 359                               1.76x          5.379%           73.5           62.96%
360 -- 360                               1.54x          5.724%           78.7           65.22%
Total/Wtd. Avg.                          2.05x          5.019%           62.9           67.64%
    Min:   288 months(1)
    Max:   360 months(1)
Weighted Average:   338 months(1)

-------
(1)  Excludes Full Term Interest Only Loans

                                AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                  PERCENTAGE OF
                                       NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
(MOS)                                    LOANS        BALANCE        BALANCE         BALANCE
------------------------------------- ----------- -------------- --------------- --------------
59 -- 59                                    1      $ 48,915,252          5.5%     $48,915,252
60 -- 60                                   44       517,488,062         58.0      $11,761,092
84 -- 85                                   22       325,861,002         36.5      $14,811,864
                                           --      ------------     --------
Total/Wtd. Avg.                            67      $892,264,316        100.0%     $13,317,378
                                           ==      ============     ========
     Min:   59 months
     Max:   85 months
  Weighted Average:   69 months

                                         WEIGHTED                        WEIGHTED
                                       AVERAGE DEBT                       AVERAGE        WEIGHTED
                                          SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
(MOS)                                      RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------------- -------------- --------------- ---------------- -------------
59 -- 59                                    2.20x          4.410%           47.0           58.98%
60 -- 60                                    2.03x          4.909%           54.1           72.01%
84 -- 85                                    2.05x          5.286%           79.3           61.99%
Total/Wtd. Avg.                             2.05x          5.019%           62.9           67.64%
     Min:   59 months
     Max:   85 months
  Weighted Average:   69 months

                                 AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE        AVERAGE
                                         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PREPAYMENT TYPE                           LOANS        BALANCE        BALANCE         BALANCE
-------------------------------------- ----------- -------------- --------------- --------------
Defeasance                                  54      $735,100,408         82.4%     $13,612,971
Greater of Yield Maintenance or 1% of
 UPB                                        12       107,163,908         12.0      $ 8,930,326
Yield Maintenance                            1        50,000,000          5.6      $50,000,000
                                            --      ------------     --------
Total/Wtd. Avg.                             67      $892,264,316        100.0%     $13,317,378
                                            ==      ============     ========

                                          WEIGHTED                        WEIGHTED
                                        AVERAGE DEBT                       AVERAGE        WEIGHTED
                                           SERVICE        WEIGHTED        REMAINING       AVERAGE
                                          COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PREPAYMENT TYPE                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------------- -------------- --------------- ---------------- -------------
Defeasance                                   1.99x          4.997%           60.9           69.53%
Greater of Yield Maintenance or 1% of
 UPB                                         2.42x          4.996%           69.3           54.71%
Yield Maintenance                            2.12x          5.395%           79.0           67.57%
Total/Wtd. Avg.                              2.05x          5.019%           62.9           67.64%

                                 AGGREGATE POOL
                        DISTRIBUTION OF PROPERTY TYPES

                                               PERCENTAGE OF
                    NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY TYPES     PROPERTIES      BALANCE        BALANCE         BALANCE
----------------- ------------ -------------- --------------- --------------
Anchored Retail         30      $327,213,512         36.7%     $10,907,117
Office                  13       274,751,241         30.8      $21,134,711
Multifamily             23       168,447,660         18.9      $ 7,323,811
Industrial              37        84,932,995          9.5      $ 2,295,486
Hotel                    1        32,500,000          3.6      $32,500,000
Self--Storage            1         4,418,908          0.5      $ 4,418,908
                        --      ------------     --------
Total/Wtd. Avg.        105      $892,264,316        100.0%     $ 8,497,755
                       ===      ============     ========

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY TYPES         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Anchored Retail         2.18x          4.922%           64.7           64.38%
Office                  2.11x          5.086%           62.7           69.27%
Multifamily             1.87x          4.826%           55.6           76.43%
Industrial              1.85x          5.290%           71.4           65.64%
Hotel                   1.64x          5.600%           60.0           46.43%
Self--Storage           1.45x          5.970%           79.0           65.95%
Total/Wtd. Avg.         2.05x          5.019%           62.9           67.64%

                                AGGREGATE POOL
                            GEOGRAPHIC DISTRIBUTION

                                               PERCENTAGE OF
                    NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY STATE     PROPERTIES      BALANCE        BALANCE         BALANCE
----------------- ------------ -------------- --------------- --------------
Texas                   12      $117,955,017         13.2%     $ 9,829,585
New York                31       100,691,029         11.3      $ 3,248,098
California               9        91,237,824         10.2      $10,137,536
Arizona                  4        78,350,000          8.8      $19,587,500
Illinois                 3        67,883,684          7.6      $22,627,895
Florida                  6        66,757,712          7.5      $11,126,285
Virginia                 3        63,000,000          7.1      $21,000,000
North Carolina           7        57,669,999          6.5      $ 8,238,571
Ohio                     4        46,930,247          5.3      $11,732,562
Minnesota                7        42,545,000          4.8      $ 6,077,857
Michigan                 3        38,076,339          4.3      $12,692,113
Colorado                 2        28,000,000          3.1      $14,000,000
Nevada                   3        21,030,383          2.4      $ 7,010,128
Wisconsin                4        20,312,000          2.3      $ 5,078,000
Maryland                 1        16,000,000          1.8      $16,000,000
Alabama                  1         9,359,118          1.0      $ 9,359,118
Idaho                    1         8,641,694          1.0      $ 8,641,694
Georgia                  1         5,600,000          0.6      $ 5,600,000
Pennsylvania             1         4,300,000          0.5      $ 4,300,000
Mississippi              1         3,978,440          0.4      $ 3,978,440
South Carolina           1         3,945,830          0.4      $ 3,945,830
                        --      ------------      -------
Total/Wtd. Avg.        105      $892,264,316        100.0%     $ 8,497,755
                       ===      ============      =======

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY STATE         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Texas                   1.95x          5.059%           67.5           72.70%
New York                1.69x          5.595%           72.5           63.70%
California              2.17x          4.927%           55.1           69.22%
Arizona                 1.99x          5.026%           53.4           75.04%
Illinois                2.07x          5.025%           77.6           56.26%
Florida                 2.00x          4.975%           58.1           73.12%
Virginia                2.50x          4.556%           52.0           73.73%
North Carolina          2.34x          4.473%           57.7           67.85%
Ohio                    1.66x          5.367%           67.9           69.16%
Minnesota               2.45x          4.857%           82.4           61.28%
Michigan                1.72x          5.426%           58.1           48.27%
Colorado                2.06x          4.821%           56.5           73.39%
Nevada                  1.64x          5.591%           74.1           65.53%
Wisconsin               1.85x          4.889%           55.5           77.54%
Maryland                2.13x          5.250%           48.0           73.73%
Alabama                 2.20x          4.410%           47.0           58.98%
Idaho                   2.20x          4.410%           47.0           58.98%
Georgia                 3.44x          4.200%           76.0           50.41%
Pennsylvania            3.44x          4.200%           76.0           50.41%
Mississippi             2.20x          4.410%           47.0           58.98%
South Carolina          2.20x          4.410%           47.0           58.98%
Total/Wtd. Avg.         2.05x          5.019%           62.9           67.64%

                                    GROUP 1
                           DISTRIBUTION BY LOAN TYPE

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE        AVERAGE
                                   MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
LOAN TYPE                           LOANS        BALANCE        BALANCE         BALANCE
-------------------------------- ----------- -------------- --------------- --------------
Interest Only                    29           $408,670,000        56.5%       $14,092,069
Amortizing                       13            267,646,656        37.0        $20,588,204
Interest Only, Then Amortizing   2              47,500,000         6.6        $23,750,000
                                 --           ------------       -----
Total/Wtd. Avg.                  44           $723,816,656       100.0%       $16,450,379
                                 ==           ============       =====

                                    WEIGHTED                        WEIGHTED
                                  AVERAGE DEBT                       AVERAGE        WEIGHTED
                                     SERVICE        WEIGHTED        REMAINING       AVERAGE
                                    COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
LOAN TYPE                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------- -------------- --------------- ---------------- -------------
Interest Only                          2.32x        4.874%             61.1      68.99%
Amortizing                             1.82x        5.238%             67.4      60.47%
Interest Only, Then Amortizing         1.54x        5.724%             78.7      65.22%
Total/Wtd. Avg.                        2.09x        5.064%             64.6      65.59%

                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
BALANCES($)                          LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- --------------
 2,591,965 - 2,999,999                  2      $  5,491,965        0.8%        $ 2,745,983
 3,000,000 - 4,999,999                  5        20,918,908        2.9         $ 4,183,782
 5,000,000 - 6,999,999                  8        48,354,356        6.7         $ 6,044,295
 7,000,000 - 9,999,999                  8        68,573,316        9.5         $ 8,571,665
10,000,000 - 14,999,999                 5        68,955,383        9.5         $13,791,077
15,000,000 - 17,999,999                 3        47,200,000        6.5         $15,733,333
18,000,000 - 29,999,999                 6       138,117,700       19.1         $23,019,617
30,000,000 - 56,039,776                 7       326,205,027       45.1         $46,600,718
                                        -      ------------      -----
Total/Wtd. Avg.                        44      $723,816,656      100.0%        $16,450,379
                                       ==      ============      =====
Min:  $ 2,591,965
Max: $56,039,776
Average: $16,450,379

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
BALANCES($)                            RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
 2,591,965 - 2,999,999                  1.69x          5.496%           66.7           71.29%
 3,000,000 - 4,999,999                  2.22x          5.235%           79.3           61.55%
 5,000,000 - 6,999,999                  2.33x          4.970%           67.2           67.68%
 7,000,000 - 9,999,999                  2.21x          5.200%           66.8           66.01%
10,000,000 - 14,999,999                 2.27x          4.708%           62.4           68.66%
15,000,000 - 17,999,999                 2.22x          4.862%           61.1           67.80%
18,000,000 - 29,999,999                 1.97x          5.182%           62.9           66.84%
30,000,000 - 56,039,776                 2.01x          5.087%           64.5           63.86%
Total/Wtd. Avg.                         2.09x          5.064%           64.6           65.59%
Min:  $ 2,591,965
Max: $56,039,776
Average: $16,450,379

                                    GROUP 1
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF DEBT SERVICE COVERAGE     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RATIOS(X)                           LOANS        BALANCE        BALANCE         BALANCE
-------------------------------- ----------- -------------- --------------- --------------
1.38 - 1.59                            7      $ 90,328,071        12.5%        $12,904,010
1.60 - 1.69                            3        66,072,529         9.1         $22,024,176
1.70 - 1.79                            1        26,593,085         3.7         $26,593,085
1.80 - 1.99                            9       172,137,720        23.8         $19,126,413
2.00 - 2.19                            8       136,550,000        18.9         $17,068,750
2.20 - 2.49                            6       116,915,252        16.2         $19,485,875
2.50 - 2.99                            6        84,495,000        11.7         $14,082,500
3.00 - 3.39                            1         7,425,000         1.0         $ 7,425,000
3.40 - 3.44                            3        23,300,000         3.2         $ 7,766,667
                                       -      ------------       -----
Total/Wtd. Avg.                       44      $723,816,656       100.0%        $16,450,379
                                      ==      ============       =====
Min: 1.38x
Max: 3.44x
Weighted Average: 2.09x

                                    WEIGHTED                        WEIGHTED
                                  AVERAGE DEBT                       AVERAGE        WEIGHTED
                                     SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF DEBT SERVICE COVERAGE      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RATIOS(X)                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------- -------------- --------------- ---------------- -------------
1.38 - 1.59                            1.50x          5.687%           75.2           68.27%
1.60 - 1.69                            1.64x          5.662%           70.4           56.83%
1.70 - 1.79                            1.75x          5.610%           80.0           61.62%
1.80 - 1.99                            1.94x          5.059%           66.1           66.50%
2.00 - 2.19                            2.12x          5.029%           62.1           71.80%
2.20 - 2.49                            2.26x          4.661%           49.6           65.46%
2.50 - 2.99                            2.71x          4.640%           61.1           64.21%
3.00 - 3.39                            3.01x          4.880%           81.0           55.00%
3.40 - 3.44                            3.44x          4.200%           76.0           50.41%
Total/Wtd. Avg.                        2.09x          5.064%           64.6           65.59%
Min: 1.38x
Max: 3.44x
Weighted Average: 2.09x

                                    GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                  PERCENTAGE OF
                                       NUMBER OF                    AGGREGATE        AVERAGE
                                        MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES(%)      LOANS        BALANCE        BALANCE         BALANCE
------------------------------------- ----------- -------------- --------------- --------------
4.200 - 4.500                               7      $141,965,252        19.6%       $20,280,750
4.501 - 5.000                              16       221,659,776        30.6        $13,853,736
5.001 - 5.500                              11       190,090,402        26.3        $17,280,946
5.501 - 6.060                              10       170,101,227        23.5        $17,010,123
                                           --      ------------       -----
Total/Wtd. Avg.                            44      $723,816,656       100.0%       $16,450,379
                                           ==      ============       =====
Min: 4.200%
Max: 6.060%
Weighted Average: 5.064%

                                         WEIGHTED                        WEIGHTED
                                       AVERAGE DEBT                       AVERAGE        WEIGHTED
                                          SERVICE        WEIGHTED        REMAINING       AVERAGE
                                         COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES(%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------------- -------------- --------------- ---------------- -------------
4.200 - 4.500                               2.57x          4.390%           53.8           63.40%
4.501 - 5.000                               2.22x          4.850%           65.3           65.60%
5.001 - 5.500                               1.99x          5.244%           61.5           70.85%
5.501 - 6.060                               1.62x          5.706%           76.2           61.52%
Total/Wtd. Avg.                             2.09x          5.064%           64.6           65.59%
Min: 4.200%
Max: 6.060%
Weighted Average: 5.064%

                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                            PERCENTAGE OF
                                 NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF                  MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
DATE LOAN-TO-VALUE RATIOS (%)      LOANS        BALANCE        BALANCE         BALANCE
------------------------------- ----------- -------------- --------------- --------------
46.43 - 54.99                         8      $ 83,995,000        11.6%       $10,499,375
55.00 - 59.99                         5       133,580,027        18.5        $26,716,005
60.00 - 64.99                         3        94,291,029        13.0        $31,430,343
65.00 - 69.99                         7       128,238,785        17.7        $18,319,826
70.00 - 74.99                        13       159,873,083        22.1        $12,297,929
75.00 - 79.15                         8       123,838,732        17.1        $15,479,841
                                     --      ------------       -----
Total/Wtd. Avg.                      44      $723,816,656       100.0%       $16,450,379
                                     ==      ============       =====
Min: 46.43%
Max: 79.15%
Weighted Average: 65.59%

                                   WEIGHTED                        WEIGHTED
                                 AVERAGE DEBT                       AVERAGE        WEIGHTED
                                    SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF                   COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
DATE LOAN-TO-VALUE RATIOS (%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------- -------------- --------------- ---------------- -------------
46.43 - 54.99                         2.52x          5.035%           71.5           49.76%
55.00 - 59.99                         2.22x          4.708%           63.2           57.20%
60.00 - 64.99                         1.68x          5.612%           73.5           63.20%
65.00 - 69.99                         1.92x          5.457%           74.0           66.87%
70.00 - 74.99                         2.22x          4.855%           56.3           73.13%
75.00 - 79.15                         1.95x          4.917%           55.6           76.14%
Total/Wtd. Avg.                       2.09x          5.064%           64.6           65.59%
Min: 46.43%
Max: 79.15%
Weighted Average: 65.59%

                                    GROUP 1
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE
RANGE OF REMAINING TERMS TO MATURITY     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE
(MOS)                                     LOANS        BALANCE        BALANCE
-------------------------------------- ----------- -------------- ---------------
47 - 55                                     14      $283,115,252       39.1%
56 - 60                                      8       114,840,402       15.9
70 - 80                                     11       223,247,628       30.8
81 - 84                                     11       102,613,375       14.2
                                            --      ------------      -----
Total/Wtd. Avg.                             44      $723,816,656      100.0%
                                            ==      ============      =====
     Min: 47 months
     Max: 84 months
  Weighted Average: 65 months

                                                                                  WEIGHTED
                                                         WEIGHTED                 AVERAGE
                                                       AVERAGE DEBT   WEIGHTED   REMAINING     WEIGHTED
                                           AVERAGE        SERVICE      AVERAGE    TERM TO      AVERAGE
RANGE OF REMAINING TERMS TO MATURITY    CUT-OFF DATE     COVERAGE     MORTGAGE    MATURITY   CUT-OFF DATE
(MOS)                                      BALANCE         RATIO        RATE       (MOS)         LTV
-------------------------------------- -------------- -------------- ---------- ----------- -------------
47 - 55                                 $20,222,518         2.24x       4.719%       50.4        70.34%
56 - 60                                 $14,355,050         1.82x       5.287%       58.0        64.10%
70 - 80                                 $20,295,239         2.04x       5.292%       78.2        61.33%
81 - 84                                 $ 9,328,489         2.08x       5.273%       81.6        63.43%
Total/Wtd. Avg.                         $16,450,379         2.09x       5.064%       64.6        65.59%
     Min: 47 months
     Max: 84 months
  Weighted Average: 65 months

                                    GROUP 1
                  DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF REMAINING AMORTIZATION     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
TERMS (MOS)                          LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- --------------
Interest Only                          29      $408,670,000        56.5%        $14,092,069
288 - 300                               4        88,426,125        12.2         $22,106,531
325 - 359                               9       179,220,531        24.8         $19,913,392
360 - 360                               2        47,500,000         6.6         $23,750,000
                                       --      ------------       -----
Total/Wtd. Avg.                        44      $723,816,656       100.0%        $16,450,379
                                       ==      ============       =====
    Min: 288 months(1)
    Max: 360 months(1)
 Weighted Average: 338 months(1)

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF REMAINING AMORTIZATION      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
TERMS (MOS)                            RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
Interest Only                           2.32x          4.874%           61.1           68.99%
288 - 300                               1.93x          4.959%           54.4           54.98%
325 - 359                               1.77x          5.376%           73.8           63.18%
360 - 360                               1.54x          5.724%           78.7           65.22%
Total/Wtd. Avg.                         2.09x          5.064%           64.6           65.59%
    Min: 288 months(1)
    Max: 360 months(1)
 Weighted Average: 338 months(1)

-------
(1)   Excludes Full Term Interest Only Loans

                                    GROUP 1
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                  PERCENTAGE OF
                                       NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
(MOS)                                    LOANS        BALANCE        BALANCE         BALANCE
------------------------------------- ----------- -------------- --------------- --------------
59 - 59                                     1      $ 48,915,252         6.8%        $48,915,252
60 - 60                                    21       349,040,402        48.2         $16,620,972
84 - 85                                    22       325,861,002        45.0         $14,811,864
                                           --      ------------       -----
Total/Wtd. Avg.                            44      $723,816,656       100.0%        $16,450,379
                                           ==      ============       =====
     Min: 59 months
     Max: 85 months
  Weighted Average: 71 months

                                         WEIGHTED                        WEIGHTED
                                       AVERAGE DEBT                       AVERAGE        WEIGHTED
                                          SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
(MOS)                                      RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------------- -------------- --------------- ---------------- -------------
59 - 59                                     2.20x          4.410%           47.0           58.98%
60 - 60                                     2.10x          4.949%           53.4           69.88%
84 - 85                                     2.05x          5.286%           79.3           61.99%
Total/Wtd. Avg.                             2.09x          5.064%           64.6           65.59%
     Min: 59 months
     Max: 85 months
  Weighted Average: 71 months

                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE        AVERAGE
                                         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PREPAYMENT TYPE                           LOANS        BALANCE        BALANCE         BALANCE
-------------------------------------- ----------- -------------- --------------- --------------
Defeasance                                  34      $582,877,748        80.5%       $17,143,463
Greater of Yield Maintenance or 1% of
 UPB                                         9        90,938,908        12.6        $10,104,323
Yield Maintenance                            1        50,000,000         6.9        $50,000,000
                                            --      ------------       -----
Total/Wtd. Avg.                             44      $723,816,656       100.0%       $16,450,379
                                            ==      ============       =====


                                          WEIGHTED                        WEIGHTED
                                        AVERAGE DEBT                       AVERAGE        WEIGHTED
                                           SERVICE        WEIGHTED        REMAINING       AVERAGE
                                          COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PREPAYMENT TYPE                             RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------------- -------------- --------------- ---------------- -------------
Defeasance                                   2.01x          5.044%           62.2           67.73%
Greater of Yield Maintenance or 1% of
 UPB                                         2.52x          5.016%           72.1           50.78%
Yield Maintenance                            2.12x          5.395%           79.0           67.57%
Total/Wtd. Avg.                              2.09x          5.064%           64.6           65.59%

                                    GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES

                                               PERCENTAGE OF
                    NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY TYPES     PROPERTIES      BALANCE        BALANCE         BALANCE
----------------- ------------ -------------- --------------- --------------
Anchored Retail        30       $327,213,512        45.2%       $10,907,117
Office                 13        274,751,241        38.0        $21,134,711
Industrial             37         84,932,995        11.7        $ 2,295,486
Hotel                   1         32,500,000         4.5        $32,500,000
Self-Storage            1          4,418,908         0.6        $ 4,418,908
                       --       ------------       -----
Total/Wtd. Avg.        82       $723,816,656       100.0%       $ 8,827,032
                       ==       ============       =====

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY TYPES         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Anchored Retail         2.18x          4.922%           64.7           64.38%
Office                  2.11x          5.086%           62.7           69.27%
Industrial              1.85x          5.290%           71.4           65.64%
Hotel                   1.64x          5.600%           60.0           46.43%
Self-Storage            1.45x          5.970%           79.0           65.95%
Total/Wtd. Avg.         2.08x          5.064%           64.6           65.59%

                                    GROUP 1
                            GEOGRAPHIC DISTRIBUTION

                                               PERCENTAGE OF
                    NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY STATE     PROPERTIES      BALANCE        BALANCE         BALANCE
----------------- ------------ -------------- --------------- --------------
New York               31       $100,691,029       13.9%        $ 3,248,098
California              8         84,487,824       11.7         $10,560,978
Arizona                 4         78,350,000       10.8         $19,587,500
Illinois                3         67,883,684        9.4         $22,627,895
Virginia                3         63,000,000        8.7         $21,000,000
Texas                   2         56,569,356        7.8         $28,284,678
Ohio                    4         46,930,247        6.5         $11,732,562
North Carolina          5         43,869,999        6.1         $ 8,774,000
Minnesota               7         42,545,000        5.9         $ 6,077,857
Michigan                3         38,076,339        5.3         $12,692,113
Colorado                1         22,000,000        3.0         $22,000,000
Maryland                1         16,000,000        2.2         $16,000,000
Nevada                  1         14,955,383        2.1         $14,955,383
Florida                 3         12,632,712        1.7         $ 4,210,904
Alabama                 1          9,359,118        1.3         $ 9,359,118
Idaho                   1          8,641,694        1.2         $ 8,641,694
Georgia                 1          5,600,000        0.8         $ 5,600,000
Pennsylvania            1          4,300,000        0.6         $ 4,300,000
Mississippi             1          3,978,440        0.5         $ 3,978,440
South Carolina          1          3,945,830        0.5         $ 3,945,830
                       --       ------------      -----
Total/Wtd. Avg.        82       $723,816,656      100.0%        $ 8,827,032
                       ==       ============      =====

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY STATE         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
New York                1.69x          5.595%           72.5           63.70%
California              2.19x          4.933%           54.7           68.79%
Arizona                 1.99x          5.026%           53.4           75.04%
Illinois                2.07x          5.025%           77.6           56.26%
Virginia                2.50x          4.556%           52.0           73.73%
Texas                   2.05x          5.410%           79.2           68.91%
Ohio                    1.66x          5.367%           67.9           69.16%
North Carolina          2.54x          4.340%           58.9           64.24%
Minnesota               2.45x          4.857%           82.4           61.28%
Michigan                1.72x          5.426%           58.1           48.27%
Colorado                2.06x          4.950%           58.0           73.33%
Maryland                2.13x          5.250%           48.0           73.73%
Nevada                  1.49x          5.770%           81.0           65.02%
Florida                 2.48x          5.303%           73.1           55.78%
Alabama                 2.20x          4.410%           47.0           58.98%
Idaho                   2.20x          4.410%           47.0           58.98%
Georgia                 3.44x          4.200%           76.0           50.41%
Pennsylvania            3.44x          4.200%           76.0           50.41%
Mississippi             2.20x          4.410%           47.0           58.98%
South Carolina          2.20x          4.410%           47.0           58.98%
Total/Wtd. Avg.         2.08x          5.064%           64.6           65.59%

                                    GROUP 2
                           DISTRIBUTION BY LOAN TYPE

                                              PERCENTAGE OF
                   NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
LOAN TYPE            LOANS        BALANCE        BALANCE         BALANCE
----------------- ----------- -------------- --------------- --------------
Interest Only          22      $165,457,000       98.2%         $7,520,773
Amortizing              1         2,990,660        1.8          $2,990,660
                       --      ------------      -----
Total/Wtd. Avg.        23      $168,447,660      100.0%         $7,323,811
                       ==      ============      =====

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
LOAN TYPE              RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Interest Only           1.88x          4.812%           55.6           76.91%
Amortizing              1.44x          5.550%           57.0           50.01%
Total/Wtd. Avg.         1.87x          4.826%           55.6           76.43%

                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
BALANCES ($)                         LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- --------------
 1,200,000 --  2,999,999                4      $  9,445,660        5.6%        $ 2,361,415
 3,000,000 --  4,999,999                4        14,952,000        8.9         $ 3,738,000
 5,000,000 --  6,999,999                4        24,590,000       14.6         $ 6,147,500
 7,000,000 --  9,999,999                8        65,335,000       38.8         $ 8,166,875
15,000,000 -- 17,999,999                2        31,125,000       18.5         $15,562,500
18,000,000 -- 23,000,000                1        23,000,000       13.7         $23,000,000
                                        -      ------------      -----
Total/Wtd. Avg.                        23      $168,447,660      100.0%        $ 7,323,811
                                       ==      ============      =====

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF DATE PRINCIPAL      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
BALANCES ($)                           RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
 1,200,000 --  2,999,999                1.82x          5.139%           55.7           64.29%
 3,000,000 --  4,999,999                1.94x          4.822%           57.6           75.35%
 5,000,000 --  6,999,999                1.89x          4.680%           54.3           76.19%
 7,000,000 --  9,999,999                1.85x          4.776%           56.5           77.91%
15,000,000 -- 17,999,999                1.97x          4.786%           52.1           77.44%
18,000,000 -- 23,000,000                1.77x          5.050%           58.0           76.79%
Total/Wtd. Avg.                         1.87x          4.826%           55.6           76.43%
      Min:     $ 1,200,000
      Max:     $23,000,000
  Average:     $ 7,323,811

                                    GROUP 2
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF DEBT SERVICE COVERAGE     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RATIOS (X)                          LOANS        BALANCE        BALANCE         BALANCE
-------------------------------- ----------- -------------- --------------- --------------
1.44 -- 1.59                           2      $ 11,310,660        6.7%        $ 5,655,330
1.60 -- 1.69                           1         6,700,000        4.0         $ 6,700,000
1.70 -- 1.79                           5        64,050,000       38.0         $12,810,000
1.80 -- 1.99                           7        33,887,000       20.1         $ 4,841,000
2.00 -- 2.19                           7        37,375,000       22.2         $ 5,339,286
2.20 -- 2.25                           1        15,125,000        9.0         $15,125,000
                                       -      ------------      -----
Total/Wtd. Avg.                       23      $168,447,660      100.0%        $ 7,323,811
                                      ==      ============      =====

                                    WEIGHTED                        WEIGHTED
                                  AVERAGE DEBT                       AVERAGE        WEIGHTED
                                     SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF DEBT SERVICE COVERAGE      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RATIOS (X)                            RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------- -------------- --------------- ---------------- -------------
1.44 -- 1.59                           1.54x          5.462%           54.8           72.07%
1.60 -- 1.69                           1.66x          4.650%           51.0           78.82%
1.70 -- 1.79                           1.75x          5.071%           56.8           77.49%
1.80 -- 1.99                           1.92x          4.875%           55.3           76.86%
2.00 -- 2.19                           2.04x          4.311%           58.1           75.12%
2.20 -- 2.25                           2.25x          4.550%           48.0           76.39%
Total/Wtd. Avg.                        1.87x          4.826%           55.6           76.43%
                Min:         1.44x
                Max:         2.25x
   Weighted Average:         1.87x

                                    GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                   PERCENTAGE OF
                                        NUMBER OF                    AGGREGATE        AVERAGE
                                         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES (%)      LOANS        BALANCE        BALANCE         BALANCE
-------------------------------------- ----------- -------------- --------------- --------------
4.210 -- 4.500                               6      $ 34,875,000       20.7%         $5,812,500
4.501 -- 5.000                               9        61,062,000       36.2          $6,784,667
5.001 -- 5.500                               7        69,520,000       41.3          $9,931,429
5.501 -- 5.550                               1         2,990,660        1.8          $2,990,660
                                             -      ------------      -----
Total/Wtd. Avg.                             23      $168,447,660      100.0%         $7,323,811
                                            ==      ============      =====

                                          WEIGHTED                        WEIGHTED
                                        AVERAGE DEBT                       AVERAGE        WEIGHTED
                                           SERVICE        WEIGHTED        REMAINING       AVERAGE
                                          COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
RANGE OF MORTGAGE INTEREST RATES (%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
-------------------------------------- -------------- --------------- ---------------- -------------
4.210 -- 4.500                               2.03x          4.234%           58.5           76.06%
4.501 -- 5.000                               1.95x          4.747%           53.1           76.72%
5.001 -- 5.500                               1.74x          5.160%           56.4           77.49%
5.501 -- 5.550                               1.44x          5.550%           57.0           50.01%
Total/Wtd. Avg.                              1.87x          4.826%           55.6           76.43%
                Min:         4.210%
                Max:         5.550%
   Weighted Average:         4.826%

                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                            PERCENTAGE OF
                                 NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF CUT-OFF                  MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
DATE LOAN-TO-VALUE RATIOS (%)      LOANS        BALANCE        BALANCE         BALANCE
------------------------------- ----------- -------------- --------------- --------------
50.01 -- 54.99                        1      $  2,990,660        1.8%        $2,990,660
60.00 -- 64.99                        1         2,500,000        1.5         $2,500,000
70.00 -- 74.99                        6        29,820,000       17.7         $4,970,000
75.00 -- 79.99                       13       117,037,000       69.5         $9,002,846
80.00 -- 82.77                        2        16,100,000        9.6         $8,050,000
                                     --      ------------      -----
Total/Wtd. Avg.                      23      $168,447,660      100.0%        $7,323,811
                                     ==      ============      =====

                                   WEIGHTED                        WEIGHTED
                                 AVERAGE DEBT                       AVERAGE        WEIGHTED
                                    SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF CUT-OFF                   COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
DATE LOAN-TO-VALUE RATIOS (%)        RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------- -------------- --------------- ---------------- -------------
50.01 -- 54.99                        1.44x          5.550%           57.0           50.01%
60.00 -- 64.99                        2.07x          5.380%           53.0           62.03%
70.00 -- 74.99                        2.00x          4.477%           58.2           72.68%
75.00 -- 79.99                        1.86x          4.882%           54.8           77.69%
80.00 -- 82.77                        1.80x          4.840%           56.9           81.34%
Total/Wtd. Avg.                       1.87x          4.826%           55.6           76.43%
                Min:         50.01%
                Max:         82.77%
   Weighted Average:         76.43%

                                    GROUP 2
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                          PERCENTAGE OF
                               NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF REMAINING TERMS TO     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
MATURITY (MOS)                   LOANS        BALANCE        BALANCE         BALANCE
----------------------------- ----------- -------------- --------------- --------------
48 -- 55                      10           $ 62,207,000        36.9%        $6,220,700
56 -- 60                      13            106,240,660        63.1         $8,172,358
                              --           ------------       -----
Total/Wtd. Avg.               23           $168,447,660       100.0%        $7,323,811
                              ==           ============       =====

                                 WEIGHTED                        WEIGHTED
                               AVERAGE DEBT                       AVERAGE        WEIGHTED
                                  SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF REMAINING TERMS TO      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
MATURITY (MOS)                     RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------------------- -------------- --------------- ---------------- -------------
48 -- 55                            1.94x          4.812%           51.6           77.11%
56 -- 60                            1.84x          4.834%           58.0           76.03%
Total/Wtd. Avg.                     1.87x          4.826%           55.6           76.43%
                Min:     48 months
                Max:     60 months
   Weighted Average:     56 months

                                    GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF REMAINING AMORTIZATION     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
TERMS (MOS)                          LOANS        BALANCE        BALANCE         BALANCE
--------------------------------- ----------- -------------- --------------- --------------
Interest Only                          22      $165,457,000       98.2%         $7,520,773
357 -- 357                              1         2,990,660        1.8          $2,990,660
                                       --      ------------      -----
Total/Wtd. Avg.                        23      $168,447,660      100.0%         $7,323,811
                                       --      ------------      -----

                                     WEIGHTED                        WEIGHTED
                                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                                      SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF REMAINING AMORTIZATION      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
TERMS (MOS)                            RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
--------------------------------- -------------- --------------- ---------------- -------------
Interest Only                           1.88x          4.812%           55.6           76.91%
357 -- 357                              1.44x          5.550%           57.0           50.01%
Total/Wtd. Avg.                         1.87x          4.826%           55.6           76.43%
                Min:     357 months(1)
                Max:     357 months(1)
   Weighted Average:     357 months(1)

-------
(1)   Excludes Full Term Interest Only Loans

                                    GROUP 2
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                  PERCENTAGE OF
                                       NUMBER OF                    AGGREGATE        AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY     MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
(MOS)                                    LOANS        BALANCE        BALANCE         BALANCE
------------------------------------- ----------- -------------- --------------- --------------
60 -- 60                              23           $168,447,660       100.0%        $7,323,811
                                      --           ------------       -----
Total/Wtd. Avg.                       23           $168,447,660       100.0%        $7,323,811
                                      ==           ============       =====

                                         WEIGHTED                        WEIGHTED
                                       AVERAGE DEBT                       AVERAGE        WEIGHTED
                                          SERVICE        WEIGHTED        REMAINING       AVERAGE
RANGE OF ORIGINAL TERMS TO MATURITY      COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
(MOS)                                      RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
------------------------------------- -------------- --------------- ---------------- -------------
60 -- 60                                    1.87x          4.826%           55.6           76.43%
Total/Wtd. Avg.                             1.87x          4.826%           55.6           76.43%
                Min:     60 months
                Max:     60 months
   Weighted Average:     60 months

                                    GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                    PERCENTAGE
                                        NUMBER OF                  OF AGGREGATE
                                         MORTGAGE   CUT-OFF DATE   CUT-OFF DATE
PREPAYMENT TYPE                           LOANS        BALANCE        BALANCE
-------------------------------------- ----------- -------------- --------------
Defeasance                                  20      $152,222,660       90.4%
Greater of Yield Maintenance or 1% of
 UPB                                         3        16,225,000        9.6
                                            --      ------------      -----
Total/Wtd. Avg.                             23      $168,447,660      100.0%
                                            ==      ============      =====

                                                                                        WEIGHTED
                                                         WEIGHTED                       AVERAGE
                                                       AVERAGE DEBT                    REMAINING     WEIGHTED
                                           AVERAGE        SERVICE        WEIGHTED         TERM       AVERAGE
                                        CUT-OFF DATE     COVERAGE        AVERAGE      TO MATURITY    CUT-OFF
PREPAYMENT TYPE                            BALANCE         RATIO      MORTGAGE RATE      (MOS)       DATE LTV
-------------------------------------- -------------- -------------- --------------- ------------- -----------
Defeasance                               $7,611,133         1.87x          4.820%          55.9        76.40%
Greater of Yield Maintenance or 1% of
 UPB                                     $5,408,333         1.90x          4.882%          53.5        76.71%
Total/Wtd. Avg.                          $7,323,811         1.87x          4.826%          55.6        76.43%

                                    GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                              PERCENTAGE OF
                   NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY TYPES       LOANS        BALANCE        BALANCE         BALANCE
----------------- ----------- -------------- --------------- --------------
Multifamily           23       $168,447,660      100.00%        $7,323,811
                      --       ------------      ------
Total/Wtd. Avg.       23       $168,447,660      100.00%        $7,323,811
                      ==       ============      ======

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY TYPES         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Multifamily             1.87x          4.826%           55.6           76.43%
Total/Wtd. Avg.         1.87x          4.826%           55.6           76.43%

                                    GROUP 2
                            GEOGRAPHIC DISTRIBUTION

                                              PERCENTAGE OF
                   NUMBER OF                    AGGREGATE        AVERAGE
                    MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
PROPERTY STATE       LOANS        BALANCE        BALANCE         BALANCE
----------------- ----------- -------------- --------------- --------------
Texas                  10      $ 61,385,660       36.4%       $ 6,138,566
Florida                 3        54,125,000       32.1        $18,041,667
Wisconsin               4        20,312,000       12.1        $ 5,078,000
North Carolina          2        13,800,000        8.2        $ 6,900,000
California              1         6,750,000        4.0        $ 6,750,000
Nevada                  2         6,075,000        3.6        $ 3,037,500
Colorado                1         6,000,000        3.6        $ 6,000,000
                       --      ------------      -----
Total/Wtd. Avg.        23      $168,447,660      100.0%       $ 7,323,811
                       ==      ============      =====

                     WEIGHTED                        WEIGHTED
                   AVERAGE DEBT                       AVERAGE        WEIGHTED
                      SERVICE        WEIGHTED        REMAINING       AVERAGE
                     COVERAGE        AVERAGE          TERM TO      CUT-OFF DATE
PROPERTY STATE         RATIO      MORTGAGE RATE   MATURITY (MOS)       LTV
----------------- -------------- --------------- ---------------- -------------
Texas                   1.87x          4.736%           56.8           76.20%
Florida                 1.89x          4.898%           54.6           77.16%
Wisconsin               1.85x          4.889%           55.5           77.54%
North Carolina          1.71x          4.897%           54.1           79.31%
California              1.93x          4.850%           60.0           74.59%
Nevada                  2.02x          5.150%           57.1           66.78%
Colorado                2.07x          4.350%           51.0           73.62%
Total/Wtd. Avg.         1.87x          4.826%           55.6           76.43%

PARTIAL TERM INTEREST ONLY LOANS

Control Number 5. The mortgage loan requires monthly payments of interest only in the amount of $215,100 from December 1, 2003 through November 1, 2006. Commencing on December 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $257,779 are required.

Control Number 61. The mortgage loan requires monthly payments of interest only in the amount of $14,638 from July 1, 2003 through June 1, 2004. Commencing on July 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $18,682 are required.

EARNOUT LOANS

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. Two of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. The Foothills Mall Loan does not permit prepayment with the earnout amount. See "Significant Mortgage Loans--The Foothills Mall Loan--Earnout" on Annex B. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Prepay Date." For all of the Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount. The following table sets forth certain information regarding the Earnout Loans:

                                                            FULL
                                                            LOAN
    LOAN        EARNOUT       EARNOUT        CURRENT       AMOUNT
   NUMBER       RESERVE        AMOUNT        BALANCE        LTV
------------ ------------- ------------- -------------- -----------
09-0001834    $3,500,000    $3,500,000    $54,750,000       80.51%
09-0001840    $  440,000    $  400,000    $ 8,550,000       80.66%
09-0001848    $  600,000    $  525,000    $ 6,850,000       81.55%

                            FULL
                            LOAN      NET OF    EARLIEST               IF PREPAY,
                NET OF     AMOUNT    EARNOUT   DEFEASANCE                YIELD
    LOAN       EARNOUT       NCF       NCF      OR PREPAY   DEFEASE/     MAINT.
   NUMBER        LTV        DSCR       DSCR       DATE       PREPAY    APPLICABLE
------------ ----------- ---------- --------- ------------ ---------- -----------
09-0001834       75.37%      1.78x     1.90x   11/1/2005      No          NAP
09-0001840       76.89%      1.69x     1.77x    6/1/2005   Prepay         Yes
09-0001848       75.30%      2.01x     2.18x   7/31/2005   Prepay         Yes

                                                                         ANNEX B


                             WATER TOWER PLACE LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                     CUT-OFF DATE
                             --------                     ------------

 BALANCE:                    $56,500,000(1)               $56,039,776

 SHADOW RATING:(2)           A-/A3 (Fitch/Moody's)

 % OF POOL BY UPB:           6.3%

 ORIGINATION DATE:           August 21, 2003

 CO-ORIGINATORS:             Archon Financial, L.P. (50%)
                             Commerzbank AG, New York Branch
                             (50%)

 COUPON:                     4.970%

 INTEREST ACCRUAL:           Actual/360

 ORIGINAL TERM:              84 months

 AMORTIZATION:               360 months

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              September 1, 2010

 SPONSOR:                    The Rouse Company

 BORROWER:                   Water Tower LLC

 CALL PROTECTION/LOCKOUT:    Lockout/Defeasance only until 3
                             months prior to maturity.

 CUT-OFF DATE LOAN PSF(1):   $227

 UP-FRONT RESERVES:          NAP

 ONGOING/SPRINGING           Springing Reserves for Taxes,
 RESERVES:                   Insurance, Capital Expenditures
                             and TI/LC(3)

 CASH MANAGEMENT:            Hard Lockbox(4)

 ADDITIONAL SECURED/         None permitted
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Anchored Retail

 PROPERTY LOCATION:          Chicago, Illinois

 OCCUPANCY:                  96.0% (Retail)/97.0% (Office)

 OCCUPANCY AS OF DATE:       January 31, 2004

 YEAR BUILT:                 1975

 YEAR RENOVATED:             2003

 COLLATERAL:                 The collateral consists of a 727,883 SF vertical
                             shopping mall, a 697-space parking facility and 93,841 SF of office space within a 9-floor and 74-floor development located in Chicago, Illinois.

 PROPERTY MANAGEMENT:        Rouse Property Management, Inc.

 APPRAISED VALUE:            $335,000,000

 APPRAISAL VALUE DATE:       August 1, 2003

 CUT-OFF DATE LTV(1):        55.66%

 BALLOON LTV(1):             49.65%

 U/W NOI:                    $25,026,209

 U/W NCF:                    $24,040,260

 CURRENT ANNUAL DEBT         $12,069,366
 SERVICE(1):

 U/W NOI DSCR(1):            2.07x

 U/W NCF DSCR(1):            1.99x
--------------------------------------------------------------------------------


------------------

(1) The $56,500,000 mortgage loan represents 2 pari passu notes in an $188,000,000 first mortgage loan in split loan structure comprised of 6 pari passu notes. Four (4) of such notes (2 with an original loan amount of $37,500,000 and 2 with an original loan amount of $28,250,000) are not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $188,000,000 financing.

(2) As indicated by the rating agencies based on their respective methodologies which may take into account the benefit of pooling.

(3)  See "Reserves" below.

(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The largest loan (the "Water Tower Place Loan"), representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with principal balance as of the cut-off date of $56,039,776, is a 7-year balloon loan that has a maturity date of September 1, 2010, and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Water Tower Place Loan was jointly originated 50% by Archon Financial, L.P. and 50% by Commerzbank AG, New York Branch ("Commerzbank"), and the loan sellers on the Water Tower Place Loan are Goldman Sachs Mortgage Company and Commerzbank. The Water Tower Place Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Water Tower Place Property.

     The Water Tower Place Loan consists of 2 of 6 pari passu mortgage notes totaling $188,000,000. The other mortgage notes secured by the Water Tower Place Property are each pari passu in right of payment to the Water Tower Place Loan (such other notes are collectively referred to as the "Water Tower Place Companion Loans", and together with the Water Tower Place Loan, the "Water Tower Place Whole Loan"). Two (2) of the Water Tower Place Companion Loans each have an original principal balance of $37,500,000 and two of the Water Tower Place Companion Loans each have an original principal balance of $28,250,000 and each Water Tower Place Companion Loan has the same interest rate, maturity date and amortization term as the Water Tower Place Loan. Only the Water Tower Place Loan is included in the trust. The A-1 Note and A-2 Note were contributed to GMACCM 2003-C3 and the A-5 Note and A-6 Note are currently held by the originators but are expected to be included in a future securitization. The Water Tower Place Loan and the Water Tower Place Pari Passu Companion Loans (together, the "Water Tower Place Whole Loan") are governed by a intercreditor agreement and will be serviced pursuant to the terms of the GMACCM 2003-C3 pooling and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Non-Serviced Loans" and "The Pooling Agreement - Servicing of the Non-Serviced Loans."

     The Borrower. The borrower under the Water Tower Place Loan, Water Tower LLC, is a Delaware limited liability company that is a special purpose entity sponsored by The Rouse Company (rated "Baa3/BBB" by Moody's and S&P, respectively) which is a partner in the joint venture that owns the borrower along with RREEF, which is the fund manager for 45% of the joint venture.

     The Property. The property securing the Water Tower Place Loan (the "Water Tower Place Property") consists of the retail, office and parking portions of an approximately 3.1 million square foot, 74-story and 9-story mixed-use complex known as Water Tower Place located on the North Michigan Avenue in Chicago, Illinois. The collateral consists of (i) an approximately 727,883 square foot vertical shopping mall anchored by Marshall Field's and Lord & Taylor and located on levels 1 through 8 of the structures, (ii) a 697-space parking facility on four sub-grade levels, and (iii) approximately 93,841 NRSF of office space located on the ninth level. The 74-story tower also includes a 22-story Ritz-Carlton Hotel with 435 rooms and a 40-story residential condominium tower, neither of which are part of the collateral.

     Major Tenant Summary. The following table shows certain information regarding the ten largest retail tenants of the Water Tower Place Property:

                        TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                    % OF TOTAL   ANNUALIZED
                              CREDIT RATING                  % OF     ANNUALIZED    ANNUALIZED    U/W BASE
                             (FITCH/MOODY'S/     TENANT      TOTAL     U/W BASE      U/W BASE       RENT             LEASE
           TENANT                S&P)(2)          NRSF       NRSF        RENT         RENT(3)     (PSF)(4)        EXPIRATION
-------------------------    ---------------    --------    ------    ------------  ----------   ----------   ---------------------
Marshall Field's                 A/A2/A+        288,802      39.7%     $2,901,241     15.2%        $10.05     1/31/2011
Lord & Taylor                 BBB+/Baa1/BBB+    138,241      19.0       1,091,884      5.7           7.90     12/31/2010
The Gap                        BB-/Ba3/BB+       15,947       2.2         995,961      5.2          62.45     6/30/2005, 4/30/2006
Abercrombie & Fitch              NR/NR/NR        16,507       2.3         756,095      4.0          45.80     12/31/2008, 6/30/2010
The Limited                    NR/Baa1/BBB+      16,041       2.2         701,805      3.7          43.75     1/31/2005, 1/31/2006
Express                        NR/Baa1/BBB+      10,909       1.5         604,217      3.2          55.39     1/31/2006, 1/31/2013
Banana Republic                BB-/Ba3/BB+        7,393       1.0         586,251      3.1          79.30     2/28/2005
Foodlife                         NR/NR/NR        24,278       3.3         583,110      3.1          24.02     2/29/2004, 4/30/2008
Victoria's Secret              NR/Baa1/BBB+      10,661       1.5         534,840      2.8          50.17     1/31/2007, 1/31/2011
Structure (Express Men)        NR/Baa1/BBB+      10,661       1.5         396,056      2.1          37.15     1/31/2006
                                                -------     -----     -----------    -----
TOTAL/AVERAGE:                                  539,440      74.1%     $9,151,460     47.9%        $16.96
                                                =======     =====     ===========    =====
Remaining Tenants                               159,008      21.8       9,943,588     52.1          62.54
Vacant                                           29,435       4.0               0      0.0           0.00
                                                -------     -----     -----------    -----
TOTAL/AVERAGE ALL TENANTS                       727,883     100.0%    $19,095,048    100.0%        $26.23
                                                =======     =====     ===========    =====


------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Percentages based on total retail space Annualized U/W Base Rent.

(4) For those tenants with multiple leases, the Annual U/W Base Rent PSF is a weighted average calculation under the leases.

     The largest office tenant by annualized underwritten base rent is WT Surgicenter, occupying approximately 18,675 SF, with rent of $767,340, representing approximately 3.4% of the total annualized underwritten base rent. WT Surgicenter is an Illinois state licensed facility specializing in outpatient surgery. No other office tenant accounts for more than 0.9% of the annualized underwritten base rent.

     Lease Expiration. The following table shows the lease expiration schedule for the mall shop space at the Water Tower Place Property:

                                                 LEASE EXPIRATION SCHEDULE(1)
                                                                                                    APPROXIMATE %    ANNUALIZED
  YEAR ENDING                                                  CUMULATIVE % OF    ANNUALIZED U/W    OF TOTAL U/W      U/W BASE
  DECEMBER 31,            EXPIRING (NRSF)   % OF TOTAL NRSF      TOTAL NRSF         BASE RENT         BASE RENT       RENT PSF
-----------------         ---------------   ---------------    ---------------    --------------    -------------    -----------
2004                           12,967              1.8%               1.8%          $ 1,096,809            5.7%        $ 84.58
2005                           29,512              4.1                5.8%            1,728,858            9.1         $ 58.58
2006                           34,927              4.8               10.6%            1,807,210            9.5         $ 51.74
2007                           25,403              3.5               14.1%            1,368,375            7.2         $ 53.87
2008                           45,787              6.3               20.4%            1,442,351            7.6         $ 31.50
2009                           12,462              1.7               22.1%              794,660            4.2         $ 63.77
2010                          174,697             24.0               46.1%            3,327,199           17.4         $ 19.05
2011                          306,714             42.1               88.3%            4,124,397           21.6         $ 13.45
2012                           19,557              2.7               91.0%            1,420,455            7.4         $ 72.63
2013                           13,847              1.9               92.9%              870,815            4.6         $ 62.89
2014                           12,181              1.7               94.5%              750,129            3.9         $ 61.58
2015 & Thereafter              10,394              1.4               96.0%              363,790            1.9         $ 35.00
Vacant                         29,435              4.0              100.0%                    0            0.0         $  0.00
                              -------            -----                              -----------          -----
TOTAL/AVERAGE:                727,883            100.0%                             $19,095,048          100.0%        $ 26.23
                              =======            =====                              ===========          =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.


     Reserves. Springing reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions are required monthly during at any time the net operating income debt-service coverage ratio for the prior 12-month period, measured as of the last day of each fiscal quarter, is less than 1.50x until the net operating income debt-service coverage ratio for the prior 12-month period, measured as of the last day of each fiscal quarter, is at least equal to 1.50x for two consecutive 12-month periods (a "Water Tower Place Cash Trap Period").

Upon the occurrence of a Water Tower Place Cash Trap Period, the borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and annual insurance premiums into a tax and insurance escrow account, (2) an amount of $25,000 into a tenant improvement and leasing commission reserve account and (3) an amount of $14,000 in the capital expenditures reserve account.

     With respect to the lease with Drury Lane Productions, Inc., the borrower will be the beneficiary of a letter of credit in the amount of $1,750,000 delivered by the tenant to secure unfunded tenant improvement obligations. Under the terms of the loan agreement, the borrower is required to pledge such letter of credit as additional collateral for the Water Tower Place Whole Loan prior to making any payment to the tenant in respect of tenant improvements. The borrower is required to deposit all proceeds of the letter of credit into the tenant improvement and leasing commission reserve unless the DCSR at such time is greater than 2.00x. At least $1,000,000 of such letter of credit proceeds are required to be used in connection with the retenanting of the space currently leased by Drury Lane Productions, Inc.

     Guaranty. In connection with the origination of the Water Tower Place Loan, The Rouse Company delivered a guarantee in favor of the lender with respect to the borrower's obligations to (1) complete certain repairs and tenant improvements with an estimated cost of $7,795,000, including an estimated $4,300,000 for remediation of bowed marble panels at the Water Tower Place Property and an estimated $1,750,000 for tenant improvements at the Drury Lane Theaters and (2) indemnification and reimbursement for any violation of a reciprocal easement agreement. The sellers have been informed by the borrower that the borrower may be in violation of the reciprocal easement agreement as a result of the closure of the automobile access to the hotel after September 11, 2001 through and under the Water Tower Place Property in light of security concerns, however, the sellers have no knowledge that the hotel has taken any legal actions to enforce its rights.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism. The terrorism coverage is required in an amount equal to the greater of (x) the original principal amount of the Water Tower Place Loan and (y) the maximum amount of terrorism coverage available for a premium of $300,000 (subject to an increase of 5% per year), provided that (a) the borrower is not required to maintain terrorism coverage in an amount greater than the insurable value of the Water Tower Place Property plus related business interruption coverage and (b) if the premium for the required terrorism coverage would exceed 150% of the premium limit described in clause (y) above, the borrower is only required to purchase the greatest amount of terrorism coverage that may be obtained for 150% of such premium.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a sweep account controlled by the lender and to direct all tenants to make payments directly to such sweep account. Funds in the sweep account are transferred to a lender controlled cash management account on each business day. So long as no Water Tower Place Cash Trap Period exists, funds are swept daily from a cash management account to the borrower. After the occurrence and during the continuation of a Water Tower Place Cash Trap Period, provided no event of default exists under the loan documents, all funds in excess of certain required reserve amounts and the monthly debt service payment will be released daily to the borrower.

     Mezzanine Loan:  None permitted.

     Additional Debt: None permitted except trade payables in an amount less than 3% of the loan amount for the Water Tower Place Whole Loan and ordinary course contractual indemnity obligations.

     Permitted Transfers. Transfers of 50% or more of the borrower's equity interests are permitted so long as such transfer is to (a) its sponsor, (b) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension fund or pension advisory, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case such entity meets certain minimum net worth requirements and is regularly engaged in the business of owning interests (either directly or through funds under management) in regional malls, or (c) any other entity with respect to which a rating confirmation is received. In addition, under certain circumstances specified in the loan documents, up to 53% of the equity interest in the borrower may be held by an entity other than the sponsor without constituting a prohibited change of control.

                               FOOTHILLS MALL LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL                      CUT-OFF DATE
                              --------                      ------------

 BALANCE:(1)                  $54,750,000                   $54,750,000

 % OF POOL BY UPB:            6.1%

 ORIGINATION DATE:            October 30, 2003

 ORIGINATOR:                  Archon Financial, L.P.

 COUPON:                      5.09%

 INTEREST ACCRUAL:            Actual/360

 ORIGINAL TERM:               60 months

 AMORTIZATION:                Interest-only

 OWNERSHIP INTEREST:          Fee simple

 PAYMENT DATE:                1st of the month

 MATURITY DATE:               November 1, 2008

 SPONSOR:                     Larry Feldman

 BORROWER:                    Foothills Mall LLC

 CALL PROTECTION/LOCKOUT:     Lockout/Defeasance only until 3
                              months prior to maturity.

 CUT-OFF DATE LOAN PSF:       $109(2)

 UP-FRONT RESERVES:           Tax: $107,529; Insurance: $101,211;
                              Deferred Maintenance: $87,450;
                              Replacement Reserve: $10,476;
                              TI/LC: $37,779; Leasing Escrow: $3,907,142(3)

 ONGOING/SPRINGING            Ongoing Tax, Insurance, Replacement
 RESERVES:                    Reserves, TI/LC(3)

 CASH MANAGEMENT:             None required

 ADDITIONAL SECURED/          $6,450,000 original mezzanine loan(4)
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Anchored Retail

 PROPERTY LOCATION:          Tucson, Arizona

 OCCUPANCY:                  92.3%

 OCCUPANCY AS OF DATE:       December 31, 2003

 YEAR BUILT:                 1982

 YEAR RENOVATED:             1997, 2000

 COLLATERAL:                 The collateral consists of a newly-redeveloped
                             shopping mall containing 484,009 sf with 16,300 SF of additional space currently under construction.
                             The subject is anchored by Loews/Cineplex
                             Odeon-15, Linens 'N Things, and Barnes & Noble
                             Booksellers.

 PROPERTY MANAGEMENT:        Feldman Equities Management LLC

 APPRAISED VALUE(5):         $68,000,000

 APPRAISAL VALUE DATE:       October 24, 2003

 CUT-OFF DATE LTV:(1)        75.37%

 BALLOON LTV:(6)             69.30%

 U/W NOI:                    $5,550,654

 U/W NCF:                    $5,036,066

 CURRENT ANNUAL DEBT         $2,644,856
 SERVICE:(1)

 U/W NOI DSCR:(1)            2.10x

 U/W NCF DSCR:(1)            1.90x
--------------------------------------------------------------------------------


------------------
(1) The principal balance includes a $3,500,000 earnout as described under "Earnout" below. The Cut-off Date LTV, DSCR, debt service and loan PSF figures in this table are net of the earnout. If calculated including the earnout amount, the U/W NOI DSCR is 1.96x, the U/W NCF DSCR is 1.78x and the Cut-off Date LTV is 80.51%.

(2)  Based on the "As Stabilized" square foot amount of 500,309.

(3)  See "Reserves" below.

(4)  See "Mezzanine Loan" below.

(5) Represents the "As Is" appraised value; the "Stabilized" appraised value is $79,000,000 assuming completion of additional construction.

(6)  Based on the "Stabilized" appraised value.

     The Loan. The second largest loan (the "Foothills Mall Loan"), representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with a principal balance as of the cut-off date of $54,750,000, is a 5-year interest-only loan that has a maturity date of November 1, 2008 and provides for monthly interest payments. The Foothills Mall Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Foothills Mall Property.

     The Borrower. The borrower under the Foothills Mall Property, Foothills Mall LLC, is a Delaware limited liability company that is a special purpose entity sponsored by Larry Feldman.

     The Property. The Foothills Mall property (the "Foothills Mall Property"), located in Tucson, Arizona, is a 484,009 sq. ft. retail center with 16,300 sq. ft. of additional space currently under construction. There is approximately 476,967 sq. ft. of retail space and 23,342 sq. ft. of office space. The property is anchored by Loews/Cineplex Odeon-15, Linens `N Things, and Barnes & Noble Booksellers. Other national tenants in occupancy include Dress Barn Outlet, Famous Footwear Outlet, Nike Factory Store, Ross Dress for Less, Saks Off Fifth Avenue Outlet, and Toni & Guy.

     Major Tenant Summary. The following table shows certain information regarding the top ten largest retail tenants of the Foothills Malls Property :


                       TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                         % OF TOTAL
                                    CREDIT RATING                % OF      ANNUALIZED    ANNUALIZED    ANNUALIZED
                                   (FITCH/MOODY'S/    TENANT     TOTAL      U/W BASE      U/W BASE      U/W BASE       LEASE
             TENANT                    S&P)(2)         NRSF     NRSF(3)      RENT(4)      RENT(4)      RENT (PSF)    EXPIRATION
--------------------------------   --------------     ------    -------    ----------    ----------    ----------    ----------
Loews/Cineplex Odeon - 15             NR/NR/NR        77,284     15.4%    $ 1,172,398        18.3%      $ 15.17      11/1/2017
Linens 'N Things                      NR/NR/NR        41,480      8.3         414,800         6.5       $ 10.00       2/1/2013
South Dakota Assoc. of the Deaf       NR/NR/NR        20,357      4.1         407,140         6.3       $ 20.00      12/1/2008
Barnes & Noble Booksellers            NR/Ba2/BB       40,472      8.1         353,486         5.5       $  8.73       2/1/2012
Ross Dress For Less                   NR/NR/BBB       30,056      6.0         330,616         5.2       $ 11.00       2/1/2008
Saks Off 5th Avenue Outlet           BB-/Ba3/BB       28,000      5.6         252,000         3.9       $  9.00      11/1/2011
Famous Footwear Outlet                NR/NR/NR        10,000      2.0         175,000         2.7       $ 17.50      12/1/2013
Nike Factory Store                     NR/A2/A        16,300      3.3         171,150         2.7       $ 10.50      12/1/2007
Keatons & Co. (Old Pueblo Grill
   Norte Restaurant)                  NR/NR/NR         7,765      1.6         155,300         2.4       $ 20.00      11/1/2013
Dress Barn Outlet                     NR/NR/NR         9,397      1.9         150,352         2.3       $ 16.00       7/1/2007
                                                     -------    -----     -----------       -----
TOTAL/AVERAGE:                                       281,111     56.2%    $ 3,582,243        55.9%      $ 12.74
                                                     =======    =====     ===========       =====
Remaining Tenants                                    174,995     35.0%      2,830,597        44.1       $ 16.18
Vacant                                                44,203      8.8%              0         0.0       $  0.00
                                                     -------    -----     -----------       -----
TOTAL/AVERAGE ALL TENANTS                            500,309    100.0%    $ 6,412,840       100.0%      $ 12.82
                                                     =======    =====     ===========       =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) Based on the "stabilized" total of 500,309 SF, which includes 16,300 SF currently under construction.

(4) Includes U/W Base Rent of $246,725 from leased space currently under construction.

     Lease Expiration. The following table shows the lease expiration schedule for the Foothills Mall property:

                                          LEASE EXPIRATION SCHEDULE(1)

                                                      CUMULATIVE %     ANNUALIZED    APPROXIMATE %    ANNUALIZED
     YEAR ENDING           EXPIRING     % OF TOTAL         OF           U/W BASE     OF TOTAL U/W     U/W BASE
     DECEMBER 31,         (NRSF)(2)        NRSF        TOTAL NRSF        RENT(5)       BASE RENT       RENT PSF
---------------------     ---------     ----------    ------------    ------------   -------------    ----------
2004(3)                      46,275        9.2%            9.2%       $   455,107         7.1%        $  9.83
2005                         13,854        2.8            12.0%           285,697         4.5         $ 20.62
2006                         14,136        2.8            14.8%           248,077         3.9         $ 17.55
2007                         48,928        9.8            24.6%           766,721        12.0         $ 15.67
2008                         71,081       14.2            38.8%         1,013,227        15.8         $ 14.25
2009                         17,857        3.6            42.4%           303,350         4.7         $ 16.99
2010                              0        0.0            42.4%                 0         0.0         $  0.00
2011                         40,993        8.2            50.6%           531,598         8.3         $ 12.97
2012                         43,565        8.7            59.3%           437,212         6.8         $ 10.04
2013                         64,908       13.0            72.3%           869,236        13.6         $ 13.39
2014                          4,675        0.9            73.2%           121,375         1.9         $ 25.96
2015 & Thereafter            89,834       18.0            91.2%         1,381,240        21.5         $ 15.38
Vacant(4)                    44,203        8.8           100.0%                 0         0.0         $  0.00
                            -------      -----                        -----------       -----
        TOTAL/AVERAGE:      500,309      100.0%                       $ 6,412,840       100.0%        $ 12.82
                            =======      =====                        ===========       =====

------------------
(1) Annualized U/W Base Rent excludes vacant space and tenants paying rent on a percentage basis.

(2)  Total Expiring SF is based on the "Stabilized" 500,309 SF.

(3) For year ending December 31, 2004, expiring SF includes 11 tenants (32,624 SF and $214,783 Annualized U/W Base Rent) that are leased on a month to month basis.

(4)  Vacancy includes 6,755 SF of the 16,300 SF now under construction.

(5) Includes U/W Base Rent of $246,725 from leased space currently under construction.


     Reserves. At origination $3,907,142 was funded to a leasing escrow as follows: (1) $3,700,000 to secure the renovation of the Loews Theatre suite as provided in the Loews lease amendment, (2) $113,825 for 3 months rent abatement and $75,000 in tenant improvements for Old Pueblo Grill Norte Restaurant, (3) $93,317 for 6 months rent abatement and $50,000 in tenant improvements for Melting Pot Restaurant. These amounts will be released to the borrower upon compliance with the leases and/or the tenant certifies it is in occupancy of all space under the lease. Additionally, the borrower is required to deposit monthly
(1) an amount equal to 1/12 of upcoming annual real estate taxes and annual insurance premiums into a tax and insurance escrow account, (2) in the first loan year, an amount of 1/12 of $125,712 into a replacement reserve account, increasing annually to 1/12 of 102.5% of the previous required annual amount and
(3) an initial amount of 1/12 of $453,353 into a rollover reserve account replacement reserve account, increasing annually to 1/12 of 102.5% of the previous required annual amount.

     The Earnout. The Foothills Mall Loan includes a funded earnout amount of $3,500,000. The Cut-off Date LTV, the U/W NOI DSCR and the U/W NCF DSCR in the "Property Information" table above are calculated assuming the earnout amount is applied to prepay the outstanding principal balance of the loan and the borrower's monthly debt service is reduced accordingly. All of the earnout may be released within 24 months of the origination date if the loan-to value ratio of the Foothills Mall Loan is less than 80% (based upon a new appraisal), the actual debt service coverage ratio is at least equal to 1.25x and the stressed debt service coverage ratio is at least equal to 1.05x. For purposes of determining the stressed debt service coverage ratio, the calculated net cash flow is divided by an assumed loan payment utilizing a stressed rate constant of 10.09% multiplied by the outstanding loan balance. If the borrower does not achieve these targets, a hypothetical loan amount that would be supported by the actual net cash flow at the appropriate ratios will be determined. The borrower will receive the difference between the funded loan amount and the calculated hypothetical loan amount. The remainder of the earnout amount will be deposited into a replacement escrow reserve and/or a rollover reserve and will not be applied to prepay the Foothills Mall Loan.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance with coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow.  None required.

     Mezzanine Loan. The ownership interests in the borrower have been pledged to secure a mezzanine loan with an original outstanding principal balance $6,450,000 from Massachusetts Mutual Life Insurance Company. The mezzanine loan was originated on November 12, 2003 and is a fully-amortizing 5-year loan. The mezzanine lender has entered into an intercreditor agreement with the mortgagee that provides that the mezzanine loan is subordinated to the Foothills Mall Loan and gives the mezzanine lender certain cure rights and the right to purchase the Foothills Mall Loan after default.

     Additional Debt. None permitted except trade payables in an amount less than 5% of the loan amount for the Foothills Mall Loan and financing leases and purchase money debt.

     Permitted Transfers. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change of control of the borrower or its sole member and (1) no single transfer results in the proposed transferor or its affiliates or family members owning, directly or indirectly, more than 49% of the borrower and (2) no more than 49% of the ownership interests of the borrower are transferred in the aggregate; provided that transfers among the direct or indirect owners of the borrower as of the origination date of the Foothills Mall Loan are permitted. Additionally, certain transfers are permitted for estate planning purposes.

                            ONE BRIARLAKE PLAZA LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                   CUT-OFF DATE
                             --------                   ------------

 BALANCE:                    $50,000,000                $50,000,000

 % OF POOL BY UPB:           5.6%

 ORIGINATION DATE:           October 8, 2003

 ORIGINATOR:                 Archon Financial, L.P.

 COUPON:                     5.395%

 INTEREST ACCRUAL:           Actual/360

 ORIGINAL TERM:              84 months

 AMORTIZATION:               Interest-only

 OWNERSHIP INTEREST:         Fee simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              November 1, 2010

 SPONSOR:                    Crescent Real Estate Equities, Ltd. and
                             JPMorgan Investment Management

 BORROWER:                   Crescent One Briarlake Plaza, L.P

 CALL PROTECTION/LOCKOUT:    Lockout through April 30, 2006/
                             Prepayment with Yield Maintenance until 6 months before maturity.

 CUT-OFF DATE LOAN PSF:      $100

 UP-FRONT RESERVES:          Tax: $1,533,751; TI/LC: $1,071,710

 ONGOING/SPRINGING           Ongoing Taxes; Springing reserves for
 RESERVES:                   Insurance, Replacements and TI/LC(1)

 CASH MANAGEMENT:            Hard Lockbox(2)

 ADDITIONAL SECURED/         None permitted
 MEZZANINE DEBT:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Office

 PROPERTY LOCATION:          Houston, Texas

 OCCUPANCY:                  92.4%

 OCCUPANCY AS OF DATE:       December 31, 2003

 YEAR BUILT:                 2000

 YEAR RENOVATED:             NAP

 COLLATERAL:                 The collateral consists of a 502,410 square feet of
                             net rentable area of a 20-story Class A office building and a 7-level attached parking garage on a 9.3-acre parcel of land located in Houston, Texas.

 PROPERTY MANAGEMENT:        Crescent

 APPRAISED VALUE:            $74,000,000

 APPRAISAL VALUE DATE:       September 22, 2003

 CUT-OFF DATE LTV:           67.57%

 BALLOON LTV:                67.57%

 U/W NOI:                    $6,228,856

 U/W NCF:                    $5,804,767

 CURRENT ANNUAL DEBT         $2,734,965
 SERVICE:

 U/W NOI DSCR:               2.28x

 U/W NCF DSCR:               2.12x

--------------------------------------------------------------------------------


------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The third largest loan (the "One Briarlake Plaza Loan"), representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with a principal balance as of the cut-off date of $50,000,000, is a 7-year interest-only loan that has a maturity date of November 1, 2010, and provides for monthly payments of interest. The One Briarlake Plaza Loan is secured by, among other things, a deed of trust, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the One Briarlake Plaza Property.

     The Borrower. The borrower under the Briarlake Plaza Loan, Crescent One Briarlake Plaza, L.P., is a Delaware limited partnership that is a special purpose entity sponsored by JP Morgan Investment Management (70% owner) and Crescent Real Estate Equities, Ltd. (30% owner).

     The Property. The One Briarlake Plaza property (the "One Briarlake Plaza Property") is a 502,410 sq. ft. Class A office property located in Houston, Texas. One Briarlake Plaza consists of a 20-story multi-tenant Class A office building containing 502,410 square feet of net rentable area and a 7-level attached parking garage on a 9.3-acre parcel of land. The building is located in the Westchase area, approximately 12 miles west of Houston's CBD.

     Major Tenant Summary. The following table shows certain information regarding the top ten largest office tenants of the One Briarlake Plaza
Property:

                       TEN LARGEST OFFICE TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                     % OF TOTAL
                                 CREDIT RATING                % OF                    ANNUALIZED    ANNUALIZED
                                (FITCH/MOODY'S/    TENANT     TOTAL     ANNUALIZED     U/W BASE      U/W BASE
            TENANT                  S&P)(2)         NRSF      NRSF    U/W BASE RENT    RENT(3)     RENT (PSF)(4)   LEASE EXPIRATION
-----------------------------   ---------------   --------    ----    -------------    -------     -------------   ----------------
EOTT                                NR/NR/NR        50,208    10.0%   $ 1,230,096        11.3%     $     24.50         12/1/2006
Gallagher Healthcare                NR/NR/NR        51,730    10.3      1,054,104         9.7      $     20.38         10/1/2012
Halliburton / Magic               NR/Baa2/BBB       32,163     6.4        835,413         7.7      $     25.97         7/1/2007
Zurich Amer. Invest                 NR/NR/A+        34,406     6.8        739,729         6.8      $     21.50         8/1/2012
Microsoft                          NR/Aa2/AA        32,072     6.4        673,512         6.2      $     21.00         6/1/2009
Structure Consulting                NR/NR/NR        25,865     5.1        653,820         6.0      $     25.28         8/1/2008
Haynes Whaley                       NR/NR/NR        25,865     5.1        594,895         5.5      $     23.00         9/1/2011
                                                                                                                       8/1/2012,
Datavox                             NR/NR/NR        26,080     5.2        562,845         5.2      $     21.58         9/1/2012
Unumprovident Corp               BBB-/Baa3/BBB-     17,342     3.5        499,450         4.6      $     28.80         8/1/2008
R&B Falcon                        BBB+/Baa2/A-      24,904     5.0        498,080         4.6      $     20.00         7/1/2013
                                                   -------   -----    -----------      ------
TOTAL/AVERAGE:                                     320,635    63.8%   $ 7,341,944        67.7%     $     22.90
                                                   =======   =====    ===========      ======
Remaining Tenants                                  143,595    28.6      3,499,820        32.3      $     24.37
Vacant                                              38,180     7.6              0         0.0      $      0.00
                                                   -------   -----    -----------      ------
TOTAL/AVERAGE ALL TENANTS                          502,410   100.0%   $10,841,764       100.0%     $     21.58
                                                   =======   =====    ===========      ======

------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Percentages based on annualized underwritten rent for all tenants.

(4) For those tenants with multiple leases the Annual U/W Base Rent PSF is a weighted average calculation under the leases.

     Lease Expiration. The following table shows the lease expiration schedule for the One Briarlake Plaza property:

                                                 LEASE EXPIRATION SCHEDULE(1)
                                                                                                    APPROXIMATE %    ANNUALIZED
   YEAR ENDING                                                 CUMULATIVE % OF    ANNUALIZED U/W    OF TOTAL U/W      U/W BASE
   DECEMBER 31,            EXPIRING (NRSF)  % OF TOTAL NRSF      TOTAL NRSF         BASE RENT         BASE RENT       RENT PSF
------------------         ---------------  ---------------    ---------------    --------------    --------------   ----------
2004                           4,172              0.8%               0.8%          $    100,128           0.9%        $ 24.00
2005                          38,959              7.8                8.6%             1,009,864           9.3         $ 25.92
2006                          55,264             11.0               19.6%             1,369,784          12.6         $ 24.79
2007                          48,469              9.6               29.2%             1,222,945          11.3         $ 25.23
2008                          94,000             18.7               47.9%             2,350,733          21.7         $ 25.01
2009                          42,533              8.5               56.4%               893,193           8.2         $ 21.00
2010                               0              0.0               56.4%                     0           0.0         $  0.00
2011                          43,713              8.7               65.1%             1,040,359           9.6         $ 23.80
2012                         112,216             22.3               87.4%             2,356,678          21.7         $ 21.00
2013                          24,904              5.0               92.4%               498,080           4.6         $ 20.00
2014                               0              0.0               92.4%                     0           0.0         $  0.00
2015 & Thereafter                  0              0.0               92.4%                     0           0.0         $  0.00
Vacant                        38,180              7.6              100.0%                     0           0.0         $  0.00
                             -------            -----                              ------------         -----
         TOTAL/AVERAGE:      502,410            100.0%                             $ 10,841,764         100.0%        $ 21.58
                             =======            =====                              ============         =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.


     Reserves. Springing reserves for replacements, tenant improvements and leasing commissions are required monthly at any time the net operating income is less than 75% of $6,084,049 for 2 consecutive quarters, measured as of the last day of each fiscal quarter for the prior 12-month period until net operating income is at least 80% of $6,084,049 for 3 consecutive quarters, measured as of the last day of each fiscal quarter for the prior 12-month period (a "One Briarlake Plaza Cash Trap Period"). Upon the occurrence of a Briarlake Cash Trap Period, the borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual insurance premiums into an insurance escrow account, (2) an amount of $158,333 into a tenant improvement and leasing commission reserve account, (3) an amount equal to 1/12 of the product of (a) $0.20 and (b) the aggregate number of rentable square feet of the One Briarlake Plaza Property into a replacement reserve account and (4) an amount equal to the amount required such that the amount on deposit in the replacement reserve account is equal to the amount of budgeted capital expenditures for that month. Additionally, the borrower is required to deposit monthly an amount equal to 1/12 of upcoming annual real estate taxes into a tax escrow account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism in an amount not less than $50,000,000; provided that the borrower is only required to maintain terrorism insurance if such coverage (A) is then being obtained by prudent owners of similar real estate, or (B) is otherwise available for an annual premium that is less or equal to $900,000.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a sweep account controlled by the lender and to direct all tenants to make payments directly to such sweep account. Funds in the sweep account are transferred to a lender controlled cash management account on each business day. So long as no One Briarlake Plaza Cash Trap Period exists and sufficient money is on deposit in the cash management account to pay the monthly debt service payment and the required deposit to the tax reserve account, funds are swept daily from a cash management account to the borrower. After the occurrence and during the continuation of a One Briarlake Plaza Cash Trap Period, all amounts in the cash management account after payment of the monthly debt service payment and all required reserves will be deposited in a cash trap reserve and held as additional collateral for the One Briarlake Plaza Loan until no One Briarlake Plaza Cash Trap Period exists.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted except trade payables in an amount less than 3% of the loan amount for the One Briarlake Plaza Loan and financing leases and purchase money debt.

     Permitted Transfers. The borrower is permitted to transfer 50% or more of its equity interests so long as such transfer is to (a) its sponsor, (b) any pension fund or investment fund managed or advised by J.P. Morgan Investment Management Inc. and/or another subsidiary of J.P. Morgan Chase & Co. (c) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension fund or pension advisory, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case such entity meets certain minimum net worth requirements and is regularly engaged in the business of owning office properties in major metropolitan area, or (c) any other entity with respect to which a rating confirmation is received.

                               DDR PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                     CUT-OFF DATE
                             --------                     ------------

BALANCE:                    $50,000,000(1)                $48,915,252

SHADOW RATING:(2)           AA/A3 (Fitch/Moody's)

% OF POOL BY UPB:           5.5%

ORIGINATION DATE:           March 25, 2003

ORIGINATOR:                 Archon Financial, L.P.

COUPON:                     4.410%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              59 months

AMORTIZATION:               300 months

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month

MATURITY DATE:              March 1, 2008

SPONSOR:                    Developers Diversified Realty
                            Corporation ("DDR")

                            Ten individual Delaware limited liability companies.
BORROWERS:

CALL                        Lockout/Defeasance only until 90
PROTECTION/LOCKOUT:         days prior to maturity.

CUT-OFF DATE LOAN PSF(1):   $50

UP-FRONT RESERVES:          None

ONGOING/SPRINGING           Springing reserves for Taxes,
RESERVES:                   Insurance, TI/LC, and Replacement
                            Reserves(3)

CASH MANAGEMENT:            Hard Lockbox(4)

ADDITIONAL SECURED/         None permitted
MEZZANINE DEBT:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Anchored Retail

PROPERTY LOCATION:          Various

OCCUPANCY:                  92.9%

OCCUPANCY AS OF DATE:       January 21, 2004

YEARS BUILT:                1988-2000

YEAR RENOVATED:             1995-2003

COLLATERAL:                 The DDR portfolio consists of 10 anchored retail
                            centers located in eight states. Comprised in the aggregate of 2,907,608 square feet, 1,097,738 is anchor space and 1,809,870 is in-line space. The portfolio's tenant mix includes anchor tenants such as Wal-Mart, Sam's Wholesale, Bed Bath & Beyond, Old
                            Navy, and Winn Dixie Stores.

PROPERTY MANAGEMENT:        Developers Diversified Realty Corporation,
                            an affiliate of the borrowers

APPRAISED VALUE:            $248,800,000

APPRAISAL VALUE DATES:      January 22, 2003 - November 1, 2003

CUT-OFF DATE LTV(1)         58.98%

BALLOON LTV(1)              53.23%

U/W NOI:                    $23,268,583

U/W NCF:                    $21,777,363

CURRENT ANNUAL DEBT         $9,913,256
SERVICE:

U/W NOI DSCR(1)             2.35x

U/W NCF DSCR(1)             2.20x

--------------------------------------------------------------------------------

------------------
(1) The $50,000,000 mortgage loan represents 1 pari passu note in a $150,000,000 first mortgage loan split loan structure comprised of 3 pari passu notes. Two (2) of such notes (each with an original amount of $50,000,000) are not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $150,000,000 financing.

(2) As indicated by the rating agencies based on their respective methodologies which may take into account the benefit of pooling.

(3)  See "Reserves" below.

(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The fourth largest loan (the "DDR Portfolio Loan"), representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with a principal balance as of the cut-off date of $48,915,252 is an approximately 5-year balloon loan that has a maturity date of March 1, 2008, and provides for monthly payments of principal and interest based on a 25-year amortization schedule. The DDR Portfolio Loan is secured by a mortgage, assignment of rents and leases, security agreement and fixture filings encumbering the borrowers' fee ownership interest in 10 shopping centers.

     The DDR Portfolio Loan consists of 1 of 3 pari passu mortgage notes totaling $150,000,000. The other mortgage notes secured by the DDR Portfolio Property are each pari passu in right of payment to the DDR Portfolio Loan (such other notes are collectively referred to as the "DDR Portfolio Companion Loans", and together with the DDR Portfolio Loan, the "DDR Portfolio Whole Loan"). Each of the DDR Portfolio Companion Loans has an original principal balance of $50,000,000 and each DDR Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the DDR Portfolio Loan. Only the DDR Portfolio Loan is included in the trust. The A-1 Note was contributed to GMACCM 2003-C2 and the A-3 Note is currently held by the originator but is expected to be included in a future securitization. The DDR Portfolio Loan and the DDR Portfolio Pari Passu Companion Loans (together, the "DDR Portfolio Whole Loan") are governed by a intercreditor agreement and will be serviced pursuant to the terms of the GMACCM 2003-C2 pooling and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Non-Serviced Loans" and "The Pooling Agreement - Servicing of the Non-Serviced Loans."

     The Borrowers. The borrowers under the DDR Portfolio Loan, GS II Brook Highland LLC, GS II Jacksonville Regional LLC, GS II Green Ridge LLC, GS II Indian Hills LLC, GS II Big Oaks LLC, GS II Oxford Commons LLC, GS II University Centre LLC, GS II Uptown Solon LLC, GS II North Pointe LLC and GS II Meridian Crossroads LLC, are each a Delaware limited liability company that is a special purpose entity sponsored by Developers Diversified Realty Corporation, an Ohio corporation.

     The Properties. The 10 properties securing the DDR Portfolio Loan (the "DDR Properties") are detailed as follows:

                                                     WHOLE LOAN
                                                   ALLOCATED LOAN      SQUARE     OCCUPANCY
      PROPERTY NAME              LOCATION         AMOUNT (ORIGINAL)     FEET     (1/21/2004)          MAJOR TENANTS
------------------------    -------------------   -----------------    ------    -----------  --------------------------------
Brook Highland Plaza        Birmingham, Alabama      $28,700,000         423,393      93%     Lowe's (ground lease),
Shopping Center                                                                               Winn-Dixie Stores, Rhodes

Meridian Crossroads         Meridian, Idaho          26,500,000         431,220      99%      Shopko, Sportsman's Warehouse,
Shopping Center                                                                               Bed Bath & Beyond

University Centre           Wilmington,              22,000,000         410,491      84%      Lowe's, Bed Bath & Beyond, Ross
                            North Carolina                                                    Dress for Less

Uptown Solon                Solon, Ohio              16,900,000         183,288      91%      Bed Bath & Beyond, Mustard Seed
Shopping Center                                                                               Market, Border Books

Big Oaks Crossing           Tupelo, Mississippi      12,200,000         348,236     100%      Wal-Mart, Sam's Club, Goody's
North Pointe Plaza          North Charleston,
                            South Carolina           12,100,000         294,471     100%      Wal-Mart, Office Max

Green Ridge Square          Walker, Michigan          8,900,000         133,877      96%      TJ Maxx, Office Depot
Indian Hills Plaza          Mt. Pleasant,                                                     Wal-Mart, Kroger
                            Michigan                  8,200,000         248,963      81%

Oxford Commons              Durham,                                                           Burlington Coat Factory, Food
                            North Carolina            7,500,000         213,934      90%      Lion

Jacksonville Regional       Jacksonville,                                                     JC Penney, Winn-Dixie Stores,
                            Florida                   7,000,000         219,735      92%      Walgreen's
                                                   ------------       ---------      --
PORTFOLIO TOTALS                                   $150,000,000       2,907,608      93%
                                                   ============       =========      ==


     Major Tenant Summary. The following table shows pertinent information regarding the portfolio's ten largest tenants, based on annualized underwritten base rent, of the DDR Portfolio Loan:

        TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                        APPROXIMATE %   ANNUALIZED
                                  CREDIT RATING                                         OF ANNUALIZED    U/W BASE
                                 (FITCH/MOODY'S/    TENANT      % OF     ANNUALIZED       U/W BASE         RENT         LEASE
        TENANT                       S&P)(2)         NRSF       NRSF    U/W BASE RENT      RENT(1)         (PSF)       EXPIRATION
-----------------------          ---------------   --------   -------   -------------   -------------   -----------    ----------
WAL-MART                           AA/Aa2/AA
   North Pointe Plaza                              222,904      7.7%     $ 1,324,694         5.4%         $  5.94      8/25/2009
   Big Oaks                                        173,020      6.0          863,364         3.5             4.99      8/18/2012
   Indian Hills                                    140,043      4.8          756,309         3.1             5.40      12/29/2009
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                           535,967     18.4%     $ 2,944,367        12.0%         $  5.49
                                                 =========    =====      ===========       =====          =======
LOWE'S HOME CENTER                  A/A2/A
   University Center                               125,357      4.3%     $   752,142         3.1%         $  6.00      10/31/2014
   Brook Highland(3)                                   NAP      NA           725,000         2.9             5.71      2/25/2023
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                           125,357      4.3%     $ 1,477,142         6.0%         $  5.86
                                                 =========    =====      ===========       =====          =======
BED BATH & BEYOND                  NR/NR/BBB
   Uptown Solon                                     40,000      1.4%     $   520,000         2.1%         $ 13.00      1/31/2009
   University Center                                30,405      1.0          364,860         1.5            12.00      1/31/2012
   Meridian Commons                                 34,690      1.2          346,245         1.5            10.50      1/31/2011
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                           105,095      3.6%     $ 1,249,105         5.1%         $ 11.89
                                                 =========    =====      ===========       =====          =======
ROSS DRESS FOR LESS                NR/NR/BBB
   University Center                                30,187      1.0%     $   332,057         1.3%         $ 11.00      1/31/2012
   Brook Highland                                   30,187      1.0          316,964         1.3            10.50      1/31/2014
   Meridian Commons                                 30,187      1.0          297,342         1.2             9.85      1/31/2012
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                            90,561      3.1%     $   946,363         3.8%         $ 10.45
                                                 =========    =====      ===========       =====          =======
SHOPKO STORES, INC.               BB-/B2/BB-
   Meridian Commons                                109,783      3.8%     $   876,068         3.6%         $  7.98      2/28/2020

OLD NAVY                          BB-/Ba3/BB+
   Meridian Commons                                 25,000      0.9%     $   250,000         1.0%           10.00      9/30/2005
   University Center                                20,015      0.7          240,180         1.0            12.00      10/31/2006
   Uptown Solon                                     17,000      0.6          238,000         1.0            14.00      7/31/2009
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                            62,015      2.1%     $   728,180         3.0%         $ 11.74
                                                 =========    =====      ===========       =====          =======
GOODY'S                            NR/NR/NR
   University Center                                30,470      1.0%     $   219,689         0.9%            7.21      11/30/2005
   Brook Highland                                   30,000      1.0          208,500         0.8             6.95      11/30/2004
   Big Oaks                                         27,000      0.9          175,500         0.7             6.50      12/31/2007
                                                 ---------    -----      -----------       -----          -------
   TOTAL                                            87,470      3.0%     $   603,689         2.5%         $  6.90
                                                 =========    =====      ===========       =====          =======
WINN DIXIE STORES                   NR/B1/B
   Brook Highland                                   44,000      1.5%     $   308,000         1.3%         $  7.00      11/20/2014
   Jacksonville Regional                            47,084      1.6          249,132         1.0             5.29       3/1/2009
   TOTAL                                            91,084      3.1%     $   557,132         2.3%         $  6.12
                                                 =========    =====      ===========       =====          =======
MUSTARD SEED MARKET                NR/NR/NR
   Uptown Solon                                     37,048      1.3%     $   550,163         2.2%         $ 14.85      12/31/2019

SPORTSMAN'S WAREHOUSE              NR/NR/NR
   Meridian Commons                                 45,866      1.6%     $   486,180         2.0%         $ 10.60      6/30/2015
                                                 ---------    -----      -----------       -----          -------
TOTAL LARGEST TENANTS                            1,290,246     44.4%     $10,418,389        42.3          $  8.07
                                                 =========    =====      ===========       =====          =======
REMAINING TENANTS(4)                             1,617,362     55.6       14,186,804        57.7             8.77
                                                 ---------    -----      -----------       -----          -------
TOTAL ALL TENANTS                                2,907,608    100.0%     $24,605,193       100.0%         $  8.46
                                                 =========    =====      ===========       =====          =======

------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) Lowe's Home Center located at Brook Highland Shopping Center (126,917 SF) is on a ground lease and is not included tenant NSRF, but is included in Annualized Base Rent.

(4) Includes the non-owned AC Moore at North Pointe Plaza U/W Base Rent (consists of a sublease, paying $216,996 per year, expiring in 2011) and the non-owned Room Store at North Pointe Plaza U/W Base Rent (paying $4,920 per year, expiring in 2022).

     Lease Expiration. The following table shows the lease expiration schedule for the DDR portfolio:


                                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                                       APPROXIMATE % OF      ANNUALIZED
  YEAR ENDING                               % OF      CUMULATIVE %      ANNUALIZED     TOTAL ANNUALIZED    U/W BASE RENT
  DECEMBER 31,         EXPIRING (NRSF)   TOTAL NRSF   OF TOTAL NRSF    U/W BASE RENT    U/W BASE RENT           PSF
-----------------      ---------------   ----------   -------------    -------------    -------------      -------------
2004(3)                    181,013          6.2%         6.2%          $  2,052,883           8.7%             $ 11.34
2005                       299,553         10.3         16.5%             3,141,675          13.3              $ 10.49
2006                       133,656          4.6         21.1%             1,709,080           7.2              $ 12.79
2007                       323,319         11.1         32.2%             2,280,345           9.6              $  7.05
2008                        38,957          1.3         33.6%               562,044           2.4              $ 14.43
2009                       520,158         17.9         51.5%             3,799,815          16.1              $  7.31
2010                        71,492          2.5         53.9%               587,952           2.5              $  8.22
2011                       162,580          5.6         59.5%             1,409,804           6.0              $  8.67
2012                       436,955         15.0         74.6%             3,035,492          12.8              $  6.95
2013                         8,990          0.3         74.9%               127,600           0.5              $ 14.19
2014                       255,210          8.8         83.6%             2,035,242           8.6              $  7.97
2015 & Thereafter          270,542          9.3         92.9%             2,916,345          12.3              $ 10.78
Vacant                     205,183          7.1        100.0%                     0           0.0              $  0.00
                         ---------        -----                        ------------         -----
TOTAL/AVERAGE            2,907,608        100.0%                       $ 23,658,277         100.0%             $  8.14
                         =========        =====                        ============         =====


------------------

(1) Lease expiration schedule does not include the non-owned Lowe's at Brook Highland Plaza U/W Base Rent (Ground Lease of 126,917 NRSF, paying $725,000 per year, expiring in 2023, the non-owned AC Moore, at North Pointe Plaza U/W Base Rent (consists of a sublease - 26,050 NRSF, paying $216,996 per year, expiring in 2011) or the non-owned Room Store at North Pointe Plaza (paying $4,920 per year, expiring in 2022).

(2)  Annualized U/W Base Rent excludes vacant space.

(3) Includes 14 tenants, 37,343 square feet, and $488,863 Annualized U/W Base Rent that are leased on a month-to-month basis.

     Reserves. Springing reserves for taxes, insurance, tenant improvements and leasing commissions and replacements reserves are required monthly (a) upon the occurrence of an event of default under the DDR Portfolio Loan, (b) if the long-term senior unsecured credit rating of DDR (or any other entity which controls a borrower) falls below BBB- (as rated by Standard & Poor's) or Baa3 (as rated by Moody's), or (c) if the debt service at the end of the last two consecutive fiscal quarters for the preceding 12 month period is less than or equal to 1.20x (collectively a "DDR Reserve Event"). Upon the occurrence of a DDR Reserve Event, the borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and annual insurance premiums into a tax and insurance escrow account, (2) an amount of $102,963 and, in each of the 6 months prior to the expiration of certain specified leases, an additional amount as to cover additional tenant improvement and leasing commission costs of those leases have no been extended or replaced until a date after March 31, 2012 into a tenant improvement and leasing commission reserve account and (3) an amount of $41,185 into a replacement reserve account.

     Insurance Requirements. Each borrower is required to maintain comprehensive all risk insurance equal to 100% of the full replacement cost of the properties, including, but not limited to, coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. At origination the borrowers were required to establish a lockbox account into which the borrowers are required to deposit, or cause to be deposited, all rents and other revenue from the DDR Properties. Funds on deposit in the lockbox account in excess of required monthly debt service (or, after a DDR Reserve Event, the required monthly debt service and all required reserve amounts) will be distributed daily to the borrowers, provided, however, that (1) upon the occurrence and during the continuation of an event of default under the DDR Portfolio Loan or (2) the debt service coverage ratio for the preceding 12-month period is less than 1.10x until the debt service coverage ratio at the end of the last two consecutive fiscal quarters for the preceding 12-month period is at least 1.15x (a "DDR Cash Trap Period"), all remaining amounts on deposit in the lockbox account after payment of budgeted capital expenditures will be deposited into a low DSCR reserve until the end of the DDR Cash Trap Period.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except for unsecured trade payables in amounts not exceeding 2% of the aggregate outstanding principal balance of the DDR Portfolio Loan and each DDR Portfolio Companion Loan and financing leases and purchase money debt.

     Defeasance. At any time that the borrower may fully defease the DDR Portfolio Loan, the borrower may also obtain a release of one or more of the properties securing the DDR Portfolio Loan and the DDR Portfolio Companion Loans in connection with a partial defeasance of the DDR Portfolio Loan and the DDR Portfolio Companion Loans equal to the sum of 125% of the allocated loan amount for such property. The borrower must satisfy various other conditions in connection with the partial defeasance, including delivery of legal opinions, delivery of written confirmation from the rating agencies that such defeasance will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates and that the debt service coverage ratio of the remaining properties is equal to no less than the greater of the actual debt service coverage ratio for the preceding 12-month period and 1.62x, the debt service coverage ratio as of the origination date.

     Permitted Transfers. The borrower is permitted to transfer 50% or more of its equity interests so long as such transfer is to (a) its sponsor, (b) the Prudential Insurance Company of America or any wholly owned subsidiary, (c) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory, mutual fund, government entity or plan, publicly traded real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case such entity meets certain minimum net worth requirements and is regularly engaged in the business of owning similar properties in major metropolitan area, or (c) any other entity with respect to which a rating confirmation is received.

                              237 PARK AVENUE LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL                     CUT-OFF DATE
                            --------                     ------------

 BALANCE:                   $44,000,000(1)               $44,000,000

 % OF POOL BY UPB:          4.9%

 ORIGINATION DATE:          October 10, 2003

 ORIGINATOR:                Greenwich Capital Financial Products, Inc.

 COUPON:                    5.786%

 INTEREST ACCRUAL:          Actual/360

 ORIGINAL TERM:             84 months

 AMORTIZATION:              Interest-only for 36 months, then monthly
                            amortization based on a 30-year amortization schedule

 OWNERSHIP INTEREST:        Fee Simple

 PAYMENT DATE:              1st of the month

 MATURITY DATE:             November 1, 2010

 SPONSOR:                   See "The Borrower" below

 BORROWER:                  237 Max Park Avenue, L.P.

 CALL PROTECTION/LOCKOUT:   Lockout/Defeasance only until 3 months prior to
                            maturity.

 CUTOFF DATE LOAN/SF:       $259 (1)

 UP-FRONT RESERVES:         Taxes: $4,500,000
                            Insurance: $212,012
                            TI/LC: $16,441,190

                            Replacement Reserve: $2,914,533
                            Deferred Main: $26,250 (2)

 ONGOING/SPRINGING          Ongoing Reserves for Taxes and Insurance; Springing
 RESERVES:                  Reserves for Replacement Reserves and TI/LCs
                            Rollover Reserve Account (2)

 CASH MANAGEMENT:           Hard Lockbox

 ADDITIONAL SECURED/        Teachers Insurance and Annuity
 MEZZANINE DEBT:            Association of America holds a
                            $30,000,000 mezzanine loan(3)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Office

 PROPERTY LOCATION:         New York, New York

 OCCUPANCY:                 99.9%

 OCCUPANCY AS OF DATE:      March 1, 2004

 YEAR BUILT:                1935

 YEAR RENOVATED:            1981

 COLLATERAL:                The collateral consists of a 21-story, multi-tenant,
                            Class A commercial office building located between Park and Lexington Avenues between 45th and 46th
                            Streets in Midtown Manhattan

 PROPERTY MANAGEMENT:       Max 237 Management LLC

 APPRAISED VALUE:           $460,000,000

 APPRAISAL VALUE DATE:      September 10, 2003

 CUT-OFF DATE LTV(1):       64.78%

 BALLOON LTV(1):            61.40%

 U/W NOI:                   $32,057,181

 U/W NCF:                   $31,867,494

 CURRENT ANNUAL DEBT        $20,950,418
 SERVICE(1):

 U/W NOI DSCR(1):           1.53x

 U/W NCF DSCR(1):           1.52x

--------------------------------------------------------------------------------


------------------
(1) The $44,000,000 mortgage loan represents the "A-4 Note" portion of a $298,000,000 whole loan. The A-4 Note is pari passu with (i) an A-1 Note with an original principal balance of $119,333,334, (ii) and A-2 Note with an original principal balance of $67,333,333 and (iii) an A-3 Note with an original principal balance of $67,333,333. The A-1 Note is an asset in another securitization. The A-2 Note and the A-3 Note are each currently held by the Originator. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $298,000,000 financing.

(2)  See "Reserves" below.

(3)  See "Mezzanine Loan" below.

     The Loan. The fifth largest mortgage loan (the "237 Park Avenue Loan"), representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is evidenced by an A-4 Note with a Cut-Off Date principal balance of $44,000,000. The 237 Park Avenue Loan is a 7-year balloon loan that has maturity date of November 1, 2010 and provides for payments of interest-only for the first 36 months followed by monthly payments of principal and interest based on a 30-year amortization schedule. The 237 Park Avenue Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee interest in the rents and leases associated with the property (the "237 Park Avenue Property"), as well as an assignment of the borrower's interest in the rents and leases associated with the 237 Park Avenue Property.

     The 237 Park Avenue Loan is one of four pari passu notes comprising of a whole mortgage loan with an original principal balance of $298,000,000. The companion loans to the 237 Park Avenue Loan are evidenced by three separate pari passu notes (the "A-1 Note," "A-2 Note" and the "A-3 Note," collectively, the "237 Park Avenue Pari Passu Companion Loans"), with principal balances as of the cut-off date of $119,333,334, $67,333,333 and $67,333,333 respectively and each with an interest rate of 5.786%. The 237 Park Avenue Pari Passu Companion Loans will not be assets of the trust. The A-1 Note was contributed to GCCFC 2003-C2 and the A-2 Note and A-3 Note are currently held by the originator but are expected to be included in future securitizations. The 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans (together, the "237 Park Avenue Whole Loan") are governed by a co-lender agreement and will be serviced pursuant to the terms of the GCCFC 2003-C2 pooling and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Non-Serviced Loans" and "The Pooling Agreement - Servicing of the Non-Serviced Loans." The DSCR and LTV on the 237 Park Avenue Loan are 1.52x and 64.78 % respectively.

     The subject financing facilitated the acquisition of the property by the sponsor for a purchase price of $455,000,000. Including escrows, reserves and costs of approximately $40,000,000, the borrower invested approximately $167,000,000 of new cash in the project at origination. Reserves included $16,500,000 for future tenant improvement, leasing commission, and capital costs, as further described below.

     The Borrower. The borrower under the 237 Park Avenue Loan is 237 Max Park Avenue, L.P., a single-asset, special-purpose, Delaware limited partnership. The borrower is directly and indirectly owned by (i) Max 237 JV Partners LLC, which is under common control with Max Capital Management Corporation ("Max Capital"),
(ii) Five Mounts Properties Ltd. ("Five Mounts Properties"), and (iii) a joint venture between Citigroup, WGZ-Bank, and DZ Bank AG (the "Equity Syndicate"). Max Capital is controlled by Anthony Westreich. Max Capital, an institutionally sponsored real estate owner/operator based in New York, manages over $2.7 billion of real estate assets. Five Mounts Properties is owned and controlled by Beny Steinmetz, a wealthy international investor based in Amsterdam. Five Mounts Properties has or has had investments in Chelsfield (a London-based public property group), Canary Wharf in London, France-GA (a large portfolio of office buildings located in France), and other real estate investments in the United States, France, Italy, the Czech Republic, and Hungary.

     The Property. The 237 Park Avenue Property is a 21-story, 1,149,789 sf Class-A office building, located in the Park/Lexington submarket of midtown Manhattan in New York, NY. The property was built in 1935 and was redeveloped and expanded in 1981 by Olympia & York. There is a total of 1,103,497 sf of office space, 43,830 sf of retail space and 2,462 sf of storage space at the 237 Park Avenue Property. Floor sizes range between 55,000 and 62,000 sf, except for the top floor, which contains 25,000 sf. The building does not have actual frontage on Park Avenue, but has entrances on 45th Street, 46th Street and Lexington Avenue. As of March 1, 2004, the property was 99.9% leased to 27 tenants. The five largest leases in the building represent 94% of the space.

     Major Tenant Summary. The following table presents certain information relating to the major tenants at the 237 Park Avenue Property:

                       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                           % OF TOTAL
                                  CREDIT RATING(2)                             ANNUALIZED   ANNUALIZED      ANNUALIZED
                                  (FITCH/MOODY'S/                    % OF       U/W BASE     U/W BASE        U/W BASE       LEASE
             TENANT                     S&P)            NRSF         NRSF         RENT         RENT         RENT (PSF)    EXPIRATION
-----------------------------     ----------------   ---------    ---------  ------------- -------------   ------------  -----------
Credit Suisse Asset Mgmt             AA-/Aa3/A        343,715        29.9%    $17,372,031        39.2%      $  50.54      10/31/2014
J Walter Thompson Company          BBB/Baa2/BBB+      456,132        39.7      10,898,362        24.6       $  23.89       8/31/2006
EM Warburg Pincus & Co., Inc.        NR/NR/NR         111,545         9.7       4,767,780        10.8       $  42.74      10/31/2009
International Paper Company        BBB/Baa2/BBB       110,800         9.6       4,698,433        10.6       $  42.40       9/30/2011
Jennison Assoc Capital Corp           A/A3/A-          56,040         4.9       2,353,680         5.3       $  42.00      11/30/2011
Revlon Consumer Products             NR/NR/NR          25,265         2.2       1,212,720         2.7       $  48.00      10/31/2014
Kelly Services, Inc.                 NR/NR/NR           9,821         0.9         432,124         1.0       $  44.00       7/31/2011
                                                                                                                           1/14/2014
Lex Bakery Corp.                     NR/NR/NR           3,709         0.3         406,830         0.9       $ 109.69       7/15/2015
Caliber Learning Network, Inc.       NR/NR/NR           9,527         0.8         371,553         0.8       $  39.00       9/30/2008
JAI International, Inc.              NR/NR/NR           3,552         0.3         357,248         0.8       $ 100.58       3/31/2010
                                                    ---------      ------     -----------      ------
TOTAL/AVERAGE LARGEST TENANTS                       1,130,106        98.3%    $42,870,761        96.9%      $  37.94
                                                    =========      ======     ===========      ======
Remaining Tenants                                      18,108         1.6       1,393,148         3.1       $  76.94
Vacant Space                                            1,575         0.1               0         0.0       $   0.00
                                                    ---------      ------     -----------      ------
TOTAL/AVERAGE ALL                                   1,149,789       100.0%    $44,263,909       100.0%      $  38.50
                                                    =========      ======     ===========      ======


------------------

(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease to conform.


     Lease Expiration. The following table shows the lease expiration schedule for the 237 Park Avenue Property:


                                     LEASE EXPIRATION SCHEDULE

                                                                                           APPROXIMATE % OF
    YEAR ENDING                                         CUMULATIVE OF    ANNUALIZED U/W    TOTAL ANNUALIZED    ANNUALIZED U/W
    DECEMBER 31,      EXPIRING NRSF  % OF TOTAL NRSF     TOTAL NRSF         BASE RENT        U/W BASE RENT     BASE RENT (PSF)
-------------------   -------------  ---------------    -------------    --------------    ----------------    ---------------
2004                       1,694            0.1%              0.1%       $    124,930              0.3%           $ 73.75
2005                           0            0.0               0.1%                  0              0.0            $  0.00
2006                     456,132           39.7              39.8%         10,898,362             24.6            $ 23.89
2007                           1            0.0              39.8%                  0              0.0            $  0.00
2008                      11,577            1.0              40.8%            649,553              1.5            $ 56.11
2009                     111,545            9.7              50.5%          4,767,780             10.8            $ 42.74
2010                       5,382            0.5              51.0%            357,368              0.8            $ 66.40
2011                     177,311           15.4              66.4%          7,514,237             17.0            $ 42.38
2012                       4,037            0.4              66.8%            378,400              0.9            $ 93.73
2013                         914            0.1              66.8%             47,300              0.1            $ 51.75
2014                     370,768           32.2              99.1%         18,682,891             42.2            $ 50.39
2015 & Thereafter          8,853            0.8              99.9%            843,088              1.9            $ 95.23
Vacant                     1,575            0.1             100.0%                  0              0.0            $  0.00
                       ---------          -----                          ------------            -----
TOTAL/ AVERAGE         1,149,789          100.0%                         $ 44,263,909            100.0%           $ 38.50
                       =========          =====                          ============            =====



     Reserves. The loan documents provide for escrows for real estate taxes, insurance, approved operating expenses and replacement reserves. In addition, at closing, the borrower deposited $9,750,000 into a rollover reserve account related to anticipated re-leasing or renewal costs associated with the lease to J Walter Thompson Company (the "JWT Lease"), expiring August 31, 2006. Prior to February 28, 2004, the renewal notification date under the JWT Lease, the tenant notified the borrower of their intention to renew the lease and the parties are currently negotiating a renewal. If J Walter Thompson does not enter into a renewal or extension of the JWT Lease by January 1, 2005, or approved leases have not been executed with replacement tenants by such date, the borrower is required to deposit up to $550,000 (out of available excess cash flow after payment of debt service, required reserves, operating expenses and required payments under the mezzanine loan) per month for 20 months

(up to a total of $11,000,000) to be used for tenant improvement and leasing commissions in connection with the re-leasing of the space occupied by J Walter Thompson.

     At closing, the borrower deposited $5,000,000 into a general rollover reserve, to pay for anticipated re-leasing or renewal costs associated with the lease to EM Warburg Pincus & Co., Inc. (which expires 10/31/09) and other approved leasing expenses at the 237 Park Avenue Property (other than approved leasing expenses in connection with the lease to JWT Lease). If there is less than $5,000,000 on deposit in the general rollover reserve 12 months prior to the expiration of the lease to EM Warburg, the borrower is required to make additional deposits (out of available excess cash flow after payment of debt service, required reserves, operating expenses and required payments under the mezzanine loan) and replenish the general rollover reserve such that there will be at least $5,000,000 on deposit at the expiration of the lease to EM Warburg.

     Additionally, at closing, the borrower deposited (i) $1,190,783 to pay for certain budgeted discretionary and required capital expenditures at the 237 Park Avenue Property, (ii) $1,750,000 to pay for future capital expenditures at the 237 Park Avenue Property, and (iii) $1,691,191 to pay for approved leasing expenses incurred in connection with the leases to Revlon Consumer Products, Washington Mutual Bank, Hale & Hearty Soups and Katz Jewelers.

     Insurance Requirements. The loan documents require the borrower to maintain comprehensive all risk insurance and terrorism insurance. The 237 Park Avenue Property is insured for terrorism damage up to $700,000,000 (inclusive of business interruption and rent loss coverage for an 18-month indemnity period). On future annual renewals, terrorism insurance is required to be maintained subject to premium limits equal to 125% of the aggregate property insurance premiums for the prior year. Pursuant to the loan documents, the borrower is permitted to maintain certain insurance described above under a blanket policy. A major casualty impacting the 237 Park Avenue Property could also impact certain other properties covered by the blanket policy, and as a result, the amount recovered under such blanket policy could be insufficient to permit the borrower either to rebuild the 237 Park Avenue Property or to repay all amounts owing to the trust fund. See "Risk Factors--Property Insurance" and " - Risks Associated with Blanket Insurance Policies" in the prospectus supplement.

     Lockbox; Sweep of Excess Cash Flow. The loan requires a hard lock box, which is already in place. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lockbox account established under the mezzanine loan described below, unless a "237 Park Cash Trap Period" (defined below) is continuing. During a 237 Park Cash Trap Period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below) is required to be deposited into a lender controlled cash collateral account (which amounts are to be held as additional collateral for the 237 Park Avenue Loan). Notwithstanding the foregoing, during a JWT Cash Trap Period (defined below), only a portion of the remaining cash in an amount equal to the JWT Offset Amount (defined below) is deposited into the cash collateral account. A "237 Park Cash Trap Period" will exist if (i) an event of default under the 237 Park Avenue Whole Loan has occurred (and will continue until the event of default has been cured), (ii) as of the last day of any calendar quarter, the DSCR is less than 1.00 (and will continue until the DSCR has been restored to 1.00), or (iii) J Walter Thompson withholds base rent (such withheld base rent is the "JWT Offset Amount") in connection with the dispute regarding real estate tax escalation payments described in "--The Property" above (such period, the "JWT Cash Trap Period"). The JWT Cash Trap Period will continue until such time that J Walter Thompson ceases to offset rent.

     Mezzanine Loan. Concurrent with the origination of the 237 Park Avenue Loan, the Originator originated a $30,000,000 mezzanine loan to 237 Park Mezz, L.P., the 99.5% limited partner of the borrower and the 100% owner of the borrower's general partner (the "Senior Borrower GP") secured by a pledge of the equity in the borrower and the Senior Borrower GP. The mezzanine loan has an interest rate of 5.786% and is coterminous with the 237 Park Avenue Loan. As of the cutoff date, the principal balance on the mezzanine loan is $30,000,000. The mezzanine loan is interest-only for 36 months and then amortizes based on a 30-year schedule. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. The mezzanine loan was assigned to Teacher's Insurance and Annuity Association, which entity executed an intercreditor agreement between it and the senior lender. The mezzanine lender has entered into an intercreditor agreement with the mortgagor that provides, among other things, the mezzanine lender with the right to cure a default under the senior loan documents and the right to purchase the senior loan after default.

     Additional Debt. None permitted (other than trade payables in the ordinary course of business).

     Permitted Transfers. The 237 Park Avenue Loan permits the release of the air rights above the 237 Park Avenue Property, along with various easements for construction, support and access from the lien of the mortgage in connection with the future development of a residential tower above the 237 Park Avenue Property, subject to the satisfaction of certain conditions, including, among other things: (i) no event of default, (ii) conveyance of the new development to a third-party entity which may be affiliated with the sponsor of the borrower, but in which neither the borrower nor the borrower's general partner own any beneficial interest, (iii) lender's approval of the plans for the construction, design and sales of the new development, (iv) the creation of a separate legally subdivided parcel and a separate tax parcel for the new development and (v) confirmation from the rating agencies that the release will not result in a downgrade or withdrawal of the ratings for the certificates. In connection with the release of the air rights, the borrower may elect to convert the 237 Park Avenue Property to a condominium form of ownership with the 237 Park Avenue Property comprising one condominium unit and the new development comprising one or more condominium units.

     Certain transfers of direct or indirect interests in the borrower are permitted, provided, in most cases, that such transfers do not result in a change in control (in some cases requiring a change of control from certain "Key Principals" identified in the loan agreement) or a change in the day to day management and operation of the 237 Park Avenue Property. In connection with the borrower's transfer to and assumption by a transferee borrower, the loan documents require, among other things, that the borrower deliver a letter from each of the Rating Agencies confirming that such action will not, in and of itself, result in a downgrade or withdrawal of the ratings on the certificates. In connection with the transfer of a direct or indirect interest in the borrower, subject to certain exceptions specified in the related loan agreement, in the event such transfer (i) causes a change in control in the borrower or certain related parties from the "Key Principals" identified in the loan agreement or (ii) results in a control party acquiring a 49% or more direct or indirect interest in the borrower, the loan documents require, among other things, that the borrower deliver a non-consolidation opinion and a letter from each of the Rating Agencies confirming that such action will not, in and of itself, result in a downgrade or withdrawal of the ratings on the certificates.

                            WILLOW WOOD III & IV LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL                     CUT-OFF DATE
                            --------                     ------------

BALANCE:                    $40,000,000                  $40,000,000

% OF POOL BY UPB:           4.5%

ORIGINATION DATE:           June 13, 2003

ORIGINATOR:                 Archon Financial, L.P.

COUPON:                     4.50%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              60 months

AMORTIZATION:               Interest-only

OWNERSHIP INTEREST:         Fee simple

PAYMENT DATE:               1st of the month

MATURITY DATE:              July 1, 2008

SPONSOR:                    Richard Kramer

BORROWER:                   RKB Willowwood LLC

CALL PROTECTION/LOCKOUT:    Lockout/Defeasance only until 3
                            months prior to maturity.

CUT-OFF DATE LOAN PSF:      $143

UP-FRONT RESERVES:          Taxes: $137,473; Insurance: $32,593;
                            Replacement Reserves: $6,980;
                            Deferred Maintenance: $81,500;
                            Initial Debt Service: $155,000

ONGOING/SPRINGING           Ongoing Taxes, Insurance,
RESERVES:                   Replacement Reserves; Springing
                            Carfax reserve(1)

CASH MANAGEMENT:            None required

ADDITIONAL SECURED/         None permitted
MEZZANINE DEBT:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY LOCATION:          Fairfax City, Virginia

OCCUPANCY:                  97.3%

OCCUPANCY AS OF DATE:       February 1, 2004

YEAR BUILT:                 1999

YEAR RENOVATED:             NAP

COLLATERAL:                 The collateral consists of a 279,165 square foot,
                            five-story, two-building office complex located in Fairfax, Virginia. Willow Wood III has 134,530 square feet, and Willow Wood IV has 144,635 square feet, both situated on a single 13.4-acre tract of land.

PROPERTY MANAGEMENT:        Republic Properties Corporation

APPRAISED VALUE:            $54,000,000

APPRAISAL VALUE DATES:      April 18, 2003

CUT-OFF DATE LTV:           74.07%

BALLOON LTV:                74.07%

U/W NOI:                    $5,075,450

U/W NCF:                    $4,867,720

CURRENT ANNUAL DEBT         $1,825,000
SERVICE:

U/W NOI DSCR:               2.78x

U/W NCF DSCR:               2.67x

--------------------------------------------------------------------------------


------------------
(1)  See "Reserves" below.

     The Loan. The sixth largest loan (the "Willow Wood III & IV Loan"), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with a principal balance as of the cut-off date of $40,000,000, is a 5-year interest-only loan that has a maturity date of July 1, 2008, and provides for monthly payments of interest. The Willow Wood III & IV Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Willow Wood III & IV property.

     The Borrower. The borrower under the Willow Wood III & IV Loan, RKB Willowwood,LLC, is a Delaware limited liability company that is a special purpose entity sponsored by Richard Kramer.

     The Property. The Willow Wood III & IV property (the "Willow Wood III & IV Property") is a 279,165 sq. ft. Class A office property located in Fairfax City, Virginia. Willow Wood III & IV is comprised of a 279,165 square foot, five-story, two-building office complex. Willow Wood III has 134,530 square feet, and Willow Wood IV has 144,635 square feet, both situated on a single 13.4-acre tract of land. The property is currently 97% leased to 11 tenants.

     Major Tenant Summary. The following table shows certain information regarding the top ten largest office tenants of the Willow Wood III & IV Property :

                  TEN LARGEST OFFICE TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                           % OF TOTAL    ANNUALIZED
                                     CREDIT RATING                % OF                     ANNUALIZED     U/W BASE
                                    (FITCH/MOODY'S/    TENANT     TOTAL     ANNUALIZED      U/W BASE        RENT         LEASE
              TENANT                    S&P)(2)         NRSF       NRSF    U/W BASE RENT     RENT(3)      (PSF)(4)     EXPIRATION
-------------------------------     ---------------   --------    ------   -------------   -----------   ----------   ------------
GSA                                   AAA/Aaa/AAA      92,992      33.3%  $ 2,331,792         34.3%       $ 25.08       5/1/2009
Zeta Associates                         NR/NR/NR       84,813      30.4     2,075,121         30.5        $ 24.47      8/15/2009
Carfax                                  NR/NR/NR       37,038      13.3       962,988         14.2        $ 26.00      11/1/2006
ASI Business Solutions                  NR/NR/NR       11,501       4.1       299,026          4.4        $ 26.00       6/1/2009
HSBC Mortgage Corp.                   AA-/Aa3/AA-      10,235       3.7       266,110          3.9        $ 26.00      12/31/2004
                                                                                                                      12/31/2012,
CALEA                                   NR/NR/NR       10,690       3.8       247,222          3.6        $ 23.13      2/28/2013
American Public Communications          NR/NR/NR        6,105       2.2       155,045          2.3        $ 25.40      7/20/2009
VGS (SAIC)                              NR/A3/A-        5,534       2.0       143,884          2.1        $ 26.00      6/30/2004
Pulte Homes Corp.                    BBB+/Baa3/BBB-     4,786       1.7       120,368          1.8        $ 25.15      10/10/2004
Architecture & Design                   NR/NR/NR        4,226       1.5       106,622          1.6        $ 25.23      9/30/2004
                                                      -------     -----   -----------        -----
TOTAL/AVERAGE:                                        267,920      96.0%  $ 6,708,178         98.6%       $ 25.04
                                                      =======     =====   ===========        =====
Remaining Tenants                                       3,837       1.4        93,968          1.4        $ 24.49
Vacant                                                  7,408       2.7             0          0.0        $  0.00
                                                      -------     -----   -----------        -----
TOTAL/AVERAGE ALL TENANTS                             279,165     100.0%  $ 6,802,146        100.0%       $ 24.37
                                                      =======     =====   ===========        =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Percentages based on total Annualized U/W Base Rent for all tenants.

(4) For those tenants with multiple leases, the Annual U/W Base Rent PSF is a weighted average calculation of the leases.

     Lease Expiration. The following table shows the lease expiration schedule for the Willow Wood III & IV Property:


                                          LEASE EXPIRATION SCHEDULE(1)

                                                                                         APPROXIMATE % OF     ANNUALIZED
   YEAR ENDING                                  % OF      CUMULATIVE %    ANNUALIZED     TOTAL ANNUALIZED   U/W BASE RENT
   DECEMBER 31,            EXPIRING (NRSF)   TOTAL NRSF  OF TOTAL NRSF  U/W BASE RENT     U/W BASE RENT          PSF
------------------         ---------------   ----------  -------------  -------------    ----------------    ------------
2004                           24,781            8.9%         8.9%       $   636,984            9.4%           $ 25.70
2005                                0            0.0          8.9%                 0            0.0            $  0.00
2006                           37,038           13.3         22.1%           962,988           14.2            $ 26.00
2007                                0            0.0         22.1%                 0            0.0            $  0.00
2008                                0            0.0         22.1%                 0            0.0            $  0.00
2009                          199,248           71.4         93.5%         4,954,952           72.8            $ 24.87
2010                                0            0.0         93.5%                 0            0.0            $  0.00
2011                                0            0.0         93.5%                 0            0.0            $  0.00
2012                              667            0.2         93.8%             6,670            0.1            $ 10.00
2013                           10,023            3.6         97.3%           240,552            3.5            $ 24.00
2014                                0            0.0         97.3%                 0            0.0            $  0.00
2015 & Thereafter                   0            0.0         97.3%                 0            0.0            $  0.00
Vacant                          7,408            2.7        100.0%                 0            0.0            $  0.00
                              -------          -----                     -----------          -----
TOTAL/AVERAGE:                279,165          100.0%                    $ 6,802,146          100.0%           $ 24.37
                              =======          =====                     ===========          =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.


     Reserves. The borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and 1/12 of annual insurance premiums into a tax and insurance escrow account, (2) an initial amount of $3,490 into a replacement reserve account, increasing annually to 1/12 of 102.5% of the previous required annual amount and (3) if Carfax fails to exercise its option to renew its lease through November 2011 prior to April 2006, then, on and after May 1, 2006 through and including October 1, 2006, an amount equal to $125,000 for deposit into a tenant improvement and leasing commission reserve account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance with coverage for terrorism.

     Lockbox; Sweep of Excess Cash Flow.  None required.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted except trade payables in an amount less than 4% of the loan amount for the Willow Wood III & IV Loan and financing leases and purchase money debt.

     Permitted Transfers. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender if there is no change in controlling ownership interest of the managing member of the borrower or the guarantor under the Willow Wood III & IV Loan. Additionally, certain transfers are permitted for estate planning purposes.

                             HYATT REGENCY DEARBORN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL                   CUT-OFF DATE
                            --------                   ------------

BALANCE:                    $32,500,000                $32,500,000

% OF POOL BY UPB:           3.6%

ORIGINATION DATE:           March 29, 2004

ORIGINATOR:                 PMCC, LLC

COUPON:                     5.6%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              60 months

AMORTIZATION:               300 months

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month

MATURITY DATE:              April 1, 2009

SPONSOR:                    CNL Hospitality Properties, Inc.

BORROWER:                   Dearborn Hotel Partners, LP

CALL PROTECTION/LOCKOUT:    Lockout until 25 months after the note date/
                            Prepayment with Yield Maintenance until 2 months before maturity.

CUT-OFF DATE LOAN/ROOM      42,098

UP-FRONT RESERVES:          Tax Reserve: 654,302 (1)

ONGOING/SPRINGING           Ongoing Tax; Springing reserves
RESERVES:                   for Insurance and Replacement
                            Reserves(1)

CASH MANAGEMENT:            Hard (A/B) Lockbox(2)

ADDITIONAL SECURED/         None permitted
MEZZANINE DEBT:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Hotel

PROPERTY LOCATION:          Dearborn, MI

OCCUPANCY:                  54.7%(3)

OCCUPANCY AS OF DATE:       January 31, 2004

YEAR BUILT:                 1976

YEAR RENOVATED:             2000

COLLATERAL:                 The collateral consists of a 16 floor, 772-room full
                            service hotel with approximately 51,400 s.f. of meeting space.

PROPERTY MANAGEMENT:        Hyatt Corporation

APPRAISED VALUE:            $70,000,000

APPRAISAL VALUE DATE:       July 21, 2003

CUT-OFF DATE LTV:           46.43%

BALLOON LTV:                41.72%

U/W NOI:                    $5,013,439

U/W NCF:                    $3,970,418

CURRENT ANNUAL DEBT         2,418,288
SERVICE:

U/W NOI DSCR:               2.07x

U/W NCF DSCR:               1.64x

--------------------------------------------------------------------------------


------------------
(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  Occupancy is an average of the trailing 12 months ending January 31, 2004.

     The Loan. The seventh largest loan (the "Hyatt Regency Dearborn Loan"), representing approximately 3.6% the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a principal balance as of the cut-off date of $32,500,000. The Hyatt Regency Dearborn Loan is a 60-month balloon loan having a maturity date of April 1, 2009, and provides for monthly payments of principal and interest based on a 25-year amortization schedule. The Hyatt Regency Dearborn Loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in the Hyatt Regency Dearborn Property (the "Hyatt Regency Dearborn Property").

     The Borrower. The borrower under the Hyatt Regency Dearborn Loan is Dearborn Hotel Partners, LP a Delaware limited partnership. The borrower is owned by CNL Hospitality Partners, LP (84.9%), Ford Land Partnership, LP (15.0%), and Dearborn Hotel GP, LLC (0.1%).

     The Property. The Hyatt Regency Dearborn Loan is secured by the property known as The Hyatt Regency Dearborn, which is a 16 story full-service hotel with 772 guest rooms, 5 restaurants/lounges, and approximately 51,400 square feet of meeting space. The Hyatt Regency Dearborn Property is located in Dearborn, approximately 12 miles from Detroit. It is situated within Fairlane, a 2,630-acre mixed-use master planned development constructed by Ford Motor Land Company, which surrounds the Ford Motor Company's World Headquarters Complex.

     Reserves. At origination, $654,302 was funded into a tax reserve, with 1/12 of estimated annual taxes due monthly on an ongoing basis. A springing reserve for insurance is required if the borrower does not maintain insurance as prescribed by the loan documents. In addition, for so long as the hotel manager is directly funding the FFE Fund in accordance with the hotel management agreement, monthly deposits to a replacement reserve will not be required. Otherwise, the borrower will commence making deposits into a replacement reserve for FF&E in an amount per month equal to 1/12 of the amount equal to the greater of (i) the amount required under the hotel management agreement or (ii) 3% of the gross revenue from the Hyatt Regency Dearborn Property for the prior calendar year.

     Insurance Requirements. The borrower and/or Hyatt Corporation, as property manager, is required to maintain insurance on the property including, but not limited to, comprehensive all risk and commercial general liability coverage.

     Lockbox; Sweep of Excess Cash Flow. The Hyatt Regency Dearborn Loan is subject to a cash management agreement, which requires that all rents and profits which would be distributed to the borrower or its affiliate shall be remitted to a lockbox ("A Account") in the name of the borrower (or its affiliate) and controlled by lender. Proceeds will then be forwarded directly to a separate account ("B Account") under the name and control of the borrower (or its affiliate) until the earlier to occur of (i) and event of default, (ii) the Hyatt Regency Dearborn Property's failure to maintain a 1.30x DSCR based on the trailing 12-month period, or (iii) the expiration or earlier termination of the management agreement, each of the aforementioned (a "Sweep Event"). Upon the occurrence of a Sweep Event, all funds will be transferred from the A Account into an account controlled by the lender, and disbursed as set forth in the cash management agreement and the note. In certain cases, a Sweep Event may be cured as more particularly described in the cash management agreement.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted (other than trade payables in the ordinary course of business).

     Permitted Transfers. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of lender so long as following such transfer, the persons responsible for the management and/or control of the Hyatt Regency Dearborn Property and/or borrower remain in legal, beneficial and actual control and management of the Hyatt Regency Dearborn Property. Unless approved by lender, and subject to confirmation that there will be no adverse rating impact, there shall not be permitted any (A) transfer in one or more related transactions of a 49% or greater direct or indirect interest in the borrower or any successive partner, member or limited liability company manager thereof or (B) any direct or indirect change in the management or control of the borrower or any shareholder, general partner, managing member or limited liability company manager; provided that transfers to certain parties specified in the loan documents are permitted without regard to these restrictions, including certain transfers for estate planning purposes.

                         RECHLER INDUSTRIAL PORTFOLIO II


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                     CUT-OFF DATE
                             --------                     ------------

BALANCE                     $26,700,000                   $26,593,085

% OF POOL BY UPB:           3.0%

ORIGINATION DATE:           November 10, 2003

ORIGINATOR:                 Archon Financial, L.P.

COUPON:                     5.610%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              84 months

AMORTIZATION:               360 months

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month.

MATURITY DATE:              December 1, 2010

SPONSOR:                    Rechler Equity I LLC

BORROWER:                   REP A7 LLC

CALL PROTECTION/LOCKOUT:    Lockout/Defeasance only until 3
                            months prior to maturity.(1)

CUT-OFF DATE LOAN PSF:      $40

UP-FRONT: RESERVES          Deferred Maintenance: $141,250

ONGOING/SPRINGING           Ongoing Tax and Insurance escrow;
RESERVES:                   Springing TI/LC and Replacement
                            Reserve escrows(2)

CASH MANAGEMENT:            Hard Lockbox(3)

ADDITIONAL SECURED/
MEZZANINE DEBT:             None Permitted

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTIES TYPE:            Industrial  buildings

PROPERTIES LOCATION:        Various

OCCUPANCY:                  89.6%

OCCUPANCY AS OF DATE:       January 29, 2004

YEARS BUILT:                1961-1998

YEAR RENOVATED              Various

COLLATERAL:                 The collateral consists of 14 industrial buildings

PROPERTIES MANAGEMENT:      Rechler Equity Management

AGGREGATE APPRAISED VALUE:  $43,160,000

APPRAISAL VALUE DATE:       November 1, 2003

CUT-OFF DATE LTV:           61.62%

BALLOON LTV:                55.48%

U/W NOI:                    $3,689,589

U/W NCF:                    $3,219,166

CURRENT ANNUAL DEBT         $1,841,370
SERVICE:

U/W NOI DSCR:               2.00x

U/W NCF DSCR:               1.75x

--------------------------------------------------------------------------------


------------------
(1)  Defeasance is permitted in whole or in part. See "Defeasance" below.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The eighth largest loan (the "Rechler Industrial II Loan"), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a principal balance as of the cut-off date of $26,593,085. The Rechler Industrial II Loan is a 7-year balloon loan that has a maturity date of December 1, 2010 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Rechler Industrial II Loan is secured by, among other things, mortgages and security agreements encumbering the borrower's fee ownership interest in the Rechler Industrial II Properties as well as assignments of the borrower's interests in the rents and leases associated with the Rechler Industrial II Properties.

     The Borrower. The borrower under the Rechler Industrial II Loan, REP A7 LLC, is a Delaware limited liability company that is a special purpose entity sponsored by Rechler Equity I LLC, an affiliate of Rechler Equity LLC, which is majority owned and controlled by members of the Rechler family.

     The Properties. The property securing the Rechler Industrial II Loan (the "Rechler Industrial II Properties") consists of the 14 industrial properties located New York. The borrower has a fee interest in all of the Rechler Industrial II Properties.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the Rechler Industrial II Properties:

                        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                            % OF TOTAL   ANNUALIZED
                                                                   % OF                     ANNUALIZED    U/W BASE
                                CREDIT RATING         TENANT      TOTAL       ANNUALIZED     U/W BASE       RENT          LEASE
            TENANT           (FITCH/MOODY'S/S&P(2)     NRSF        NRSF     U/W BASE RENT     RENT(3)     (PSF)(4)     EXPIRATION
---------------------------  ---------------------    ------      ------    -------------   ----------   -----------   ----------
Atkins Nutritional Inc.             NR/NR/NR         106,515      15.9%    $   703,000          14.3%      $  6.60      1/31/2005
Symbol Technologies, Inc.           NR/NR/NR          94,119      14.0         596,126          12.2       $  6.33      8/31/2009
Wellchoice Inc.                     NR/NR/NR          33,655       5.0         533,892          10.9       $ 15.86      6/30/2004
Nortel Networks                     NR/B3/NR          53,335       7.9         516,277          10.5       $  9.68      6/30/2006
County of Suffolk                   NR/NR/NR          49,500       7.4         474,705           9.7       $  9.59     10/31/2007
Deutsch Relays, Inc.                NR/NR/NR          36,000       5.4         383,547           7.8       $ 10.65     11/30/2007
Industrial Fasteners LLC            NR/NR/NR          30,124       4.5         271,083           5.5       $  9.00      9/30/2008
Olmstead Savannah Inc.              NR/NR/NR          41,315       6.1         244,585           5.0       $  5.92     11/30/2006
PCI Group Inc.                      NR/NR/NR          30,000       4.5         228,171           4.7       $  7.61      3/31/2009
Janco Distributors Inc.             NR/NR/NR          23,034       3.4         155,461           3.2       $  6.75      2/28/2005
                                                     -------     -----     -----------         -----
TOTAL/AVERAGE:                                       497,597      74.1%    $ 4,106,847          83.7%      $  8.25
                                                     =======     =====     ===========         =====
Remaining Tenants                                    104,565      15.6         798,370          16.3       $  7.64
Vacant                                                69,654      10.4               0           0.0       $  0.00
                                                     -------     -----     -----------         -----
TOTAL/AVERAGE ALL TENANTS                            671,816     100.0%    $ 4,905,217         100.0%      $  7.30
                                                     =======     =====     ===========         =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Percentages based on total Annualized U/W Base Rent for all tenants.

(4) For those tenants with multiple leases, the Annual U/W Base Rent PSF is a weighted average calculation of the leases.

     Lease Expiration. The following table shows the lease expiration schedule for the industrial space at the Rechler Industrial II Properties:


                                       LEASE EXPIRATION SCHEDULE(1)

                                                                                           APPROXIMATE %    ANNUALIZED
    YEAR ENDING              EXPIRING                      CUMULATIVE %     ANNUALIZED     OF TOTAL U/W     U/W BASE
   DECEMBER 31,               (NRSF)    % OF TOTAL NRSF    OF TOTAL SF    U/W BASE RENT      BASE RENT       RENT PSF
------------------           --------   ---------------    -----------    -------------    -------------    ----------
2004                          33,655           5.0%            5.0%        $   533,892         10.9%         $ 15.86
2005                         172,299          25.6            30.7%          1,133,070         23.1          $  6.58
2006                         126,825          18.9            49.5%          1,057,407         21.6          $  8.34
2007                          85,500          12.7            62.3%            858,252         17.5          $ 10.04
2008                          50,164           7.5            69.7%            416,699          8.5          $  8.31
2009                         133,719          19.9            89.6%            905,897         18.5          $  6.77
2010                               0           0.0            89.6%                  0          0.0          $  0.00
2011                               0           0.0            89.6%                  0          0.0          $  0.00
2012                               0           0.0            89.6%                  0          0.0          $  0.00
2013                               0           0.0            89.6%                  0          0.0          $  0.00
2014                               0           0.0            89.6%                  0          0.0          $  0.00
2015 & Thereafter                  0           0.0            89.6%                  0          0.0          $  0.00
Vacant                        69,654          10.4           100.0%                  0          0.0          $  0.00
                             -------         -----                         -----------        -----
TOTAL/AVERAGE:               671,816         100.0%                        $ 4,905,217        100.0%         $  7.30
                             =======         =====                         ===========        =====

------------------
(1)  Annualized U/W Base Rent excludes vacant space.


     Reserves. The borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and 1/12 of annual insurance premiums into a tax and insurance escrow account, (2) if debt service coverage ratio for the 12-month period ending on the last day of the most recent fiscal quarter falls below 1.10x until the debt service coverage ratio for the 12-month period ending on the last day of the 2 most recent fiscal quarters (a "Rechler II Low DSCR Period") is at least 1.10x, an amount equal to 1/12 of the product of (a) $0.50 and (b) the aggregate number of rentable square feet of the Rechler Industrial II Properties into a tenant improvement and leasing commissions reserve account and (3) during a Rechler II Low DSCR Period, an amount equal to 1/12 of the product of (a) $0.20 and (z) the aggregate number of rentable square feet of the Rechler Industrial II Properties into a replacement reserve account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and terrorism insurance in a per-occurrence amount that is no less than the Rechler Industrial II Terrorism Coverage Amount, if and to the extent terrorism such coverage is (i) currently being obtained by prudent owners of real estate in the United States of a similar type and quality and a similar location to the Rechler Industrial II Properties, or (ii) is otherwise available for an annual premium not in excess of, (x) if the borrower's terrorism insurance is provided under an insurance policy that also covers properties that are not Rechler Industrial II Properties, $112,500, and (y) if borrower's terrorism insurance is provided under a policy that covers only the Rechler Industrial II Properties, the product of (A) $112,500 times (B) a fraction, the numerator of which is the aggregate rentable square footage of the Rechler Industrial II Properties then remaining as collateral and the denominator of which is $5,399,558.

     The "Rechler Industrial II Terrorism Coverage Amount" means: (i) if the borrower's terrorism insurance is provided under an insurance policy that also covers properties that are not Rechler Industrial II Properties, $126,970,000, and (ii) if the borrower's terrorism insurance is provided under a policy that covers only the Rechler Industrial II Properties, the product of (x) $126,970,000 times (y) a fraction, the numerator of which is the aggregate rentable square footage of the Rechler Industrial II Properties then remaining as collateral and the denominator of which is 5,399,558.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to the lockbox account. Funds in excess of the monthly debt service payment and any reserves required as described in "Reserves" above are swept daily from the lockbox account to the borrower.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted except trade payables in an amount less than 3% of the loan amount for the Rechler Industrial II Loan. Furthermore, the total amount of trade payables, financing leases and purchase money debt may not exceed 5% of the original principal amount of the Rechler Industrial II Loan at any one time.

     Permitted Transfers. The borrower is permitted to transfer 50% or more of its equity interests so long as such transfer is to (a) certain specified individuals, (b) any entity that is rated at least "BBB-" or "Baa3" by Fitch and Moody's, respectively, meets certain minimum net worth requirements and is regularly engaged in the business (or has a manager or advisor that is) of owning or managing interests in commercial properties which contain at least 5,000,000 square feet of space, or (c) any other entity with respect to which a rating confirmation is received.

     Notwithstanding the foregoing, subject to certain conditions including that the borrower retains in substance all economic benefits of and practical control over the property, the borrower is permitted to convey its present fee interest (but not any reversionary interest) in any Rechler Industrial II Property to the Industrial Development Agency of New York (or a similar governmental authority) and enter into a lease of the property for the purpose of facilitating the granting of economic benefit to the borrower or tenant at that property.

     Alterations. Under the Rechler Industrial II Loan agreement, the borrower is permitted to perform any alterations (other than tenant improvements required under the leases) at any Rechler Industrial II Properties subject to certain conditions and the consent of the mortgagee. If no event of default under the Rechler Industrial II Loan is continuing, the mortgagee may not unreasonably withhold its consent to any proposed alteration.

     Defeasance. On any date after the earlier of the first payment date following (a) the third anniversary of the loan closing date or (b) the second anniversary of the date on which the Rechler Industrial II Loan is securitized, the borrower is permitted to defease the Rechler Industrial II Loan in whole or in part with U.S. Treasuries or other REMIC-eligible securities. Any partial defeasance will be for a portion of the outstanding principal balance of the Rechler Industrial II Loan at least equal to 125% of the allocated loan amount for the Rechler Industrial II Property being released and after the defeasance, the remaining Rechler Industrial II Properties must have a debt service coverage ratio no less than the greater of the debt service coverage ratio at origination or as of the date immediately prior to the release; provided that the debt service coverage ratio may be further reduced by up to 0.05 below the debt service coverage ratio so long as such ratio is greater than the debt service coverage ratio at origination plus 0.15 and in any event, may be further reduced so long as the debt service coverage ratio is equal to or greater than 1.75x.

                         RECHLER INDUSTRIAL PORTFOLIO I



--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                       CUT-OFF DATE
                             --------                       ------------

BALANCE:                    $23,800,000                     $23,697,944

% OF POOL BY UPB:           2.7%

ORIGINATION DATE:           November 10, 2003

ORIGINATOR:                 Archon Financial, L.P.

COUPON:                     5.290%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              60 months

AMORTIZATION:               360 months

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month.

MATURITY DATE:              December 1, 2008

SPONSOR:                    Rechler Equity I LLC

BORROWER:                   REP A5 LLC

CALL PROTECTION/LOCKOUT:    Lockout/Defeasance only until 3
                            months prior to maturity.(1)

CUT-OFF DATE LOAN PSF:      $42

UP-FRONT: RESERVES          Deferred Maintenance $170,825;
                            Unfunded Obligation $781,235

ONGOING/SPRINGING           Ongoing Tax and Insurance escrow;
RESERVES:                   Springing TI/LC and Replacement
                            Reserve escrows(2)

CASH MANAGEMENT:            Hard Lockbox(3)

ADDITIONAL SECURED/
MEZZANINE DEBT:             None permitted.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTIES TYPE:            Industrial  buildings

PROPERTIES LOCATION:        Various

OCCUPANCY:                  98.6%

OCCUPANCY AS OF DATE:       January 29, 2004

YEARS BUILT:                1963-2002

YEARS RENOVATED:            NAP

COLLATERAL:                 The collateral consists of 15 industrial buildings

PROPERTIES MANAGEMENT:      Rechler Equity Management

AGGREGATE APPRAISED VALUE:  $38,210,000

APPRAISAL VALUE DATE:       November 1, 2003

CUT-OFF DATE LTV:           62.02%

BALLOON LTV:                57.70%

U/W NOI:                    $3,379,341

U/W NCF:                    $2,980,427

CURRENT ANNUAL DEBT         $1,584,177
SERVICE:

U/W NOI DSCR:               2.13x

U/W NCF DSCR:               1.88x

--------------------------------------------------------------------------------


------------------
(1)  Defeasance is permitted in whole or in part. See "Defeasance" below.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The ninth largest loan (the "Rechler Industrial I Loan"), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a principal balance as of the cut-off date of $23,697,944. The Rechler Industrial I Loan is a 5-year balloon loan that has a maturity date of December 1, 2008 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Rechler Industrial I Loan is secured by, among other things, mortgages and security agreements encumbering the borrower's fee ownership interest in the Rechler Industrial I Properties as well as assignments of the borrower's interests in the rents and leases associated with the Rechler Industrial I Properties.

     The Borrower. The borrower under the Rechler Industrial I Loan, REP A5 LLC, a Delaware limited liability company that is a special purpose entity sponsored by Rechler Equity I LLC, an affiliate of Rechler Equity LLC, which is majority owned and controlled by members of the Rechler family.

     The Properties. The property securing the Rechler Industrial I Loan (the "Rechler Industrial I Properties") consists of the 15 industrial properties located in New York. The borrower has a fee interest in all of the Rechler Industrial I Properties.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the Rechler Industrial I Properties:

                         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                          % OF TOTAL    ANNUALIZED
                                                                    % OF     ANNUALIZED   ANNUALIZED     U/W BASE
                                       CREDIT RATING     TENANT    TOTAL      U/W BASE     U/W BASE        RENT        LEASE
            TENANT               (FITCH/MOODY'S/S&P)(2)   NRSF      NRSF        RENT        RENT(3)      (PSF)(4)    EXPIRATION
-------------------------------  ----------------------  ------    -----    ------------  ----------    -----------  ----------
Wenner Bread Product                     NR/NR/NR        72,000     12.6%   $   717,869     15.7%       $  9.97      12/31/2013
Fonar Corporation                        NR/NR/NR        78,240     13.7        571,146     12.5        $  7.30       1/31/2009
United Biomedical, Inc.                  NR/NR/NR        40,000      7.0        360,706      7.9        $  9.02      12/31/2005
Datamedic Corp.                          NR/NR/NR        35,000      6.1        343,218      7.5        $  9.81      12/31/2004
Genco Auto Electric Inc.                 NR/NR/NR        65,000     11.4        292,500      6.4        $  4.50       5/31/2014
State Farm Insurance Company            AA+/Aa1/AA       20,000      3.5        280,000      6.1        $ 14.00       1/31/2006
IDR Corp AKA Reuters America Inc.        NR/NR/NR        27,600      4.8        242,101      5.3        $  8.77       6/30/2005
Schoolwide, Inc.                         NR/NR/NR        21,600      3.8        168,480      3.7        $  7.80       3/31/2006
B.I.T. Realty Inc.                       NR/NR/NR         9,200      1.6        159,980      3.5        $ 17.39       4/30/2013
Summit Laser Products, Inc.              NR/NR/NR        25,300      4.4        142,295      3.1        $  5.62       2/28/2011
                                                        -------     ----    -----------    -----
TOTAL/AVERAGE:                                          393,940     69.1%   $ 3,278,295     71.6%       $  8.32
                                                        =======    =====    ===========    =====
Remaining Tenants                                       160,425     28.2      1,299,766     28.4        $  8.10
Vacant                                                   15,478      2.7              0      0.0        $  0.00
                                                        -------    -----    -----------    -----
TOTAL/AVERAGE ALL TENANTS                               569,843    100.0%   $ 4,578,061    100.0%       $  8.03
                                                        =======    =====    ===========    =====

------------------

(1)  Annualized U/W Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Percentages based on total Annualized U/W Base Rent for all tenants.

(4) For those tenants with multiple leases, the Annual U/W Base Rent PSF is a weighted average calculation of the leases.

     Lease Expiration. The following table shows the lease expiration schedule for the industrial space at the Rechler Industrial I Properties:


                                          LEASE EXPIRATION SCHEDULE(1)

                                                                                          APPROXIMATE %    ANNUALIZED
   YEAR ENDING               EXPIRING                      CUMULATIVE %     ANNUALIZED    OF TOTAL U/W     U/W BASE
   DECEMBER 31,               (NRSF)     % OF TOTAL NRSF   OF TOTAL NRSF  U/W BASE RENT     BASE RENT       RENT PSF
-----------------           ----------   ---------------   -------------  -------------   -------------    -----------
2004                          52,905           9.3%            9.3%       $   489,622         10.7%         $  9.25
2005                          85,501          15.0            24.3%           726,660         15.9          $  8.50
2006                          70,503          12.4            36.7%           688,553         15.0          $  9.77
2007                          29,419           5.2            41.8%           203,900          4.5          $  6.93
2008                          32,336           5.7            47.5%           228,471          5.0          $  7.07
2009                          78,240          13.7            61.2%           571,146         12.5          $  7.30
2010                          14,000           2.5            63.7%           109,200          2.4          $  7.80
2011                          25,300           4.4            68.1%           142,295          3.1          $  5.62
2012                           9,960           1.7            69.9%           135,080          3.0          $ 13.56
2013                          91,201          16.0            85.9%           990,634         21.6          $ 10.86
2014                          65,000          11.4            97.3%           292,500          6.4          $  4.50
2015 & Thereafter                  0           0.0            97.3%                 0          0.0          $  0.00
Vacant                        15,478           2.7           100.0%                 0          0.0          $  0.00
                             -------         -----                        -----------        -----
TOTAL/AVERAGE:               569,843         100.0%                       $ 4,578,061        100.0%         $  8.03
                             =======         =====                        ===========        =====

------------------

(1)  Annualized Underwritten Base Rent excludes vacant space.


     Reserves. The borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and 1/12 of annual insurance premiums into a tax and insurance escrow account, (2) if debt service coverage ratio for the 12-month period ending on the last day of the most recent fiscal quarter falls below 1.14x until the debt service coverage ratio for the 12-month period ending on the last day of the 2 most recent fiscal quarters is at least 1.14x (a "Rechler I Low DSCR Period"), an amount equal to 1/12 of the product of
(a) $0.50 and (b) the aggregate number of rentable square feet of the Rechler Industrial I Properties into a tenant improvement and leasing commissions reserve account and (3) during a Rechler I Low DSCR Period, an amount equal to 1/12 of the product of (a) $0.20 and (z) the aggregate number of rentable square feet of the Rechler Industrial I Properties into a replacement reserve account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and terrorism insurance in a per-occurrence amount that is no less than the Rechler Industrial I Terrorism Coverage Amount, if and to the extent terrorism such coverage is (i) currently being obtained by prudent owners of real estate in the United States of a similar type and quality and a similar location to the Rechler Industrial I Properties, or (ii) is otherwise available for an annual premium not in excess of, (x) if the borrower's terrorism insurance is provided under an insurance policy that also covers properties that are not Rechler Industrial I Properties, $112,500, and (y) if borrower's terrorism insurance is provided under a policy that covers only the Rechler Industrial I Properties, the product of (A) $112,500 times (B) a fraction, the numerator of which is the aggregate rentable square footage of the Rechler Industrial I Properties then remaining as collateral and the denominator of which is $5,399,558.

     The "Rechler Industrial I Terrorism Coverage Amount" means: (i) if the borrower's terrorism insurance is provided under an insurance policy that also covers properties that are not Rechler Industrial I Properties, $126,970,000, and (ii) if the borrower's terrorism insurance is provided under a policy that covers only the Rechler Industrial I Properties, the product of (x) $126,970,000 times (y) a fraction, the numerator of which is the aggregate rentable square footage of the Rechler Industrial I Properties then remaining as collateral and the denominator of which is 5,399,558.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to the lockbox account. Funds in excess of the monthly debt service payment and any reserves required as described in "Reserves" above are swept daily from the lockbox account to the borrower.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted except trade payables in an amount less than 3% of the loan amount for the Rechler Industrial I Loan. Furthermore, the total amount of trade payables, financing leases and purchase money debt may not exceed 5% of the original principal amount of the Rechler Industrial I Loan at any one time.

     Permitted Transfers. The borrower is permitted to transfer 50% or more of its equity interests so long as such transfer is to (a) certain specified individuals, (b) any entity that is rated at least "BBB-" or "Baa3" by Fitch and Moody's, respectively, meets certain minimum net worth requirements and is regularly engaged in the business (or has a manager or advisor that is) of owning or managing interests in commercial properties which contain at least 5,000,000 square feet of space, or (c) any other entity with respect to which a rating confirmation is received.

     Notwithstanding the foregoing, subject to certain conditions including that the borrower retains in substance all economic benefits of and practical control over the property, the borrower is permitted to convey its present fee interest (but not any reversionary interest) in any Rechler Industrial I Property to the Industrial Development Agency (or a similar governmental authority) of New York and enter into a lease of the property for the purpose of facilitating the granting of economic benefit to the borrower or tenant at that property.

     Alterations. Under the Rechler Industrial I Loan agreement, the borrower is permitted to perform any alterations (other than tenant improvements required under the leases) at any Rechler Industrial I Properties subject to certain conditions and the consent of the mortgagee. If no event of default under the Rechler Industrial I Loan is continuing, the mortgagee may not unreasonably withhold its consent to any proposed alteration.

     Defeasance. On any date after the earlier of the first payment date following (a) the third anniversary of the loan closing date or (b) the second anniversary of the date on which the Rechler Industrial I Loan is securitized, the borrower is permitted to defease the Rechler Industrial I Loan in whole or in part with U.S. Treasuries or other REMIC-eligible securities. Any partial defeasance will be for a portion of the outstanding principal balance of the Rechler Industrial I Loan at least equal to a 125% of the allocated loan amount for the Rechler Industrial I Property being released and after the defeasance, the remaining Rechler Industrial I Properties must have a debt service coverage ratio no less than the greater of the debt service coverage ratio at origination or as of the date immediately prior to the release; provided that the debt service coverage ratio may be further reduced by up to 0.05 below the debt service coverage ratio so long as such ratio is greater than the debt service coverage ratio at origination plus 0.15 and in any event, may be further reduced so long as the debt service coverage ratio is equal to or greater than 1.75x.

                                STONERIDGE PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL                       CUT-OFF DATE
                             --------                       ------------

BALANCE:                    $23,700,000                     $23,626,670

% OF POOL BY UPB:           2.6%

ORIGINATION DATE:           December 31, 2003

ORIGINATOR:                 PMCC, LLC

COUPON:                     5.58%

INTEREST ACCRUAL:           Actual/360

ORIGINAL TERM:              84 months

AMORTIZATION:               360 months

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month

MATURITY DATE:              January 1, 2011

SPONSOR:                    Columbus Realty Investments, Ltd.


BORROWER:                   Morse & Hamilton Limited Partnership

CALL PROTECTION/LOCKOUT:    Lockout/Defeasance only until 3
                            months prior to maturity.

CUT-OFF DATE LOAN PSF:      $109

UP-FRONT RESERVES:          Taxes: $50,243; Drug Emporium: $2,400,000 LOC(1)

ONGOING/SPRINGING           Ongoing Tax; Springing reserves
RESERVES:                   for Insurance and Replacement
                            Reserves(1)

CASH MANAGEMENT:            None required

ADDITIONAL SECURED/         None permitted
MEZZANINE DEBT:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Anchored Retail

PROPERTY LOCATION:          Gahanna, Ohio

OCCUPANCY:                  82.4%(2)

OCCUPANCY AS OF DATE:       December 24, 2003

YEAR BUILT:                 1995-1997

YEAR RENOVATED:             NAP

COLLATERAL:                 The collateral consists of an anchored shopping
                            center containing approximately 216,856 square feet of retail space. The center contains approximately
                            106,819 additional square feet of anchor/outparcel space that is subject to ground leases, which additional improvements are not collateral for the loan. The subject is anchored by a Kroger supermarket and Cinemark Theatre.

PROPERTY MANAGEMENT:        R.J. Solove and Associates Management, Inc.

APPRAISED VALUE:            $35,700,000

APPRAISAL VALUE DATE:       November 6, 2003

CUT-OFF DATE LTV:           66.18%

BALLOON LTV:                59.49%

U/W NOI:                    $2,909,371

U/W NCF:                    $2,688,089

CURRENT ANNUAL DEBT         $1,629,096
SERVICE:

U/W NOI DSCR:               1.79x

U/W NCF DSCR:               1.65x

--------------------------------------------------------------------------------


------------------
(1)  See "Reserves" below.

(2) The center contains approximately 106,819 additional square feet of anchor/outparcel space that is subject to ground leases, which additional improvements are not collateral for the loan. If this square footage were factored into the occupancy calculation, the resulting occupancy for the total center would be approximately 88.2%.

     The Loan. The tenth largest loan (the "StoneRidge Plaza Loan"), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, with a principal balance as of the cut-off date of $23,626,670, is a 7-year balloon loan that has a maturity date of January 1, 2011 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The StoneRidge Plaza Loan is secured by, among other things, an open-end mortgage and security instrument encumbering the borrower's fee ownership interest in the StoneRidge Plaza Property.

     The Borrower. The borrower under the StoneRidge Plaza Loan, Morse & Hamilton Limited Partnership, is an Ohio limited partnership that is a special purpose entity. A principal of the borrower, Casto Ventures, Ltd., is also the principal of two other borrowers under mortgage loans, collectively representing 4.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are included in the trust. The mortgaged properties securing these mortgage loans are also anchored by Kroger.

     The Property. The StoneRidge Plaza property (the "StoneRidge Plaza Property") is an approximately 216,856 square foot anchored shopping center. The center contains approximately 106,819 additional square feet of anchor/outparcel space that is subject to ground leases, which additional improvements are not collateral for the loan. The subject is anchored by a Kroger supermarket which pays ground rent to the borrower, and Cinemark Theatre. Other national tenants in occupancy include Blockbuster Video, H&R Block, Radio Shack, Countrywide Loans, and General Nutrition Center.

     Major Tenant Summary. The following table shows certain information regarding the 11 largest tenants of the StoneRidge Plaza Property based on Annualized Base Rent:

                            ELEVEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT (1)(2)

                                 CREDIT
                                RATING(3)                                             % OF TOTAL
                             (FITCH/MOODY'S/                           ANNUALIZED      ANNUALIZED      ANNUALIZED         LEASE
         TENANT                   S&P)           NRSF     % OF NRSF     BASE RENT     BASE RENT(4)   BASE RENT (PSF)    EXPIRATION
----------------------       ---------------    ------    ---------    -----------    ------------   ---------------    ----------
Cinemark 200                       NR           49,786       23.0%     $   584,986        19.5%         $ 11.75         11/30/2015
Kroger                        BBB/Baa3/BBB           0        0.0          256,516         8.6             3.25(5)      1/31/2022
Blockbuster Video                  NR            6,750        3.1           89,235         3.0            13.22         11/30/2005
Cap City Diner                     NR            6,000        2.8           84,000         2.8            14.00         11/30/2007
Irwin's Hallmark                   NR            6,000        2.8           84,000         2.8            14.00         3/31/2006
International Diamond              NR            4,092        1.9           74,260         2.5            18.15         4/30/2007
Gentle Wind II                     NR            4,800        2.2           73,968         2.5            15.41         3/31/2006
H & R Block                    NR/NR/BBB+        4,500        2.1           65,250         2.2            14.50         4/30/2007
Pet People                         NR            4,200        1.9           60,375         2.0            14.38         3/31/2007
American Red Cross                 NR            4,800        2.2           60,000         2.0            12.50         12/31/2008
Cici's Pizza                       NR            4,800        2.2           60,000         2.0            12.50         6/30/2013
                                               -------      -----      -----------       -----          -------
TOTAL/ AVERAGE                                  95,728       44.1%     $ 1,492,590        49.8%         $ 15.59(6)
                                               =======      =====      ===========       =====          =======
Total Remaining Tenants                         82,914       38.2      $ 1,506,062        50.2          $ 18.16(7)
Total Vacant Space                              38,214       17.6                0         0.0             0.00
                                               -------      -----      -----------       -----           ------
TOTAL/ AVERAGE ALL TENANTS                     216,856      100.0%     $ 2,998,652       100.0%         $ 13.83
                                               =======      =====      ===========       =====          =======

------------------
(1) All calculations and averages (unless otherwise indicated) are based on a NRSF of approximately 216,856, which excludes the SF attributable to the subject's ground lease tenants (approximately 106,819 SF). The table is based on a rent roll dated 12/24/2003, which rent roll was provided by borrower.

(2)  Annualized Base Rent excludes vacant space.

(3) Certain ratings are those of parent companies whether or not such companies guarantee the lease.

(4)  Percentage based on total Annualized Base Rent for all tenants.

(5)  Calculated based on Kroger's SF of approximately 78,847.

(6) Calculated based on 95,728 SF, which assumes 0 SF for the Kroger space.

(7) Calculated based on 82,914 SF, which excludes the SF attributable to ground lease tenants.

     Lease Expiration. The following table shows the lease expiration schedule for the StoneRidge Plaza Property:


                                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                                          APPROXIMATE %    ANNUALIZED
    YEAR ENDING            EXPIRING                       CUMULATIVE %      ANNUALIZED    OF TOTAL BASE    BASE RENT
    DECEMBER 31,            (NRSF)      % OF TOTAL NRSF   OF TOTAL NRSF     BASE RENT          RENT           PSF
----------------------     --------     ---------------   -------------    -----------    -------------    ----------
2004                         5,653            2.6%            2.6%            83,289            2.8%        $ 14.73
2005                        37,211           17.2            19.8%           500,284           16.7         $ 13.44
2006(3)                     23,925           11.0            30.8%           382,327           12.7         $ 15.98
2007                        29,592           13.6            44.4%           449,565           15.0         $ 15.19
2008                        17,700            8.2            52.6%           256,335            8.5         $ 14.48
2009                             0            0.0            52.6%                 0            0.0         $  0.00
2010(4)                          0            0.0            52.6%            50,000            1.7         $  NAP
2011                         7,000            3.2            55.8%            93,500            3.1         $ 13.36
2012(5)                      2,975            1.4            57.2%            93,350            3.1         $ 31.38
2013                         4,800            2.2            59.4%            60,000            2.0         $ 12.50
2014                             0            0.0            59.4%                 0            0.0         $  0.00
2015 & Thereafter(6)        49,786           23.0            82.4%         1,030,002           34.3         $ 20.69
Vacant(7)                   38,214           17.6           100.0%                 0            0.0         $  0.00
                           -------          -----                         ----------          -----
TOTAL/AVERAGE:             216,856          100.0%                        $2,998,652          100.0%        $ 13.83
                           =======          =====                         ==========          =====

------------------
(1) All calculations and weighted averages are based on a NRSF of approximately 216,856, which excludes the SF attributable to the subject's ground lease tenants (approximately 106,819 SF). The table is based on a rent roll dated 12/24/2003, which rent roll was provided by borrower.

(2)  Annualized Base Rent excludes vacant space.

(3) Base rent calculations include base rent attributable to the Skyline Chili ground lease tenant ($35,000). A square footage of zero was assigned to this tenant, as the improvements are not part of the subject collateral.

(4) The sole tenant expiring in 2010 is the Wendy's ground lease tenant ($50,000). A square footage of zero was assigned to this tenant, as the improvements are not part of the subject collateral.

(5) Base rent calculations include KFC Corp ground lease tenant ($51,700). A square footage of zero was assigned to this tenant, as the improvements are not part of the subject collateral.

(6) Base rent calculations include Max & Erma's, Huntington National Bank, Arby's, Taco Bell and Kroger ground lease tenants ($445,016). A square footage of zero was assigned to these tenants, as the improvements are not part of the subject collateral.

(7) Vacant space includes 27,000 square feet at the StoneRidge Plaza Property that is leased to Drug Emporium. This tenant is currently in bankruptcy and the related premises are currently dark.

     Reserves. At origination $50,243 was funded into a tax reserve, with 1/12 of estimated annual taxes due monthly on an ongoing basis. Additionally, the borrower posted a $2,400,000 Letter of Credit to be held as additional security for the debt until such time as either (i) Drug Emporium, which has previously filed for bankruptcy, reaffirms its existing lease and is in occupancy and paying rent, or (ii) a replacement tenant for the Drug Emporium space is in occupancy and paying rent pursuant to a fully executed lease having terms comparable to those of the Drug Emporium lease (including a term of at least three years and an annual base rent of at least $222,750) and, among other things, lender has received an acceptable estoppel from such tenant. A springing reserve for collection of insurance premiums is required if the borrower does not maintain insurance as prescribed by the loan documents. Springing replacement reserves are required upon the occurrence of (i) an event of default; (ii) lender's determination, based on annual inspections, that the StoneRidge Plaza Property is in need of repairs or is otherwise not well maintained; or (iii) a sale of the StoneRidge Plaza Property.

     Insurance Requirements. The borrower is required to maintain insurance on the property including, but not limited to, comprehensive all risk and commercial general liability coverage. The Mortgaged Property as of the date hereof has terrorism coverage.

     Lockbox; Sweep of Excess Cash Flow. None required.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted except for advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the StoneRidge Plaza Property not outstanding for more than 60 days from the date incurred in an amount not to exceed 2% of the outstanding principal balance of the Note in the aggregate.

     Permitted Transfers. Transfers of the direct or indirect ownership interests in the borrower are permitted without the consent of the lender so long as following such transfer, the persons responsible for the management and/or control of the StoneRidge Plaza Property and/or borrower remain in legal, beneficial and actual control and management of the StoneRidge Plaza Property. Unless approved by lender, and subject to confirmation that there will be no adverse rating impact, there shall not be permitted any (A) transfer in one or more related transactions of a 49% or greater direct or indirect interest in the borrower or any successive partner, member or limited liability company manager thereof or (B) any direct or indirect change in the management or control of the borrower or any shareholder, general partner, managing member or limited liability company manager; provided that transfers to certain parties specified in the loan documents are permitted without regard to these restrictions, including certain transfers for estate planning purposes.

                                    ANNEX C
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  CONTROL        LOAN
   NUMBER        GROUP                LOAN ORIGINATOR             LOAN NUMBER                           PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
     1          Group 1         Archon Financial/Commerzbank      09-1001099           Water Tower Place
     2          Group 1               Archon Financial            09-0001834           Foothills Mall
     3          Group 1               Archon Financial            09-0001828           One Briarlake Plaza
     4          Group 1               Archon Financial            09-1001093           DDR Portfolio
     4a                               Archon Financial            09-1001093-A         Brook Highland Plaza Shopping Center
     4b                               Archon Financial            09-1001093-B         Meridian Crossroads Shopping Center
     4c                               Archon Financial            09-1001093-C         University Center
     4d                               Archon Financial            09-1001093-D         Uptown Solon Shopping Center
     4e                               Archon Financial            09-1001093-E         Big Oaks Crossing
     4f                               Archon Financial            09-1001093-F         North Pointe Shopping Center
     4g                               Archon Financial            09-1001093-G         Green Ridge Square
     4h                               Archon Financial            09-1001093-H         Indian Hills Plaza
     4i                               Archon Financial            09-1001093-I         Oxford Commons Center
     4j                               Archon Financial            09-1001093-J         Jacksonville Regional Shopping Center
     5          Group 1                     GCFP                  03-0535              237 Park Avenue
------------------------------------------------------------------------------------------------------------------------------------
     6          Group 1               Archon Financial            09-0001760           Willow Wood Plaza III & IV
     7          Group 1         Prudential Mortgage Capital       6105361              Hyatt Regency Dearborn
     8          Group 1               Archon Financial            09-1001104           Rechler Industrial Portfolio II (7-year)
     8a                               Archon Financial            09-1001104-A         25 Orville Drive
     8b                               Archon Financial            09-1001104-B         160 Wilbur Place
     8c                               Archon Financial            09-1001104-C         1101 Lakeland Avenue
     8d                               Archon Financial            09-1001104-D         2004 Orville Drive North
     8e                               Archon Financial            09-1001104-E         4040 Veterans Memorial Highway
     8f                               Archon Financial            09-1001104-F         135 Fell Court
     8g                               Archon Financial            09-1001104-G         55 Engineers Road
     8h                               Archon Financial            09-1001104-H         73 Oser Avenue
     8i                               Archon Financial            09-1001104-I         90 Plant Avenue
     8j                               Archon Financial            09-1001104-J         185 Oser Avenue
     8k                               Archon Financial            09-1001104-K         395 Oser Avenue
     8l                               Archon Financial            09-1001104-L         410 Vanderbilt Motor Parkway
     8m                               Archon Financial            09-1001104-M         600 Old Willets Path
     8n                               Archon Financial            09-1001104-N         85 South Service Road
------------------------------------------------------------------------------------------------------------------------------------
     9          Group 1               Archon Financial            09-1001103           Rechler Industrial Portfolio I (5-year)
     9a                               Archon Financial            09-1001103-A         50 Orville Drive
     9b                               Archon Financial            09-1001103-B         65 Orville Drive
     9c                               Archon Financial            09-1001103-C         95 Orville Drive
     9d                               Archon Financial            09-1001103-D         125 Wilbur Place
     9e                               Archon Financial            09-1001103-E         180 Orville Place
     9f                               Archon Financial            09-1001103-F         42 Windsor Place
     9g                               Archon Financial            09-1001103-G         20 Oser Avenue
     9h                               Archon Financial            09-1001103-H         25 Davids Drive
     9i                               Archon Financial            09-1001103-I         85 Adams Avenue
     9j                               Archon Financial            09-1001103-J         104 Parkway Drive South
     9k                               Archon Financial            09-1001103-K         225 Oser Avenue
     9l                               Archon Financial            09-1001103-L         611 Old Willets Path
     9m                               Archon Financial            09-1001103-M         110 Marcus Drive
     9n                               Archon Financial            09-1001103-N         505 Walt Whitman
     9o                               Archon Financial            09-1001103-O         2001 Orville Drive
     10         Group 1         Prudential Mortgage Capital       6105238              StoneRidge Plaza
------------------------------------------------------------------------------------------------------------------------------------
     11         Group 1               Archon Financial            09-0001768           Meadowmont Village Shopping Center
     12         Group 1               Archon Financial            09-0001767           Springfield Park Shopping Center
     13         Group 1               Archon Financial            09-0001766           Camp Hill Shopping Center
     14         Group 2               Archon Financial            09-0001867           Arden Villas Apartments
     15         Group 1               Archon Financial            09-0001717           Plaza Del Mar III
------------------------------------------------------------------------------------------------------------------------------------
     16         Group 1               Archon Financial            09-0001869           Towne Center at Brookhill
     17         Group 1               Archon Financial            09-0001741           Lakeside I & II
     18         Group 1               Archon Financial            09-0001874           Welsh Capital Portfolio
    18a                               Archon Financial            09-0001874-A         Twin Lakes Corporate Center I
    18b                               Archon Financial            09-0001874-B         Armstrong Business Center I
    18c                               Archon Financial            09-0001874-C         Armstrong Business Center II
     19         Group 1               Archon Financial            09-0001875           Welsh Capital - Freeway
     20         Group 1              Washington Mutual            09-0001746           Constellation Center One
------------------------------------------------------------------------------------------------------------------------------------
     21         Group 2               Archon Financial            09-0001842           Courtney Springs Apartments
     22         Group 1               Archon Financial            09-0001754           Pacific Financial Center
     23         Group 2               Archon Financial            09-0001725           Hudson Pointe Apartments
     24         Group 1         Prudential Mortgage Capital       6105233              Westbay Office Park
     25         Group 1               Archon Financial            09-0001774           Capital Center Office Building
------------------------------------------------------------------------------------------------------------------------------------
     26         Group 1               Archon Financial            09-0001775           Sutter I Medical Office Building
     27         Group 1               Archon Financial            09-0001750           Ridgeview Plaza
     28         Group 1         Prudential Mortgage Capital       6105179              Hartford Building
     29         Group 1         Prudential Mortgage Capital       6105234              Westerville Plaza
     30         Group 2               Archon Financial            09-0001824           Hidden Oak Estates- Phase II
------------------------------------------------------------------------------------------------------------------------------------
     31         Group 2               Archon Financial            09-0001886           Rose Garden Apartments
     32         Group 2               Archon Financial            09-0001889           Rosewood Place Apartments
     33         Group 1               Archon Financial            09-0001839           Mankato Heights Plaza
     34         Group 2               Archon Financial            09-0001764           Amesbury Plaza and Townhomes
     35         Group 2               Archon Financial            09-0001840           Diamond Ridge Apartments
------------------------------------------------------------------------------------------------------------------------------------
     36         Group 1               Archon Financial            09-0001726           One Harbor Center
     37         Group 1               Archon Financial            09-0001838           Village Ten Center
     38         Group 1         Prudential Mortgage Capital       6105235              Southwest Square
     39         Group 2               Archon Financial            09-0001804           Saddlewood Apartments
     40         Group 2               Archon Financial            09-0001885           Tradewinds Apartments
------------------------------------------------------------------------------------------------------------------------------------
     41         Group 2               Archon Financial            09-0001887           Wilshire Park Apartments
     42         Group 1               Archon Financial            09-0001721           Cortaro Plaza Shopping Center
     43         Group 1               Archon Financial            09-0001836           Caton Crossing Town Square
     44         Group 2               Archon Financial            09-0001854           South Point Apartments
     45         Group 1               Archon Financial            09-0001848           Tower Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
     46         Group 2               Archon Financial            09-0001860           Sunrise Creek Apartments
     47         Group 2               Archon Financial            09-0001757           Riverwoods Apartments
     48         Group 1               Archon Financial            09-0001829           Coles Center Shopping Center
     49         Group 1               Archon Financial            09-0001858           Elmsford Executive Park
     50         Group 2               Archon Financial            09-0001748           Copper Chase Apartments
------------------------------------------------------------------------------------------------------------------------------------
     51         Group 1               Archon Financial            09-0001758           Fairfield Corporate Plaza
     52         Group 1               Archon Financial            09-0001837           Rochester Marketplace
     53         Group 1               Archon Financial            09-0001872           The Depot Specialty Center
     54         Group 1         Prudential Mortgage Capital       6105026              Heathbrook Commons Shopping Center
     55         Group 2               Archon Financial            09-0001794           Ashwaubenon Estates Apartments
------------------------------------------------------------------------------------------------------------------------------------
     56         Group 1         Prudential Mortgage Capital       6105195              West Creek Commons Shopping Center
     57         Group 1         Prudential Mortgage Capital       6105098              U-Stor-It Self Storage
     58         Group 2               Archon Financial            09-0001888           Braeshill Apartments
     59         Group 2               Archon Financial            09-0001830           Berkshire Square
     60         Group 2               Archon Financial            09-0001879           Palm Hills Apartments
------------------------------------------------------------------------------------------------------------------------------------
     61         Group 1               Archon Financial            09-0001738           Interport Business Center Building C
     62         Group 2               Archon Financial            09-0001793           The Howard Apartments
     63         Group 2         Prudential Mortgage Capital       6104991              Parkway Apartments
     64         Group 1               Archon Financial            09-0001784           The Hardy Center
     65         Group 2               Archon Financial            09-0001792           Village Park Apartments
------------------------------------------------------------------------------------------------------------------------------------
     66         Group 1         Prudential Mortgage Capital       6105309              Normandie Avenue Industrial
     67         Group 2               Archon Financial            09-0001803           Carmel Cove Apartments

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

  CONTROL
   NUMBER        PROPERTY TYPE                                     ADDRESS                                           CITY
------------------------------------------------------------------------------------------------------------------------------------
     1       Anchored Retail       845 North Michigan Avenue                                               Chicago
     2       Anchored Retail       7401 North La Cholla Boulevard                                          Tucson
     3       Office                2000 West Sam Houston Parkway South                                     Houston
     4       Anchored Retail       Various                                                                 Various
     4a      Anchored Retail       5291 Highway 280 South                                                  Birmingham
     4b      Anchored Retail       SEC Fairview Avenue and Eagle Road                                      Meridian
     4c      Anchored Retail       326 - 412 S. College Street                                             Wilmington
     4d      Anchored Retail       6025 Kruse Drive                                                        Solon
     4e      Anchored Retail       3929 N. Gloster Street                                                  Tupelo
     4f      Anchored Retail       7400 Rivers Avenue                                                      North Charleston
     4g      Anchored Retail       3410 Alpine Avenue                                                      Walker
     4h      Anchored Retail       4208 E. Blue Grass Road                                                 Mt. Pleasant
     4i      Anchored Retail       3500 Roxboro Road                                                       Durham
     4j      Anchored Retail       3000 Dunn Avenue                                                        Jacksonville
     5       Office                237 Park Avenue                                                         New York
------------------------------------------------------------------------------------------------------------------------------------
     6       Office                10302-10304 Eaton Place                                                 Fairfax City
     7       Hotel                 600 Town Center Drive                                                   Dearborn
     8       Industrial            Various                                                                 Various
     8a      Industrial            25 Orville Drive                                                        Bohemia
     8b      Industrial            160 Wilbur Place                                                        Bohemia
     8c      Industrial            1101 Lakeland Avenue                                                    Bohemia
     8d      Industrial            2004 Orville Drive North                                                Bohemia
     8e      Industrial            4040 Veterans Memorial Highway                                          Bohemia
     8f      Industrial            135 Fell Court                                                          Hauppauge
     8g      Industrial            55 Engineers Road                                                       Hauppauge
     8h      Industrial            73 Oser Avenue                                                          Hauppauge
     8i      Industrial            90 Plant Avenue                                                         Hauppauge
     8j      Industrial            185 Oser Avenue                                                         Hauppauge
     8k      Industrial            395 Oser Avenue                                                         Hauppauge
     8l      Industrial            410 Vanderbilt Motor Parkway                                            Hauppauge
     8m      Industrial            600 Old Willets Path                                                    Hauppauge
     8n      Industrial            85 South Service Road                                                   Plainview
------------------------------------------------------------------------------------------------------------------------------------
     9       Industrial            Various                                                                 Various
     9a      Industrial            50 Orville Drive                                                        Bohemia
     9b      Industrial            65 Orville Drive                                                        Bohemia
     9c      Industrial            95 Orville Drive                                                        Bohemia
     9d      Industrial            125 Wilbur Place                                                        Bohemia
     9e      Industrial            180 Orville Place                                                       Bohemia
     9f      Industrial            42 Windsor Place                                                        Central Islip
     9g      Industrial            20 Oser Avenue                                                          Hauppauge
     9h      Industrial            25 Davids Drive                                                         Hauppauge
     9i      Industrial            85 Adams Avenue                                                         Hauppauge
     9j      Industrial            104 Parkway Drive South                                                 Hauppauge
     9k      Industrial            225 Oser Avenue                                                         Hauppauge
     9l      Industrial            611 Old Willets Path                                                    Hauppauge
     9m      Industrial            110 Marcus Drive                                                        Melville
     9n      Industrial            505 Walt Whitman                                                        Melville
     9o      Industrial            2001 Orville Drive North                                                Bohemia
     10      Anchored Retail       SWC of Morse and Hamilton Roads                                         Gahanna
------------------------------------------------------------------------------------------------------------------------------------
     11      Anchored Retail       406 Meadowmont Lane                                                     Chapel Hill
     12      Anchored Retail       665 Duluth Highway                                                      Lawrenceville
     13      Anchored Retail       3415 Simpson Ferry Road                                                 Camp Hill
     14      Multifamily           3303 Arden Villas Boulevard                                             Orlando
     15      Office                12544 High Bluff Drive                                                  San Diego
------------------------------------------------------------------------------------------------------------------------------------
     16      Anchored Retail       6805-7475 West 88th Avenue                                              Westminster
     17      Office                14100-14120 Newbrook Drive                                              Chantilly
     18      Industrial            Various                                                                 Various
    18a      Industrial            1900 West County Road C West                                            Roseville
    18b      Industrial            990 Long Oak Road                                                       Eagan
    18c      Industrial            980 Lone Oak Road                                                       Eagan
     19      Industrial            2700 Freeway Boulevard                                                  Brooklyn Center
     20      Office                6009 and 6011 Oxon Hill Road                                            Oxon Hill
------------------------------------------------------------------------------------------------------------------------------------
     21      Multifamily           440 Courtney Springs Circle                                             Winter Springs
     22      Office                800 West 6th Street                                                     Los Angeles
     23      Multifamily           11901 4th Street North                                                  St. Petersburg
     24      Office                3008 West Charleston Boulevard                                          Las Vegas
     25      Office                5511 Capital Center Drive                                               Raleigh
------------------------------------------------------------------------------------------------------------------------------------
     26      Office                2801 K Street                                                           Sacramento
     27      Anchored Retail       2824-2930 North Power Road, 6740-6744 E. McDowell Road                  Mesa
     28      Office                101 Civic Center Drive                                                  Santee
     29      Anchored Retail       55 West Schrock Road                                                    Westerville
     30      Multifamily           8331 82nd Street                                                        Pleasant Prairie
------------------------------------------------------------------------------------------------------------------------------------
     31      Multifamily           11700 Bissonnet Road                                                    Houston
     32      Multifamily           5505 Pine Street                                                        Houston
     33      Anchored Retail       1901 Madison Avenue                                                     Mankato
     34      Multifamily           5020 & 5025 Amesbury Drive                                              Dallas
     35      Multifamily           6525 Glenview Drive                                                     North Richland Hills
------------------------------------------------------------------------------------------------------------------------------------
     36      Office                300 Main Street                                                         Suisun City
     37      Anchored Retail       2100 Northdale Boulevard                                                Coon Rapids
     38      Anchored Retail       2065-2167 Eakin Road                                                    Columbus
     39      Multifamily           2554 Northeast Loop 410                                                 San Antonio
     40      Multifamily           11303 South Wilcrest Drive                                              Houston
------------------------------------------------------------------------------------------------------------------------------------
     41      Multifamily           2686 Murworth Drive                                                     Houston
     42      Anchored Retail       8310 North Thornydale Road                                              Tucson
     43      Anchored Retail       SEC of Route 59 & Caton Farm Road                                       Joliet
     44      Multifamily           3201 Myra Street                                                        Durham
     45      Anchored Retail       3615 New Bern Avenue                                                    Raleigh
------------------------------------------------------------------------------------------------------------------------------------
     46      Multifamily           8315-8317 Sunrise Boulevard                                             Citrus Heights
     47      Multifamily           7816 Six Forks Road                                                     Raleigh
     48      Anchored Retail       12312-12320 Barker Cypress Road                                         Houston
     49      Industrial            2269 Saw Mill River Road                                                Elmsford
     50      Multifamily           2041 Southgate Road                                                     Colorado Springs
------------------------------------------------------------------------------------------------------------------------------------
     51      Office                1261 Travis Boulevard                                                   Fairfield
     52      Anchored Retail       Highway 52 at 41st Street NW                                            Rochester
     53      Anchored Retail       1057 North Willow Avenue                                                Clovis
     54      Anchored Retail       5400 SW College Road                                                    Ocala
     55      Multifamily           2981-2995 Holmgren Way                                                  Ashwaubenon
------------------------------------------------------------------------------------------------------------------------------------
     56      Anchored Retail       4760 West Hillsboro Boulevard                                           Coconut Creek
     57      Self-Storage          1000 East 95th Street                                                   Chicago
     58      Multifamily           5900 North Braeswood                                                    Houston
     59      Multifamily           7950 Cliffbrook Drive                                                   Dallas
     60      Multifamily           4770 East Owens Avenue                                                  Las Vegas
------------------------------------------------------------------------------------------------------------------------------------
     61      Industrial            5300-5390 Laburnum Avenue                                               Richmond
     62      Multifamily           1701 Velp Avenue                                                        Howard
     63      Multifamily           1600 Southwest Parkway                                                  College Station
     64      Industrial            2720-2750 South Hardy Drive                                             Tempe
     65      Multifamily           926-936 Pilgrim Way                                                     Ashwaubenon
------------------------------------------------------------------------------------------------------------------------------------
     66      Industrial            22624-22638 Normandie Avenue                                            Los Angeles
     67      Multifamily           6500 West Lake Mead Boulevard                                           Las Vegas

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

  CONTROL                                            CROSS COLLATERALIZED                                         ORIGINAL
   NUMBER           STATE            ZIP CODE               GROUPS                 RELATED GROUPS               BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------
     1       Illinois                  60601                                                                      56,500,000
     2       Arizona                   85741                                                                      54,750,000
     3       Texas                     77042                                                                      50,000,000
     4       Various                  Various                                                                     50,000,000
     4a      Alabama                   35242
     4b      Idaho                     83642
     4c      North Carolina            28403
     4d      Ohio                      44139
     4e      Mississippi               38804
     4f      South Carolina            29406
     4g      Michigan                  49544
     4h      Michigan                  48858
     4i      North Carolina            27704
     4j      Florida                   32218
     5       New York                  10017                                                                      44,000,000
-----------------------------------------------------------------------------------------------------------------------------
     6       Virginia                  22030                                          Group A                     40,000,000
     7       Michigan                  48126                                                                      32,500,000
     8       New York                 Various                                         Group B                     26,700,000
     8a      New York                  11716
     8b      New York                  11716
     8c      New York                  11716
     8d      New York                  11716
     8e      New York                  11716
     8f      New York                  11788
     8g      New York                  11788
     8h      New York                  11788
     8i      New York                  11788
     8j      New York                  11788
     8k      New York                  11788
     8l      New York                  11788
     8m      New York                  11788
     8n      New York                  11803
-----------------------------------------------------------------------------------------------------------------------------
     9       New York                 Various                                         Group B                     23,800,000
     9a      New York                  11716
     9b      New York                  11716
     9c      New York                  11716
     9d      New York                  11716
     9e      New York                  11716
     9f      New York                  11722
     9g      New York                  11788
     9h      New York                  11788
     9i      New York                  11788
     9j      New York                  11788
     9k      New York                  11788
     9l      New York                  11788
     9m      New York                  11747
     9n      New York                  11747
     9o      New York                  11716
     10      Ohio                      43230                                          Group C                     23,700,000
-----------------------------------------------------------------------------------------------------------------------------
     11      North Carolina            27514                Group 1                   Group D                     13,400,000
     12      Georgia                   30045                Group 1                   Group D                      5,600,000
     13      Pennsylvania              17011                Group 1                   Group D                      4,300,000
     14      Florida                   32817                                                                      23,000,000
     15      California                92130                                                                      22,700,000
-----------------------------------------------------------------------------------------------------------------------------
     16      Colorado                  80021                                                                      22,000,000
     17      Virginia                  20151                                          Group A                     19,500,000
     18      Minnesota                Various               Group 2                   Group E                     15,450,000
    18a      Minnesota                 55113
    18b      Minnesota                 55121
    18c      Minnesota                 55121
     19      Minnesota                 55430                Group 2                   Group E                      3,800,000
     20      Maryland                  20745                                                                      16,000,000
-----------------------------------------------------------------------------------------------------------------------------
     21      Florida                   32708                                                                      16,000,000
     22      California                90017                                                                      15,750,000
     23      Florida                   33716                                                                      15,125,000
     24      Nevada                    89107                                                                      15,000,000
     25      North Carolina            27606                                          Group F                     14,000,000
-----------------------------------------------------------------------------------------------------------------------------
     26      California                95816                                                                      13,400,000
     27      Arizona                   85215                                                                      13,200,000
     28      California                92071                                                                      10,000,000
     29      Ohio                      43081                                          Group C                      9,500,000
     30      Wisconsin                 53158                                                                       9,400,000
-----------------------------------------------------------------------------------------------------------------------------
     31      Texas                     77099                Group 3                   Group G                      7,985,000
     32      Texas                     77081                Group 3                   Group G                      1,200,000
     33      Minnesota                 56001                                          Group H                      8,910,000
     34      Texas                     75206                                                                       8,600,000
     35      Texas                     76180                                          Group I                      8,550,000
-----------------------------------------------------------------------------------------------------------------------------
     36      California                94585                                          Group J                      8,500,000
     37      Minnesota                 55433                                          Group H                      8,500,000
     38      Ohio                      43223                                          Group C                      8,350,000
     39      Texas                     78217                                          Group I                      8,320,000
     40      Texas                     77099                                          Group G                      7,780,000
-----------------------------------------------------------------------------------------------------------------------------
     41      Texas                     77054                                          Group G                      7,600,000
     42      Arizona                   85709                                                                       7,500,000
     43      Illinois                  60544                                          Group H                      7,425,000
     44      North Carolina            27707                                          Group F                      7,100,000
     45      North Carolina            27610                                                                       6,850,000
-----------------------------------------------------------------------------------------------------------------------------
     46      California                95610                                                                       6,750,000
     47      North Carolina            27615                                          Group F                      6,700,000
     48      Texas                     77429                                                                       6,590,000
     49      New York                  10523                                                                       6,400,000
     50      Colorado                  80906                                                                       6,000,000
-----------------------------------------------------------------------------------------------------------------------------
     51      California                94533                                          Group J                      6,000,000
     52      Minnesota                 55901                                          Group H                      5,885,000
     53      California                93611                                                                       5,600,000
     54      Florida                   34474                                          Group K                      5,450,000
     55      Wisconsin                 54304                                          Group L                      5,140,000
-----------------------------------------------------------------------------------------------------------------------------
     56      Florida                   33073                                          Group K                      4,900,000
     57      Illinois                  60619                                                                       4,450,000
     58      Texas                     77074                                          Group G                      4,310,000
     59      Texas                     75254                                                                       4,050,000
     60      Nevada                    89110                                                                       3,575,000
-----------------------------------------------------------------------------------------------------------------------------
     61      Virginia                  23231                                                                       3,500,000
     62      Wisconsin                 54303                                          Group L                      3,017,000
     63      Texas                     77840                                                                       3,000,000
     64      Arizona                   85282                                                                       2,900,000
     65      Wisconsin                 54304                                          Group L                      2,755,000
-----------------------------------------------------------------------------------------------------------------------------
     66      California                90502                                                                       2,600,000
     67      Nevada                    89108                                                                       2,500,000

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                    % OF AGGREGATE       CUMULATIVE % OF      MORTGAGE                              INTEREST
  CONTROL        CUT-OFF DATE        INITIAL POOL         INITIAL POOL          RATE          ADMINISTRATIVE         ACCRUAL
   NUMBER        BALANCE ($)            BALANCE              BALANCE            (%)            FEE RATE (%)          METHOD
---------------------------------------------------------------------------------------------------------------------------------
     1             56,039,776            6.28                  6.28           4.97000             0.0227           Actual/360
     2             54,750,000            6.14                 12.42           5.09000             0.0327           Actual/360
     3             50,000,000            5.60                 18.02           5.39500             0.0327           Actual/360
     4             48,915,252            5.48                 23.50           4.41000             0.0427           Actual/360
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
     4i
     4j
     5             44,000,000            4.93                 28.43           5.78600             0.0227           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     6             40,000,000            4.48                 32.92           4.50000             0.0327           Actual/360
     7             32,500,000            3.64                 36.56           5.60000             0.0427           Actual/360
     8             26,593,085            2.98                 39.54           5.61000             0.0327           Actual/360
     8a
     8b
     8c
     8d
     8e
     8f
     8g
     8h
     8i
     8j
     8k
     8l
     8m
     8n
---------------------------------------------------------------------------------------------------------------------------------
     9             23,697,944            2.66                 42.20           5.29000             0.0327           Actual/360
     9a
     9b
     9c
     9d
     9e
     9f
     9g
     9h
     9i
     9j
     9k
     9l
     9m
     9n
     9o
     10            23,626,670            2.65                 44.84           5.58000             0.0927           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     11            13,400,000            1.50                 46.35           4.20000             0.0427           Actual/360
     12             5,600,000            0.63                 46.97           4.20000             0.0427           Actual/360
     13             4,300,000            0.48                 47.45           4.20000             0.0427           Actual/360
     14            23,000,000            2.58                 50.03           5.05000             0.0827           Actual/360
     15            22,700,000            2.54                 52.58           4.88000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     16            22,000,000            2.47                 55.04           4.95000             0.0827           Actual/360
     17            19,500,000            2.19                 57.23           4.60000             0.0327           Actual/360
     18            15,450,000            1.73                 58.96           4.83000             0.0827           Actual/360
    18a
    18b
    18c
     19             3,800,000            0.43                 59.39           4.83000             0.0827           Actual/360
     20            16,000,000            1.79                 61.18           5.25000             0.0627           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     21            16,000,000            1.79                 62.97           5.01000             0.1027           Actual/360
     22            15,750,000            1.77                 64.74           4.50000             0.0727           Actual/360
     23            15,125,000            1.70                 66.43           4.55000             0.0327           Actual/360
     24            14,955,383            1.68                 68.11           5.77000             0.0927           Actual/360
     25            14,000,000            1.57                 69.68           4.20000             0.0827           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     26            13,400,000            1.50                 71.18           4.60000             0.0327           Actual/360
     27            13,200,000            1.48                 72.66           4.67000             0.0927           Actual/360
     28             9,945,858            1.11                 73.77           6.06000             0.0927           Actual/360
     29             9,469,375            1.06                 74.83           5.38000             0.0927           Actual/360
     30             9,400,000            1.05                 75.89           4.90000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     31             7,985,000            0.89                 76.78           4.21000             0.0327           Actual/360
     32             1,200,000            0.13                 76.92           4.21000             0.0327           Actual/360
     33             8,910,000            1.00                 77.92           4.88000             0.0427             30/360
     34             8,600,000            0.96                 78.88           4.65000             0.1027           Actual/360
     35             8,550,000            0.96                 79.84           5.38000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     36             8,500,000            0.95                 80.79           4.90000             0.0327           Actual/360
     37             8,500,000            0.95                 81.74           4.88000             0.0427             30/360
     38             8,323,083            0.93                 82.68           5.38000             0.0927           Actual/360
     39             8,320,000            0.93                 83.61           5.43000             0.0827           Actual/360
     40             7,780,000            0.87                 84.48           4.21000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     41             7,600,000            0.85                 85.33           4.21000             0.0327           Actual/360
     42             7,500,000            0.84                 86.17           5.03000             0.0327           Actual/360
     43             7,425,000            0.83                 87.00           4.88000             0.0427             30/360
     44             7,100,000            0.80                 87.80           5.13000             0.0827           Actual/360
     45             6,850,000            0.77                 88.57           4.80000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     46             6,750,000            0.76                 89.32           4.85000             0.0327           Actual/360
     47             6,700,000            0.75                 90.08           4.65000             0.0827           Actual/360
     48             6,569,356            0.74                 90.81           5.52000             0.0627           Actual/360
     49             6,400,000            0.72                 91.53           5.35000             0.0827           Actual/360
     50             6,000,000            0.67                 92.20           4.35000             0.1027           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     51             6,000,000            0.67                 92.87           4.85000             0.0327           Actual/360
     52             5,885,000            0.66                 93.53           4.88000             0.0427             30/360
     53             5,600,000            0.63                 94.16           5.01000             0.0327           Actual/360
     54             5,450,000            0.61                 94.77           5.05000             0.0427           Actual/360
     55             5,140,000            0.58                 95.35           4.88000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     56             4,900,000            0.55                 95.90           6.00000             0.0427           Actual/360
     57             4,418,908            0.50                 96.39           5.97000             0.0927           Actual/360
     58             4,310,000            0.48                 96.88           4.21000             0.0327           Actual/360
     59             4,050,000            0.45                 97.33           5.28000             0.0327           Actual/360
     60             3,575,000            0.40                 97.73           4.99000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     61             3,500,000            0.39                 98.12           4.95000             0.0327           Actual/360
     62             3,017,000            0.34                 98.46           4.88000             0.0327           Actual/360
     63             2,990,660            0.34                 98.80           5.55000             0.0427           Actual/360
     64             2,900,000            0.33                 99.12           5.43000             0.0327           Actual/360
     65             2,755,000            0.31                 99.43           4.88000             0.0327           Actual/360
---------------------------------------------------------------------------------------------------------------------------------
     66             2,591,965            0.29                 99.72           5.57000             0.0927           Actual/360
     67             2,500,000            0.28                100.00           5.38000             0.0327           Actual/360

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                  ORIGINAL INTEREST          REMAINING        ORIGINAL TERM TO         REMAINING
  CONTROL                                            ONLY PERIOD           INTEREST ONLY          MATURITY              TERM TO
   NUMBER             AMORTIZATION TYPE                 (MOS.)             PERIOD (MOS.)           (MOS.)           MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
     1                   Amortizing                                                                  84                   77
     2                  Interest Only                     60                    55                   60                   55
     3                  Interest Only                     84                    79                   84                   79
     4                   Amortizing                                                                  59                   47
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
     4i
     4j
     5         Interest Only, Then Amortizing             36                    31                   84                   79
------------------------------------------------------------------------------------------------------------------------------------
     6                  Interest Only                     60                    51                   60                   51
     7                   Amortizing                                                                  60                   60
     8                   Amortizing                                                                  84                   80
     8a
     8b
     8c
     8d
     8e
     8f
     8g
     8h
     8i
     8j
     8k
     8l
     8m
     8n
------------------------------------------------------------------------------------------------------------------------------------
     9                   Amortizing                                                                  60                   56
     9a
     9b
     9c
     9d
     9e
     9f
     9g
     9h
     9i
     9j
     9k
     9l
     9m
     9n
     9o
     10                  Amortizing                       0                      0                   84                   81
------------------------------------------------------------------------------------------------------------------------------------
     11                 Interest Only                     84                    76                   84                   76
     12                 Interest Only                     84                    76                   84                   76
     13                 Interest Only                     84                    76                   84                   76
     14                 Interest Only                     60                    58                   60                   58
     15                 Interest Only                     60                    47                   60                   47
------------------------------------------------------------------------------------------------------------------------------------
     16                 Interest Only                     60                    58                   60                   58
     17                 Interest Only                     60                    50                   60                   50
     18                 Interest Only                     84                    84                   84                   84
    18a
    18b
    18c
     19                 Interest Only                     84                    84                   84                   84
     20                 Interest Only                     60                    48                   60                   48
------------------------------------------------------------------------------------------------------------------------------------
     21                 Interest Only                     60                    56                   60                   56
     22                 Interest Only                     60                    52                   60                   52
     23                 Interest Only                     60                    48                   60                   48
     24                  Amortizing                       0                      0                   84                   81
     25                 Interest Only                     60                    51                   60                   51
------------------------------------------------------------------------------------------------------------------------------------
     26                 Interest Only                     60                    52                   60                   52
     27                 Interest Only                     60                    50                   60                   50
     28                  Amortizing                       0                      0                   84                   79
     29                  Amortizing                       0                      0                   60                   57
     30                 Interest Only                     60                    56                   60                   56
------------------------------------------------------------------------------------------------------------------------------------
     31                 Interest Only                     60                    60                   60                   60
     32                 Interest Only                     60                    60                   60                   60
     33                 Interest Only                     84                    81                   84                   81
     34                 Interest Only                     60                    50                   60                   50
     35                 Interest Only                     60                    56                   60                   56
------------------------------------------------------------------------------------------------------------------------------------
     36                 Interest Only                     60                    48                   60                   48
     37                 Interest Only                     84                    81                   84                   81
     38                  Amortizing                       0                      0                   60                   57
     39                 Interest Only                     60                    54                   60                   54
     40                 Interest Only                     60                    60                   60                   60
------------------------------------------------------------------------------------------------------------------------------------
     41                 Interest Only                     60                    60                   60                   60
     42                 Interest Only                     60                    48                   60                   48
     43                 Interest Only                     84                    81                   84                   81
     44                 Interest Only                     60                    57                   60                   57
     45                 Interest Only                     60                    58                   60                   58
------------------------------------------------------------------------------------------------------------------------------------
     46                 Interest Only                     60                    60                   60                   60
     47                 Interest Only                     60                    51                   60                   51
     48                  Amortizing                                                                  84                   81
     49                 Interest Only                     60                    57                   60                   57
     50                 Interest Only                     60                    51                   60                   51
------------------------------------------------------------------------------------------------------------------------------------
     51                 Interest Only                     60                    51                   60                   51
     52                 Interest Only                     84                    81                   84                   81
     53                 Interest Only                     60                    59                   60                   59
     54                 Interest Only                     84                    76                   84                   76
     55                 Interest Only                     60                    55                   60                   55
------------------------------------------------------------------------------------------------------------------------------------
     56                 Interest Only                     84                    82                   84                   82
     57                  Amortizing                       0                      0                   84                   79
     58                 Interest Only                     60                    60                   60                   60
     59                 Interest Only                     60                    55                   60                   55
     60                 Interest Only                     60                    60                   60                   60
------------------------------------------------------------------------------------------------------------------------------------
     61        Interest Only, Then Amortizing             12                     2                   85                   75
     62                 Interest Only                     60                    55                   60                   55
     63                  Amortizing                       0                      0                   60                   57
     64                 Interest Only                     60                    53                   60                   53
     65                 Interest Only                     60                    55                   60                   55
------------------------------------------------------------------------------------------------------------------------------------
     66                  Amortizing                       0                      0                   84                   82
     67                 Interest Only                     60                    53                   60                   53

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                     ORIGINAL                REMAINING
  CONTROL       AMORTIZATION TERM        AMORTIZATION TERM                                                        MATURITY DATE
   NUMBER             (MOS.)                  (MOS.)            ORIGINATION DATE        FIRST PAYMENT DATE            OR ARD
----------------------------------------------------------------------------------------------------------------------------------
     1                 360                      353                  8/21/03                 10/1/03                  9/1/10
     2                                                              10/30/03                 12/1/03                 11/1/08
     3                                                               10/8/03                 12/1/03                 11/1/10
     4                 300                      288                  3/25/03                  5/1/03                  3/1/08
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
     4i
     4j
     5                 360                      360                 10/10/03                 12/1/03                 11/1/10
----------------------------------------------------------------------------------------------------------------------------------
     6                                                               6/13/03                  8/1/03                  7/1/08
     7                 300                      300                  3/29/04                  5/1/04                  4/1/09
     8                 360                      356                 11/10/03                 12/31/03                12/1/10
     8a
     8b
     8c
     8d
     8e
     8f
     8g
     8h
     8i
     8j
     8k
     8l
     8m
     8n
----------------------------------------------------------------------------------------------------------------------------------
     9                 360                      356                 11/10/03                 12/31/03                12/1/08
     9a
     9b
     9c
     9d
     9e
     9f
     9g
     9h
     9i
     9j
     9k
     9l
     9m
     9n
     9o
     10                360                      357                 12/31/03                  2/1/04                  1/1/11
----------------------------------------------------------------------------------------------------------------------------------
     11                                                              7/24/03                  9/1/03                  8/1/10
     12                                                              7/24/03                  9/1/03                  8/1/10
     13                                                              7/24/03                  9/1/03                  8/1/10
     14                                                              1/30/04                  3/1/04                  2/1/09
     15                                                              2/5/03                   4/1/03                  3/1/08
----------------------------------------------------------------------------------------------------------------------------------
     16                                                              1/30/04                  3/1/04                  2/1/09
     17                                                              5/13/03                  7/1/03                  6/1/08
     18                                                              3/12/04                  5/1/04                  4/1/11
    18a
    18b
    18c
     19                                                              3/12/04                  5/1/04                  4/1/11
     20                                                              3/31/03                  5/1/03                  4/1/08
----------------------------------------------------------------------------------------------------------------------------------
     21                                                             11/19/03                  1/1/04                 12/1/08
     22                                                              7/14/03                  9/1/03                  8/1/08
     23                                                              3/24/03                  5/1/03                  4/1/08
     24                360                      357                 12/15/03                  2/1/04                  1/1/11
     25                                                              6/27/03                  8/1/03                  7/1/08
----------------------------------------------------------------------------------------------------------------------------------
     26                                                              7/1/03                   9/1/03                  8/1/08
     27                                                              5/9/03                   7/1/03                  6/1/08
     28                336                      331                 10/21/03                 12/1/03                 11/1/10
     29                360                      357                 12/31/03                  2/1/04                  1/1/09
     30                                                             11/19/03                  1/1/04                 12/1/08
----------------------------------------------------------------------------------------------------------------------------------
     31                                                              3/19/04                  5/1/04                  4/1/09
     32                                                              3/19/04                  5/1/04                  4/1/09
     33                                                             12/31/03                  2/1/04                  1/1/11
     34                                                              5/29/03                  7/1/03                  6/1/08
     35                                                             11/12/03                  1/1/04                 12/1/08
----------------------------------------------------------------------------------------------------------------------------------
     36                                                              3/17/03                  5/1/03                  4/1/08
     37                                                             12/31/03                  2/1/04                  1/1/11
     38                360                      357                 12/31/03                  2/1/04                  1/1/09
     39                                                              9/18/03                 11/1/03                 10/1/08
     40                                                              3/19/04                  5/1/04                  4/1/09
----------------------------------------------------------------------------------------------------------------------------------
     41                                                              3/19/04                  5/1/04                  4/1/09
     42                                                              3/26/03                  5/1/03                  4/1/08
     43                                                             12/31/03                  2/1/04                  1/1/11
     44                                                             12/30/03                  2/1/04                  1/1/09
     45                                                              1/16/04                  3/1/04                  2/1/09
----------------------------------------------------------------------------------------------------------------------------------
     46                                                              3/18/04                  5/1/04                  4/1/09
     47                                                              6/5/03                   8/1/03                  7/1/08
     48                360                      357                  12/8/03                  2/1/04                  1/1/11
     49                                                             12/30/03                  2/1/04                  1/1/09
     50                                                              6/18/03                  8/1/03                  7/1/08
----------------------------------------------------------------------------------------------------------------------------------
     51                                                              6/11/03                  8/1/03                  7/1/08
     52                                                             12/31/03                  2/1/04                  1/1/11
     53                                                              2/12/04                  4/1/04                  3/1/09
     54                                                              7/14/03                  9/1/03                  8/1/10
     55                                                              10/9/03                 12/1/03                 11/1/08
----------------------------------------------------------------------------------------------------------------------------------
     56                                                              1/8/04                   3/1/04                  2/1/11
     57                300                      295                 10/27/03                 12/1/03                 11/1/10
     58                                                              3/19/04                  5/1/04                  4/1/09
     59                                                             10/24/03                 12/1/03                 11/1/08
     60                                                              3/5/04                   5/1/04                  4/1/09
----------------------------------------------------------------------------------------------------------------------------------
     61                360                      360                  5/28/03                  7/1/03                  7/1/10
     62                                                              10/9/03                 12/1/03                 11/1/08
     63                360                      357                 12/11/03                  2/1/04                  1/1/09
     64                                                              8/15/03                 10/1/03                  9/1/08
     65                                                              10/9/03                 12/1/03                 11/1/08
----------------------------------------------------------------------------------------------------------------------------------
     66                300                      298                  1/26/04                  3/1/04                  2/1/11
     67                                                              8/27/03                 10/1/03                  9/1/08

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                                                       ANNUAL
  CONTROL                BALLOON                                                        DEBT       MOST RECENT       DATE OF MOST
   NUMBER              BALANCE ($)        PREPAYMENT PROVISION (1)                  SERVICE ($)        NOI            RECENT NOI
------------------------------------------------------------------------------------------------------------------------------------
     1                 49,984,914      Lockout/31_Defeasance/49_0%/4                  3,627,230      24,902,764       12/31/03
     2                 54,750,000      Lockout/29_Defeasance/27_0%/4                  2,825,480       6,107,544       12/1/03
     3                 50,000,000          Lockout/29_YM/48_0%/7                      2,734,965       6,281,734       8/31/03
     4                 44,145,372      Lockout/35_Defeasance/20_0%/4                  3,304,419      22,846,133       12/31/03
     4a                                                                                               4,079,228       12/31/03
     4b                                                                                               4,510,013       12/31/03
     4c                                                                                               3,152,494       12/31/03
     4d                                                                                               2,471,339       12/31/03
     4e                                                                                               1,819,998       12/31/03
     4f                                                                                               1,841,304       12/31/03
     4g                                                                                               1,560,321       12/31/03
     4h                                                                                               1,272,600       12/31/03
     4i                                                                                               1,086,246       12/31/03
     4j                                                                                               1,052,590       12/31/03
     5                 41,704,123      Lockout/29_Defeasance/51_0%/4                  3,093,350      33,783,821       12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     6                 40,000,000      Lockout/33_Defeasance/23_0%/4                  1,825,000       5,062,963       11/30/03
     7                 29,201,804      Lockout/24_ >YM or 1%/33_0%/3                  2,418,288       6,124,338       1/31/04
     8                 23,943,400      Lockout/28_Defeasance/52_0%/4                  1,841,370       3,688,149       5/31/03
     8a                                                                                                 383,539       5/31/03
     8b                                                                                                 389,458       5/31/03
     8c                                                                                                 390,715       5/31/03
     8d                                                                                                 244,203       5/31/03
     8e                                                                                                  76,099       5/31/03
     8f                                                                                                 236,790       5/31/03
     8g                                                                                                 350,917       5/31/03
     8h                                                                                                 103,932       5/31/03
     8i                                                                                                 260,688       5/31/03
     8j                                                                                                 196,832       5/31/03
     8k                                                                                                 380,480       5/31/03
     8l                                                                                                 205,527       5/31/03
     8m                                                                                                 390,204       5/31/03
     8n                                                                                                  78,765       5/31/03
------------------------------------------------------------------------------------------------------------------------------------
     9                 22,047,745      Lockout/28_Defeasance/28_0%/4                  1,584,177       2,856,915       5/31/03
     9a                                                                                                 138,755       5/31/03
     9b                                                                                                 164,692       5/31/03
     9c                                                                                                 117,407       5/31/03
     9d                                                                                                 226,616       5/31/03
     9e                                                                                                 122,785       5/31/03
     9f                                                                                                 118,957       5/31/03
     9g                                                                                                 307,586       5/31/03
     9h                                                                                                 292,909       5/31/03
     9i                                                                                                 184,927       5/31/03
     9j                                                                                                 184,556       5/31/03
     9k                                                                                                 100,196       5/31/03
     9l                                                                                                 105,096       5/31/03
     9m                                                                                                 510,773       5/31/03
     9n                                                                                                 116,007       5/31/03
     9o                                                                                                 165,653       5/31/03
     10                21,238,927      Lockout/28_Defeasance/52_0%/4                  1,629,096       2,861,316       10/31/03
------------------------------------------------------------------------------------------------------------------------------------
     11                13,400,000       Lockout/32_>YM or 1%/48_0%/4                    570,617       1,811,657       11/1/03
     12                 5,600,000       Lockout/32_>YM or 1%/48_0%/4                    238,467       1,040,837       11/1/03
     13                 4,300,000       Lockout/32_>YM or 1%/48_0%/4                    183,108         587,696       11/1/03
     14                23,000,000      Lockout/26_Defeasance/30_0%/4                  1,177,632       2,123,428       12/31/03
     15                22,700,000      Lockout/35_Defeasance/21_0%/4                  1,123,146       3,122,713       9/30/03
------------------------------------------------------------------------------------------------------------------------------------
     16                22,000,000      Lockout/26_Defeasance/27_0%/7                  1,104,125       2,197,147       12/31/03
     17                19,500,000      Lockout/34_Defeasance/22_0%/4                    909,458       2,903,554       3/31/03
     18                15,450,000      Lockout/24_Defeasance/56_0%/4                    756,599       1,805,460       11/30/03
    18a                                                                                                 241,680       11/30/03
    18b                                                                                                 779,275       11/30/03
    18c                                                                                                 784,505       11/30/03
     19                 3,800,000      Lockout/24_Defeasance/56_0%/4                    186,089         394,213       11/30/03
     20                16,000,000      Lockout/36_Defeasance/11_0%/13                   851,667       2,017,151       12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     21                16,000,000      Lockout/28_Defeasance/28_0%/4                    812,733       1,363,869       9/30/03
     22                15,750,000      Lockout/32_Defeasance/24_0%/4                    718,594       2,484,141       12/31/03
     23                15,125,000      Lockout/35_Defeasance/21_0%/4                    697,746       1,585,878       12/31/03
     24                13,493,992      Lockout/28_Defeasance/52_0%/4                  1,052,719       1,671,652       8/31/03
     25                14,000,000      Lockout/33_Defeasance/23_0%/4                    596,167       1,877,864        6/1/03
------------------------------------------------------------------------------------------------------------------------------------
     26                13,400,000      Lockout/32_Defeasance/24_0%/4                    624,961       1,701,095       12/31/03
     27                13,200,000      Lockout/34_Defeasance/22_0%/4                    625,002       1,152,394       6/30/03
     28                 8,885,229      Lockout/30_Defeasance/50_0%/4                    742,696             N/A         N/A
     29                 8,811,792      Lockout/28_Defeasance/28_0%/4                    638,723         972,803       10/31/03
     30                 9,400,000      Lockout/28_Defeasance/28_0%/4                    466,997         819,706       8/31/03
------------------------------------------------------------------------------------------------------------------------------------
     31                 7,985,000      Lockout/24_Defeasance/32_0%/4                    340,838         707,869       12/31/03
     32                 1,200,000      Lockout/24_Defeasance/32_0%/4                     51,222         120,877       12/31/03
     33                 8,910,000       Lockout/27_>YM or 1%/53_0%/4                    434,808             N/A         N/A
     34                 8,600,000       Lockout/34_>YM or 1%/22_0%/4                    405,454         630,532       12/31/03
     35                 8,550,000      Lockout/28_Defeasance/28_0%/4                    466,379         814,316       9/30/03
------------------------------------------------------------------------------------------------------------------------------------
     36                 8,500,000      Lockout/36_Defeasance/20_0%/4                    422,285         841,189       12/31/03
     37                 8,500,000       Lockout/27_>YM or 1%/53_0%/4                    414,800             N/A         N/A
     38                 7,745,102      Lockout/28_Defeasance/28_0%/4                    561,404       1,076,150       10/31/03
     39                 8,320,000      Lockout/30_Defeasance/26_0%/4                    458,051         904,418       7/31/03
     40                 7,780,000      Lockout/24_Defeasance/32_0%/4                    332,087         739,166       12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     41                 7,600,000      Lockout/24_Defeasance/32_0%/4                    324,404         660,256       12/31/03
     42                 7,500,000      Lockout/36_Defeasance/20_0%/4                    382,490         816,894       11/30/03
     43                 7,425,000       Lockout/27_>YM or 1%/53_0%/4                    362,340             N/A         N/A
     44                 7,100,000      Lockout/27_Defeasance/29_0%/4                    369,289         679,131       11/1/03
     45                 6,850,000      Lockout/26_Defeasance/30_0%/4                    333,367         827,078       12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     46                 6,750,000      Lockout/24_Defeasance/32_0%/4                    331,922         593,050       12/31/03
     47                 6,700,000      Lockout/33_Defeasance/23_0%/4                    315,877         459,771       11/30/03
     48                 5,898,426      Lockout/27_Defeasance/53_0%/4                    450,000         621,215       8/31/03
     49                 6,400,000      Lockout/27_Defeasance/29_0%/4                    347,156       1,153,374       9/30/03
     50                 6,000,000      Lockout/33_Defeasance/23_0%/4                    264,625         571,144       11/30/03
------------------------------------------------------------------------------------------------------------------------------------
     51                 6,000,000      Lockout/33_Defeasance/23_0%/4                    295,042         686,686       11/30/03
     52                 5,885,000       Lockout/27_>YM or 1%/53_0%/4                    287,188             N/A         N/A
     53                 5,600,000      Lockout/25_Defeasance/31_0%/4                    284,457             N/A         N/A
     54                 5,450,000      Lockout/32_Defeasance/48_0%/4                    279,048             N/A         N/A
     55                 5,140,000      Lockout/29_Defeasance/27_0%/4                    254,316         585,039        7/1/03
------------------------------------------------------------------------------------------------                --------------------
     56                 4,900,000      Lockout/26_Defeasance/54_0%/4                    298,083             N/A         N/A
     57                 3,810,947      Lockout/49_ >YM or 1%/28_0%/7                    343,078         547,409       7/31/03
     58                 4,310,000      Lockout/24_Defeasance/32_0%/4                    183,971         421,728       12/31/03
     59                 4,050,000       Lockout/29_>YM or 1%/27_0%/4                    216,810         362,977       9/30/03
     60                 3,575,000       Lockout/24_>YM or 1%/32_0%/4                    180,870         340,331       10/31/03
------------------------------------------------------------------------------------------------------------------------------------
     61                 3,155,996      Lockout/34_Defeasance/47_0%/4                    224,183         446,835       12/31/03
     62                 3,017,000      Lockout/29_Defeasance/27_0%/4                    149,274         312,842        7/1/03
     63                 2,789,442      Lockout/28_Defeasance/28_0%/4                    205,535         534,773       9/30/03
     64                 2,900,000      Lockout/31_Defeasance/25_0%/4                    159,657         300,527        9/1/03
     65                 2,755,000      Lockout/29_Defeasance/27_0%/4                    136,311         291,066        7/1/03
------------------------------------------------------------------------------------------------------------------------------------
     66                 2,206,263      Lockout/27_Defeasance/53_0%/4                    192,902         285,007       10/31/03
     67                 2,500,000      Lockout/31_Defeasance/25_0%/4                    136,368         311,812       12/31/03

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

  CONTROL            UNDERWRITTEN NET             UNDERWRITTEN NET        UNDERWRITTEN NCF                      ORIGINAL
   NUMBER          OPERATING INCOME ($)             CASH FLOW ($)             DSCR (x)                    APPRAISAL VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------
     1                      25,026,209              24,040,260                  1.99                             335,000,000
     2                       5,550,653               5,036,065                  1.90                              68,000,000
     3                       6,228,856               5,804,767                  2.12                              74,000,000
     4                      23,268,583              21,777,366                  2.20                             248,800,000
     4a                      4,389,970               4,040,155                                                    45,500,000
     4b                      4,595,682               4,371,653                                                    47,700,000
     4c                      3,192,656               2,983,222                                                    35,000,000
     4d                      2,577,356               2,450,801                                                    28,500,000
     4e                      1,784,993               1,688,889                                                    19,700,000
     4f                      1,888,961               1,790,269                                                    20,100,000
     4g                      1,443,499               1,319,246                                                    14,200,000
     4h                      1,132,742               1,077,433                                                    13,500,000
     4i                      1,103,661                 979,369                                                    12,800,000
     4j                      1,159,063               1,076,329                                                    11,800,000
     5                      32,057,181              31,867,494                  1.52                             460,000,000
-----------------------------------------------------------------------------------------------------------------------------
     6                       5,075,450               4,867,720                  2.67                              54,000,000
     7                       5,013,439               3,970,418                  1.64                              70,000,000
     8                       3,689,589               3,219,166                  1.75                              43,160,000
     8a                        421,367                 378,727                                                     3,300,000
     8b                        407,430                 349,410                                                     4,200,000
     8c                        424,038                 368,769                                                     4,500,000
     8d                        516,027                 447,333                                                     5,200,000
     8e                         76,858                  72,200                                                       770,000
     8f                        258,223                 236,760                                                     2,600,000
     8g                        362,445                 318,722                                                     3,700,000
     8h                        115,260                 100,525                                                     1,110,000
     8i                        331,178                 288,731                                                     3,300,000
     8j                        207,684                 181,843                                                     2,080,000
     8k                        396,454                 353,781                                                     4,700,000
     8l                        222,500                 198,253                                                     2,300,000
     8m                       -137,558                -151,489                                                     4,400,000
     8n                         87,683                  75,601                                                     1,000,000
-----------------------------------------------------------------------------------------------------------------------------
     9                       3,379,341               2,980,427                  1.88                              38,210,000
     9a                         91,225                  69,270                                                     2,600,000
     9b                        170,710                 148,900                                                     1,800,000
     9c                        118,452                 104,005                                                     1,300,000
     9d                        214,563                 173,836                                                     2,600,000
     9e                        160,518                 139,149                                                     2,000,000
     9f                        128,172                  99,312                                                     1,300,000
     9g                        307,560                 264,247                                                     3,150,000
     9h                        295,354                 265,650                                                     3,330,000
     9i                        185,987                 164,001                                                     2,010,000
     9j                        209,433                 190,871                                                     2,080,000
     9k                        103,109                  93,049                                                     1,100,000
     9l                        109,222                  93,795                                                     1,300,000
     9m                        509,559                 455,159                                                     5,600,000
     9n                        121,451                 111,397                                                     1,140,000
     9o                        654,026                 607,786                                                     6,900,000
     10                      2,909,371               2,688,089                  1.65                              35,700,000
-----------------------------------------------------------------------------------------------------------------------------
     11                      2,114,024               1,960,257                  3.44                              27,300,000
     12                        977,680                 885,239                  3.44                              11,000,000
     13                        609,338                 570,700                  3.44                               7,925,000
     14                      2,137,386               2,086,986                  1.77                              29,950,000
     15                      2,821,580               2,602,589                  2.32                              34,100,000
-----------------------------------------------------------------------------------------------------------------------------
     16                      2,587,829               2,272,436                  2.06                              30,000,000
     17                      2,385,878               2,064,432                  2.27                              26,500,000
     18                      1,656,128               1,477,827                  1.97                              22,200,000
    18a                        221,691                 197,823                                                     3,700,000
    18b                        714,820                 637,862                                                     9,200,000
    18c                        719,617                 642,142                                                     9,300,000
     19                        431,270                 382,451                  1.97                               4,800,000
     20                      2,097,680               1,817,179                  2.13                              21,700,000
-----------------------------------------------------------------------------------------------------------------------------
     21                      1,436,913               1,386,513                  1.71                              20,400,000
     22                      2,216,829               1,844,254                  2.57                              27,000,000
     23                      1,638,763               1,568,563                  2.25                              19,800,000
     24                      1,734,024               1,563,433                  1.49                              23,000,000
     25                      1,452,777               1,249,644                  2.10                              18,500,000
-----------------------------------------------------------------------------------------------------------------------------
     26                      1,598,380               1,420,951                  2.27                              17,500,000
     27                      1,419,240               1,331,318                  2.13                              17,400,000
     28                      1,273,930               1,195,839                  1.61                              14,500,000
     29                      1,071,782                 964,324                  1.51                              12,140,000
     30                        836,469                 814,869                  1.74                              12,300,000
-----------------------------------------------------------------------------------------------------------------------------
     31                        770,052                 681,392                  2.00                              11,450,000
     32                        118,853                 103,829                  2.00                               1,400,000
     33                      1,308,967               1,214,658                  2.79                              16,750,000
     34                        824,777                 774,152                  1.91                              11,000,000
     35                        851,102                 787,102                  1.77                              10,600,000
-----------------------------------------------------------------------------------------------------------------------------
     36                        976,732                 903,094                  2.14                              11,600,000
     37                      1,281,782               1,210,775                  2.92                              16,200,000
     38                        966,852                 854,500                  1.52                              11,200,000
     39                        782,718                 719,268                  1.57                              10,400,000
     40                        745,911                 677,535                  2.04                               9,400,000
-----------------------------------------------------------------------------------------------------------------------------
     41                        709,665                 661,457                  2.04                               9,700,000
     42                        976,984                 932,156                  2.44                              10,500,000
     43                      1,117,323               1,091,939                  3.01                              13,500,000
     44                        684,636                 648,996                  1.76                               8,900,000
     45                        765,778                 669,581                  2.18                               8,400,000
-----------------------------------------------------------------------------------------------------------------------------
     46                        666,024                 639,024                  1.93                               9,050,000
     47                        558,808                 523,138                  1.66                               8,500,000
     48                        706,755                 667,313                  1.48                               8,300,000
     49                        771,934                 677,401                  1.95                               9,000,000
     50                        580,210                 546,460                  2.07                               8,150,000
-----------------------------------------------------------------------------------------------------------------------------
     51                        717,249                 643,087                  2.18                               8,300,000
     52                        882,606                 834,612                  2.91                              11,000,000
     53                        576,798                 557,432                  1.96                               7,100,000
     54                        794,845                 765,572                  2.74                               9,610,000
     55                        525,854                 493,982                  1.94                               6,600,000
-----------------------------------------------------------------------------------------------------------------------------
     56                        711,255                 695,808                  2.33                               9,200,000
     57                        508,987                 498,140                  1.45                               6,700,000
     58                        413,856                 373,086                  2.03                               5,900,000
     59                        418,524                 390,624                  1.80                               5,100,000
     60                        390,928                 359,568                  1.99                               5,100,000
-----------------------------------------------------------------------------------------------------------------------------
     61                        437,222                 404,397                  1.80                               4,950,000
     62                        308,348                 290,276                  1.94                               3,800,000
     63                        350,788                 296,838                  1.44                               5,980,000
     64                        345,224                 314,732                  1.97                               3,900,000
     65                        282,277                 265,005                  1.94                               3,500,000
-----------------------------------------------------------------------------------------------------------------------------
     66                        297,293                 265,617                  1.38                               3,820,000
     67                        296,842                 282,262                  2.07                               4,030,000

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                             SCHEDULED
  CONTROL            ORIGINAL           CUT-OFF DATE          MATURITY
   NUMBER         APPRAISAL DATE           LTV (%)          DATE LTV (%)          YEAR BUILT            YEAR RENOVATED
-----------------------------------------------------------------------------------------------------------------------------
     1                    8/1/03            55.66              49.65                 1975                    2003
     2                  10/24/03            75.37             69.3 (2)               1982                 1997, 2000
     3                   9/22/03            67.57              67.57                 2000                    NAP
     4                                      58.98              53.23                Various                Various
     4a                   4/1/03                                                     1994                    2003
     4b                  11/1/03                                                     2000                    2003
     4c                   2/4/03                                                     1989                    NAP
     4d                  1/27/03                                                     1999                    NAP
     4e                  1/30/03                                                     1992                    NAP
     4f                  1/22/03                                                     1989                 1995, 2002
     4g                   2/1/03                                                     1989                    NAP
     4h                   2/1/03                                                     1990                    NAP
     4i                  1/22/03                                                     1989                    NAP
     4j                  1/23/03                                                     1988                    NAP
     5                   9/10/03            64.78              61.40                 1935                    1981
-----------------------------------------------------------------------------------------------------------------------------
     6                   4/18/03            74.07              74.07                 1999                    NAP
     7                   7/21/03            46.43              41.72                 1976                    2000
     8                                      61.62              55.48                Various                Various
     8a                  11/1/03                                                     1970                    NAP
     8b                  11/1/03                                                     1978                    NAP
     8c                  11/1/03                                                     1983                    NAP
     8d                  11/1/03                                                     1998                    NAP
     8e                  11/1/03                                                     1972                    NAP
     8f                  11/1/03                                                     1965                    NAP
     8g                  11/1/03                                                     1968                    1978
     8h                  11/1/03                                                     1974                    NAP
     8i                  11/1/03                                                     1972                    NAP
     8j                  11/1/03                                                     1974                    NAP
     8k                  11/1/03                                                     1980                    NAP
     8l                  11/1/03                                                     1965                    NAP
     8m                  11/1/03                                                     1965                    NAP
     8n                  11/1/03                                                     1961                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     9                                      62.02              57.70                Various                  NAP
     9a                  11/1/03                                                     1976                    NAP
     9b                  11/1/03                                                     1971                    NAP
     9c                  11/1/03                                                     1974                    NAP
     9d                  11/1/03                                                     1977                    NAP
     9e                  11/1/03                                                     1982                    NAP
     9f                  11/1/03                                                     1972                    NAP
     9g                  11/1/03                                                     1979                    NAP
     9h                  11/1/03                                                     1975                    NAP
     9i                  11/1/03                                                     1980                    NAP
     9j                  11/1/03                                                     1985                    NAP
     9k                  11/1/03                                                     1977                    NAP
     9l                  11/1/03                                                     1963                    NAP
     9m                  11/1/03                                                     1980                    NAP
     9n                  11/1/03                                                     1974                    NAP
     9o                  11/1/03                                                     2002                    NAP
     10                  11/6/03            66.18              59.49              1995, 1997                 NAP
-----------------------------------------------------------------------------------------------------------------------------
     11                 12/26/02            50.41              50.41                 2001                    NAP
     12                 12/15/02            50.41              50.41                 1988                    2000
     13                 11/12/02            50.41              50.41                 1978                    2002
     14                 10/15/03            76.79              76.79                 1999                    NAP
     15                  1/13/02            66.57              66.57                 2001                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     16                 11/22/03            73.33              73.33                 1986                    2002
     17                  4/15/03            73.58              73.58              1988, 1999                 NAP
     18                                     71.30              71.30                Various                  NAP
    18a                  12/1/03                                                     1993                    NAP
    18b                  12/1/03                                                     1989                    NAP
    18c                  12/1/03                                                     1992                    NAP
     19                  12/1/03            71.30              71.30                 1982                    NAP
     20                   2/3/03            73.73              73.73                 1988                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     21                 10/20/03            78.43              78.43                 2000                    NAP
     22                  4/11/03            58.33              58.33                 1973                    NAP
     23                  2/18/03            76.39              76.39                 1988                    NAP
     24                 10/23/03            65.02              58.67                 1996                    NAP
     25                   6/4/03            75.68              75.68                 1985                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     26                  5/14/03            76.57              76.57                 1985                    NAP
     27                   4/7/03            75.86              75.86               1998-2002                 NAP
     28                   9/9/03            68.59              61.28                 2003                    NAP
     29                  11/5/03            78.00              72.58                 1977                 1984, 2003
     30                  10/1/03            76.42              76.42                 2000                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     31                 10/16/03            71.48              71.48                 1982                    NAP
     32                 10/16/03            71.48              71.48                 1965                    NAP
     33                 12/11/03            53.19              53.19                 2001                    NAP
     34                  4/30/03            78.18              78.18              1970, 1978                 NAP
     35                  7/10/03            76.89              80.66                 1985                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     36                   7/1/03            73.28              73.28                 2001                    NAP
     37                   1/1/04            52.47              52.47                 1965                    2002
     38                  11/4/03            74.31              69.15                 1987                    NAP
     39                   7/7/03            80.00              80.00                 1975                    NAP
     40                 10/16/03            82.77              82.77                 1976                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     41                 10/16/03            78.35              78.35                 1982                    NAP
     42                  2/14/03            71.43              71.43                 1997                    NAP
     43                 12/11/03            55.00              55.00                 1998                    NAP
     44                  12/8/03            79.78              79.78                 1982                    NAP
     45                  12/1/03            75.30              81.55                 1976                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     46                   1/7/04            74.59              74.59                 1990                    NAP
     47                  4/12/03            78.82              78.82                 1986                    NAP
     48                  10/7/03            79.15              71.07               2001-2002                 NAP
     49                  11/3/03            71.11              71.11               1925-1971                 1986
     50                   4/9/03            73.62              73.62                 1969                    2000
-----------------------------------------------------------------------------------------------------------------------------
     51                  4/10/03            72.29              72.29                 1989                    NAP
     52                  12/1/03            53.50              53.50                 2001                    NAP
     53                 12/15/03            78.87              78.87                 2003                    NAP
     54                  5/25/03            56.71              56.71              2002, 2003                 NAP
     55                  8/28/03            77.88              77.88               1990-1993                 NAP
-----------------------------------------------------------------------------------------------------------------------------
     56                  9/19/03            53.26              53.26                 2003                    NAP
     57                   7/2/03            65.95              56.88              2001, 2002                 NAP
     58                 10/16/03            73.05              73.05               1969-1970                 NAP
     59                  9/30/03            79.41              79.41                 1969                    NAP
     60                  12/8/03            70.10              70.10                 1988                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     61                  4/17/03            70.71              63.76                 2000                    NAP
     62                  8/28/03            79.39              79.39                 1993                    NAP
     63                 11/19/03            50.01              46.65                 1972                    2002
     64                  6/24/03            74.36              74.36                 1981                    NAP
     65                  8/28/03            78.71              78.71                 1989                    NAP
-----------------------------------------------------------------------------------------------------------------------------
     66                  12/5/03            67.85              57.76              1968, 1975                 NAP
     67                   7/8/03            62.03              62.03                 1992                    NAP

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                                     CUT-OFF DATE
                                                                     BALANCE PER
  CONTROL              UNITS, BEDS              UNIT             SQ. FT., UNIT, BED,
   NUMBER              ROOMS, SQFT           DESCRIPTION           PAD OR ROOM ($)        OCCUPANCY (%)           OCCUPANCY DATE
------------------------------------------------------------------------------------------------------------------------------------
     1                     821,724 Sq Ft                                        227            96                      1/31/04
     2                     484,009 Sq Ft                                        113            92                     12/31/03
     3                     502,410 Sq Ft                                        100            92                     12/31/03
     4                   2,907,608 Sq Ft                                         50            93                      1/21/04
     4a                    423,393 Sq Ft                                                       93                      1/21/04
     4b                    431,220 Sq Ft                                                       99                      1/21/04
     4c                    410,491 Sq Ft                                                       84                      1/21/04
     4d                    183,288 Sq Ft                                                       91                      1/21/04
     4e                    348,236 Sq Ft                                                      100                      1/21/04
     4f                    294,471 Sq Ft                                                      100                      1/21/04
     4g                    133,877 Sq Ft                                                       96                      1/21/04
     4h                    248,963 Sq Ft                                                       81                      1/21/04
     4i                    213,934 Sq Ft                                                       90                      1/21/04
     4j                    219,735 Sq Ft                                                       92                      1/21/04
     5                   1,149,789 Sq Ft                                        259           100                      3/1/04
------------------------------------------------------------------------------------------------------------------------------------
     6                     279,165 Sq Ft                                        143            97                      2/1/04
     7                         772 Rooms                                     42,098            55                      1/31/04
     8                     671,816 Sq Ft                                         40            90                      1/29/04
     8a                     33,655 Sq Ft                                                      100                      1/29/04
     8b                     62,710 Sq Ft                                                      100                      1/29/04
     8c                     94,159 Sq Ft                                                      100                      1/29/04
     8d                    106,515 Sq Ft                                                      100                      1/29/04
     8e                      2,800 Sq Ft                                                      100                      1/29/04
     8f                     30,124 Sq Ft                                                      100                      1/29/04
     8g                     36,000 Sq Ft                                                      100                      1/29/04
     8h                     20,000 Sq Ft                                                      100                      1/29/04
     8i                     74,915 Sq Ft                                                      100                      1/29/04
     8j                     30,000 Sq Ft                                                      100                      1/29/04
     8k                     49,500 Sq Ft                                                      100                      1/29/04
     8l                     41,784 Sq Ft                                                      100                      1/29/04
     8m                     69,654 Sq Ft                                                       0                       1/29/04
     8n                     20,000 Sq Ft                                                      100                      1/29/04
------------------------------------------------------------------------------------------------------------------------------------
     9                     569,843 Sq Ft                                         42            99                      1/29/04
     9a                     27,943 Sq Ft                                                      100                      1/29/04
     9b                     32,000 Sq Ft                                                      100                      1/29/04
     9c                     25,300 Sq Ft                                                      100                      1/29/04
     9d                     62,637 Sq Ft                                                       87                      1/29/04
     9e                     37,962 Sq Ft                                                      100                      1/29/04
     9f                     65,000 Sq Ft                                                      100                      1/29/04
     9g                     42,000 Sq Ft                                                      100                      1/29/04
     9h                     40,000 Sq Ft                                                      100                      1/29/04
     9i                     20,000 Sq Ft                                                      100                      1/29/04
     9j                     27,600 Sq Ft                                                      100                      1/29/04
     9k                      9,960 Sq Ft                                                      100                      1/29/04
     9l                     20,001 Sq Ft                                                      100                      1/29/04
     9m                     78,240 Sq Ft                                                      100                      1/29/04
     9n                      9,200 Sq Ft                                                      100                      1/29/04
     9o                     72,000 Sq Ft                                                      100                      1/29/04
     10                    216,856 Sq Ft                                        109            82                     12/24/03
------------------------------------------------------------------------------------------------------------------------------------
     11                    132,856 Sq Ft                                        101           100                      1/31/04
     12                    105,321 Sq Ft                                         53            99                      1/31/04
     13                     62,888 Sq Ft                                         68           100                     12/11/03
     14                        336 Units                                     68,452            95                      1/20/04
     15                    114,166 Sq Ft                                        199           100                     12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     16                    305,624 Sq Ft                                         72            85                      1/7/04
     17                    173,755 Sq Ft                                        112            97                     12/31/03
     18                    356,602 Sq Ft                                         43            87                      2/15/04
    18a                     47,735 Sq Ft                                                       92                      2/15/04
    18b                    153,917 Sq Ft                                                       87                      2/15/04
    18c                    154,950 Sq Ft                                                       84                      2/15/04
     19                     78,740 Sq Ft                                         48            93                      2/15/04
     20                    181,768 Sq Ft                                         88           100                      2/4/04
------------------------------------------------------------------------------------------------------------------------------------
     21                        252 Units                                     63,492            90                      10/1/03
     22                    212,140 Sq Ft                                         74            88                     12/11/03
     23                        312 Units                                     48,478            92                     12/31/03
     24                    107,650 Sq Ft                                        139            90                     12/10/03
     25                    155,404 Sq Ft                                         90            73                     12/31/03
------------------------------------------------------------------------------------------------------------------------------------
     26                     78,162 Sq Ft                                        171           100                     12/31/03
     27                    129,690 Sq Ft                                        102            97                      1/29/04
     28                     76,977 Sq Ft                                        129           100                      9/15/03
     29                    130,485 Sq Ft                                         73            93                     12/24/03
     30                        144 Units                                     65,278            88                     10/27/03
------------------------------------------------------------------------------------------------------------------------------------
     31                        310 Units                                     25,758            88                      2/22/04
     32                         48 Units                                     25,000            94                      2/22/04
     33                    129,162 Sq Ft                                         69            99                      2/16/04
     34                        225 Units                                     38,222            97                     12/27/03
     35                        256 Units                                     33,398            89                      2/13/04
------------------------------------------------------------------------------------------------------------------------------------
     36                     50,165 Sq Ft                                        169           100                      2/12/04
     37                    208,233 Sq Ft                                         41           100                      2/16/04
     38                    149,393 Sq Ft                                         56            96                     12/24/03
     39                        282 Units                                     29,504            86                      2/2/04
     40                        222 Units                                     35,045            97                      2/22/04
------------------------------------------------------------------------------------------------------------------------------------
     41                        184 Units                                     41,304            96                      2/22/04
     42                    102,740 Sq Ft                                         73            95                      2/4/04
     43                     83,792 Sq Ft                                         89            98                      2/16/04
     44                        180 Units                                     39,444            91                     12/16/03
     45                    152,274 Sq Ft                                         45            89                      1/31/04
------------------------------------------------------------------------------------------------------------------------------------
     46                        108 Units                                     62,500            95                      1/31/04
     47                        174 Units                                     38,506            93                     12/21/03
     48                     42,063 Sq Ft                                        156            96                     11/25/03
     49                    105,966 Sq Ft                                         60            78                      11/1/03
     50                        150 Units                                     40,000            84                     12/25/03
------------------------------------------------------------------------------------------------------------------------------------
     51                     40,088 Sq Ft                                        150           100                     11/30/03
     52                     69,934 Sq Ft                                         84            95                      2/16/04
     53                     32,277 Sq Ft                                        174           100                     12/31/03
     54                     79,590 Sq Ft                                         68            90                      2/27/04
     55                        128 Units                                     40,156            99                      9/11/03
------------------------------------------------------------------------------------------------------------------------------------
     56                     58,537 Sq Ft                                         84           100                     11/25/03
     57                        682 Units                                      6,479            84                     10/21/03
     58                        151 Units                                     28,543            91                      2/22/04
     59                        124 Units                                     32,661            97                      9/2/03
     60                        112 Units                                     31,920            91                      2/10/04
------------------------------------------------------------------------------------------------------------------------------------
     61                     54,739 Sq Ft                                         64           100                     12/31/03
     62                         72 Units                                     41,903            92                      9/11/03
     63                        166 Units                                     18,016            85                     11/30/03
     64                     49,180 Sq Ft                                         59            95                     12/31/03
     65                         68 Units                                     40,515            96                      9/11/03
------------------------------------------------------------------------------------------------------------------------------------
     66                     43,032 Sq Ft                                         60           100                      2/1/04
     67                         60 Units                                     41,667            95                     12/22/03

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                                                  ANNUAL
  CONTROL                                                                       REPLACEMENT                 ANNUAL
   NUMBER          OWNERSHIP INTEREST               LOCKBOX                    RESERVES ($)           REQUIRED TI/LC ($)
-------------------------------------------------------------------------------------------------------------------------
     1                 Fee Simple                Hard, In Place                          -                             -
     2                 Fee Simple                                                  125,712                       453,353
     3                 Fee Simple                Hard, In Place                          -                             -
     4                 Fee Simple                Hard, In Place                          -                             -
     4a                Fee Simple
     4b                Fee Simple
     4c                Fee Simple
     4d                Fee Simple
     4e                Fee Simple
     4f                Fee Simple
     4g                Fee Simple
     4h                Fee Simple
     4i                Fee Simple
     4j                Fee Simple
     5                 Fee Simple                Hard, In Place                          -                             -
-------------------------------------------------------------------------------------------------------------------------
     6                 Fee Simple                                                   41,880                             -
     7                 Fee Simple             Hard (A/B), In Place                       -                             -
     8                 Fee Simple                Hard, In Place                          -                             -
     8a                Fee Simple
     8b                Fee Simple
     8c                Fee Simple
     8d                Fee Simple
     8e                Fee Simple
     8f                Fee Simple
     8g                Fee Simple
     8h                Fee Simple
     8i                Fee Simple
     8j                Fee Simple
     8k                Fee Simple
     8l                Fee Simple
     8m                Fee Simple
     8n                Fee Simple
-------------------------------------------------------------------------------------------------------------------------
     9                 Fee Simple                Hard, In Place                          -                             -
     9a                Fee Simple
     9b                Fee Simple
     9c                Fee Simple
     9d                Fee Simple
     9e                Fee Simple
     9f                Fee Simple
     9g                Fee Simple
     9h                Fee Simple
     9i                Fee Simple
     9j                Fee Simple
     9k                Fee Simple
     9l                Fee Simple
     9m                Fee Simple
     9n                Fee Simple
     9o                Fee Simple
     10                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     11                Fee Simple                                                        -                             -
     12                Fee Simple                                                        -                             -
     13                Fee Simple                                                        -                             -
     14                Fee Simple                                                  100,800                             -
     15                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     16                Fee Simple                                                   30,526                       168,000
     17                Fee Simple                                                   41,700                       183,996
     18                Fee Simple                                                        -                             -
    18a                Fee Simple
    18b                Fee Simple
    18c                Fee Simple
     19                Fee Simple                                                        -                             -
     20                Fee Simple                                                  180,000                       306,000
-------------------------------------------------------------------------------------------------------------------------
     21                Fee Simple                                                   50,400                             -
     22                Fee Simple                                                   93,342                       160,008
     23                Fee Simple                                                   70,200                             -
     24                Fee Simple             Hard (A/B), In Place                  26,913                             -
     25                Fee Simple                                                   26,352                       200,000
-------------------------------------------------------------------------------------------------------------------------
     26                Fee Simple                                                   50,024                       126,000
     27                Fee Simple                                                   13,071                             -
     28                Leasehold              Hard (A/B), In Place                       -                             -
     29                Fee Simple            Hard (A/B), Springing                       -                        91,200
     30                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     31                Fee Simple                                                   77,500                             -
     32                Fee Simple                                                   12,672                             -
     33                Fee Simple                                                        -                             -
     34                Fee Simple                                                   50,625                             -
     35                Fee Simple                                                   64,000                             -
-------------------------------------------------------------------------------------------------------------------------
     36                Fee Simple                                                    5,016                        60,000
     37                Fee Simple                                                        -                             -
     38                Fee Simple            Hard (A/B), Springing                       -                        95,400
     39                Fee Simple                                                   63,456                             -
     40                Fee Simple                                                   60,828                             -
-------------------------------------------------------------------------------------------------------------------------
     41                Fee Simple                                                   46,000                             -
     42                Fee Simple                                                   15,411                             -
     43                Fee Simple                                                        -                             -
     44                Fee Simple                                                   36,000                             -
     45                Fee Simple                                                   31,977                        65,000
-------------------------------------------------------------------------------------------------------------------------
     46                Fee Simple                                                   27,000                             -
     47                Fee Simple                                                   35,670                             -
     48                Fee Simple                                                    4,206                        25,200
     49                Fee Simple                                                   15,900                        20,000
     50                Fee Simple                                                   33,750                             -
-------------------------------------------------------------------------------------------------------------------------
     51                Fee Simple                                                    8,418                             -
     52                Fee Simple                                                        -                             -
     53                Fee Simple                                                    3,228                             -
     54                Fee Simple                Hard, In Place                          -                             -
     55                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     56                Fee Simple                Hard, In Place                          -                             -
     57                Fee Simple                                                    6,360                             -
     58                Fee Simple                                                   37,750                             -
     59                Fee Simple                                                   27,900                             -
     60                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     61                Fee Simple                                                        -                             -
     62                Fee Simple                                                        -                             -
     63                Fee Simple                                                   44,820                             -
     64                Fee Simple                                                    4,918                             -
     65                Fee Simple                                                        -                             -
-------------------------------------------------------------------------------------------------------------------------
     66                Fee Simple                                                   10,758                        24,000
     67                Fee Simple                                                        -                             -

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

  CONTROL                                                                 LARGEST TENANT    LARGEST TENANT
   NUMBER                       LARGEST TENANT                                 SQ FT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------
     1       Marshall Field's                                                 288,802           1/31/11
     2       Lowes/Cineplex Odeon - 15                                         77,284           11/1/17
     3       Gallagher Healthcare                                              51,730           10/1/12
     4       NAP
     4a      Winn Dixie Stores                                                 44,000          11/20/14
     4b      Shopko Stores, Inc.                                              109,783           2/28/20
     4c      Lowes' Home Center                                               125,357          10/31/14
     4d      Bed, Bath & Beyond                                                40,000           1/31/09
     4e      Wal-Mart Stores                                                  173,020           8/18/12
     4f      Wal-Mart                                                         222,904           8/25/09
     4g      TJ Maxx                                                           28,730          10/31/05
     4h      Wal-Mart                                                         140,043          12/29/09
     4i      Burlington Coat Factory                                           79,454           8/31/07
     4j      J.C.Penney                                                        78,823           3/31/07
     5       J Walter Thompson Company                                        456,132           8/31/06
------------------------------------------------------------------------------------------------------------------
     6       GSA                                                               92,992           5/1/09
     7       NAP
     8       NAP
     8a      Wellchoice Inc.                                                   33,655           6/30/04
     8b      Nortel Networks-Attn: Rent                                        53,335           6/30/06
     8c      Symbol Technologies Inc.                                          94,119           8/31/09
     8d      Atkins Nutritional Inc.                                          106,515           1/31/05
     8e      HSBC Bank USA                                                      2,800          10/31/06
     8f      Industrial Fasteners LLC                                          30,124           9/30/08
     8g      Deutsch Relays Inc.                                               36,000          11/30/07
     8h      All Island Courier Inc.                                           20,000           5/31/06
     8i      Olmstead Savannah Inc.                                            41,315          11/30/06
     8j      PCI Group Inc.                                                    30,000           3/31/09
     8k      County Of Suffolk                                                 49,500          10/31/07
     8l      Janco Distributors Inc.                                           23,034           2/28/05
     8m      NAP
     8n      A to Z Tool and Party Rentals                                     10,000           3/31/08
------------------------------------------------------------------------------------------------------------------
     9       NAP
     9a      Eele Laboratories, Inc.                                           14,000           6/30/10
     9b      Schoolwide Inc.                                                   21,600           3/31/06
     9c      Summit Laser Products Inc.                                        25,300           2/28/11
     9d      RF Power Components Inc.                                          15,703           5/31/06
     9e      RHM Industries LTD.                                               15,000          12/31/07
     9f      Genco Auto Electric Inc.                                          65,000           5/31/14
     9g      Datamedic Corp. C/O Vital Wo                                      35,000          12/31/04
     9h      United Biomedical Inc.                                            40,000          12/31/05
     9i      State Farm Mutual Auto Ins. C                                     20,000           1/31/06
     9j      IDR Corp Aka Reuters America Inc.                                 27,600           6/30/05
     9k      Trane Company, The                                                 9,960           3/31/12
     9l      Body In Balance Phys. Therapy                                     10,001           4/30/13
     9m      Fonar Corporation                                                 78,240           1/31/09
     9n      B.I.T. REALTY INC.                                                 9,200           4/30/13
     9o      Wenner Bread Product                                              72,000          12/31/13
     10      Cinemark 200                                                      49,786          11/30/15
------------------------------------------------------------------------------------------------------------------
     11      Harris Teeter                                                     44,926           5/1/22
     12      Hobby Lobby                                                       50,519           11/1/11
     13      Linens 'N Things                                                  34,180           1/31/13
     14      NAP
     15      Watson & Wyatt                                                    30,080           5/1/11
------------------------------------------------------------------------------------------------------------------
     16      Burlington Coat Factory                                           79,750           2/1/07
     17      Datatrac Information                                              47,670           1/1/07
     18      NAP
    18a      Health Span                                                       11,638           6/1/05
    18b      Forward Air                                                       33,426           3/31/07
    18c      Expeditors Int'l                                                  26,501           3/31/05
     19      L.H. Kellogg Chemical                                             30,774          12/31/04
     20      GSA IRS                                                          117,256           3/1/07
------------------------------------------------------------------------------------------------------------------
     21      NAP
     22      Cathay Bank                                                       41,775           2/1/09
     23      NAP
     24      Las Vegas Metropolitan Police Department                          24,553          12/31/06
     25      FBI                                                               14,731           4/1/08
------------------------------------------------------------------------------------------------------------------
     26      Radiological Associates                                           10,678           4/1/12
     27      Bashas Supermarket                                                51,500           7/1/23
     28      Hartford Fire Insurance Company                                   76,977          10/31/10
     29      Kroger Savon N-920                                                56,160           8/31/07
     30      NAP
------------------------------------------------------------------------------------------------------------------
     31      NAP
     32      NAP
     33      TJ Maxx                                                           28,000           5/1/12
     34      NAP
     35      NAP
------------------------------------------------------------------------------------------------------------------
     36      Suisun City                                                       10,516           11/1/06
     37      Lifetime Fitness                                                 107,928           12/1/26
     38      Kroger Savon N-990                                                58,890           6/30/07
     39      NAP
     40      NAP
------------------------------------------------------------------------------------------------------------------
     41      NAP
     42      Basha's                                                           51,500           9/1/22
     43      Supervalu (Cub Foods)                                             56,192           8/1/20
     44      NAP
     45      Food Lion                                                         33,000           2/28/14
------------------------------------------------------------------------------------------------------------------
     46      NAP
     47      NAP
     48      Capulcos Mexican Cafe                                              6,500           10/1/07
     49      Mental Health Assoc. of Westchester County                        19,426           2/28/07
     50      NAP
------------------------------------------------------------------------------------------------------------------
     51      North American Title Company                                       9,715           5/1/05
     52      Staples                                                           23,942           6/1/16
     53      Trader Joe's                                                      11,250           2/1/14
     54      Publix                                                            54,340          11/30/22
     55      NAP
------------------------------------------------------------------------------------------------------------------
     56      Publix                                                            44,271           6/6/23
     57      NAP
     58      NAP
     59      NAP
     60      NAP
------------------------------------------------------------------------------------------------------------------
     61      Ferguson Enterprises                                              11,317           1/31/10
     62      NAP
     63      NAP
     64      ADT Security                                                      14,545           2/1/07
     65      NAP
------------------------------------------------------------------------------------------------------------------
     66      Hot Rods & Hobbies                                                 7,726           5/14/07
     67      NAP

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                                                  SECOND             SECOND
  CONTROL                             SECOND                                  LARGEST TENANT     LARGEST TENANT
   NUMBER                         LARGEST TENANT                                  SQ FT         LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------
     1       Lord & Taylor                                                        138,241           12/31/10
     2       Linens 'N Things                                                      41,480            2/1/13
     3       EOTT                                                                  50,208           12/1/06
     4       NAP
     4a      Rhodes #3029/Mark                                                     40,000           12/31/04
     4b      Sportsman's Warehouse                                                 45,866           6/30/15
     4c      Goody's                                                               30,470           11/30/05
     4d      Mustard Seed Market                                                   37,048           12/31/19
     4e      Sam's Wholesale                                                      110,858           8/16/12
     4f      Office Max                                                            28,610           1/31/07
     4g      Office Depot                                                          25,200           1/31/05
     4h      Kroger                                                                41,320           7/31/11
     4i      Food Lion                                                             30,690           10/31/10
     4j      Winn Dixie Stores                                                     47,084            3/1/09
     5       Credit Suisse Asset Mgmt                                             343,715           10/31/14
-----------------------------------------------------------------------------------------------------------------------
     6       Zeta Associates                                                       84,813           8/15/09
     7       NAP
     8       NAP
     8a      NAP
     8b      Pinnacle Industries Inc.                                               9,375           3/31/06
     8c      Cablevision Lightpath-NY Inc.                                             40           2/29/08
     8d      NAP
     8e      NAP
     8f      NAP
     8g      NAP
     8h      NAP
     8i      Amsco Valley Forge                                                    24,000           11/30/05
     8j      NAP
     8k      NAP
     8l      Breig Rentals Inc.                                                    14,750           4/30/05
     8m      NAP
     8n      Northern Warehouse I                                                  10,000           4/30/08
-----------------------------------------------------------------------------------------------------------------------
     9       NAP
     9a      C & M Circuits Inc.                                                    7,377           10/31/09
     9b      True Mechanical Corp.                                                 10,400           5/31/05
     9c      NAP
     9d      Milton A. Bleier Corp.                                                12,245           3/31/08
     9e      New York Tent Company                                                 11,600           12/31/08
     9f      NAP
     9g      Allstar Electronics Inc.                                               7,000           6/30/06
     9h      NAP
     9i      NAP
     9j      NAP
     9k      NAP
     9l      United Panel Technology                                               10,000           9/30/07
     9m      NAP
     9n      NAP
     9o      NAP
     10      Blockbuster Video                                                      6,750           11/30/05
-----------------------------------------------------------------------------------------------------------------------
     11      Yankelovich                                                           13,794            7/1/12
     12      L.A. Fitness                                                          13,090            1/1/07
     13      Michael's                                                             28,708           3/31/13
     14      NAP
     15      Prudential CA                                                         27,642            6/1/11
-----------------------------------------------------------------------------------------------------------------------
     16      Bed Bath & Beyond                                                     51,584            1/1/13
     17      Datatrac Information                                                  40,600           5/30/08
     18      NAP
    18a      Midwest Urologic                                                       8,620            2/1/06
    18b      General Pump                                                          23,511            5/1/07
    18c      Remington Boots (subleasing 9,000 sf to Juliana)                      25,069           4/30/05
     19      Medafor                                                               18,468           11/30/08
     20      NRL Fed Credit Union                                                  21,052            1/1/11
-----------------------------------------------------------------------------------------------------------------------
     21      NAP
     22      Charles Dunn Company                                                  25,420           12/1/08
     23      NAP
     24      US Home Corporation                                                   13,208           3/31/09
     25      Signalscape                                                           11,009            9/1/04
-----------------------------------------------------------------------------------------------------------------------
     26      Fort Sutter Surgery Center                                            10,592            9/1/06
     27      Ace Hardware                                                          16,480            2/1/14
     28      NAP
     29      Micro Electronics, Inc.                                               13,020           5/20/05
     30      NAP
-----------------------------------------------------------------------------------------------------------------------
     31      NAP
     32      NAP
     33      Michael's                                                             20,400            2/1/12
     34      NAP
     35      NAP
-----------------------------------------------------------------------------------------------------------------------
     36      Loan Cemter of California                                              8,033            4/1/08
     37      Cub Foods                                                             68,141           12/1/22
     38      CVS Revco #6198 (3)                                                   25,726           11/30/13
     39      NAP
     40      NAP
-----------------------------------------------------------------------------------------------------------------------
     41      NAP
     42      Family Dollar                                                          8,800            7/1/11
     43      Rand's Hallmark                                                        5,000            4/1/06
     44      NAP
     45      Big Lots                                                              26,691           1/31/06
-----------------------------------------------------------------------------------------------------------------------
     46      NAP
     47      NAP
     48      Hallmark                                                               4,050            2/1/08
     49      Buying Power                                                          13,701           3/31/13
     50      NAP
-----------------------------------------------------------------------------------------------------------------------
     51      Gaw Van Male, Smith, et al. (attorneys)                                8,621            1/1/13
     52      Ultimate Electronics                                                  23,812            3/1/18
     53      Blockbuster Video                                                      4,050            9/1/13
     54      Sam's St. Johns Seafood                                                3,500           2/28/09
     55      NAP
-----------------------------------------------------------------------------------------------------------------------
     56      Exit Realty Specialists                                                4,886           9/30/08
     57      NAP
     58      NAP
     59      NAP
     60      NAP
-----------------------------------------------------------------------------------------------------------------------
     61      Sears Home Improvement Products                                       10,282           2/14/08
     62      NAP
     63      NAP
     64      Provider Services Inc.                                                 5,276           11/1/05
     65      NAP
-----------------------------------------------------------------------------------------------------------------------
     66      Simpson Race Products                                                  4,860           12/31/05
     67      NAP

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                                                                                              THIRD            THIRD
  CONTROL                              THIRD                                              LARGEST TENANT   LARGEST TENANT
   NUMBER                          LARGEST TENANT                                             SQ FT       LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
     1       Foodlife/Mighty Nice Grill                                                        23,237           4/30/08
     2       Barnes & Noble Booksellers                                                        40,472           2/1/12
     3       Zurich Amer. Invest                                                               34,406           8/1/12
     4       NAP
     4a      Stein Mart                                                                        36,000          11/30/11
     4b      Bed Bath & Beyond                                                                 34,690           1/31/11
     4c      Bed Bath & Beyond                                                                 30,405           1/31/12
     4d      Borders                                                                           25,000          11/30/18
     4e      Goody's                                                                           27,000          12/31/07
     4f      Hancock Fabrics                                                                   13,000           2/28/10
     4g      Fashion Bug                                                                        9,350           1/31/05
     4h      Pearle Vision                                                                      3,000           1/31/06
     4i      Fashion Avenue                                                                    20,000           6/30/05
     4j      Walgreens                                                                         11,165           3/31/29
     5       EM Warburg Pincus & Co., Inc.                                                    111,545          10/31/09
----------------------------------------------------------------------------------------------------------------------------------
     6       Carfax                                                                            37,038           11/1/06
     7       NAP
     8       NAP
     8a      NAP
     8b      NAP
     8c      NAP
     8d      NAP
     8e      NAP
     8f      NAP
     8g      NAP
     8h      NAP
     8i      Applied Technologies                                                               9,600           1/31/09
     8j      NAP
     8k      NAP
     8l      Lisa's Tuxedos Inc.                                                                4,000           4/30/05
     8m      NAP
     8n      NAP
----------------------------------------------------------------------------------------------------------------------------------
     9       NAP
     9a      Sieman's Building Technologies                                                     6,566           9/30/08
     9b      NAP
     9c      NAP
     9d      Copy World of Long Island Inc.                                                     6,543           8/31/04
     9e      Symbol Technologies Inc.                                                          11,362           8/31/04
     9f      NAP
     9g      NAP
     9h      NAP
     9i      NAP
     9j      NAP
     9k      NAP
     9l      NAP
     9m      NAP
     9n      NAP
     9o      NAP
     10      Irwin's Hallmark                                                                   6,000           3/31/06
----------------------------------------------------------------------------------------------------------------------------------
     11      York Simpson Underwood                                                             4,326           4/1/10
     12      Hancock Fabrics                                                                    9,000           8/1/07
     13      NAP
     14      NAP
     15      SMR&H                                                                             20,965           8/1/07
----------------------------------------------------------------------------------------------------------------------------------
     16      Ross Stores                                                                       30,187           1/1/14
     17      Ford Motor Company                                                                40,594           5/30/05
     18      NAP
    18a      Mobility Group                                                                     8,352           3/1/06
    18b      Allstate Air Cargo (Sub-lease to GP Companies for remainder of term)              18,921           6/30/06
    18c      Hanson Building Products                                                          23,247           3/1/09
     19      US Bancorp-Piper Jaffray, Inc.                                                    14,247           7/31/05
     20      Weaver Associates                                                                  7,792           9/30/11
----------------------------------------------------------------------------------------------------------------------------------
     21      NAP
     22      Gerald J. Sullivan                                                                17,796           11/1/07
     23      NAP
     24      Ophthalmic Associates, LLP                                                        12,248           6/30/12
     25      Ciber                                                                              9,913           6/1/09
----------------------------------------------------------------------------------------------------------------------------------
     26      Sutter Health                                                                      9,736           7/1/06
     27      Big 5 Sports                                                                      10,026           2/1/16
     28      NAP
     29      Tuesday Morning Gifts 153                                                          8,797           1/15/06
     30      NAP
----------------------------------------------------------------------------------------------------------------------------------
     31      NAP
     32      NAP
     33      Old Navy                                                                          19,975           4/1/07
     34      NAP
     35      NAP
----------------------------------------------------------------------------------------------------------------------------------
     36      Balfour Beatty Construction                                                        4,816           12/1/07
     37      Dollar Tree                                                                       13,039           10/1/08
     38      Family Dollar Stores #3890                                                        10,577          12/31/07
     39      NAP
     40      NAP
----------------------------------------------------------------------------------------------------------------------------------
     41      NAP
     42      Texas T-Bone Restaurant                                                            8,023           5/1/14
     43      Tanning Salon                                                                      3,000           2/1/06
     44      NAP
     45      Kimbrells                                                                         24,928           7/31/08
----------------------------------------------------------------------------------------------------------------------------------
     46      NAP
     47      NAP
     48      E.J.'s Neighborhood Pizzeria                                                       3,000           11/1/12
     49      Retrieval Masters Creditors Bureau                                                13,000           7/31/05
     50      NAP
----------------------------------------------------------------------------------------------------------------------------------
     51      GSA- Social Security Administration                                                4,945           1/1/08
     52      Famous Footwear                                                                   10,000           11/1/11
     53      Taco Bell (ground lease)                                                           3,200           10/1/23
     54      Pronto Pizza                                                                       2,100           4/30/09
     55      NAP
----------------------------------------------------------------------------------------------------------------------------------
     56      DHM Dental Health Group                                                            2,229          12/31/08
     57      NAP
     58      NAP
     59      NAP
     60      NAP
----------------------------------------------------------------------------------------------------------------------------------
     61      G.E.Richards Graphic Supply of VA                                                 10,000           2/28/06
     62      NAP
     63      NAP
     64      Auralog                                                                            4,800           11/1/05
     65      NAP
----------------------------------------------------------------------------------------------------------------------------------
     66      Scott Baldwin                                                                      3,240           12/3/06
     67      NAP

(1) Open Period is inclusive of the Maturity Date
(2) Based on the "Stabilized" Appraised Value of $79,000,000.
(3) CVS is a dark tenant and is scheduled to pay rent through 11/30/13.

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

  CONTROL   LOAN
  NUMBER    NUMBER         PROPERTY NAME                            STREET ADDRESS
----------------------------------------------------------------------------------------------------------
    14      09-0001867     Arden Villas Apartments                  3303 Arden Villas Boulevard
    21      09-0001842     Courtney Springs Apartments              440 Courtney Springs Circle
    23      09-0001725     Hudson Pointe Apartments                 11901 4th Street North
    30      09-0001824     Hidden Oak Estates- Phase II             8331 82nd Street
    31      09-0001886     Rose Garden Apartments                   11700 Bissonnet Road
----------------------------------------------------------------------------------------------------------
    32      09-0001889     Rosewood Place Apartments                5505 Pine Street
    34      09-0001764     Amesbury Plaza and Townhomes             5020 & 5025 Amesbury Drive
    35      09-0001840     Diamond Ridge Apartments                 6525 Glenview Drive
    39      09-0001804     Saddlewood Apartments                    2554 Northeast Loop 410
    40      09-0001885     Tradewinds Apartments                    11303 South Wilcrest Drive
----------------------------------------------------------------------------------------------------------
    41      09-0001887     Wilshire Park Apartments                 2686 Murworth Drive
    44      09-0001854     South Point Apartments                   3201 Myra Street
    46      09-0001860     Sunrise Creek Apartments                 8315-8317 Sunrise Boulevard
    47      09-0001757     Riverwoods Apartments                    7816 Six Forks Road
    50      09-0001748     Copper Chase Apartments                  2041 Southgate Road
----------------------------------------------------------------------------------------------------------
    55      09-0001794     Ashwaubenon Estates Apartments           2981-2995 Holmgren Way
    58      09-0001888     Braeshill Apartments                     5900 North Braeswood
    59      09-0001830     Berkshire Square                         7950 Cliffbrook Drive
    60      09-0001879     Palm Hills Apartments                    4770 East Owens Avenue
    62      09-0001793     The Howard Apartments                    1701 Velp Avenue
----------------------------------------------------------------------------------------------------------
    63      6104991        Parkway Apartments                       1600 Southwest Parkway
    65      09-0001792     Village Park Apartments                  926-936 Pilgrim Way
    67      09-0001803     Carmel Cove Apartments                   6500 West Lake Mead Boulevard

 CONTROL
  NUMBER             CITY                COUNTY            STATE        ZIP CODE     PROPERTY TYPE
------------------------------------------------------------------------------------------------------
    14      Orlando                 Orange            Florida             32817       Multifamily
    21      Winter Springs          Seminole          Florida             32708       Multifamily
    23      St. Petersburg          Pinellas          Florida             33716       Multifamily
    30      Pleasant Prairie        Kenosha           Wisconsin           53158       Multifamily
    31      Houston                 Harris            Texas               77099       Multifamily
------------------------------------------------------------------------------------------------------
    32      Houston                 Harris            Texas               77081       Multifamily
    34      Dallas                  Dallas            Texas               75206       Multifamily
    35      North Richland Hills    Tarrant           Texas               76180       Multifamily
    39      San Antonio             Bexar             Texas               78217       Multifamily
    40      Houston                 Harris            Texas               77099       Multifamily
------------------------------------------------------------------------------------------------------
    41      Houston                 Harris            Texas               77054       Multifamily
    44      Durham                  Durham            North Carolina      27707       Multifamily
    46      Citrus Heights          Sacramento        California          95610       Multifamily
    47      Raleigh                 Wake              North Carolina      27615       Multifamily
    50      Colorado Springs        El Paso           Colorado            80906       Multifamily
------------------------------------------------------------------------------------------------------
    55      Ashwaubenon             Brown             Wisconsin           54304       Multifamily
    58      Houston                 Harris            Texas               77074       Multifamily
    59      Dallas                  Dallas            Texas               75254       Multifamily
    60      Las Vegas               Clark             Nevada              89110       Multifamily
    62      Howard                  Brown             Wisconsin           54303       Multifamily
------------------------------------------------------------------------------------------------------
    63      College Station         Brazos County     Texas               77840       Multifamily
    65      Ashwaubenon             Brown             Wisconsin           54304       Multifamily
    67      Las Vegas               Clark             Nevada              89108       Multifamily

                                     INITIAL                                                  STUDIOS
  CONTROL     INITIAL POOL        POOL BALANCE                                                    AVG RENT
  NUMBER      BALANCE ($)      PER UNIT OR PAD ($)       UTILITIES PAID BY TENANT      # UNITS   PER MO. ($)
--------------------------------------------------------------------------------------------------------------
    14            23,000,000         68,452          Electricity/Water/Sewer                 48           567
    21            16,000,000         63,492          Electricity/Gas/Water/Sewer              0             0
    23            15,125,000         48,478          Electricity/Gas/Water/Sewer             48           610
    30             9,400,000         65,278          Electricity/Gas                          0             0
    31             7,985,000         25,758          Electricity/Gas/Water/Sewer             64           425
--------------------------------------------------------------------------------------------------------------
    32             1,200,000         25,000          Electricity/Gas/Water/Sewer              0             0
    34             8,600,000         38,222          Electricity/Gas/Water/Sewer              0             0
    35             8,550,000         33,398          Electricity/Water/Sewer                  0             0
    39             8,320,000         29,504          Electricity/Water/Sewer                  2           523
    40             7,780,000         35,045          Electricity/Gas/Water/Sewer              0             0
--------------------------------------------------------------------------------------------------------------
    41             7,600,000         41,304          Electricity/Gas/Water/Sewer              0             0
    44             7,100,000         39,444          Electricity                              0             0
    46             6,750,000         62,500          Electricity/Gas                          0             0
    47             6,700,000         38,506          Electricity                              0             0
    50             6,000,000         40,000          Electricity/Gas/Water/Sewer              0             0
--------------------------------------------------------------------------------------------------------------
    55             5,140,000         40,156          Electricity                              0             0
    58             4,310,000         28,543          Electricity/Gas/Water/Sewer              0             0
    59             4,050,000         32,661          Electricity/Water/Sewer                  0             0
    60             3,575,000         31,920          Electricity                              0             0
    62             3,017,000         41,903          Electricity                              0             0
--------------------------------------------------------------------------------------------------------------
    63             2,990,660         18,016          Electricity/Gas/Water/Sewer              0             0
    65             2,755,000         40,515          Electricity                              0             0
    67             2,500,000         41,667          Electricity/Gas                          0             0

                   1 BEDROOM               2 BEDROOM               3 BEDROOM
  CONTROL               AVG RENT                AVG RENT                AVG RENT
  NUMBER     # UNITS   PER MO. ($)   # UNITS   PER MO. ($)   # UNITS   PER MO. ($)
------------------------------------------------------------------------------------
    14             60           759       168           930        60         1,227
    21             80           813       132           940        40         1,104
    23            144           700       120           950         0             0
    30             24           805        48           905        72         1,067
    31            134           515       112           640         0             0
------------------------------------------------------------------------------------
    32             32           445        16           575         0             0
    34             38           659       184           777         3         1,052
    35            128           601       128           753         0             0
    39            120           599       112           708        48           864
    40             72           475        86           632        64           741
------------------------------------------------------------------------------------
    41            128           610        56           805         0             0
    44             60           540       100           631        20           819
    46             44           750        64           978         0             0
    47             94           665        80           795         0             0
    50             24           570        46           630        80           745
------------------------------------------------------------------------------------
    55             64           505        64           598         0             0
    58             87           475        64           613         0             0
    59             60           595        30           721        34           844
    60             32           502        72           579         8           762
    62             36           495        36           579         0             0
------------------------------------------------------------------------------------
    63             42           486        78           664        46           874
    65             32           515        36           590         0             0
    67              0             0        28           814        32           921

                   4 BEDROOM              5 BEDROOM           NUMBER
  CONTROL               AVG RENT               AVG RENT         OF
  NUMBER     # UNITS   PER MO. ($)   #UNITS   PER MO. ($)   ELEVATORS
------------------------------------------------------------------------
    14              0             0        0             0            1
    21              0             0        0             0            0
    23              0             0        0             0            0
    30              0             0        0             0            4
    31              0             0        0             0            0
------------------------------------------------------------------------
    32              0             0        0             0            0
    34              0             0        0             0            0
    35              0             0        0             0            0
    39              0             0        0             0            0
    40              0             0        0             0            0
------------------------------------------------------------------------
    41              0             0        0             0            0
    44              0             0        0             0            0
    46              0             0        0             0            0
    47              0             0        0             0            0
    50              0             0        0             0            0
------------------------------------------------------------------------
    55              0             0        0             0            0
    58              0             0        0             0            0
    59              0             0        0             0            0
    60              0             0        0             0            0
    62              0             0        0             0            0
------------------------------------------------------------------------
    63              0             0        0             0            0
    65              0             0        0             0            0
    67              0             0        0             0            0

                                    ANNEX D
                        REPRESENTATIONS AND WARRANTIES

     Each Loan Seller will generally represent and warrant, among other things, with respect to each Mortgage Loan it sells to the Depositor, as of the date specified below or, if no such date is specified, as of the Closing Date, subject to the exceptions specified in the related Mortgage Loan sale agreement, that:

     (1) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the schedule of information with respect to the Mortgage Loans to the Pooling Agreement was true and accurate in all material respects as of the Cut-Off Date and contains all of the information set forth in the definition of "Mortgage Loan Schedule" in the Pooling Agreement.

     (2) Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Depositor, the Loan Seller had good title to, and was the sole owner of, each Mortgage Loan.

     (3) Payment Record. Such Mortgage Loan was not as of the Cut-Off Date for such Mortgage Loan, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (4) Lien; Valid Assignment. The mortgage related to and delivered in connection with each Mortgage Loan constitutes an enforceable, valid and, subject to certain permitted encumbrances, first priority lien on the related mortgaged property. The related assignment of the mortgage for each Mortgage Loan (other than a Non-Serviced Mortgage Loan which has been assigned to the Other Trustee), executed and delivered in favor of the Trustee, validly and effectively convey the assignor's interest in the Mortgage Loan and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 11 below, enforceable assignment of such mortgage from the relevant assignor to the Trustee.

     (5) Mortgage Status; Waivers and Modifications. The terms of the Mortgage Loan have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect except as set forth in related file of mortgage loan documents required to be delivered under the Pooling Agreement.

     (6) Condition of Property; Condemnation. To the Loan Seller's actual knowledge, (i) in reliance on engineering assessments, the related Mortgaged Property is in good repair or escrow has been established and (ii) no condemnation proceeding is pending.

     (7) Title Insurance. The lien of each mortgage securing a Mortgage Loan is insured by a lender's title insurance policy insuring that the related mortgage is a valid first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances.

     (8) No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion of the proceeds are being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     (9) Mortgage Provisions. The promissory note, mortgage (along with any security agreement and UCC financing statement) and assignment of leases for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 11 below, enforceable provisions for commercial Mortgage Loans.

     (10) Trustee under Deed of Trust. If the mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either (i) been properly designated, has accepted such designation and currently so serves or (ii) may be substituted in accordance with the mortgage and applicable law, and
          (b) no fees or expenses are payable to such trustee by the Loan Seller, the Depositor or any transferee of the Mortgage Loan except in connection with a trustee's sale after default by the related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     (11) Loan Document Status. Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker of the Mortgage Loan (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law. There is no right of rescission, valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     (12) Insurance. Each Mortgaged Property is covered by insurance policies providing coverage against certain damages or losses.

     (13) Borrower Bankruptcy. To the Loan Seller's knowledge, no borrower under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     (14) Local Law Compliance. To the Loan Seller's knowledge, based upon due diligence considered reasonable by prudent commercial mortgage lenders, the related Mortgaged Property is in material compliance with applicable local law.

     (15) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a), but without regard to the rule in Treasury Regulations Sections 1.860G-2(f)(2), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without regard to Section 856(e)(4) of the Code).

     (16) Legal Proceedings. To the Loan Seller's knowledge, as of origination of the Mortgage Loan, there were no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the borrower (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations under the applicable guaranty.

     (17) Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     (18) Inspection. The Loan Seller, an affiliate of the Loan Seller, or a correspondent in the conduit funding program of the Loan Seller, inspected, or caused the inspection of, each Mortgaged Property within twelve (12) months of the Closing Date.

     (19) No Material Default. Other than payments due but not yet 30 days or more past due, to the Loan Seller's knowledge there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Loan Seller in the mortgage loan sale agreement.

     (20) Due-on-Sale. The mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related borrower, is transferred or sold, subject to certain exceptions.

     (21) Single Purpose Entity. The borrower of a Mortgage Loan with an original principal balance over $10,000,000 was, as of the origination of the Mortgage Loan, a single-purpose entity.

     (22) Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

     (23) Servicing. The servicing and collection practices used with respect to the Mortgage Loan have complied with applicable law and the servicing standard set forth in the Pooling Agreement.

     (24) Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Loan Seller obtained an appraisal of the related Mortgaged Property.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                        $826,459,000 (APPROXIMATE BALANCE)         APRIL 6, 2004
                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------


                                APPROXIMATE      EXPECTED CREDIT         EXPECTED          EXPECTED
          EXPECTED RATING      FACE/NOTIONAL        SUPPORT         WEIGHTED AVERAGE        PAYMENT
CLASS     FITCH / MOODY'S       AMOUNT (MM)        (% OF UPB)       LIFE (YEARS) (A)       WINDOW (A)
------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
------------------------------------------------------------------------------------------------------
 A-1         AAA/Aaa              $410.6            13.750%              4.27           05/04 - 04/09
 A-2         AAA/Aaa               190.4            13.750%              6.46           04/09 - 11/10
 A -1A       AAA/Aaa               168.4            13.750%              4.62           05/04 - 04/09
 B           AA/Aa2                 20.0            11.500%              6.65           11/10 - 12/10
 C           AA-/Aa3                 7.8            10.625%              6.68           12/10 - 01/11
 D            A/A2                  16.7             8.750%              6.74           01/11 - 01/11
 E           A-/A3                  12.2             7.375%              6.74           01/11 - 01/11
-----------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (B)
-----------------------------------------------------------------------------------------------------
 X-1 (c)     AAA/Aaa               892.2                 NA
 X-2 (c)     AAA/Aaa               846.9                 NA
 F          BBB+/Baa1               13.3             5.875%
 G          BBB/Baa2                 7.8             5.000%
 H          BBB-/Baa3                7.8             4.125%
 J           BB+/Ba1                 5.5             3.500%
 K           BB/Ba2                  3.3             3.125%
 L          BB-/Ba3                  3.3             2.750%
 M           B+/B1                   4.4             2.250%
 N           B/B2                    3.3             1.875%
 O           B-/B3                   3.3             1.500%
 P            NR                    13.3             0.000%
            TOTAL SECURITIES:      $892.2
-----------------------------------------------------------------------------------------------------

(a)      Calculated at 0% CPR.
(b)      Not offered hereby.
(c)      Notional amount of interest-only class.

KEY FEATURES:
-------------
Lead Manager:          Goldman, Sachs & Co.

Co-Managers:           Banc of America Securities LLC
                       Greenwich Capital Markets, Inc.
                       Merrill Lynch & Co.
                       Wachovia Securities

Sellers/Originators:   Goldman Sachs Mortgage Company / Archon (76.8%)
                       Prudential Mortgage Capital Funding, LLC / Prudential
                       Mortgage Capital Company, LLC (or a wholly owned
                       subsidiary) (13.4%)
                       Greenwich Capital Financial Products, Inc.  (4.9%)
                       Commerzbank AG, New York Branch (3.1%)
                       Washington Mutual Bank, FA (1.8%)

Collateral:            67 Mortgage Loans ($892,264,316)

Master Servicer:       Wachovia Bank, National Association

Special Servicer:      Allied Capital Corporation

Trustee:               Wells Fargo Bank,  NA

Pricing:               April 6th 2004

Closing:               April 15th 2004

Cut-Off Date:          April 1st 2004

Distribution Date:     10th of each month, or following
                       business day (commencing May 10, 2004)

Payment Delay:         9 days

ERISA Eligible:        Classes A-1, A-2, B, C, D, and E are expected to be ERISA
                       eligible subject to certain conditions for eligibility.

Structure:             Sequential pay

Day Count:             30/360

Tax Treatment:         REMIC

Rated Final            October 2028

Distribution Date:

Clean up Call:         1.0%

Minimum Denominations: Publicly Offered Classes: $10,000 & $1

Delivery:              DTC for publicly offered classes
--------------------------------------------------------------------------------
COLLATERAL FACTS (A):
---------------------
Cut-Off Date Loan Principal Balance:                                $892,264,316
Number of Mortgage Loans / Properties:                                  67 / 105
Average Mortgage Loan Cut-Off Date Balance:                          $13,317,378
Weighted Average Current Mortgage Rate:                                   5.019%
Weighted Average Loan U/W DSCR (b):                                        2.05x
Weighted Average Loan Cut-Off Date LTV Ratio (b):                         67.64%
Weighted Average Remaining Term to Maturity date (months):                    63
Weighted Average Remaining Amortization Term (months) (c):                   338
Prepayment Lockout / Defeasance as % of Total:                             82.4%
Balloon Loans as % of Total:                                              100.0%
Single Largest Asset as % of Total:                                         6.3%
Five Largest Assets as % of Total:                                         28.4%
Ten Largest Assets as % of Total:                                          44.8%

(a) Three (3) mortgage loans representing approximately 16.7% of the total pool are structured as pari passu companion loans. All LTV and DSCR numbers are based on the combined pari passu notes, unless otherwise noted.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.
(c)  Excludes all full-term interest-only loans.

TEN LARGEST LOANS:
------------------
                        CUT-OFF DATE   % BY LOAN           UW
LOAN                      BALANCE       POOL UPB  LTV     DSCR   PROPERTY TYPE
-------------------------------------------------------------------------------
Water Tower Place (a)   $56,039,776      6.3%    55.66%   1.99x  Anchored Retail
Foothills Mall           54,750,000      6.1     75.37    1.90   Anchored Retail
One Briarlake Plaza      50,000,000      5.6     67.57    2.12   Office
DDR Portfolio (a)        48,915,252      5.5     58.98    2.20   Anchored Retail
237 Park Avenue          44,000,000      4.9     64.78    1.52   Office
Willow Wood III & IV     40,000,000      4.5     74.07    2.67   Office
Hyatt Regency Dearborn   32,500,000      3.6     46.43    1.64   Hotel
Rechler Industrial       26,593,085      3.0     61.62    1.75   Industrial
Portfolio II (7-year)
Rechler Industrial       23,697,944      2.7     62.02    1.88   Industrial
Portfolio I (5-year)
StoneRidge Plaza         23,626,670      2.6     66.18    1.65   Anchored Retail
                         ----------      ---     -----    ----
  TOTAL/WTD. AVG.      $400,122,727     44.8%    63.74%   1.96x
--------------------------------------------------------------------------------
(a) These loans are shadow rated investment grade by Fitch and Moody's.

SELECTED LOAN DATA:
-------------------
                             NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
                             MORTGAGED        --------------------------------
GEOGRAPHIC DISTRIBUTION     PROPERTIES       (MM)    % BY UPB   WTD. AVG. UWDSCR
--------------------------------------------------------------------------------
Texas                           12         $118.0      13.2%         1.95x
New York                        31          100.7      11.3          1.69
California (a)                   9           91.2      10.2          2.17
Arizona                          4           78.4       8.8          1.99
Illinois                         3           67.9       7.6          2.07
Florida                          6           66.8       7.5          2.00
Virginia                         3           63.0       7.1          2.50
North Carolina                   7           57.7       6.5          2.34
Ohio                             4           46.9       5.3          1.66
Minnesota                        7           42.5       4.8          2.45
Other (b)                       19          159.2      17.8          2.01
                                --          -----      ----          ----
  TOTAL / WTD. AVG             105         $892.3     100.0%         2.05x
--------------------------------------------------------------------------------
(a) Five (5) properties for a total of $40.3 million (4.5% UPB) are located in northern California and four (4) properties for a total of $51.0 million (5.7%
UPB) are located in southern California.

(b) Includes 11 states.

                             NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
                             MORTGAGED        --------------------------------
GEOGRAPHIC DISTRIBUTION     PROPERTIES       (MM)    % BY UPB   WTD. AVG. UWDSCR
--------------------------------------------------------------------------------
Anchored Retail                 30         $327.2      36.7%         2.18x
Office                          13         274.8       30.8          2.11
Multifamily                     23         168.4       18.9          1.87
Industrial                      37          84.9       9.5           1.85
Hotel                            1          32.5       3.6           1.64
Self-Storage                     1           4.4       0.5           1.45
                                 -           ---       ---           ----
  TOTAL / WTD. AVG             105        $892.3     100.0%          2.05x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------

COLLATERAL FACTS                                          LOAN GROUP 1 (a)           LOAN GROUP 2 (b)          AGGREGATE POOL
--------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Loan Principal Balance:                          $723,816,656               $168,447,660            $892,264,316
--------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties:                             44 / 82                    23 / 23                67 / 105
--------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                    $16,450,379                 $7,323,811             $13,317,378
--------------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                             5.064%                     4.826%                  5.019%
--------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                      2.09x                      1.87x                   2.05x
--------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                       65.59%                     76.43%                  67.64%
--------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity Date (months):             65                         56                      63
--------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term (months):                 338                        357                     338
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total:                                  80.5%                      90.4%                   82.4%
--------------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                        100%                       100%                    100%
--------------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                                   7.7%                      13.7%                    6.3%
--------------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                                   35.1%                      42.8%                   28.4%
--------------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                                    55.3%                      66.7%                   44.8%
--------------------------------------------------------------------------------------------------------------------------------

(a)      Loan Group 1 includes 44 non-multifamily loans.
(b)      Loan Group 2  contains 23 multifamily loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of 44 loans. Loan Group 2 is comprised of 23 loans. All payments received will be allocated either to Loan Group 1 or Loan Group 2.

o Generally, the interest from the Available Distribution Amount related to Loan Group 1 will be used to pay interest to A-1 and A-2, pro rata, until paid in full. Generally, the interest from the Available Distribution Amount related to Loan Group 2 will be used to pay interest to the A-1A, until paid in full. Generally, any remaining Available Distribution Amount will be used to pay interest to X-1 and X-2, pro rata, until paid in full.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to A-1 and A-2 in that order, until paid in full, then to pay principal to A-1A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to A-1A until paid in full, then to pay principal to A-1 and A-2 in that order, until paid in full.

o After A-1, A-2, A-1A, X-1 and X-2 are paid all amounts to which they are entitled, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after A-1, A-2 and A-1A are paid in full, principal sequentially to B, C, D, E, F, G, H, J, K, L, M, N, O and P.

o Each other class will be subordinate to the Class A-1, A-2, A-1A, X-1 and X-2 certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-1A, X-1 and X-2 certificates will be of equal priority.

o     All classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1, A-2 and A-1A certificates regardless of Loan Group.

o The Master Servicer will cover prepayment interest shortfalls on the loans (other than specially serviced loans) up to a specified portion of the master servicing fee. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, X-2 certificates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificate then entitled to principal distributions and the Class X-1 certificate as follows:

     o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the certificates then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction the numerator of which is the amount of principal distributed to such class that was collected from the same loan group as the prepayment premium, and the denominator of which is the total amount of principal collected from the same loan group as the prepayment premium and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the class of certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the mortgage rate of the related mortgage loan over the discount rate.

        ------------------------------------------------------------------------

           Prepayment                   (Pass-Through Rate - Discount Rate)
           Premium Allocation       =  ---------------------------------------
           Percentage                   (Mortgage Rate - Discount Rate)

        ------------------------------------------------------------------------

     o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

     o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificate then entitled to principal distributions relative to the class X-1 certificate as discount rates decrease and a decrease in the allocation to such classes as discount rates rise.

     Allocation of Prepayment Premiums Example
     -----------------------------------------

        Discount Rate Fraction Methodology:
        Mortgage Rate                                    =  6%
        Pass-Through Rate                                =  5%
        Treasury Rate (or Applicable Discount Rate)      =  4%
        % of Principal Distributed to Class              =  100%

     BOND CLASS ALLOCATION                               CLASS X-1 ALLOCATION
     ---------------------------------------------------------------------------
     5% - 4% x 100%    =  50%             Receives excess premiums = 50% thereof
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                        MAY          MAY          MAY          MAY          MAY          MAY          MAY           MAY
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       86.39%       81.00%       61.94%       65.51%       62.40%         0.00%
> of YM or 1%                      0.00%        0.00%       13.61%       17.18%       19.20%       34.49%        9.91%         0.00%
Open                               0.00%        0.00%        0.00%        1.82%       18.87%        0.00%       27.69%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%         0.00%
  Balance of Mortgage Loans
            ($mm)                 892.26       887.91       883.32       878.26       758.80       313.18       309.90          0.00
% OF CUT-OFF BALANCE             100.00%       99.51%       99.00%       98.43%       85.04%       35.10%       34.73%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
                                  LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                        MAY          MAY          MAY          MAY          MAY          MAY          MAY           MAY
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       85.45%       78.78%       57.09%       65.51%       62.40%         0.00%
> of YM or 1%                      0.00%        0.00%       14.55%       18.97%       22.79%       34.49%        9.91%         0.00%
Open                               0.00%        0.00%        0.00%        2.25%       20.12%        0.00%       27.69%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%         0.00%
  Balance of Mortgage Loans
            ($mm)                 723.82       719.50       714.95       709.93       605.65       313.18       309.90          0.00
% OF CUT-OFF BALANCE             100.00%       99.40%       98.78%       98.08%       83.67%       43.27%       42.81%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
                                  LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                        MAY          MAY          MAY          MAY          MAY          MAY          MAY           MAY
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       90.36%       90.36%       81.11%        0.00%        0.00%         0.00%
> of YM or 1%                      0.00%        0.00%        9.64%        9.64%        4.98%        0.00%        0.00%         0.00%
Open                               0.00%        0.00%        0.00%        0.00%       13.91%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%        0.00%        0.00%         0.00%
  Balance of Mortgage Loans
            ($mm)                 168.45       168.41       168.37       168.33       153.16         0.00         0.00          0.00
% OF CUT-OFF BALANCE             100.00%       99.98%       99.95%       99.93%       90.92%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
(a) Table calculated using modeling assumptions as described in the prospectus supplement.
(b)  Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
(PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                        Prepayment Assumptions (CPR)
                    0% CPR             25% CPR                50% CPR             75% CPR           100% CPR
--------------------------------------------------------------------------------------------------------------
A-1                   4.27               4.25                4.23                4.20               3.99
A-2                   6.46               6.44                6.41                6.37               6.15
A-1A                  4.62               4.61                4.59                4.57               4.37
B                     6.65               6.63                6.60                6.57               6.40
C                     6.68               6.65                6.65                6.62               6.44
D                     6.74               6.72                6.69                6.65               6.49
E                     6.74               6.74                6.74                6.72               6.49
--------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

NY    11.3%          MN     4.8%         TX    13.2%
PA     0.5%          WI     2.3%         CO     3.1%
MD     1.8%          MI     4.3%         AZ     8.8%
VA     7.1%          IL     7.6%         ID     1.0%
NC     6.5%          OH     5.3%         NV     2.4%
SC     0.4%                              CA(a) 10.2%
GA     0.6%
AL     1.0%
MS     0.4%
FL     7.5%


Anchored Retail     36.7%
Office              30.8%
Multifamily         18.9%
Industrial           9.5%
Hotel                3.6%
Self-Storage         0.5%

(a) Includes 5 properties located in northern California (4.5% of the total pool) and 4 properties located in southern California (5.7% of the total pool).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                                COLLATERAL DATA
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------

                                                                       PERCENTAGE OF
                           NUMBER OF                                AGGREGATE CUT-OFF
RANGE OF DSCR (X)       MORTGAGE LOANS      CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------
1.38 - 1.59                    9                101,638,731               11.4%
1.60 - 1.69                    4                 72,772,529                8.2
1.70 - 1.79                    6                 90,643,085               10.2
1.80 - 1.99                   16                206,024,720               23.1
2.00 - 2.19                   15                173,925,000               19.5
2.20 - 2.49                    7                132,040,252               14.8
2.50 - 2.99                    6                 84,495,000                9.5
3.00 - 3.39                    1                  7,425,000                0.8
3.40 - 3.44                    3                 23,300,000                2.6
                               -                 ----------                ---
  TOTAL                       67               $892,264,316              100.0%
--------------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
CUT-OFF DATE PRINCIPAL BALANCE ($)    MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
1,200,000 - 2,999,999                      6                $14,937,625               1.7%
3,000,000 - 4,999,999                      9                 35,870,908               4.0
5,000,000 - 6,999,999                     12                 72,944,356               8.2
7,000,000 - 9,999,999                     16                133,908,316              15.0
10,000,000 - 14,999,999                    5                 68,955,383               7.7
15,000,000 - 17,999,999                    5                 78,325,000               8.8
18,000,000 - 29,999,999                    7                161,117,700              18.1
30,000,000 - 56,039,776                    7                326,205,027              36.6
                                           -                -----------              ----
  TOTAL                                   67               $892,264,316             100.0%
-------------------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
AMORTIZATION TYPE                     MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
Interest Only                             51               $574,127,000              64.3%
Amortizing                                14                270,637,316              30.3
Interest Only, Then Amortizing             2                 47,500,000               5.3
                                           -                 ----------               ---
  TOTAL                                   67               $892,264,316             100.0%
--------------------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
LOCATION                              MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
Texas                                     12               $117,955,017              13.2%
New York                                  31                100,691,029              11.3
California (a)                             9                 91,237,824              10.2
Arizona                                    4                 78,350,000               8.8
Illinois                                   3                 67,883,684               7.6
Florida                                    6                 66,757,712               7.5
Virginia                                   3                 63,000,000               7.1
North Carolina                             7                 57,669,999               6.5
Ohio                                       4                 46,930,247               5.3
Minnesota                                  7                 42,545,000               4.8
Michigan                                   3                 38,076,339               4.3
Colorado                                   2                 28,000,000               3.1
Nevada                                     3                 21,030,383               2.4
Wisconsin                                  4                 20,312,000               2.3
Maryland                                   1                 16,000,000               1.8
Alabama                                    1                  9,359,118               1.0
Idaho                                      1                  8,641,694               1.0
Georgia                                    1                  5,600,000               0.6
Pennsylvania                               1                  4,300,000               0.5
Mississippi                                1                  3,978,440               0.4
South Carolina                             1                  3,945,830               0.4
                                           -                  ---------               ---
  TOTAL                                  105               $892,264,316             100.0%
-------------------------------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
RANGE OF LTV (%)                      MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
46.43 - 54.99                              9               $86,985,660                9.7%
55.00 - 59.99                              5               133,580,027               15.0
60.00 - 64.99                              4                96,791,029               10.8
65.00 - 69.99                              7               128,238,785               14.4
70.00 - 74.99                             19               189,693,083               21.3
75.00 - 79.99                             21               240,875,732               27.0
80.00 - 82.77                              2                16,100,000                1.8
                                           -                ----------                ---
  TOTAL                                   67              $892,264,316              100.0%
-------------------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)          MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
4.200% - 4.500%                           13                $176,840,252             19.8%
4.501% - 5.000%                           25                 282,721,776             31.7
5.001% - 5.500%                           18                 259,610,402             29.1
5.501% - 6.060%                           11                 173,091,887             19.4
                                          --                 -----------             ----
   TOTAL                                  67                $892,264,316            100.0%
--------------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
RANGE OF REMAINING                       NUMBER OF                              AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)              MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
Interest Only                             51                $574,127,000             64.3%
288 - 300                                  4                  88,426,125              9.9
325 - 359                                 10                 182,211,191             20.4
360 - 360                                  2                  47,500,000              5.3
                                           -                  ----------              ---
  TOTAL                                   67                $892,264,316            100.0%
--------------------------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO              NUMBER OF                              AGGREGATE CUT-OFF
MATURITY (MOS)                        MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
56 - 59                                    1                $48,915,252               5.5%
60 - 60                                   44                517,488,062              58.0
84 - 85                                   22                325,861,002              36.5
                                          --                -----------              ----
   TOTAL                                  67               $892,264,316             100.0%
--------------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
RANGE OF REMAINING TERMS TO             NUMBER OF                              AGGREGATE CUT-OFF
MATURITY (MOS)                        MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
47 - 55                                    24              $345,322,252              38.7%
56 - 60                                    21               221,081,062              24.8
70 - 80                                    11               223,247,628              25.0
81 - 84                                    11               102,613,375              11.5
                                           --               -----------              ----
   TOTAL                                   67              $892,264,316             100.0%
--------------------------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

                                                                                 PERCENTAGE OF
                                        NUMBER OF                              AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS                 MORTGAGE LOANS   CUT-OFF DATE BALANCE       DATE BALANCE
--------------------------------------------------------------------------------------------------
Defeasance                                 54               $735,100,408             82.4%
Greater of YM or 1% of UPB                 12                107,163,908             12.0
Yield Maintenance                           1                 50,000,000              5.6
                                           --                 ----------              ---
   TOTAL                                   67               $892,264,316            100.0%
--------------------------------------------------------------------------------------------------

(a) Includes 5 properties located in northern California (4.5% of the total pool) and 4 properties located in southern California (5.7% of the total pool).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Manager and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Manager and Co-Managers and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities and Banc of America Securities LLC are acting as co-managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                               -----------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               -----------------
No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.
                               -----------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.
                               -----------------
The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" on page 77 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.
                               -----------------
This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.
                               -----------------
March 26, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 81 in this prospectus.

     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                               -----------------

     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New York, NY 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 79 of this prospectus.

                               -----------------

                               TABLE OF CONTENTS

Risk Factors................................................................3
The Prospectus Supplement...................................................5
The Seller..................................................................7
Use of Proceeds.............................................................7
Description of the Certificates.............................................8
The Mortgage Pools.........................................................15
Servicing of the Mortgage Loans............................................19
Credit Enhancement.........................................................25
Swap Agreement.............................................................28
Yield Considerations.......................................................28
Certain Legal Aspects of the Mortgage Loans................................30
Federal Income Tax Consequences............................................46
Federal Income Tax Consequences for REMIC Certificates.....................47
State Tax Considerations...................................................73
Erisa Considerations.......................................................73
Legal Investment...........................................................75
Plan of Distribution.......................................................77
Incorporation of Certain Information By Reference..........................79
Legal Matters..............................................................80
Index of Defined Terms.....................................................81

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.


RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" "-- Certain Laws and Regulations," "-- Type of Mortgaged Property" and "-- Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.


YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.


LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.


VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

    o the prepayment provisions of the related mortgage notes;

    o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

    o In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. Such prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." We cannot assure you as to the effect of such prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of such mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of such mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in such shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

    o what proceedings are required for foreclosure;

    o whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

    o whether and to what extent recourse to the borrower is permitted; and

    o what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans.

Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may create delays and shortfalls in payments to certificateholders.


ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances such costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Risks."


RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of such termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.


                           THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

    o any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

    o whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

    o the identity of each class within such series;

    o the initial aggregate principal amount, the interest rate (or the method for determining such rate) and the authorized denominations of each class of offered certificates;

    o certain information concerning the mortgage loans relating to such series, including the principal amount, type and characteristics of such mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

    o the identity of the master servicer;

    o the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

    o the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

    o the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

    o the final scheduled distribution date of each class of offered certificates;

    o the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

    o the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

    o the extent of subordination of any subordinate certificates;

    o for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to such series were prepaid at various assumed rates;

    o the distribution dates for each class of offered certificates;

    o the representations and warranties to be made by us or another entity relating to the mortgage loans;

    o information with respect to the terms of the subordinate certificates or residual certificates, if any;

    o additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding such provider or counterparty;

    o additional information with respect to the plan of distribution;

    o whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company (the "Depository") or another depository;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in such trust fund, financial statements for such mortgaged properties as well as specific information with respect to such mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in such trust fund, selected financial information with respect to such mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

    o if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on such mortgaged properties;

    o if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in such jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

    o the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

    o whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.


                                  THE SELLER

     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.


     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for such series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in such Agreement.


     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the related prospectus supplement to acquire the mortgage loans relating to such series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                       DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered thereby and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.


GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for such series. The assets in the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

     (i) the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

     (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;

     (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans; and

     (iv) such other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. Such other assets, if any, will be described more fully in the related prospectus supplement.

----------
* Whenever in this Prospectus the term "certificates," "trust fund" and "mortgage pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

     If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of such series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

     (i) mortgage principal prepayment effects on the weighted average lives of such classes;

     (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

     (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in such prospectus supplement.

     If the certificates of a class are transferable only on the books of the Depository, no person acquiring such a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate except in the limited circumstances described in the related prospectus supplement. Instead, such certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the Depository, each beneficial owner's ownership of such a certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate for such book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of such certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such series maintained by the Trustee, by wire transfer or by such other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of such final distribution, or in such other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

     With respect to each series of certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which such losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.


ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

   (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

   (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

   (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

   (4) all proceeds from the liquidation of a mortgage loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

   (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

   (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

   (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

   (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for such expenses.

     The Special Servicer, if any, will be required to remit immediately to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things:

   (i) remit certain amounts for the related Distribution Date into the Distribution Account;

   (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

   (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

   (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

   (i) make remittances to the Collection Account as required by the Agreement;

   (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

   (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

     As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.


AMENDMENT

     The Agreement for each series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders:

     (i)        to cure any ambiguity;

     (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

     (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

     (iv) for such other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or such other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may, among other things:

   (b) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

   (c) reduce the aforesaid percentage of certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all certificates then outstanding;

   (d)        alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION

     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

   (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

   (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

   (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

   (iv)       mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

     (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

     (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

     (iii)      financial information relating to the underlying Mortgaged
                Properties;

     (iv)       information with respect to delinquent mortgage loans;

     (v)        information on mortgage loans which have been modified; and

     (vi)       information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, such reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. Such reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

     The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                              THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

     Mortgage loans will be of one or more of the following types:

      1.  mortgage loans with fixed interest rates;

      2.  mortgage loans with adjustable interest rates;

      3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

      4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

      5. mortgage loans that provide for recourse against only the Mortgaged Properties;

      6. mortgage loans that provide for recourse against the other assets of the related borrowers; and

      7. any other types of mortgage loans described in the related prospectus supplement.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer. Any such insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

      (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

      (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

      (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

      (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

      (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

      (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

      (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

      (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

      (ix)  the debt service coverage ratios relating to the mortgage loans;

      (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

      (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

      (xii) payment delinquencies, if any, relating to the mortgage loans. If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In such case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.


UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which such mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of such mortgage loans prior to their inclusion in the mortgage pool.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to such mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

     In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

      (i) the mortgage note, endorsed to the order of the Trustee without recourse;

      (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

      (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

      (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

      (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

      (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

      (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure such defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in such prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or such other party as specified in the related Agreement) in respect of such mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

     The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.


REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of such mortgage loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any such representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase such mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, such repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of such series for a breach of a representation or warranty by the Responsible Party or the Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will:

      (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

      (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;


      (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

      (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. Such other entity will generally have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller as more fully described in the prospectus supplement.


                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in such prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

        negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "-- Modifications, Waivers and Amendments" below;

        foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

        supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

     The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. Such sub-servicers may have other business relationships with the Seller and its affiliates.


SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of such mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer, or such other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such mortgage loan or the outstanding principal balance owing on such mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating such Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts" in this prospectus) and, except to the extent such income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without such consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to such additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made such other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.


EVIDENCE OF COMPLIANCE

     The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of the default, and, in the case of a series of certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

      (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

      (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

      (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of such failure has been given to the applicable party;

      (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;


      (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

      (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.


                              CREDIT ENHANCEMENT

GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest thereon only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement. In addition, if the Certificateholders of such series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.


CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates

(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.


RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of such series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in such amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Seller or such other person specified in the related prospectus supplement. Any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.


                                SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to such series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.


                             YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the amount and timing of any delinquencies and losses incurred by such class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, whereas delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments.


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

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts) for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "-- Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts. Under an Installment Contract the seller (referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.


RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "-- Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "-- Anti-Deficiency Legislation; Bankruptcy Laws" below.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.


RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.


ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the


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terms of the mortgage loan against the borrower's assets in addition to the
Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds


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

that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "-- Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension of the lease, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.



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

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of


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

substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some mortgage loans do require such fees, such fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such mortgage loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon norification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

     Forfeitures in Drug and RICO Proceedings

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion as part of the Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the


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

mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such mortgage loan is included in a given Trust Fund, the Master Servicer or, if such mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or such other party as indicated in the Agreement), on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "-- Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "-- Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made." If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if such mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to such classes and either an increase or decrease in the daily portions of original issue discount with respect to such classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of such class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and by reducing the adjusted issue price of such class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of such class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method " below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more such variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all mortgage loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "-- Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Holders of Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "-- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "-- Taxation of Regular Certificates -- Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such


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

affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the

Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "-- Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,
(iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

          (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

          (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under "-- Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations


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

provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All such expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code
Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "-- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Certificates."


                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i).

     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), Prepayment

Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

     Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
       Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          4. A certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code
       Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "-- Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "-- Standard Certificates -- Recharacterization of Servicing Fees" above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "-- Standard Certificates -- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Standard Certificates -- General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "-- Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in such computation.


     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. The application of such Code provisions to buy-down mortgage loans is uncertain. See "-- Standard Certificates -- Tax Status" above.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates such reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."


                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Seller, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to such assets, the Seller, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, such plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.


UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     The prospectus supplement for each series will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     A class or classes of certificates of a series will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include, among other things, certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     ACCORDINGLY, INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS, REGULATORY CAPITAL REQUIREMENTS OR REVIEW BY REGULATORY AUTHORITIES SHOULD CONSULT

WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THOSE INVESTORS AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO THOSE INVESTORS.


THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. (Sections) 225.61-225.67), national banks (12 C.F.R. (Sections)
34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered hereby, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, such information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular series of certificates.


                             PLAN OF DISTRIBUTION

     The certificates offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each such series of certificates will describe the method of offering of such series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

          2. By placements by the Seller with investors through dealers; and

          3. By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all such certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests in those mortgage loans, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, such classes directly, through one or more underwriters to be designated at the time of the offering of such certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to such certificates and the members of the underwriting syndicate, if any, will be named in such prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to such series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, the Seller, any affiliate of the Seller or any other person or persons specified in the prospectus supplement may purchase some or all of such certificates from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.


                      INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1300, 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC Level, New York, New York 10004 (phone:
212/902-1171), Attention: Prospectus Department.


                                 LEGAL MATTERS


     The validity of the certificates offered hereby and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                             INDEX OF DEFINED TERMS




               PAGE
 1
 1986 Act.............................49
 1998 Policy Statement................76
 A
 ADA..................................45
 Advances.............................22
 Agreement.............................8
 Appraisal Regulations................77
 B
 Balloon Payments.....................29
 Bankruptcy Code......................33
 beneficial owner......................9
 C
 CERCLA...............................35
 Certificateholders...................10
 Closing Date.........................16
 Code.................................46
 Code Plans...........................73
 Collection Account...................11
 Commission...........................14
 Cut-Off Date.........................11
 D
 Defective Mortgage Loans.............18
 Department...........................74
 Depository............................6
 Disqualified Organization............60
 Distribution Account.................11
 Distribution Date....................10
 E
 EDGAR................................14
 ERISA................................73
 ERISA Plans..........................73
 Event of Default.....................24
 Exchange Act.........................14
 F
 FASIT................................13
 FDIC.................................76
 Federal Reserve Board................76
 Financial Intermediary................9
 FIRREA...............................77
 FIRREA Appraisal.....................77
 Form 8-K.............................16
 Funding Note..........................9
 G
 Garn-St Germain Act..................41
 H
 Holders..............................10
 I
 Installment Contracts................15
 Insurance Proceeds...................11


               PAGE
 L
 Lender Liability Act.................36
 Letter of Credit Bank................26
 Letter of Credit Percentage..........27
 Liquidation Proceeds.................11
 M
 Master Servicer......................19
 Master Servicer Remittance Date......12
 Mortgage Loan File...................17
 Mortgage Loan Schedule...............17
 Mortgaged Property...................15
 Mortgages............................15
 N
 NCUA.............................44, 76
 Non-SMMEA Certificates...............75
 O
 OCC..................................76
 OID Regulations......................50
 Operating Advisor....................20
 OTS    76
 P
 Pass-Through Entity..................60
 Permitted Investments................13
 Plans................................73
 Prepayment Assumption................51
 Prepayment Premium...................12
 Property Protection Expenses.........12
 R
 Random Lot Certificates..............50
 Regular Certificateholder............49
 Regular Certificates.................47
 Regulations..........................74
 REMIC................................13
 REMIC Certificates...................47
 REMIC Pool...........................47
 REMIC Regulations....................46
 REO Account..........................12
 REO Property.........................11
 Repurchase Price.....................18
 Residual Certificateholders..........56
 Residual Certificates................47
 Responsible Party....................18
 S
 Securities Act........................7
 Seller................................7
 Senior Certificates..................26
 Service..............................49
 Servicing Fee........................22
 Simple Interest Loans................15
 SMMEA................................75

                   PAGE
 Special Servicer.....................19
 Specially Serviced Mortgage Loans....19
 Standard Certificateholder...........66
 Standard Certificates................66
 Startup Day..........................48
 Stripped Certificateholder...........71
 Stripped Certificates............66, 69
 Subordinate Certificates.............26
 Substitute Mortgage Loans............18


                   PAGE
 T
 Title V..............................43
 Title VIII...........................44
 Treasury.............................46
 Trust Fund............................8
 Trustee..............................14
 U
 Underwriter's Exemption..............74
 U.S. Person..........................61

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS04C1.xls". It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                             ----------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement
                                                                PAGE
                                                               ------
Table of Contents ..........................................     S-4
Summary of Prospectus Supplement ...........................     S-7
Risk Factors ...............................................    S-23
Description of the Mortgage Pool ...........................    S-55
Description of the Offered Certificates ....................    S-71
Yield, Prepayment and Maturity Considerations ..............    S-89
The Pooling Agreement ......................................    S-100
Use of Proceeds ............................................    S-130
Federal Income Tax Consequences ............................    S-130
State Tax Considerations ...................................    S-131
ERISA Considerations .......................................    S-132
Legal Investment ...........................................    S-134
Plan of Distribution .......................................    S-134
Legal Matters ..............................................    S-135
Ratings ....................................................    S-135
Index of Significant Definitions ...........................    S-137
Annex A--Mortgage Pool Information .........................     A-1
Annex B--Significant Loan Summaries ........................     B-1
Annex C--Certain Characteristics of the Mortgage
  Loans ....................................................     C-1
Annex D--Representations and Warranties ....................     D-1
Annex E--Structural and Collateral Term Sheet ..............     E-1

                                   Prospectus

Table of Contents ..........................................    2
Risk Factors ...............................................    3
The Prospectus Supplement ..................................    5
The Seller .................................................    7
Use of Proceeds ............................................    7
Description of the Certificates ............................    8
The Mortgage Pools .........................................   15
Servicing of the Mortgage Loans ............................   19
Credit Enhancement .........................................   25
Swap Agreement .............................................   28
Yield Considerations .......................................   28
Certain Legal Aspects of the Mortgage Loans ................   30
Federal Income Tax Consequences ............................   46
State Tax Considerations ...................................   73
ERISA Considerations .......................................   73
Legal Investment ...........................................   75
Plan of Distribution .......................................   77
Incorporation of Certain Information by Reference ..........   79
Legal Matters ..............................................   80
Index of Defined Terms .....................................   81

       Until July 14, 2004, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                  $826,459,000
                                  (APPROXIMATE)


                                   GS MORTGAGE
                            SECURITIES CORPORATION II
                                 (AS DEPOSITOR)


                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1



                   Class A-1 Certificates      $410,640,000
                   Class A-2 Certificates      $190,490,000
                   Class A-1A Certificates     $168,447,000
                   Class B Certificates        $ 20,076,000
                   Class C Certificates        $  7,808,000
                   Class D Certificates        $ 16,730,000
                   Class E Certificates        $ 12,268,000

                         -----------------------------
                    P R O S P E C T U S  S U P P L E M E N T
                         -----------------------------

                              GOLDMAN, SACHS & CO.
                              RBS GREENWICH CAPITAL
                         BANC OF AMERICA SECURITIES LLC
                               MERRILL LYNCH & CO.
                               WACHOVIA SECURITIES

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